As filed with the Securities and Exchange Commission on February 14, 2019

Registration No. 333-228387

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

To

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN BRIVISION (HOLDING) CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	5084	26-0014658
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

44370 Old Warm Springs Blvd.,

Fremont, CA 94538

(845) 291-1291

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Howard Doong

Chief Executive Officer

44370 Old Warm Springs Blvd.,

Fremont, CA 94538

(845) 291-1291- telephone

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jay Kaplowitz, Esq.	Louis Taubman, Esq.
David Manno, Esq.	Guillaume de Sampigny, Esq.
Huan Lou, Esq.	Hunter Taubman Fischer & Li LLC
Sichenzia Ross Ference LLP	1450 Broadway, 26th Floor
1185 Avenue of Americas, 37th Floor	New York, New York 10018
New York, NY 10036	(917) 512-0827- telephone
(212) 930-9700 – telephone
(212) 930-9725 – facsimile

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Shares of Series A Convertible Preferred Stock, $0.001 par value per share	—	$		$20,000,000	$2,424.00
Shares of Common Stock, par value $0.001 per share, issuable upon conversion of the Series A Convertible Preferred Stock (4) (5)			N/A	N/A	N/A
Underwriter Warrants (6)			N/A	N/A	N/A
Shares of Common Stock, par value $ .001 per share underlying Underwriter Warrants	—	$		$1,400,000	$169.68
Total Registration Fee					$2,593.68

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of Series A Convertible Preferred Stock which may become issuable to prevent dilution from stock splits, stock dividends and similar events.
(2)	Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, calculated on the basis of the proposed maximum aggregate offering price.
(3)	The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The registration fee has been paid.
(4)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(5)	No fee pursuant to Rule 457(i) under the Securities Act.
(6)	We have agreed to issue warrants, exercisable in whole or in part, commencing on the effective date of this registration statement and expiring on the five-year anniversary thereof, representing 7% of the number of shares of Common Stock convertible from the Series A Preferred Stock issued in the offering (the “Underwriter Warrants”) to Boustead Securities LLC (the “Underwriter”). The Underwriter Warrants are exercisable at a per share strike price equal to the lower of i) the Series A Convertible Preferred Stock public offering price, ii) the price per share paid by investors in the equity investment transaction, iii) the closing bid price of the Common Stock during any of the ten trading days preceding the issuance date of the Underwriter Warrants, or iv) the conversion price of the securities convertible into the Common Stock sold in an equity investment transaction. Resales of the Underwriter Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, are registered hereby. Resales of shares issuable upon exercise of the Underwriter Warrants are also being similarly registered on a delayed or continuous basis hereby. See “Underwriting.” In accordance with Rule 457(g) under the Securities Act, because the shares of the Underwriter’s Common Stock underlying the Underwriter Warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2019

PRELIMINARY PROSPECTUS

Minimum Offering: ______ Shares of Series A Convertible Preferred Stock

Convertible into ___ Shares of Common Stock

Maximum Offering: ______ Shares of Series A Convertible Preferred Stock

Convertible into ___ Shares of Common Stock

This is a “best efforts” public offering of securities of American BriVision (Holding) Corporation (referred to herein as “we”, “us”, “our”, “ABVC”, “Registrant”, or the “Company”). We are selling a minimum of ________ and a maximum of _______ shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) for an aggregate of $10,000,000 dollars at minimum and $20,000,000 dollars at maximum.

Subject to the laws of Nevada, we will pay cumulative dividends on the Series A Convertible Preferred Stock on each anniversary from the date of original issue for a period of four calendar years. We will reserve twenty percent (20%) of the fund raised from this offering (the “Dividend Reserve”) in an escrow account (the “Escrow Account”) maintained by ____ (the “Escrow Agent”) and distribute five percent (5%) of the Dividend Reserve in cash at each anniversary for four years to each holder of Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock will rank senior to our outstanding common stock, par value $0.001 (the “Common Stock”) with respect to dividend rights, rights upon liquidation, dissolution or winding up in the amount of accrued but unpaid dividend. Holders of the Series A Convertible Preferred Stock will have the same voting rights as our Common Stock holders. Each share of Series A Convertible Preferred Stock is initially convertible at any time at the option of the holder into one share of Common Stock and automatically converts into one share of Common Stock on its four-year anniversary of issuance.

Our common stock is quoted on the OTC Markets under the symbol “ABVC.” On January 29, 2019, the last reported sale price per share of our Common Stock was $1.50. We intend to list both our Common Stock and Series A Convertible Preferred Stock on the Nasdaq Stock Market (“Nasdaq”). The Common Stock will be traded under the same symbol and the Series A Convertible Preferred Stock will be traded under the symbol of “___”, subject to Nasdaq approval. Currently there is no established public trading market for either our Common Stock or Series A Convertible Preferred Stock and the prices quoted on the OTCQB may not be indicative of the market price of our Common Stock or Series A Convertible Preferred Stock on Nasdaq. If the application to Nasdaq is approved, trading of our Common Stock and Series A Convertible Preferred Stock is expected to begin within five (5) days after the date of issuance of the Series A Convertible Preferred Stock registered herein. We cannot assure you that either of our application to list the Common Stock or Series A Convertible Preferred Stock will be approved; however, we will not complete this offering without a listing approval letter of our Series A Convertible Preferred Stock from Nasdaq.

Boustead Securities, LLC (“Boustead” or the “Underwriter”) has agreed to act as our exclusive underwriter to offer shares of Series A Convertible Preferred Stock to prospective investors on a best efforts basis. The Underwriter is not purchasing any shares of Series A Convertible Preferred Stock offered by us and is required to sell at least $10,000,000 of Series A Convertible Preferred Stock in the offering for this offering to close. In connection with the sale of the Series A Convertible Preferred Stock, Boustead will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Boustead will be deemed to be underwriting commissions.

The offering will terminate at the earlier of (i) the date at which $20,000,000 of Series A Convertible Preferred Stock has been sold; (ii) the date on which this offering is terminated by the Company in its sole discretion; or (iii) one hundred and eighty (180) days from the effectiveness of this Registration Statement. Until the offering terminates, the proceeds of the offering will be held in the offering deposit account (“Offering Deposit Account”) and FinTech Clearing, LLC will serve as the Deposit Account Agent.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”, carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk.  See “Risk Factors” on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Number of Shares of Series A Convertible Preferred Stock Offered by Us	Public Offering Price per Share	Total Initial Public Offering Price	Underwriting Discounts and Commissions	Proceeds to Our Company Before Expenses and Dividend Reserve
Minimum		$	$10,000,000	$700,000	$9,300,000
Maximum		$	$20,000,000	$1,400,000	$18,600,000

Delivery of the shares of our Series A Convertible Preferred Stock is expected to be made on or about                     , 2019.

The date of this prospectus is  ______, 2019

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We and our Underwriter have not authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Unless the context otherwise requires, the terms “ABVC,” “we,” “us” and “our” in this prospectus refer to American BriVision (Holding) Corporation, and “this offering” refers to the offering contemplated in this prospectus.

i

PROSPECTUS CONVENTIONS

Except where the context otherwise requires and for purposes of this prospectus only:

“Common Stock” is the Common Stock of American BriVision (Holding) Corporation, par value US$0.001 per share;

“Series A Convertible Preferred Stock” is the Series A convertible preferred stock of American BriVision (Holding) Corporation, par value US$0.001 per share;

“APR” or “annual percentage rate” refers to the annual rate that is charged to borrowers, including a fixed interest rate and a transaction fee rate, expressed as a single percentage number that represents the actual yearly cost of borrowing over the life of a loan;

The terms “we,” “us,” “our,” “the Company,” “our Company” or “ABVC” refers to American BriVision (Holding) Corporation, a Nevada corporation, and all of the Subsidiaries as defined herein unless the context specifies;

The “Board” or “Board of Directors” refers to the board of directors of the Company including the new directors appointed as a result of the Merger which closed on February 8, 2019;

“Subsidiary” or “Subsidiaries,” refer to American BriVision Corporation, sometimes referred to as “BriVision”, BioLite Holding, Inc. or BioLite and BioKey, Inc. or BioKey;

BioLite means BioLite Holding, Inc., a Nevada corporation and a wholly-owned subsidiary of ABVC.

BioKey means BioKey, Inc., a California corporation and wholly-owned subsidiary of ABVC.

BioLite Acquisition Corp. or Merger Sub 1, a Nevada corporation, was a direct wholly-owned subsidiary of ABVC.

BioKey Acquisition Corp. or Merger Sub 2, a California corporation, was a direct wholly-owned subsidiary of ABVC.

The Merger Agreement means the Agreement and Plan of Merger dated as of January 31, 2018, pursuant to which the Company, BioLite, BioKey, Merger Sub 1, and Merger Sub 2 completed a business combination on February 8, 2019 where ABVC acquired BioLite and BioKey via issuing additional Common Stock of ABVC to the shareholders of BioLite and BioKey.

“China”, “mainland China” and “P.R.C.” refer to the People’s Republic of China, excluding Taiwan, Hong Kong or Macau for purposes of this prospectus;

“R.O.C.” or “Taiwan” refers to Taiwan, the Republic of China;

All references to “NTD” and “New Taiwan Dollars” are to the legal currency of R.O.C.; and

All references to “U.S. dollars”, “dollars”, and “$” are to the legal currency of the U.S.

This prospectus specifies certain NTD amounts and in parenthesis the approximate U.S. dollar amounts at the exchange rate on the date of this prospectus. The conversion rates regarding NTD and U.S. dollars are subject to change and, therefore, we can provide no assurance that U.S. dollar amounts specified in this prospectus will not change.

For clarification, this prospectus follows English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English.

INDUSTRY AND MARKET DATA

This prospectus includes information with respect to market and industry conditions and market share from third-party sources or based upon estimates using such sources when available. We have not, directly or indirectly, sponsored or participated in the publication of any of such materials. We believe that such information and estimates are reasonable and reliable. We also assume the information extracted from publications of third-party sources has been accurately reproduced.  We understand that the Company would be liable for the information included in this prospectus if any part of the information was incorrect, misleading or imprecise to a material extent.

ii

MERGERS

As disclosed in a registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2018, as amended from time to time, the Company, BioLite Holding, Inc. (“BioLite”), BioKey, Inc. (“BioKey”), BioLite Acquisition Corp., a direct wholly-owned subsidiary of Parent (“Merger Sub 1”), and BioKey Acquisition Corp., a direct wholly-owned subsidiary of Parent (“Merger Sub 2”) were in the process of completing business combination pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of January 31, 2018 where ABVC would acquire BioLite and BioKey via issuing additional Common Stock of ABVC to the shareholders of BioLite and BioKey.

On February 8, 2019, the parties of the Merger Agreement consummated the Merger transactions. Pursuant to the terms of the Merger Agreement, BioLite and BioKey became two wholly-owned subsidiaries of the Company on February 8, 2019. The Company is in the process of issuing shares of its Common Stock as Merger Consideration to the shareholders of BioLite and BioKey pursuant to the registration statement (the “Registration Statement on S-4”) on Form S-4 Amendment No. 3 filed with the SEC on January 16, 2019 which became effective by operation of law on or about February 5, 2019.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Company Overview

ABVC is a clinical stage biopharmaceutical company focused on utilizing its licensed technology to (i) further the development of pharmaceutical products with focuses on cancer and central nervous system (“CNS”) indications and medical devices for eye indications, (ii) seek regulatory approvals for their drug and medical device candidates, (iii) after receiving necessary regulatory approval, collaborate with selected pharmaceutical companies to commercialize such pharmaceutical products in various markets, and (iv) provide pharmaceutical and nutraceutical services. ABVC’s business model includes the following stages: 1) engaging qualified medical research institutions to conduct clinical trials of translational drug candidates for Proof of Concept (“POC”) on behalf of the Company; 2) retaining ownership of the research results by the Company, and 3) out-licensing the research results and data to qualified pharmaceutical companies that will develop its research results to commercially ready pharmaceutical products. The Company currently concentrates on, among other things, clinical research and development of five new drug candidates and one Class III medical device, which collectively constitute its primary business operations and research projects. As of the date of this Prospectus, the Company has not generated substantial revenue from its primary operations. The five new drug candidates were licensed from BioLite, Inc. (“BioLite Taiwan”), a company formed in Taiwan that is a subsidiary of BioLite Holding, Inc. (“BioLite”), a Nevada company. The Class III medical device was co-developed with BioFirst Corporation (“BioFirst”), a company formed under the laws of Taiwan. The five new drug candidates under our development are named as follows: ABV-1504 for the treatment of Major Depressive Disorder, ABV-1505 to treat Attention-Deficit Hyperactivity Disease, ABV-1501 for the treatment of Triple Negative Breast Cancer, ABV-1703 for the treatment of Pancreatic Cancer, and ABV-1702 to treat Myelodysplastic syndromes. The internal name of ABVC’s Class III medical device is ABV-1701 Vitargus for the treatments of Retinal Detachment or Vitreous Hemorrhage.

BioLite is a clinical stage pharmaceutical company focused on translational research of botanical and natural active pharmaceutical ingredients (“API”) based products in the fields of central nervous system, oncology/ hematology and autoimmune diseases. Because BioLite believes natural substances have many healing powers, BioLite focuses its research resources to the development of botanical products, which include plant materials, algae, macroscopic fungi and combinations thereof. BioLite mostly uses traditional cultivation, fermentation and purification techniques, excluding genetic modifications, to process the active natural constituents of its drug candidates. Its operational activities primarily focus on researching and developing novel botanical and natural drugs utilizing scientific methodology and approaches in compliance with the procedures and protocols prescribed by the U.S. Food and Drug Administration (the “FDA”). BioLite’s primary operations are located in Taiwan.

BioKey is a specialty pharmaceutical company that has two main business lines: i) platform-based control release technology of active pharmaceutical ingredients and ii) integrated pharmaceutical services, such as clinical research contracting services, generic drug development, drug manufacturing and related pharmaceutical consulting. BioKey’s core expertise is the application of its proprietary oral control release technology to develop generic and branded pharmaceuticals and nutraceuticals. BioKey has four abbreviated new drug applications (“ANDA”s) approved by the FDA and more than ten generic and ANDA product candidates in the pipeline. In addition, BioKey provides integrated pharmaceutical services, including analytical services and pharmaceutical and nutraceutical product development and manufacturing.

Upon closing of the Mergers on February 8, 2019, both BioLite and BioKey have become two wholly-owned subsidiaries of ABVC and integrated into the three strategic business units (“SBUs”), which are New Drug Development SBU, Innovative Medical Devices SBU and CDMO SBU.

Our Mission

We devote our resources to building a sophisticated biotech company and becoming a pioneer in the biopharmaceutical industry in the U.S. and Taiwan with a global vision. Dr. Howard Doong, our Chief Executive Officer, and Dr. Tsung-Shann Jiang, the founder and majority shareholder of the Company, understand the challenges and opportunities of the biotech industry in Taiwan and U.S. ABVC’s mission is to provide therapeutic solutions to significant unmet medical needs and to improve health and quality of human life by developing innovative botanical drugs to treat central nervous system (“CNS”), oncology/ hematology and eye diseases.

Recent Developments

Collaborative Agreement

On July 24, 2017, American BriVision Corporation (“BriVision”), a wholly-owned subsidiary of ABVC, entered into an agreement with BioFirst (the “BioFirst Agreement”), pursuant to which BioFirst granted BriVision the global license to co-develop ABV-1701 Vitreous Substitute for Vitrectomy for medical use. BioFirst is a related party to ABVC because BioFirst and YuanGene Corporation (“YuanGene”), ABVC’s controlling shareholder, are under common control of the controlling beneficiary shareholder of YuanGene.

According to the BioFirst Agreement, ABVC and BriVision agreed to co-develop and commercialize ABV-1701 with BioFirst and ABVC agreed to pay BioFirst $3,000,000 in cash or Common Stock of ABVC on or before September 30, 2018 in two installments. BioFirst is entitled to receive 50% of the future net licensing income or net sales profit when ABV-1701 is sublicensed or commercialized. As of the date of this prospectus, ABVC and BioFirst were negotiating the number of ABVC’s shares to be issued to BioFirst to repay the outstanding licensing fees.

On May 26, 2017, BriVision entered into the co-development agreement (the “ABVC-Rgene Co-development Agreement”) with Rgene Corporation (“Rgene”) to co-develop and commercialize in the global markets three new drug products that originate from Maitake Combination Therapy. The three drugs licensed from BriVision to Rgene are ABV-1507 HER-2/neu Positive Breast Cancer Combination Therapy, ABV-1703 Pancreatic Cancer Combination Therapy and ABV-1527 Ovarian Cancer Combination Therapy. Rgene shall prepare the IND applications for the Phase II trials of ABV-1507 HER-2/neu Positive Breast Cancer Combination Therapy and ABV-1527 Ovarian Cancer Combination Therapy.

Pursuant to the ABVC-Rgene Co-development Agreement, Rgene should pay to the Company $3,000,000 in cash or stock of Rgene with equivalent value by August 15, 2017 in three installments. The payment is for the compensation of BriVision’s past research before the ABVC-Rgene Co-development Agreement was signed and it does not relate to any future commitments made by BriVision and Rgene in this ABVC-Rgene Co-development Agreement. In addition to $3,000,000, the Company is entitled to receive 50% of the future net licensing income or net sales profit earned by Rgene, if any, and any development cost shall be equally shared by both BriVision and Rgene.

On June 1, 2017, BriVision delivered all research, technical, data and development data to Rgene. Since both Rgene and ABVC are related parties and under common control by a controlling beneficiary shareholder of YuanGene and the Company, ABVC has recorded the full amount of $3,000,000 in connection with the ABVC-Rgene Co-development Agreement as additional paid-in capital during the year ended September 30, 2017. BriVision and Rgene agreed that Rgene should pay BriVision $450,000 in cash and the rest in Rgene’s stock. As of the date of this prospectus, ABVC received $450,000 in cash and certain number of shares of Rgene’s Common Stock of $2,550,000 at a per share price of 50NTD (equivalent to $1.62 USD).

Strategy

Key elements of our business strategy include:

●	Focusing on completing the Phase II trials of ABV-1504 for the treatment of major depressive disorder and the Phase I study of ABV-1701 Vitargus for the treatments of Retinal Detachment or Vitreous Hemorrhage, both of which we expect to generate revenues in the near future.

●	Continuing translational medical research form lab research accomplishments for POC clinical trials, which are Phase I and Phase II trials. Major product pipeline includes five investigational new drugs, the INDs of all of which have been approved by the FDA and one Class III medical device, the clinical trial of which is being conducted in Australia. The six products are comprised of the following: ABV-1504 for the treatment of Major Depressive Disorder, ABV-1505 to treat Attention-Deficit Hyperactivity Disease, ABV-1501 for the treatment of Triple Negative Breast Cancer, ABV-1703 to the treatment of Pancreatic Cancer, and ABV-1702 to treat Myelodysplastic syndromes, as well as a medical device, ABV-1701 Vitargus for the treatments of Retinal Detachment or Vitreous Hemorrhage.

●	Out licensing drug candidates and medical device candidates to major pharmaceutical companies for phase III and pivotal clinical trials, as applicable, and further marketing if approved by the FDA.

We plan to augment our core research and development capability and assets by conducting Phase I and II clinical trials for investigational new drugs and medical devices in the fields of CNS, Hematology/Oncology and Ophthalmology.

Our management team has extensive experiences across a wide range of new drug and medical device development and we have in-licensed new drug and medical device candidates from large research institutes and universities in both the U.S. and Taiwan. Through an assertive product development approach, we expect that we will build a substantial portfolio of Oncology/ Hematology, CNS and Ophthalmology products. We believe the initial two phases of clinical trials add great value to investigational new drug development. Because we primarily focus on Phase I and II research of new drug candidates and out license the post-Phase-II products to pharmaceutical companies, we do not expect to devote substantial efforts and resources to building the disease-specific distribution channels. We expect to continue this strategy which we believe has been effective for the past ten years of our operations.

Material Risks and Challenges

We face substantial competition from a great many established and emerging pharmaceutical and biotech companies that develop, distribute or sell therapeutics to treat the same indications that our drug candidates are designed to treat. Our current and potential competitors include large pharmaceutical and biotechnology companies, and specialty pharmaceutical and generic drug companies. Many of our current and potential competitors have substantially greater financial, technical and human resources than we do and significantly more experience in the marketing, commercialization, discovery, development and regulatory approvals of products, which could place us at a significant competitive disadvantage or deny our marketing exclusivity rights. Typically, our competitors will most likely have more capital resources to support their products than we do. In addition, you should carefully consider the risks described under the “Risk Factors” section beginning on page 11 before investing in us. Some of these risks are:

●	Risk associated with our profitability including, but not limited to:

○	We have never generated revenue and will continue to be unprofitable in the foreseeable future.

●	Risk associated with clinical trials and the development of our products, including but not limited to:

○	Clinical trials are expensive and time consuming, and their outcome is uncertain;

○	Our clinical trials could be delayed or unsuccessful, and we may not be able to obtain regulatory approval for any of our drug candidates when expected, or at all;

○	We may experience delays in our clinical trials that could adversely affect our business and operations;

○	We rely on third parties to conduct our preclinical studies and clinical trials and if such third parties do not meet our deadlines or otherwise conduct the studies as required, we may be delayed in progressing, or ultimately may not be able to progress, our drug candidates to clinical trials;

○	We may not be able to secure and maintain research institutions to conduct our future trials;

○	We may not be able to secure co-developers or partners to further post-Phase II clinical trials and eventually commercialize our drug candidates;

○	We may need to prioritize the development of our most promising candidates at the expense of the development of other products; and

○	Physicians, patients, third-party payors or others in the medical community may not be receptive to our products, and we may not generate any future revenue from the sale or licensing of our products.

●	Risks associated with intellectual property including but not limited to:

○	We may not be successful in obtaining or maintaining patent or other relating rights necessary to the development of our drug candidates in the pipeline;

○	The intellectual property rights underlying our exclusive licensing rights may expire or be terminated due to lack of maintenance;

●	Risks associated with competition and manufacturing including, but not limited to:

○	We face competition from entities that have developed or are developing products for our target disease indications, including companies developing novel treatments and technologies similar to ours; and

○	We depend primarily upon a sole supplier of our key extract for three drug candidates and could incur significant costs and delays if we are unable to promptly find a replacement for such supplier if the supplier fails to deliver the extract pursuant to our orders.

●	Risks associated with government regulations including without limitation:

○	If we do not obtain the necessary governmental approvals, we will be unable to sub-license or commercialize our pharmaceutical products; and

○	Even if we obtain regulatory approval for a drug candidate, our products may remain subject to regulatory scrutiny.

●	Risk associated with our Series A Convertible Preferred Stock, Common Stock, Warrants and this Offering including without limitation:

○	The market prices and trading volumes of the Common Stock and Series A Convertible Preferred Stock may be volatile and may be affected by economic conditions beyond our control;

○	There is no established trading market for either our Common Stock or Series A Convertible Preferred Stock and such market may never develop;

○	There may be arbitrage opportunities due to the trading price differences of the Common Stock and Series A Convertible Preferred Stock;

○	Investors purchasing shares of the Series A Convertible Preferred Stock will suffer immediate and substantial dilution; and

○	Currency fluctuations may adversely affect the prices of our Common Stock.

These and other risks described in this prospectus could materially and adversely impact our business, financial condition, operating results and cash flow, which could cause the trading price of our Common Stock to decline and could result in a loss of your investment.

Our Management Team

Our management and development team has extensive experience in designing, researching and developing therapeutics and comprehensive knowledge in the regulations related to the pharmaceutical industry and the market conditions of various diseases. Our management and research team gained experience across both large pharmaceutical companies and emerging biotechnology companies. Our Board includes individuals who we believe, have achieved recognition and are regarded as medical experts in their respective fields.

Following the Closing of the Merger, ABVC’s Board of Directors currently consists of eleven (11) directors. The following table lists the names and positions of the individuals who serve as executive officers and directors of ABVC:

Name	Title
Eugene Jiang	Chairman of the Board and Interim Chief Financial Officer
Dr. Tsang Ming Jiang	Director
Dr. Ming-Fong Wu	Independent Director
Norimi Sakamoto	Independent Director
Yen-Hsin Chou	Independent Director
Dr. Tsung-Shann Jiang	Chief Strategy Officer and Director
Dr. Chang-Jen Jiang	Director
Dr. Shin-Yu Miao	Independent Director
Yoshinobu Odaira	Independent Director
Shih-Chen Tzeng	Independent Director
Dr. Hwalin Lee	Director
Dr. Howard Doong	Chief Executive Officer
Dr. Chi-Hsin (Richard) King	Chief Scientific Officer

Corporate Information

ABVC was incorporated under the laws of the state of Nevada on February 6, 2002. BriVision was incorporated in the State of Delaware on July 21, 2015. BioLite was incorporated in the State of Nevada on July 27, 2016. BioKey was incorporated in the State of California on November 20, 2000. BriVision, BioLite and BioKey are three operating Subsidiaries wholly owned by the Company.

Our principal executive office is located at 44370 Old Warm Springs Blvd., Fremont, CA 94538. Our telephone number at our principal executive office is (845) 291-1291. Our corporate website of BriVision is http://www.ambrivis.com. The information on our corporate website is not part of, and is not incorporated by reference into, this prospectus.

THE OFFERING

Assumed offering price per share of Series A Convertible Preferred Stock	We currently estimate that the public offering price will be US$[ ] per share (“Public Offering Price”).

Series A Convertible Preferred Stock offered by us	A minimum of _____ shares of Series A Convertible Preferred Stock on a “best-efforts/ all or none” basis up to a maximum of ______ shares of Series A Convertible Preferred Stock on a “best efforts” basis at an anticipated offering price of $_ per share. If we do not raise the aggregate minimum offering amount of $10,000,000, we will not conduct a closing of our offering and will return to investors all amounts previously deposited by them in escrow, without interest or deduction. Prior to the closing of our offering, all funds delivered as payment for the securities offering hereby shall be deposited in a non-interest bearing escrow account (“Escrow Account”) at Pacific Mercantile Bank maintained by FinTech Clearing, LLC (the “Deposit Account Agent”) as deposit account agent for the investors in the offering.

Shares of Common Stock outstanding immediately before and after this offering without giving effect to the conversion (the “Conversion”) of any Series A Convertible Preferred Stock*	213,926,475 shares of Common Stock as of January 16, 2019 and approximately 318,495,154 shares of Common Stock after issuing the Common Stock to certain shareholders under the Registration Statement on S-4.

Shares of Series A Convertible Preferred Stock outstanding immediately before this offering	None.

Shares of Series A Convertible Preferred Stock outstanding immediately after this offering without giving effect to the Conversion	_______ shares at minimum and a _______ shares at maximum. Each share of Series A Convertible Preferred Stock is initially convertible at any time at the option of the holder into one share of Common Stock and automatically converts into one share of Common Stock on its four-year anniversary of the original issuance.

Gross Proceeds	US$10,000,000 at minimum and $20,000,000 at maximum

Underwriter Warrants to purchase additional Common Stock	We have agreed to issue to the Underwriter warrants to purchase up to a total of up to [ ] shares of Common Stock (equal to 7% of the number of shares of Common Stock convertible from the Series A Preferred Stock sold in this offering) and to also register herein such underlying shares. The warrants will be exercisable, in whole or in part, commencing on the effective date of this registration statement and expiring on the five-year anniversary of the effective date of this registration statement, and shall be exercisable at a price equal to the lower of i) the Public Offering Price, ii) the price per share paid by investors in the equity investment transaction, iii) the closing bid price of the Common Stock during any of the ten trading days preceding the issuance date of the Underwriter Warrants, or iv) the conversion price of the securities convertible into the Common Stock sold in an equity investment transaction.

Term of Our Offering	The Series A Convertible Preferred Stock is being offered by the Company for a period of one hundred and eighty (180) days commencing on the date of this prospectus. If the minimum amount of the Company’s offering is not raised within such period, all subscription funds in the escrow account will be returned to the investors promptly without interest or deduction of any fees. The Company’s offering may close or terminate, as the case may be, on the earlier of (i) the date at which the Maximum Amount of Series A Convertible Preferred Stock has been sold; (ii) the date on which this offering is terminated by the Company in its sole discretion; or (iii) one hundred and eighty (180) days from the effective date of this prospectus, or the expiration date. The Company’s offering shall not be closed unless our Series A Convertible Preferred Stock is listed on the Nasdaq Stock Market.

Offering Deposit Account

The gross proceeds from the sale of the shares of the Series A Convertible Preferred Stock in this offering will be deposited in a non-interest bearing escrow account maintained by the deposit account agent, Fintech Clearing, LLC (the “Deposit Account Agent”). The Deposit Account Agent is affiliated with the Underwriter, as the Deposit Account Agent is under the same indirect common ownership as the Underwriter. All checks will be deposited directly into the escrow account and all wire transfers will be wired directly to the escrow account at Pacific Mercantile Bank. The funds will be held in escrow until the Deposit Account Agent has advised us and the escrow agent that it has received a minimum of $10,000,000, the minimum offering, in cleared funds. If we do not receive the minimum of $10,000,000 by [•], 2019, all funds will be returned to purchasers in this offering on the next business day after the termination of the offering, without charge, deduction or interest. Prior to [•], 2019, in no event will funds be returned to you unless the offering is terminated. You will only be entitled to receive a refund of your subscription price if we do not raise a minimum of  $10,000,000 by [•], 2019. No interest will be paid either to us or to you. See “Underwriting — Deposit Account Agent and Deposit of Offering Proceeds.”

Use of proceeds	We plan to use the net proceeds we will receive from this offering for general corporate purposes, including without limitation, investment in product research and development, sales and marketing activities, technology infrastructure, team development, capital expenditures, improvement of corporate facilities and other general and administrative matters. We may also use a portion of these proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments. See “Use of Proceeds” on page 30 for more information.

Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of the risks relating to investing in our Series A Convertible Preferred Stock and Common Stock. You should carefully consider these risks before deciding to invest in our Series A Convertible Preferred Stock.

Listing	We intend to have the Common Stock listed on the Nasdaq under the symbol “ABVC” and Series A Convertible Preferred Stock under the symbol “ .” However, we cannot assure you that either of our Common Stock or Series A Convertible Preferred Stock will be listed on the Nasdaq. We will not complete this offering without a listing approval letter of our Series A Convertible Preferred Stock from the Nasdaq.

*	The number of shares of our Common Stock outstanding immediately after this offering, as set forth in the table above excludes Common Stock issuable upon the exercise of the Underwriter warrants.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial statements contained in this prospectus were prepared using the acquisition method of accounting. The selected unaudited pro forma condensed combined balance sheet information is presented as if the transaction occurred on December 31, 2017 and September 30, 2018, plus pro forma adjustments.

The selected unaudited pro forma condensed combined financial information is presented for information purposes only and is not intended to represent or be indicative of the combined results of operation or financial position that ABVC would have reported had the transaction been completed as of the date for the periods presented, and should not be taken as representative of ABVC’s consolidated results of operations of financial condition following the completion of the transaction. In addition, the selected unaudited pro forma condensed combined financial information is not intended to project future financial position or results of the combined company. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 11 of this prospectus. The following selected unaudited pro forma condensed combined financial information should be read in conjunction with the section entitled “Unaudited Pro Forma Condensed Financial Information” and related notes beginning on page 99 of this prospectus.

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET DATA

AS OF DECEMBER 31, 2017

				Pro Forma		Pro Forma
	ABVC	BioKey	BioLite	Adjustment	Note	Combined
ASSETS
Current Assets
Cash and cash equivalents	$93,332	$1,225,397	$256,925			$1,575,654
Goodwill, net				52,728,835	{e}	52,728,835
Total Assets	$2,643,332	$1,466,829	$6,604,291	$52,619,615		$63,334,067

LIABILITIES AND EQUITY
Total Current Liabilities	4,400,247	79,757	4,088,430	(109,220)		8,459,214
Total Liabilities	4,400,247	82,637	4,144,120	(109,220)		8,517,784

Equity
Total Equity	(1,756,915)	1,384,192	2,460,171	52,728,835		54,816,283
Total Liabilities and Equity	$2,643,332	$1,466,829	$6,604,291	$52,619,615		$63,334,067

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED OPERATIONS DATA

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2017

				Pro Forma		Pro Forma
	ABVC	BioKey	BioLite	Adjustment	Note	Combined

Revenues	$-	$983,218	$3,196			$986,414

Cost of revenues	-	17,312	2,249			19,561

Gross profit	-	965,906	947			966,853

Operating expenses
Selling, general and administrative expenses	811,685	767,504	1,735,931			3,315,120
Research and development expenses	3,171,665	497,947	256,682			3,926,294
Stock based compensation	155,400	-	-			155,400
Total operating expenses	4,138,750	1,265,451	1,992,613			7,396,814

Loss from operations	(4,138,750)	(299,545)	(1,991,666)			(6,429,961)

Other income (expense)
Interest income	180	6,742	7,207			14,129
Interest expense	(103,460)		(222,060)			(325,520)
Rental income			11,814			11,814
Investment loss			(34,139)			(34,139)
Gain/Loss on foreign exchange changes			(409,170)			(409,170)
Gain/Loss on investment in equity securities			(4,443,876)	4,313,725		(130,151)
Other income (expense)	-	459	51,574			52,033
Total other income (expenses)	(103,280)	7,201	(5,038,650)	4,313,725		(821,044)

Loss before provision for income tax	(4,242,030)	(292,344)	(7,030,316)	4,313,725		(7,250,965)

Provision for income tax (benefit)	830	800	(360,395)			(358,765)

Net loss	(4,242,860)	(293,144)	(6,669,921)	4,313,725		(6,892,200)
Comprehensive Income (Loss)	$(4,242,860)	$(293,144)	$(4,352,698)	4,313,725		$(4,574,977)

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2018

				Pro Forma		Pro Forma
	ABVC	BioKey	BioLite	Adjustment	Note	Combined
ASSETS
Current Assets
Cash and cash equivalents	$4,389	$733,843	$183,353	0		$921,585
Total Current Assets	2,594,389	959,547	683,943	(22,009)		4,215,870
Goodwill, net				55,200,837		55,200,837
Total Assets	$2,594,389	$1,034,362	$5,797,502	$55,178,828		$64,605,081

LIABILITIES AND EQUITY
Total Current Liabilities	4,478,531	84,980	4,735,106	(21,603)		9,277,014
Total Liabilities	5,043,098	87,860	4,760,198	(21,603)		9,869,553

Equity
Total Equity	(2,448,709)	946,502	1,037,304	55,200,431		54,261,363

Total Liabilities and Equity	$2,594,389	$1,034,362	$5,797,502	$55,178,828		$64,605,081

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

					Pro Forma		Pro Forma
	ABVC		BioKey	BioLite	Adjustment	Note	Combined

Revenues	$		$382,097	$3,976			$386,073

Cost of revenues			3,215	2,856			6,071

Gross profit			378,882	1,120			380,002

Operating expenses
Selling, general and administrative expenses		520,256	498,396	693,057			1,711,709
Research and development expenses		135,006	337,810	224,316			697,132
Stock based compensation		23,401	-	-			23,401
Total operating expenses		678,663	836,206	917,373			2,432,242

Loss from operations		(678,663)	(457,324)	(916,253)			(2,052,240)

Other income (expense)
Interest income			4,144	3,761			7,905
Interest expense		(114,682)		(231,300)			(345,982)
Rental income				8,997			8,997
Investment loss				(287,513)			(287,513)
Gain/Loss on foreign exchange changes				7,403			7,403
Gain/Loss on investment in equity securities				(164,649)			(164,649)
Other income (expense)			490	(4,305)			(3,815)
Total other income (expenses)		(114,682)	4,634	(667,606)			(777,654)

Loss before provision for income tax		(793,682)	(452,690)	(1,583,859)			(2,829,894)

Provision for income tax (benefit)		1,850	800	(242,092)			(239,442)

Net loss		(795,195)	(453,490)	(1,341,767)			(2,590,452)

Comprehensive Income (Loss)		$(795,195)	$(453,490)	$(1,090,271)			$(2,338,956)

RISK FACTORS

Investing in our securities includes a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the specific factors discussed below, together with all of the other information contained in this prospectus. If any of the following risks actually occurs, our business, financial condition, results of operations and future prospects would likely be materially and adversely affected. This could cause the market price of our Common Stock to decline and could cause you to lose all or part of your investment.

Risks Related to the Company’s Business

The Company is a pre-revenue biopharmaceutical company and is thus subject to the risks associated with new businesses in that industry.

The Company acquired the sole licensing rights to develop and commercialize for therapeutic purposes five compounds from BioLite and the right to co-develop with BioFirst a medical device (collectively the “ABVC Pipeline Products”) during the period of January 2017 to July 2017. As such, the Company is a clinical stage biopharmaceutical company with no revenue-generating operations although in 2017 it licensed three new drug candidates to Rgene Corporation (“Rgene”) for further joint development. The Company is establishing and implementing many important functions necessary to operate a business, including the clinical research and development of the ABVC Pipeline Products, further establishment of the Company’s managerial and administrative structure, accounting systems and internal financial controls. Before the Mergers, the Company faced costs, uncertainties, delays and difficulties frequently encountered by pre-revenue stage biopharmaceutical companies. Upon completion of the Merger and full integration of BioLite and BioKey into the Company, the Company will have limited revenue and remain unprofitable for an indefinite period of time.

Accordingly, you should consider the Company’s prospects in light of the risks and uncertainties that a pharmaceutical company with a limited operating history and revenue faces. In particular, potential investors should consider that there are significant risks that the Company will not be able to:

●	implement or execute its current business plan, or generate profits;

●	attract and maintain a skillful management team;

●	raise sufficient funds in the capital markets or otherwise to effectuate its business plan;

●	determine that the processes and technologies that it has developed are commercially viable; and/or

●	enter into contracts with commercial partners, such as licensors and suppliers.

If any of the above risks occurs, the Company’s business may fail, in which case you may lose the entire amount of your investment in the Company. The Company cannot assure that any of its efforts in business operations will be successful or result in the timely development of new products, or ultimately produce any material revenue and profits.

In addition, after the Merger, as a pre-profit biopharmaceutical company, the Company needs to transition at some point from a company with a research and development focus to a company capable of supporting commercial activities. The Company may not be able to reach such transition point or make such a transition, which would have a material adverse effect on it.

If the Company fails to raise additional capital, its ability to implement its business model and strategy could be compromised.

The Company has limited capital resources and operations. To date, its operations have been funded partially from the proceeds from financings or loans from its shareholders and management. From time to time, we may seek additional financing to provide the capital required to expand our production facilities, research and development (“R&D”) initiatives and/or working capital, as well as to repay outstanding loans if cash flow from operations is insufficient to do so. We cannot predict with certainty the timing or amount of any such capital requirements.

If the Company does not raise sufficient capital to fund its ongoing development activities, it is likely that it will be unable to carry out its business plans, including R&D development and expansion of production facilities. The Company may not be able to obtain additional financing on terms acceptable, or at all. Even if the Company obtains financing for near term operations and product development, the Company may require additional capital beyond the near term. If the Company is unable to raise capital when needed, its business, financial condition and results of operations would be materially adversely affected, and it could be forced to reduce or discontinue our operations.

The Company has no history in obtaining regulatory approval for, or commercializing, any new drug candidate.

With limited operating history, the Company has never obtained regulatory approval for, or commercialized, any new drug candidate. It is possible that the FDA may refuse to accept our planned New Drug Application (or “NDA”) for any of the five products for substantive review, or may conclude after review of our data that our application is insufficient to obtain regulatory approval of the new drug candidates or the medical device. Although our CDMO strategic business department has experience in obtaining ANDA approvals, the processes and timelines of obtaining an NDA approval and ANDA approval can differentiate substantially. If the FDA does not accept or approve our planned NDA for our product candidates, it may require that we conduct additional clinical, preclinical or manufacturing validation studies, which may be costly. Depending on the FDA required studies, approval of any NDA or application that we submit may be significantly delayed, possibly for several years, or may require us to expend more resources than we have. Any delay in obtaining, or inability to obtain, regulatory approvals of any of our drug candidate will prevent us from sublicensing such product. It is also possible that additional studies, if performed and completed, may not be considered sufficient by the FDA. If any of these outcomes occurs, we may be forced to abandon our planned NDA for such drug candidate, which materially adversely affects our business and could potentially cause us to cease operations. We face similar regulatory risks in a foreign jurisdiction.

Our growth is dependent on our ability to successfully develop, acquire or license new drugs.

Our growth is supported by continuous investment in time, resources and capital to identify and develop new products or new formulations for the market via geographic expansion and market penetration. If we are unable to either develop new products on our own or acquire licenses for new products from other parties, our ability to grow revenues and market share will be adversely affected. In addition, we may not be able to recover our investment in the development of new drugs and medical devices, given that projects may be interrupted, unsuccessful, not as profitable as initially contemplated or we may not be able to obtain necessary financing for such development. Similarly, there is no assurance that we can successfully secure such rights from third parties on an economically feasible basis.

Our current products have certain side effects.  If the side effects associated with our current or future products are not identified prior to their marketing and sale, we may be required to withdraw such products from the market, perform lengthy additional clinical trials or change the labeling of our products, any of which could adversely impact our growth.

The Company researches and develops the following five drug products and one medical device: ABV-1501, ABV-1504, ABV-1505, ABV-1701, ABV-1702 and ABV-1703. Each of the six Products may cause serious adverse effects to their users. For example, the API of ABV-1501, ABV-1702 and ABV-1703 is Maitake mushroom extract. Side effects, or adverse events, associated with Maitake mushroom extract include blood bilirubin increase, lymphocyte count decrease, neutrophil count decrease, platelet count decrease, white blood cell decrease, headache, and hyperglycemia. Serious adverse events (collectively, the “SAE”) associated with this compound include leukocytosis, platelet count decrease, eye disorders, abdominal pain, gastrointestinal disorders, aphonia, lung infection, muscle weakness right-sided, confusion, edema cerebral, stroke, dyspnea, wheezing, and pruritus.

ABV-1504 and ABV-1505 have the same API, “Radix Polygala”, which is known as Polygala tenuifolia Willd or PDC-1421 Capsule (“Polygala tenuifolia Willd”). Side effects, or adverse events, associated with ABV-1504 and ABV-1505, coming from administration of the trial medicine or examination procedure such as the procedure of taking blood (fainting, pain and/or bruising), may lead to gastrointestinal disorders (abdominal fullness and constipation), nervous system disorders (drowsiness, sleepiness, and oral ulcer). In addition, long-term use may cause miscarriages.

As of the date of this prospectus, the Company is processing Phase I clinical trial of ABV-1701 and is not aware of any serious side effects associated therewith. However, new serious side effects of ABV-1701 may be uncovered as the clinical trials continue.

The occurrence of any of those adverse events would harm our sales of these medicines and substantially increase the costs and expenses of marketing these medicines, which in turn could cause our revenues and net income to decline. In addition, the reputation and sales of our medicines could be adversely affected due to the severe side effects discovered.

We may be subject to product liability claims in the future, which could divert our resources, cause us to incur substantial liabilities and limit commercialization of any products that we may develop.

We face an inherent business risk of exposure to product liability claims in the event that the uses of our products are alleged to have caused adverse side effects. Side effects or marketing or manufacturing problems pertaining to any of our products could result in product liability claims or adverse publicity. These risks will exist for those products in clinical development and with respect to those products that receive regulatory approval for commercial sale.  Furthermore, although we have not historically experienced any problems associated with claims by users of our products, we do not currently maintain product liability insurance and there could be no assurance that we are able to acquire product liability insurance with terms that are commercially feasible.

We face an inherent risk of product liability claims as a result of the clinical testing of our products and potentially commercially selling any products that we may develop. For example, we may be sued if any product we develop allegedly causes injury or is found to be otherwise unsuitable during clinical testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit commercialization of our product candidate. Regardless of the merits or eventual outcome, liability claims may result in:

●	decreased demand for our product candidate or products that we may develop;

●	injury to our reputation and significant negative media attention;

●	withdrawal of clinical trial participants;

●	significant costs to defend resulting litigation;

●	substantial monetary awards to trial participants or patients;

●	loss of revenue;

●	reduced resources of our management to pursue our business strategy; and

●	the inability to commercialize any products that we may develop.

We currently have insurance policies to cover liabilities under the clinic trials but do not maintain general liability insurance; and even if we have a general liability insurance in the future, this insurance may not fully cover potential liabilities that we may incur. The cost of any product liability litigation or other proceeding, even if resolved in our favor, could be substantial. We would need to increase our insurance coverage if and when we begin selling any product candidate that receives marketing approval. In addition, insurance coverage is becoming increasingly expensive. If we are unable to obtain or maintain sufficient insurance coverage at an acceptable cost or to otherwise protect against potential product liability claims, it could prevent or inhibit the development and commercial production and sale of our product candidate, which could adversely affect our business, financial condition, results of operations and prospects.

We have conducted, and may in the future conduct, clinical trials for certain of our product candidate at sites outside the United States, and the FDA may not accept data from trials conducted in such locations.

We have conducted and may in the future choose to conduct one or more of our clinical trials outside the United States. Although the FDA may accept data from clinical trials conducted outside the United States, acceptance of this data is subject to certain conditions imposed by the FDA. For example, the clinical trial must be well designed and conducted and performed by qualified investigators in accordance with ethical principles. The trial population must also adequately represent the U.S. population, and the data must be applicable to the U.S. population and U.S. medical practice in ways that the FDA deems clinically meaningful.  Generally, the patient population for any clinical trials conducted outside of the United States must be representative of the population for whom we intend to seek approval in the United States. In addition, while these clinical trials are subject to the applicable local laws, FDA acceptance of the data will be dependent upon its determination that the trials also complied with all applicable U.S. laws and regulations. There can be no assurance that the FDA will accept data from trials conducted outside of the United States. If the FDA does not accept the data from any of our clinical trials that we determine to conduct outside the United States, it would likely result in the need for additional trials, which would be costly and time-consuming and delay or permanently halt our development of the product candidate.

In addition, the conduct of clinical trials outside the United States could have a significant impact on us. Risks inherent in conducting international clinical trials include:

●	foreign regulatory requirements that could restrict or limit our ability to conduct our clinical trials;

●	administrative burdens of conducting clinical trials under multiple foreign regulatory schema;

●	foreign exchange fluctuations; and

●	diminished protection of intellectual property in some countries.

If clinical trials of our product candidates fail to demonstrate safety and efficacy to the satisfaction of the FDA and comparable non-U.S. regulators, we may incur additional costs or experience delays in completing, or ultimately be unable to complete the development and commercialization of our product candidates.

We are not permitted to commercialize, market, promote or sell any product candidate in the United States without obtaining marketing approval from the FDA. Comparable non-U.S. regulatory authorities impose similar restrictions. We may never receive such approvals. We must complete extensive preclinical development and clinical trials to demonstrate the safety and efficacy of our product candidate in humans before we will be able to obtain these approvals.

Clinical testing is expensive, difficult to design and implement, can take many years to complete and is inherently uncertain as to outcome. Any inability to successfully complete preclinical and clinical development could result in additional costs to us and impair our ability to generate revenues from product sales, regulatory and commercialization milestones and royalties. In addition, if (1) we are required to conduct additional clinical trials or other testing of our product candidate beyond the trials and testing that we contemplate, (2) we are unable to successfully complete clinical trials of our product candidate or other testing, (3) the results of these trials or tests are unfavorable, uncertain or are only modestly favorable, or (4) there are unacceptable safety concerns associated with our product candidate, we, in addition to incurring additional costs, may:

●	be delayed in obtaining marketing approval for our product candidates;

●	not obtain marketing approval at all;

●	obtain approval for indications or patient populations that are not as broad as we intended or desired;

●	obtain approval with labeling that includes significant use or distribution restrictions or significant safety warnings, including boxed warnings;

●	be subject to additional post-marketing testing or other requirements; or

●	be required to remove the product from the market after obtaining marketing approval.

Even if any of our product candidates receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third party payors and others in the medical community necessary for commercial success and the market opportunity for the product candidate may be smaller than we estimate.

We have never completed a new drug or new medical device FDA application process from Phase I to FDA approval and commercialization. Even if our products are approved by the appropriate regulatory authorities for marketing and sale, they may nonetheless fail to gain sufficient market acceptance by physicians, patients, third party payors and others in the medical community. For example, physicians are often reluctant to switch their patients from existing therapies even when new and potentially more effective or convenient treatments enter the market. Further, patients often acclimate to the therapy that they are currently taking and do not want to switch unless their physicians recommend switching products or they are required to switch therapies due to lack of reimbursement for existing therapies.

The potential market opportunities for our products are difficult to estimate precisely. Our estimates of the potential market opportunities are predicated on many assumptions, including industry knowledge and publications, third party research reports and other surveys. While we believe that our internal assumptions are reasonable, these assumptions involve the exercise of significant judgment on the part of our management, are inherently uncertain and the reasonableness of these assumptions has not been assessed by an independent source. If any of the assumptions proves to be inaccurate, the actual markets for our products could be smaller than our estimates of the potential market opportunities.

We may seek to enter into collaborations with third parties for the development and commercialization of our product candidates. If we fail to enter into such collaborations, or such collaborations are not successful, we may not be able to capitalize on the market potential of our product candidates.

We may seek third-party collaborators for development and commercialization of our products. Our likely collaborators for any marketing, distribution, development, licensing or broader collaboration arrangements include large and mid-size pharmaceutical companies, regional and national pharmaceutical companies, non-profit organizations, government agencies, and biotechnology companies. Our ability to generate revenues from these arrangements will depend on our collaborators’ abilities to successfully perform the functions assigned to them in these arrangements.

Collaborations involving our products will pose the following risks to us:

●	collaborators may have significant discretion in determining the efforts and resources that they will apply to these collaborations;

●	collaborators may not pursue development and commercialization of our product candidate or may elect not to continue or renew development or commercialization programs based on preclinical or clinical trial results, changes in the collaborators’ strategic focus or available funding, or external factors such as an acquisition that diverts resources or creates competing priorities;

●	collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

●	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our product candidate if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

●	collaborators with marketing and distribution rights to one or more products may not commit sufficient resources to the marketing and distribution of such product or products;

●	collaborators may not properly maintain or defend our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to potential litigation;

●	collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability;

●	disputes may arise between the collaborators and us that result in the delay or termination of the research, development or commercialization of our product candidate or that result in costly litigation or arbitration that diverts management attention and resources; and

●	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates.

Collaborative Agreements may not lead to development or commercialization of our product candidate in the most efficient manner or at all. If a collaborator of ours were to be involved in a business combination, the continued pursuit and emphasis on our product development or commercialization program could be delayed, diminished or terminated.

ABVC, through BioLite, may not be able to receive the full amounts available under the collaboration agreement by and between BioLite, Inc. and BioHopeKing, which could increase its burden to seek additional capital to fund the business operations.

In February and December 2015, BioLite, Inc., a subsidiary of BioLite, entered into a total of three collaboration agreements with BioHopeKing to jointly develop ABV-1501 for TNBC (or BLI-1401-2 as used by BioLite internally) and ABV-1504 for MDD (or BLI-1005 as used by BioLite internally) in most Asian countries and BLI-1006, which has been later replaced with BLI-1008 for ADHD in Asia, excluding Japan. ABVC and BioLite are co-developing ABV-1501 for TNBC and ABV-1504 for MDD pursuant to the Collaboration Agreement and its Addendum entered by and between BriVision and BioLite Taiwan where ABVC and BriVision are responsible for the clinical trials of such two new drug candidates. In accordance with the terms of the BioHopeKing Collaboration Agreement for ABV-1501 or BLI-1401-2 and the Addendum thereto, BioLite shall receive payments of a total of $10 million in cash and equity of BioHopeKing or equity securities owned by it at various stages on a schedule dictated by BioLite’s achievements of certain milestones and twelve per cent (12%) of net sales of the drug products when ABV-1501 or BLI-1401-2 is approved for sale in the licensed territories. If BioLite fails to reach any of the milestones in a timely manner, it may not receive the rest of the payments from BioHopeKing. As a result of BioLite’s potential inability to receive the full payments under those collaboration agreements with BioHopeKing, ABVC may have to seek other sources of financing to fund its operation activities.

ABVC and its Subsidiaries may not be successful in establishing and maintaining additional strategic partnerships, which could adversely affect ABVC’s ability to develop and commercialize products, negatively impacting its operating results.

In addition to ABVC’s current collaboration with BioHopeKing for selected Asian markets, a part of its strategy is to evaluate and, as deemed appropriate, enter into additional partnerships in the future with major biotechnology or pharmaceutical companies. ABVC’s products may prove to be difficult to effectively license out as planned. Various regulatory, commercial and manufacturing factors may impact ABVC’s ability to seek co-developers of or grow revenues from licensing out any of the six products in the pipeline, none of which has been fully licensed out. Specifically, ABVC may encounter difficulty by virtue of:

●	its inability to effectively identify and align with commercial partners in the U.S. to collaborate the development of ABV-1504 for the treatment of Major Depressive Disorder, ABV-1505 to treat Attention-Deficit Hyperactivity Disease, ABV-1501 for the treatment of Triple Negative Breast Cancer, ABV-1703 to the treatment of Pancreatic Cancer, and ABV-1702 to treat Myelodysplastic syndromes and ABV-1701 Vitargus;

●	its inability to secure appropriate CROs to conduct data analysis, lab research and FDA communication; and

●	its inability to effectively continue clinical studies on and secure positive research results of all of our investigational new drugs to attract additional commercial collaborators outside the U.S.

ABVC faces significant competition in seeking appropriate partners for its therapeutic candidates, and the negotiation process is time-consuming and complex. In order for ABVC to successfully partner its autoimmune, CNS and hematology therapeutic candidates, potential partners must view these medicinal candidates as economically valuable in markets they determine to be attractive in light of the terms that ABVC is seeking and compared to other available products for licensing by other companies. Even if ABVC is successful in the efforts to establish new strategic partnerships, the terms that ABVC agrees upon may not be favorable, and it may not be able to maintain such strategic partnerships if, for example, development or approval of an autoimmune therapeutic is delayed or sales of an approved product are disappointing. Any delay in entering into new strategic partnership agreements related to any of ABVC’s therapeutic candidates could delay the development and commercialization of such candidates and reduce its competitiveness even if it reaches the market.

If ABVC fails to establish and maintain additional strategic partnerships or collaboration related to its therapeutic candidates that have not been fully licensed, it will bear all of the risk and costs related to the development of any such drug candidate, and it may need to seek additional financing, hire additional employees and otherwise develop expertise for which it has not budgeted. This could negatively affect the development of any incompletely partnered new drug candidates.

ABVC’s licensors may choose to terminate any of the license agreements with ABVC. As a result, ABVC’s research and development of the new drug candidate which contains the underlying API may be terminated abruptly.

If ABVC’s Subsidiary BioLite materially breaches any license agreements it has with Yukiguni Maitake Co. (“Yukiguni”), Medical and Pharmaceutical Industry Technology and Development Center (“MPITDC”) or Industrial Technology Research Institute (“ITRI”), or any of such license agreement terminates unexpectedly, BioLite may not be able to continue its research and development of the new drug candidate which contains the underlying API whose license has been terminated. Pursuant to the Yukiguni License Agreement, if BioLite fails to meet the milestone sales requirement or submit certain applications to the appropriate health authorities on a schedule prescribed therein, Yukiguni shall have the right to terminate the Yukiguni License Agreement. If the Yukiguni License Agreement is terminated involuntarily, BioLite will be forced to discontinue its new drug development of ABV-1702, ABV-1502 and ABV-1501 and terminate the collaboration agreements relating to the three new drug candidates. The termination of the right to use the underlying API will materially disrupt the operations of ABVC.

ABVC’s Subsidiary BioLite depends on one supplier for the API of ABV-1702, ABV-1502 and ABV-1501 and any failure of such supplier to deliver sufficient quantities of the API that meets its quality standard could have a material adverse effect on its research of these three drug candidates.

Currently BioLite relies primarily on Yukiguni, a Japanese supplier, to provide Yukiguni Maitake Extract 404, the API which is contained in ABV-1702, ABV-1502 and ABV-1501, three of the four drug candidates in BioLite’s oncology/hematology portfolio. It has entered into the Yukiguni License Agreement, among other things, for the delivery of Yukiguni Maitake Extract 404, which is patented in Japan and China. BioLite agrees to fulfill its demand of the Yukiguni Maitake Extract 404 by purchasing first from Yukiguni respecting the therapeutic products and Yukiguni represents that it will provide sufficient quantities of such API that meets cGMP standards. If the supplies of Yukiguni Maitake Extract 404 were interrupted for any reason, BioLite’s research and development activities of these three drug candidates could be delayed. These delays could be extensive and expensive, especially in situations where a substitution is not readily available.

Although BioLite may negotiate with other vendors that could provide Yukiguni Maitake Extract 404, it cannot guarantee that it will be able to find such vendors. Failure to obtain adequate supplies of high quality Yukiguni Maitake Extract 404 in a timely manner could have a disruptive effect on ABVC and BioLite’s research and development activities of ABV-1702, ABV-1502 and ABV-1501, resulting in a material adverse effect on its business, financial condition and results of operations.

With respect to generic drugs, ABVC ’s sales and marketing function is currently very limited and currently relies on third parties to promote its products to physicians in the U.S. and rely on its foreign partners with respect to marketing and distribution of its generic drugs outside the U.S. ABVC will need to maintain the commercial marketing and sales partners and attract others or be in a position to afford qualified or experienced marketing and sales personnel for its generic drug products.

ABVC has marketing personnel to develop clientele for its CDMO business line but does not have marketing and sales human capital for its generic drug products. ABVC heavily relies on third parties to promote its products to physicians in the U.S. and rely on its foreign partners to conduct marketing and sales outside the U.S. ABVC will need to maintain its commercial marketing and sales partners and attract others or be in a position to afford qualified or experienced marketing and sales personnel to market its generic drug products.

ABVC may use hazardous chemicals and biological materials in its business. Any claims relating to improper handling, storage or disposal of these materials could be time consuming and costly.

ABVC’s research and development may involve the controlled use of hazardous materials, including chemicals and biological materials. ABVC cannot eliminate the risk of accidental contamination or discharge and any resulting injury from these materials. ABVC may be sued for any injury or contamination that results from its use or the use by third parties of these materials, and its liability may exceed any insurance coverage and its total assets. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of these hazardous materials and specified waste products, as well as the discharge of pollutants into the environment and human health and safety matters. Although ABVC makes its best efforts to comply with environmental laws and regulations despite the associated high costs and inconvenience, ABVC cannot guarantee that it will not mishandle any hazardous materials in the future. If it fails to comply with these requirements or any improper handling of hazardous materials occurs, it could incur substantial costs, including civil or criminal fines and penalties, clean-up costs or capital expenditures for control equipment or operational changes necessary to achieve and maintain compliance. In addition, ABVC cannot predict the impact on its business of new or amended environmental laws or regulations or any changes in the way existing and future laws and regulations are interpreted and enforced.

Risks Related to the Intellectual Properties

Pharmaceutical patents and patent applications involve highly complex legal and factual questions, which, if determined adversely to the Company, could negatively impact its respective licensors’ patent position and interrupt its research activities.

The patent positions of pharmaceutical companies and research institutions can be highly uncertain and involve complex legal and factual questions. The interpretation and breadth of claims allowed in some patents covering pharmaceutical compositions may be uncertain and difficult to determine, and are often affected materially by the facts and circumstances that pertain to the patented compositions and the related patent claims. The standards of the U.S. Patent and Trademark Office, or USPTO, are sometimes uncertain and could change in the future. Consequently, the issuance and scope of patents cannot be predicted with certainty. Patents, if issued, may be challenged, invalidated or circumvented. U.S. patents and patent applications may also be subject to interference proceedings, and U.S. patents may be subject to re-examination proceedings, post-grant review and/or inter parties review in the USPTO. Foreign patents may be subject to opposition or comparable proceedings in the corresponding foreign patent office, which could result in either loss of the patent or denial of the patent application or loss or reduction in the scope of one or more of the claims of the patent or patent application. In addition, such interference, re-examination, post-grant review, inter parties review and opposition proceedings may be costly. Accordingly, rights under any issued patents may not provide the Company with sufficient protection against competitive products or processes.

In addition, changes in or different interpretations of patent laws in the U.S. and foreign countries may permit others to use discoveries of the Company or to develop and commercialize their new drug candidates without providing any compensation thereto, or may limit the number of patents or claims the Company can obtain. The laws of some countries do not protect intellectual property rights to the same extent as U.S. laws and those countries may lack adequate rules and procedures for defending the intellectual property rights of the Company.

If the Company fails to obtain and maintain patent protection and trade secret protection of its respective products, the Company could lose their competitive advantages and competition it faces would increase, reducing any potential revenues and adversely affecting its ability to attain or maintain profitability.

Developments in patent law could have a negative impact on the Company’s Licensors’ patent positions and the Company’s business.

From time to time, the U.S. Supreme Court, other federal courts, the U.S. Congress or the USPTO may change the standards of patentability and any such changes could have a negative impact on the Company’s business.

In addition, the Leahy-Smith America Invents Act, or the America Invents Act, which was signed into law in 2011, includes a number of significant changes to U.S. patent law. These changes include a transition from a “first-to-invent” system to a “first-to-file” system, changes the way issued patents are challenged, and changes the way patent applications are disputed during the examination process. These changes may favor larger and more established companies that have greater resources to devote to patent application filing and prosecution. The USPTO has developed regulations and procedures to govern the full implementation of the America Invents Act, and many of the substantive changes to patent law associated with the America Invents Act, and, in particular, the first-to-file provisions, became effective on March 16, 2013. Substantive changes to patent law associated with the America Invents Act may affect the Company, BioLite and BioKey’s ability to obtain patents, and if obtained, to enforce or defend them. Accordingly, it is not clear what, if any, impact the America Invents Act will ultimately have on the cost of prosecuting the Company’s patent applications, its ability to obtain patents based on its discoveries and its ability to enforce or defend its patents.

If the Company is unable to protect the confidentiality of its trade secrets, its business and competitive position would be harmed, respectively.

In addition to patent protection, because the Company operates in the highly technical field of discovery and development of therapies, it relies in part on trade secret protection in order to protect its proprietary technology and processes. However, trade secrets are difficult to protect. The Company has entered into confidentiality and non-disclosure agreements with their employees, consultants, outside scientific and commercial collaborators, sponsored researchers, and other advisors. These agreements generally require that the other party keep confidential and not disclose to third parties any confidential information developed by the party or made known to the party by the Company during the course of the party’s relationship therewith. These agreements also generally provide that inventions conceived by the party in the course of rendering services to the Company will be ABVC’s exclusive property. However, these agreements may not be honored and may not effectively assign intellectual property rights to the Company.

In addition to contractual measures, the Company tries to protect the confidential nature of its proprietary information using physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for the Company. The Company’s security measures may not prevent an employee or consultant from misappropriating its trade secrets and providing them to a competitor, and recourse it takes against such misconduct may not provide an adequate remedy to protect the Company’s interests fully. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, courts outside the U.S. may be less willing to protect trade secrets. Trade secrets may be independently developed by others in a manner that could prevent legal recourse by the Company. If the Company’s confidential or proprietary information, such as the trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, its competitive position could be harmed.

Third parties may assert that the Company’s employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

The Company might employ individuals who were previously employed at universities or other biopharmaceutical companies, including its competitors or potential competitors. Although through certain non-disclosure covenants and employment agreements with its officers and employees, the Company tries to ensure that its employees and consultants do not use the proprietary information or know-how of others in the work for the Company, the Company may be subject to claims that it or its employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third parties. Litigation may be necessary to defend against these claims. If the Company fails in defending any such claims, in addition to paying monetary damages, the Company may lose valuable intellectual property rights or personnel. Even if the Company is successful in defending against such claims, litigation could result in substantial costs and be a distraction to the Company’s management and other employees.

ABVC’s ability to compete may decline if it does not adequately protect its proprietary rights or if is barred by the intellectual property rights of others.

ABVC’s commercial success depends on obtaining and maintaining proprietary rights to its drug candidates as well as successfully defending these rights against third-party challenges. ABVC obtains its rights to use and research certain proprietary information to further develop the drug candidates primarily from three institutions, MPITDC, ITRI and Yukiguni (collectively the “Licensors”). These three institutions own the intellectual property rights in the products that have been licensed to us may prosecute new patents of the drug candidates that are invented or discovered within the licensed scope of use under respective license agreements. ABVC will only be able to protect its new drug candidates from unauthorized use by third parties to the extent that its valid and enforceable patents, or effectively protected trade secrets and know-how, cover them.

ABVC’s ability to obtain new patent protection for its new drug candidates is uncertain due to a number of factors, including that:

●	ABVC may not have been the first to make the inventions covered by pending patent applications or issued patents;

●	ABVC may not have been the first to file patent applications for its new drug candidates;

●	others may independently develop identical, similar or alternative products or compositions and uses thereof;

●	ABVC’s disclosures in patent applications may not be sufficient to meet the statutory requirements for patentability;

●	any or all of ABVC’s pending patent applications may not result in issued patents;

●	ABVC may not seek or obtain patent protection in countries that may eventually provide a significant business opportunity;

●	any patents issued to ABVC may not provide a basis for commercially viable products, may not provide any competitive advantages, or may be successfully challenged by third parties;

●	ABVC’s methods may not be patentable;

●	ABVC’s licensors may successfully challenge that ABVC’s new patent application fall outside the licensed use of the products; or

●	others may design around ABVC’s patent claims to produce competitive products which fall outside of the scope of its patents.

Even if ABVC has or obtains new patents covering its new drug candidates, ABVC may still be barred from making, using and selling them because of the patent rights of others. Others may have filed, and in the future may file, patent applications covering products that are similar or identical to ABVC. There are many issued U.S. and foreign patents relating to therapeutic products and some of these relate to ABVC’s new drug candidates. These could materially affect ABVC’s ability to develop its drug candidates. Because patent applications can take many years to issue, there may be currently pending applications unknown to ABVC that may later result in issued patents that its new drug candidates may infringe. These patent applications may have priority over patent applications filed by ABVC.

The Company and its respective licensors may not be able to enforce their intellectual property rights throughout the world.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the U.S. Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of some countries, particularly developing countries, do not favor the enforcement of patents and other intellectual property protection, especially those relating to pharmaceuticals and medical devices. This could make it difficult for the Company and its respective licensors to stop the infringement of some of the Licensors’ patents, or the misappropriation of their other intellectual property rights. For example, many foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, many countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit. Patent protection must ultimately be sought on a country-by-country basis, which is an expensive and time-consuming process with uncertain outcomes. Accordingly, the Company and its licensors have chosen in the past and may choose in the future not to seek patent protection in certain countries, and as a result the Company will not have the benefit of patent protection in such countries. Moreover, the Company may choose in the future not to seek patent protection in certain countries, and as a result it will not have the benefit of patent protection in such countries.

Proceedings to enforce the Company’s and its licensors’ patent rights in foreign jurisdictions could result in substantial costs and divert its efforts and attention from other aspects of the businesses. Accordingly, the efforts to protect the Company’s intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the U.S. and foreign countries may affect the Company’s ability to obtain adequate protection for its technology and the enforcement of intellectual property.

Regulatory Risks Relating to Biopharmaceutical Development Business

The Company is subject to various government regulations.

The manufacture and sale of human therapeutic and diagnostic products in the U.S. and foreign jurisdictions are governed by a variety of statutes and regulations. These laws require approval of manufacturing facilities, controlled research and testing of products and government review and approval of a submission containing manufacturing, preclinical and clinical data in order to obtain marketing approval based on establishing the safety and efficacy of the product for each use sought, including adherence to current PIC/S Guide to Good Manufacturing Practice for Medicinal products during production and storage, and control of marketing activities, including advertising and labeling.

The products the Company are currently developing will require significant development, preclinical and clinical testing and investment of substantial funds prior to its commercialization. The process of obtaining required approvals can be costly and time-consuming, and there can be no assurance that future products will be successfully developed and will prove to be safe and effective in clinical trials or receive applicable regulatory approvals. Markets other than the U.S. have similar restrictions. Potential investors and shareholders should be aware of the risks, problems, delays, expenses and difficulties which we may encounter in view of the extensive regulatory environment which controls our business.

The Company cannot be certain that it will be able to obtain regulatory approval for, or successfully commercialize, any of its current or future product candidates.

The Company may not be able to develop any current or future product candidates. The Company’s new drug candidates will require substantial additional clinical development, testing, and regulatory approval before the commencement of commercialization. The clinical trials of the Company’s drug candidates are, and the manufacturing and marketing of our new drug candidates will be, subject to extensive and rigorous review and regulation by numerous government authorities in the U.S. and in other countries where the Company intend to test and, if approved, market any new drug candidate. Before obtaining regulatory approvals for the commercial sale of any product candidate, the Company must demonstrate through pre-clinical testing and clinical trials that the product candidate is safe and effective for use in each target indication. This process can take many years and may include post-marketing studies and surveillance, which will require the expenditure of substantial resources. Of the large number of drugs in development in the U.S., only a small percentage successfully completes the FDA regulatory approval process and is commercialized. Accordingly, even if the Company is able to obtain the requisite financing to continue to fund its development and clinical programs, it cannot assure the investors that any of the product candidates will be successfully developed or commercialized.

The Company is not permitted to market a therapeutic product in the U.S. until it receives approval of an NDA or ANDA, for that product from the FDA, or in any foreign countries until they receive the requisite approval from such countries. Obtaining approval of an NDA is a complex, lengthy, expensive and uncertain process, and the FDA may delay, limit or deny approval of any product candidate for many reasons, including, among others:

●	Unable to demonstrate that a product candidate is safe and effective to the satisfaction of the FDA;

●	the results of the Company’s clinical trials may not meet the level of statistical or clinical significance required by the FDA for marketing approval;

●	the FDA may not approve the formulation of any product candidate;

●	the CROs, that BioLite or the Company retains to conduct its clinical trials may take actions outside of its control that materially adversely impact its clinical trials;

●	delays in patient enrollment, variability in the number and types of patients available for clinical trials, and lower-than anticipated retention rates for patients in clinical trials;

●	the FDA may find the data from pre-clinical studies and clinical trials insufficient to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks, such as the risk of drug abuse by patients or the public in general;

●	the FDA may disagree with the interpretation of data from the Company’s pre-clinical studies and clinical trials;

●	the FDA may not accept data generated at the Company’s clinical trial sites;

●	if an NDA, if and when submitted, is reviewed by an advisory committee, the FDA may have difficulties scheduling an advisory committee meeting in a timely manner or the advisory committee may recommend against approval of our application or may recommend that the FDA require, as a condition of approval, additional pre-clinical studies or clinical trials, limitations on approved labeling or distribution and use restrictions;

●	the FDA may require development of a Risk Evaluation and Mitigation Strategy, or REMS, as a condition of approval or post-approval; or

●	the FDA may change its approval policies or adopt new regulations.

These same risks apply to applicable foreign regulatory agencies from which the Company, through BioLite, may seek approval for any of our new drug candidates.

Any of these factors, many of which are beyond the Company’s control, could jeopardize its ability to obtain regulatory approval for and successfully market any new drug candidate. As a result, any such setback in the Company’s pursuit of initial or additional regulatory approval would have a material adverse effect on its business and prospects.

If the Company does not successfully complete pre-clinical and Phase I and II clinical development, it will be unable to receive full payments under their respective collaboration agreements, find future collaborators or partners to take the drug candidates to Phase III clinical trials. Even if the Company successfully completes all Phase I and II clinical trials, those results are not necessarily predictive of results of additional trials that may be needed before an NDA for Phase III trials may be submitted to the FDA. Although there are a large number of drugs in development in the U.S. and other countries, only a very small percentage result in commercialization, and even fewer achieve widespread physician and consumer acceptance following the regulatory approval.

In addition, the Company may encounter delays or drug candidate rejections based on new governmental regulations, future legislative or administrative actions, or changes in FDA policy or interpretation during the period of product development. If the Company obtains required regulatory approvals, such approvals may later be withdrawn. Delays or failures in obtaining regulatory approvals may result in:

●	varying interpretations of data and commitments by the FDA and similar foreign regulatory agencies; and

●	diminishment of any competitive advantages that such drug candidates may have or attain.

Furthermore, if the Company fails to comply with applicable FDA and other regulatory requirements at any stage during this regulatory process, the Company may encounter or be subject to:

●	delays or termination in clinical trials or commercialization;

●	refusal by the FDA or similar foreign regulatory agencies to review pending applications or supplements to approved applications;

●	product recalls or seizures;

●	suspension of manufacturing;

●	withdrawals of previously approved marketing applications; and

●	fines, civil penalties, and criminal prosecutions.

The Company faces substantial competition from companies with considerably more resources and experience than the Company has, which may result in others discovering, developing, receiving approval for, or commercializing products before or more successfully than the Company.

The Company competes with companies that research, develop, manufacture and market already-existing and new pharmaceutical products in the fields of CNS, hematology/oncology and autoimmune. The Company anticipates that it will face increased competition in the future as new companies enter the market with new drugs and/or technologies and/or their competitors improve their current products. One or more of their competitors may offer new drugs superior to the Company’s and render the Company’s drugs uneconomical. A lot of the Company’s current competitors, as well as many of its respective potential competitors, have greater name recognition, more substantial intellectual property portfolios, longer operating histories, significantly greater resources to invest in new drug development, more substantial experience in product marketing and new product development, greater regulatory expertise, more extensive manufacturing capabilities and the distribution channels to deliver products to customers. If the Company is not able to compete successfully, it may not generate sufficient revenue to become profitable. The Company’s ability to compete successfully will depend largely on its ability to:

●	successfully commercialize its drug candidates with commercial partners;

●	discover and develop new drug candidates that are superior to other products in the market;

●	with its collaborators, obtain required regulatory approvals;

●	attract and retain qualified personnel; and

●	obtain patent and/or other proprietary protection for its product candidates.

Established pharmaceutical companies devote significant financial resources to discovering, developing or licensing novel compounds that could make the Company’s products and product candidates obsolete. BioLite’s and the Company’s competitors may obtain patent protection, receive FDA approval, and commercialize medicines before it. Other companies are or may become engaged in the discovery of compounds or botanical materials that may compete with the drug candidates the Company is developing.

The Company competes with a large number of well-established pharmaceutical companies that may have more resources than the Company does in developing therapeutics in the fields of CNS, oncology/hematology and ophthalmology.

Any new drug candidate the Company is developing or commercializing that competes with a currently-approved product must demonstrate compelling advantages in efficacy, convenience, tolerability and/or safety in order to address price competition and be commercially successful. If the Company is not able to compete effectively against its current and future competitors, its business will not grow and its financial condition and operations will suffer.

Risks Relating to Doing Business Outside the United States

Because part of ABVC’s pharmaceutical research and development is conducted outside of the U.S., the Company is subject to the risks of doing business internationally, including periodic foreign economic downturns and political instability, which may adversely affect the Company’s revenue and cost of doing business in Taiwan.

ABVC collaborates with primary place of business is in Taiwan, Republic of China and the Company has certain key employees, including its Chief Financial Officer, in Taiwan. Foreign economic downturns may affect our results of operations in the future. Additionally, other facts relating to the operation of the Company’s business outside of the U.S. may have a material adverse effect on the Company’s business, financial condition and results of operations, including:

●	international economic and political changes;

●	the imposition of governmental controls or changes in government regulations, including tax laws, regulations and treaties;

●	changes in, or impositions of, legislative or regulatory requirements regarding the pharmaceutical industry;

●	compliance with U.S. and international laws involving international operations, including the Foreign Corrupt Practices Act and export control laws;

●	difficulties in achieving headcount reductions due to unionized labor and works councils;

●	restrictions on transfers of funds and assets between jurisdictions; and

●	China- Taiwan geo-political instability.

As the Company continues to operate their business globally, their success will depend in part, on their ability to anticipate and effectively manage these risks. The impact of any one or more of these factors could materially adversely affect the Company’s business, financial condition and results of operations.

The Company may be exposed to liabilities under the U.S. Foreign Corrupt Practices Act (“FCPA”) and Chinese anti-corruption law.

The Company is subject to the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments, foreign government officials and political parties by U.S. persons as defined by the statute for purposes of obtaining or retaining businesses. The Company may have agreements with third parties who may make sales in mainland China and U.S., during the process of which the Company may be exposed to corruption. Activities in Taiwan create the risk of unauthorized payments or offers of payments by an employee, consultant or agent of the Company, because these parties are not always subject to the Company’s control.

Although the Company believes to date it has complied in all material aspects with the provisions of the FCPA and Chinese anti-corruption law, the existing safeguards and any future improvements may prove to be less than effective and any of the Company’s employees, consultants or agents may engage in corruptive conduct for which the Company might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions against the Company and individuals and therefore could negatively affect the Company’s business, operating results and financial condition. In addition, the Taiwanese government may seek to hold the Company liable as a successor for FCPA violations committed by companies in which the Company invests or acquires.

If the Company becomes directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matters. Any unfavorable results from the investigations could harm our business operations, this offering and our reputation.

Recently, U.S. public companies that have substantially all of their operations in China, have been subjects of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities, lack of effective internal control over financial accountings, inadequate corporate governance and ineffective implementation thereof and, in many cases, allegations of fraud. As a result of enhanced scrutiny, criticism and negative publicity, the publicly traded stocks of many U.S. listed Chinese companies have sharply decreased in value and, in some cases, have become virtually worthless or illiquid. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effects the sector-wide investigations will have on the Company. If the Company becomes a subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, the Company will have to expend significant resources to investigate such allegations and defend the Company. If such allegations were not proven to be baseless, the Company would be severely hampered and the price of the stock of the Company could decline substantially. If such allegations were proven to be groundless, the investigation might have significantly distracted the attention of the Company’s management.

International operations expose the Company to currency exchange and repatriation risks, and the Company cannot predict the effect of future exchange rate fluctuations on its business and operating results.

The Company has business operations in Taiwan and collaborative activities in U.S. and Japan. Substantial amounts of revenues are received and expenses are incurred in New Taiwan Dollars and U.S. dollars. Thus, the Company has exposure to currency fluctuations. The Company cannot assure you that the effect of currency exchange fluctuations will not materially affect its revenues and net income in the future.

ABVC’s business could be adversely affected by changes in the U.S. presidential administration.

A new U.S. presidential administration came to power in January 2017 and President Trump has publicly stated that he will take certain efforts to impose importation tariffs from certain countries such as China and Mexico which could affect the cost of certain ABVC’s product components and the sales of certain ABVC’s products and services. In addition, the Trump Administration has and will appoint and employ many new secretaries, directors and the like into positions of authority in the U.S. Federal government dealing with the pharmaceutical and healthcare industries that may potentially have a negative impact on the prices and the regulatory pathways for certain pharmaceuticals, nutritional supplements and health care products such as those developed, marketed or sold by ABVC and its licensees. Such changes in the regulatory pathways could adversely affect and or delay ABVC’s ability to develop, market and sell their products in the U.S.

Risks Related to the Company’s Financial Condition

Our existing indebtedness may adversely affect our ability to obtain additional funds and may increase our vulnerability to economic or business downturns.

We are subject to a number of risks associated with our indebtedness, including: 1) we must dedicate a portion of our cash flows from operations to pay debt service costs, and therefore we have less funds available for operations and other purposes; 2) it may be more difficult and expensive to obtain additional funds through financings, if available at all; 3) we are more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and 4) if we default under any of our existing credit facilities or if our creditors demand payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments. As of December 31, 2017 and September 30, 2018, our outstanding current liabilities on a pro forma basis as if the Mergers were closed then were approximately $8.4 million and $9.3 million, respectively, which consisted primarily of due to related parties.

Our disclosure controls and procedures were not effective as of September 30, 2018 and as a result of such we do not expect that our disclosure controls and procedures will prevent all errors and all instances of fraud. The ineffective disclosure controls and procedures may lead to restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market prices for our Series A Convertible Preferred Stock and Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

We maintain disclosure controls and procedures designed to provide reasonable assurance that material information required to be disclosed by us in the reports we file or submit under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that the information is accumulated and communicated to our management, including our Chief Executive Officer and interim Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure. We performed an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and interim Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report. Based on their evaluation, our management, including our Chief Executive Officer and interim Chief Financial Officer, concluded that our disclosure controls and procedures were not effective as of September 30, 2018.

We do not expect that our disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that we have detected all our control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures is also based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our Common Stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock without stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of Common Stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our Common Stock. In addition, our Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than our Common Stock or that is convertible into our Common Stock, which could decrease the relative voting power of our Common Stock or result in dilution to our existing stockholders.

We intend to issue Series A Convertible Preferred Stock which has senior dividend rights than Common Stock in this offering. We may create any additional series of preferred stock and issue such shares in the future although we do not have present intention of doing so.

Our independent auditors have issued an audit opinion for our company, which includes a statement describing our going concern status. Our financial status creates a doubt whether we will continue as a going concern.

Our auditors have issued a going concern opinion regarding our company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such we may have to cease operations and investors could lose part or all of their investment in our company.

Our internal computer systems, or those of our third-party contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our product development programs.

Despite the implementation of security measures, our internal computer systems and those of our third-party contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we do not believe that we have experienced any such system failure, accident, or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a loss of clinical trial data for our new drug candidates which could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach results in a loss of or damage to our data or applications or other data or applications relating to our technology or new drug candidates, or inappropriate disclosure of confidential or proprietary information, we could incur liabilities and the further development of our product candidates could be delayed.

This offering is being conducted on a “best efforts” basis and as a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment.

This offering is on a “best efforts” basis and requires a Minimum Amount of $10,000,000 to be raised. We need to reserve 20% of the funds raised in this offering in escrow for the distribution of dividend to holders of Series A Convertible Preferred Stock. If we only raise the Minimum Amount, we will only receive $7,300,000 in proceeds before expenses and we may not be able to fund our operations for a period of time as desired, and our growth opportunities may be materially adversely affected. This could increase the likelihood that an investor may lose his or her entire investment.

Investors’ funds will be placed in escrow during the offering period and investors will not have use of their funds during the offering period.

The Underwriter is offering the Series A Convertible Preferred Stock on a best efforts basis. No commitment by anyone exists to purchase all or any part of the shares offered hereby. Those investor’s funds deposited will be held in escrow pending closing of this offering and such funds may be escrowed for as long as one hundred and eighty (180) days. Investors will not have use of any funds deposited for the shares during the offering period. See “Underwriting.”

There is no public market for the Series A Convertible Preferred Stock and prospective investors may not be able to resell their shares at or above the offering price, if at all.

There is no market for our Series A Convertible Preferred Stock and no assurance can be given that an active trading market will develop for the Series A Convertible Preferred Stock or, if one does develop, that it will be maintained. In the absence of a public trading market, an investor may be unable to liquidate his investment in our company. The Public Offering Price of this offering is not indicative of future market prices.

The stock market in general may experience extreme price and volume fluctuations. Continued market fluctuations could result in extreme volatility in the price of the Common Stock, which could cause a decline in the value of the Common Stock and the Series A Convertible Preferred Stock. Prospective investors should also be aware that price volatility may be worse if the trading volume of the Common Stock or Series A Convertible Preferred Stock is low.

We intend to list both our Common Stock and Series A Convertible Preferred Stock on Nasdaq. We cannot assure you that either of our application to list the Common Stock or Series A Convertible Preferred Stock will be approved; however, we will not complete this offering without a listing approval letter of our Series A Convertible Preferred Stock from Nasdaq. The liquidity of the trading market, if any, and future trading prices of the Series A Convertible Preferred Stock will depend on many factors, including, among other things, the market price of our Common Stock, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. It is possible that the market for the Series A Convertible Preferred Stock will be subject to disruptions which may have a negative effect on the holders of the Series A Convertible Preferred Stock, regardless of our operating results, financial performance or prospects.

The share price of our Common Stock is volatile, the trading price of our Series A Convertible Preferred Stock could be volatile, and both may be influenced by numerous factors, some of which are beyond our control.

There is currently only a limited public market for our Common Stock, which is listed on the OTCQB Market, and there can be no assurance that a trading market will develop further or be maintained for either our Common Stock or Series A Convertible Preferred Stock in the future. The trading price of our Common Stock is likely to be highly volatile, and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include:

●	the new drug candidates we acquire for commercialization;

●	the product candidates we seek to pursue, and our ability to obtain rights to develop those product candidates;

●	our decision to initiate a clinical trial, not to initiate a clinical trial or to terminate an existing clinical trial;

●	actual or anticipated adverse results or delays in our pre-clinical studies and clinical trials;

●	our failure to get any of our new drug candidates approved;

●	unanticipated serious safety and environmental concerns related to the use and research activities of any of our new drug candidates;

●	overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;

●	conditions or trends in the healthcare, biotechnology and pharmaceutical industries;

●	introduction of new products offered by us or our competitors;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

●	our ability to maintain an adequate rate of growth and manage such growth;

●	issuances of debt or equity securities by us;

●	sales of our securities by us or our stockholders in the future, or the perception that such sales could occur;

●	trading volume of our Common Stock or Series A Convertible Preferred Stock;

●	ineffectiveness of our internal control over financial reporting or disclosure controls and procedures;

●	general political and economic conditions in U.S. and other countries and territories where we conduct our business;

●	effects of natural or man-made catastrophic events; and

●	adverse regulatory decisions;

●	additions or departures of key scientific or management personnel;

●	changes in laws or regulations applicable to our product candidates, including without limitation clinical trial requirements for approvals;

●	disputes or other developments relating to patents and other proprietary rights and our ability to obtain protection for our products;

●	our dependence on third parties, including CROs and scientific and medical advisors;

●	failure to meet or exceed any financial guidance or expectations regarding development milestones that we may provide to the public;

●	actual or anticipated variations in quarterly operating results;

●	failure to meet or exceed the estimates and projections of the investment community;

●	other events or factors, many of which are beyond our control.

In addition, the stock market in general, and the stocks of small-cap healthcare, biotechnology and pharmaceutical companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our Common Stock.

The automatic conversion feature may not adequately compensate holders of Series A Convertible Preferred Stock and may make it more difficult for a party to take over our company or discourage a party from taking over our company.

Upon the four-year anniversary of issuance, each share of Series A Convertible Preferred Stock automatically converts into one share of Common Stock. See “Description of Securities.” If the Common Stock price is less than the price paid for each share of Series A Convertible Preferred Stock, the value of the Series A Convertible Preferred Stock will be less than the price paid for the Series A Convertible Preferred Stock excluding the dividends.

Our ability to pay dividends is limited by the requirements of Nevada law.

Our ability to pay dividends on the Series A Convertible Preferred Stock is limited by the laws of Nevada. Under applicable Nevada law, we, as a Nevada corporation, generally may not make a distribution if i) we would not be able to pay our debts as they become due in the usual course of business, or ii) our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Although we will have Dividend Reserve in escrow upon closing of this offering, we cannot guarantee that we can distribute such dividend when due under the laws of Nevada.

Dividends on the Series A Convertible Preferred Stock will be taxable.

 Income from “qualified dividends” payable to U.S. stockholders that are individuals, trusts and estates are generally subject to tax at preferential rates.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and any trading volume could decline.

Any trading market for our Common Stock that may develop will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us or our business. If no securities or industry analysts commence coverage of our company, the trading price for our Common Stock could be negatively affected. If securities or industry analysts initiate coverage, and one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our Common Stock could decrease, which might cause our stock price and any trading volume to decline.

Future sales and issuances of our Common Stock or rights to purchase Common Stock, including pursuant to our equity incentive plan or otherwise, could result in dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that we will need significant additional capital in the future to continue our planned operations. To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell Common Stock, convertible securities or other equity securities in more than one transaction, including issuance of equity securities pursuant to any future stock incentive plan to our officers, directors, employees and non-employee consultants for their services to us, investors in a prior transaction may be materially diluted by subsequent sales. Additionally, any such sales may result in material dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to those of holders of our Common Stock. Further, any future sales of our Common Stock by us or resales of our Common Stock by our existing stockholders could cause the market price of our Common Stock to decline. Any future grants of options, warrants or other securities exercisable or convertible into our Common Stock, or the exercise or conversion of such shares, and any sales of such shares in the market, could have an adverse effect on the market price of our Common Stock.

The elimination of personal liability against our directors and officers under Nevada law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

ABVC Bylaws eliminate the personal liability of our directors and officers to us and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Nevada law. Further, our Bylaws and individual indemnification agreements we intend to enter with each of our directors and executive officers provide that we are obligated to indemnify each of our directors or officers to the fullest extent authorized by Nevada law and, subject to certain conditions, advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could expose us to substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to afford. Further, those provisions and resulting costs may discourage us or our stockholders from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, even if such actions might otherwise benefit our stockholders.

Our Common Stock may be subject to the “penny stock” rules of the Securities and Exchange Commission, which may make it more difficult for stockholders to sell our Common Stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of the Company’s Common Stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about us, our industry and the regulatory environment in which we and companies integral to our ecosystem operate. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The forward-looking statements included in this prospectus relate to, among others:

●	risks and uncertainties associated with our research and development activities, including our clinical trials and preclinical studies;

●	the timing or likelihood of regulatory filings and approvals or of alternative regulatory pathways for our drug candidates;

●	the potential market opportunities for commercializing our drug candidates;

●	our expectations regarding the potential market size and the size of the patient populations for our drug candidates, if approved for commercial use, and our ability to serve such markets;

●	estimates of our expenses, future revenue, capital requirements and our needs for additional financing;

●	our ability to develop, acquire and advance our product candidates into, and successfully complete, clinical trials and preclinical studies and obtain regulatory approvals;

●	the implementation of our business model and strategic plans for our business and drug candidates;

●	the initiation, cost, timing, progress and results of future preclinical studies and clinical trials, and our research and development programs;

●	the terms of future licensing arrangements, and whether we can enter into such arrangements at all;

●	timing and receipt or payments of licensing and milestone revenues, if any;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our drug candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	regulatory developments in the United States and foreign countries;

●	the performance of our third party suppliers and manufacturers;

●	our ability to maintain and establish collaborations or obtain additional funding;

●	the success of competing therapies that are currently or may become available;

●	our ability to continue as a going concern;

●	our financial performance; and

●	developments and projections relating to our competitors and our industry.

We caution you that the forward-looking statements highlighted above do not encompass all of the forward-looking statements made in this prospectus or in the documents incorporated by reference in this prospectus.

We have based the forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and experience to differ from those projected, including, but not limited to, the risk factors described herein and the risk factors set forth in Part I - Item 1A, “Risk Factors”, in our Annual Report on Form 10-KT for the year ended December 31, 2017, as filed with the SEC on April 13, 2018, and elsewhere in the documents incorporated by reference into this prospectus. Moreover, we operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $9.3 million at minimum and $18.6 million at maximum from the sale of Series A Preferred Stock offered by us, after deducting underwriting discounts and the estimated offering expenses payable by us. We will reserve $2 million at minimum and $4 million at maximum in escrow for the distribution of dividends to the holders of Series A Preferred Stock. After deducting the Dividend Reserve and underwriting discounts and commission, we estimate that we will receive proceeds from this offering of approximately $7.3 million at minimum and $14.6 million at maximum. These estimates are based upon an assumed public offering price of US$_ per share, the price shown on the front cover page of this prospectus.

A $1.00 increase (decrease) in the assumed public offering price of $             per share would increase (decrease) the net proceeds to us from this offering by $             million at minimum and $ million at maximum, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions.

We plan to use the net proceeds of this offering for the business development purposes, which may include but not limited to research and development (“R&D”) activities for our five drug candidates and one medical device candidate, marketing, repayment of certain loans, and general working capital. The loans that we intend to repay from the net proceeds of the offering are the credit line (the “Cathay Bank Credit Line”) owed by us to Cathay Bank and three convertible notes (the “Convertible Notes”) purchased by three investors in the aggregate amount of $800,000. As of the date of this prospectus, we drew $725,000 under the Cathay Bank Credit Line and expect to use the full credit line of $1,000,000 before the closing of this offering. The Cathay Bank Credit Line provides for a revolving line of credit in the principal amount of $1,000,000 with a maturity date (the “Maturity Date”) of January 1, 2020 and bears an interest rate equal to the sum of one percent (1%) and the prime rate as published in the Wall Street Journal (the “Index”) and the accrued interest shall become payable each month from February 1, 2019. The Cathay Bank Credit Line is fully disclosed in a current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2019. As of the date of this prospectus, the Company issued three Convertible Notes that bear an interest rate of 8% per annum for a period of 18 months and may be converted into our Common Stock at the option of the holder at a conversion price equal to the lower of i) $2.00 per share subject to adjustment and ii) 80% of the offering price of any completed equity offering of the Company in an amount exceeding $500,000. One of the holders of the Convertible Note is Keypoint Inc., an entity under common control of the Company’s controlling shareholders. As of the date of this prospectus, Keypoint Inc. has the Convertible Note in the principal amount of $250,000 outstanding. The Form D related to the offering of the Convertible Notes was filed with the SEC on July 27, 2018.

The following chart provides the approximate distribution of proceeds from this offering in the event that we are able to raise $10 million, $15 million and $20 million.

Use of Proceeds	Capital Raised	$10,000,000	$15,000,000	$20,000,000
Dividend Reserve		$2,000,000	$3,000,000	$4,000,000
Net proceeds after deduction of underwriting discounts and Dividend Reserve		$7,300,000	$10,950,000	$14,600,000
R&D expenses	Estimated cost	$1,000,000 (for six months)	$2,530,000 (for twelve months)	$4,065,000 (for eighteen months)
ABV-1701 Vitargus pilot production line	Estimated cost	$2,000,000	$2,000,000	$2,000,000
Loan repayment	Estimated cost	$1,800,000	$1,800,000	$1,800,000
Marketing and management expenses	Estimated cost	$ 600,000 (for six months)	$2,100,000 (for twelve months)	$3,600,000 (for eighteen months)
General working capital	Estimated cost	$1,619,000	$1,239,000	$2,854,000
Estimated Total Cost		$7,019,000	$9,669,000	$14,319,000

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, regulatory compliance, the progress of our clinical trials, our licensing development, the progress of any our collaborative or strategic partners, the credit environment in Taiwan and the competitive environment for our new drug candidates. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DIVIDEND POLICY

We have never paid our holders of Common Stock any cash dividends, and currently intend to retain future earnings, if any, to finance the expansion of its business.  As a result, we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future as we intend to retain any earnings for use in our business. Any future determination to pay dividends to the holders of our Common Stock will be at the discretion of our board of directors.

We will pay cumulative dividends from the Dividend Reserve on the Series A Convertible Preferred Stock at each anniversary from the date of original issue for a period of four calendar years. We will distribute five percent (5%) of the Dividend Reserve in cash at each anniversary of this offering for four years to each holder of Series A Convertible Preferred Stock. The distribution of dividends on our Series A Convertible Preferred Stock is subject to the laws of Nevada. Section 78.288 of the Revised Nevada Statute provides that no distribution may be made if, after giving it effect, i) a company would not be able to pay its debts as they become due in the usual course of business or ii) the company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the company were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. As a result of such, our distribution of dividend to Series A Convertible Preferred Stock is subject to the limitations set forth in Section 78.288 of the Revised Nevada Statute.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2018. Such information is set forth on the following basis:

●	on an actual basis;

●	on a pro forma basis; and

●	on a pro forma as adjusted basis to reflect the sale by us of _______ shares at minimum and _____ shares at maximum of Series A Convertible Preferred Stock in this offering at a public offering price of $____ per share, after deducting underwriting discounts and commissions and estimated offering expenses.

You should consider this table in conjunction with “Description of Securities” on page 115 and our financial statements and the notes to those financial statements included elsewhere in this prospectus.

As of September 30, 2018

Pro Forma
	Actual		Pro Forma				As Adjusted
			Minimum		Maximum		Minimum	Maximum
Cash and cash equivalents		$921,585		$-		$-	$	$
Shareholders’ equity:
Share capital:
Share of Series A Convertible Preferred Stock, $.0001 par value per share, 20,000,000 shares authorized, 0 shares issued and outstanding, actual; share of Series A Convertible Preferred Stock, $.0001 par value per share, 20,000,000 shares authorized, __ shares issued and outstanding, pro forma; share of Series A Convertible Preferred Stock, $.0001 par value per share, 20,000 shares authorized, ______shares issued and outstanding, pro forma as adjusted
Share of Common Stock, $.0001 par value per share, 360,000,000 shares authorized, ____ shares issued and outstanding, actual; share of Common Stock, $.0001 par value per share, 360,000,000 shares authorized, __ shares issued and outstanding, pro forma; share of Common Stock, $.0001 par value per share, 360,000 shares authorized, ______shares issued and outstanding, pro forma as adjusted
Other reserves
Retained earnings
Total shareholders’ equity(deficit)

Total capitalization	$		$		$		$	$

DILUTION

If you invest in our Series A Convertible Preferred Stock, your interest will be diluted to the extent of the difference between the public offering price per share of our Series A Convertible Preferred Stock and the pro forma as adjusted net tangible book value per share of our Series A Convertible Preferred Stock immediately after this offering. The pro forma net tangible book value of our Common Stock as of September 30, 2018 was $             million, or $             per share. Pro forma net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of outstanding Common Stock.

After giving effect to the receipt of the net proceeds from our sale of              shares at minimum and shares at maximum of Series A Convertible Preferred Stock in this offering at an assumed public offering price of $             per share, the midpoint of the price range set forth on the cover page of this prospectus, after deducting underwriting discounts, Dividend Reserve and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2018 would have been $             million at minimum or $        million at maximum, or $             per share at minimum or $          per share at maximum. This represents an immediate increase in pro forma as adjusted net tangible book value of $             per share at minimum or $            per share at maximum to existing stockholders and an immediate dilution of $             per share at minimum or $             per share at maximum to new investors purchasing Series A Convertible Preferred Stock at a conversion ratio of 1:1 in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Per Share
	Minimum	Maximum
Assumed public offering price per share	$
Net tangible book value per share as of September 30, 2018	$
Pro forma net tangible book value per share of Common Stock	$
Pro forma net tangible book value per share, after giving effect to this offering	$
Amount of dilution in pro forma net tangible book value per share of Series A Convertible Preferred Stock to new investors in this Offering	$

A $1.00 increase (decrease) in the assumed public offering price of $             per share of Series A Convertible Preferred Stock, which is the midpoint of the range set forth on the cover page of this prospectus, would increase (decrease) the pro forma net tangible book value, as adjusted to give effect to this offering, by $             per share at minimum and $             per share at maximum and the dilution to new investors by $             per share at minimum and $             per share at maximum, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated expenses payable by us. Similarly, each increase (decrease) of one million shares in the number of shares of Common Stock offered by us would increase (decrease) the pro forma net tangible book value, as adjusted to give effect to this offering, by $             per share at minimum and $             per share at maximum and the dilution to new investors by $             per share at minimum and $             per share at maximum, assuming the assumed public offering price remains the same and after deducting underwriting discounts and commissions and estimated expenses payable by us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read together with our financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements and Industry Data” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Currently, ABVC is a holding company operating through its wholly owned subsidiary, BriVision. BriVision was incorporated in 2015 in the State of Delaware. It is a biotechnology company focused on the development of new drugs and innovative medical devices in the areas of oncology, central nervous system and Ophthalmology. Following a share exchange transaction with ABVC’s predecessor, Metu Brands, Inc., the Company abandoned its prior business plan and is now pursuing BriVision’s historical businesses and proposed businesses, which focus on the development of new drugs and innovative medical devices. The Company’s business model is to integrate and develop research trial results from schools and research-oriented institutions, to conduct clinical trials of translational new drug candidates for POC, to out-license post-POC stage drug candidates to pharmaceutical companies.

ABVC currently has six products, including five new drug candidates and one new medical device, that are licensed to it for further clinical development:

●	ABV-1504 MDD

●	ABV-1505 ADHD

●	ABV-1501 Triple Negative Breast Cancer - Combination therapy for TNBC

●	ABV-1703 Pancreatic Cancer

●	ABV-1702 Myelodysplastic syndromes or MDS

●	ABV-1701 Vitreous Substitute for Vitrectomy

All of the five new drug candidates as listed above have received IND approval from the FDA and are in or are available to begin phase II clinical study. ABVC started ABV-1504 phase II clinical study in both the U.S and Taiwan. ABV-1505 received its IND Phase II clinical trial approval by the FDA in January 2016 and ABV-1501 Phase II IND was approved in March 2016. ABV-1702 Phase II IND was approved in Jul. 2016. ABV-1703 Phase II IND was approved in August 2017. The feasibility clinical study of ABV-1701 was approved in November, 2015 by the TGA (Therapeutic Goods Administration) in Australia.

Recent Developments

Forward Stock Split

On March 21, 2016, ABVC’s Board of Directors approved an amendment to its Articles of Incorporation to effect a forward split at a ratio of 1 to 3.141 and increase the number of our authorized shares of Common Stock, par value $0.001 per share, to 360,000,000, which became effective on April 8, 2016. The amendment to ABVC’s Articles of Incorporation was approved by the majority of the shareholders of the Company.

Collaborative Agreement

On July 24, 2017, BriVision entered into the BioFirst Agreement with BioFirst, pursuant to which BioFirst granted BriVision the global license to co-develop ABV-1701 Vitreous Substitute for Vitrectomy for medical use. BioFirst is a related party to ABVC because BioFirst and YuanGene, ABVC’s controlling shareholder, are under common control of the controlling beneficiary shareholder of YuanGene.

According to the BioFirst Agreement, ABVC and BriVision should co-develop and commercialize ABV-1701 with BioFirst and should pay BioFirst $3,000,000 in cash or Common Stock of ABVC on or before September 30, 2018 in two installments. As of the date of this prospectus, we have not made the payment of $3,000,000 to BioFirst. BriVision is entitled to receive 50% of the future net licensing income or net sales profit when BFC-1401 is sublicensed or commercialized.

On May 26, 2017, BriVision entered into the ABVC-Rgene Co-development Agreement with Rgene to co-develop and commercialize in the global markets three new drug products that originate from Maitake Combination Therapy. The three drugs licensed from BriVision to Rgene are ABV-1507 HER2/neu Positive Breast Cancer Combination Therapy, ABV-1511 Pancreatic Cancer Combination Therapy and ABV-1527 Ovary Cancer Combination Therapy.

Pursuant to the ABVC-Rgene Co-development Agreement, Rgene should pay to the Company $3,000,000 in cash or stock of Rgene with equivalent value by August 15, 2017 in three installments. The payment is for the compensation of BriVision’s past research efforts and contributions made by BriVision before the ABVC-Rgene Co-development Agreement was signed and it does not relate to any future commitments made by BriVision and Rgene in this ABVC-Rgene Co-development Agreement. In addition to $3,000,000, the Company is entitled to receive 50% of the future net licensing income or net sales profit earned by Rgene, if any, and any development cost shall be equally shared by both BriVision and Rgene.

On June 1, 2017, BriVision delivered all research, technical, data and development data to Rgene. Since both Rgene and ABVC are related parties and under common control by a controlling beneficiary shareholder of YuanGene Corporation and the Company, ABVC has recorded the full amount of $3,000,000 in connection with the ABVC-Rgene Co-development Agreement as additional paid-in capital during the year ended September 30, 2017. BriVision and Rgene agreed that Rgene should pay BriVision $450,000 in cash and the rest in Rgene’s stock. As of the date of this prospectus, ABVC received $450,000 in cash and Rgene was in the process of issuing its Common Stock in the equivalent value of $2,550,000.

Revenue Generation

All of ABVC’s products are still on the development and trial stage. Therefore, ABVC generated no revenue and does not expect any revenue in the near term.

Research and Development

During the year ended September 30, 2017 (prior to ABVC’s change of year end), ABVC spent approximately $3,151,162 on research and development. During the three months ended December 31, 2017, ABVC spent approximately $45,701 on research and development. ABVC changed its fiscal year end from September 30 to December 31 and filed a current report on form 8-k with the SEC on February 14, 2018.

Critical Accounting Policies and Estimates

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “ABVC Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with the generally accepted accounting principles in the United States of America (the “U.S. GAAP”). All significant intercompany transactions and account balances have been eliminated.

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Fiscal Year

ABVC changed its fiscal year from the period beginning on October 1st and ending on September 30th to the period beginning on January 1st and ending on December 31st, beginning January 1, 2018. As a result, the current fiscal period is a three-month transition period ended on December 31, 2017. In these consolidated statements, including the notes thereto, the current period financial results ended December 31, 2017 are for a three-month period. Audited results for the twelve months ended September 30, 2017 and 2016 are both for twelve-month periods. In addition, the Company’s consolidated statements of operations and consolidated statements of cash flows include unaudited comparative amounts for the three-month period ended December 31, 2016. All references herein to a fiscal year prior to December 31, 2017 refer to the twelve months ended September 30th of such year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

Reclassifications

Certain classifications have been made to the prior year financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net loss or accumulated deficit.

Forward Stock split

On March 21, 2016, the Board of Directors of ABVC approved an amendment to its Articles of Incorporation to effect a forward split at a ratio of 1 to 3.141 and increase the number of our authorized shares of Common Stock, par value $0.001 per share, to 360,000,000, which was effective on April 8, 2016. The majority of the shareholders of ABVC approved the amendment to its Articles of Incorporation.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

-	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

-	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The carrying values of certain assets and liabilities of the Company, such as cash and cash equivalents, accounts receivable, due from related parties, accrued expenses, and due to related parties approximate fair value due to their relatively short maturities. The carrying value of the Company’s convertible notes payable and accrued interest approximates their fair value as the terms of the borrowing are consistent with current market rates.

Cash and Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As of September 30, 2018 and December 31, 2017, the Company’s cash and cash equivalents amounted to $4,389 and $93,332, respectively. The Company’s cash deposits are held in financial institutions located in both Taiwan and the United States of America where there are currently regulations mandated on obligatory insurance of bank accounts. The Company believes these financial institutions are of high credit quality.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments in high quality credit institutions, but these investments may be in excess of Taiwan Central Deposit Insurance Corporation and the U.S. Federal Deposit Insurance Corporation’s insurance limits. The Company does not enter into financial instruments for hedging, trading or speculative purposes.

Receivable from Collaboration Partners

Receivable from collaboration partners is stated at carrying value less estimates made for doubtful receivables. An allowance for impairment of receivable from collaboration partners is established if the collection of a receivable becomes doubtful. Such receivable becomes doubtful when there is objective evidence that ABVC will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter into bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the receivable is impaired. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate. An impairment loss is recognized in the statement of operations, as are subsequent recoveries of previous impairments.

Research and Development Expenses

The Company accounts for R&D costs in accordance with FASB ASC 730, “Research and Development” (the “ASC 730”). Research and development expenses are charged to expense as incurred unless there is an alternative future use in other research and development projects or otherwise. Research and development expenses are comprised of costs incurred in performing research and development activities, including personnel-related costs, share-based compensation, and facilities-related overhead, outside contracted services including clinical trial costs, manufacturing and process development costs for both clinical and preclinical materials, research costs, upfront and development milestone payments under collaborative agreements and other consulting services. Non-refundable advance payment for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made. In instances where the Company enters into agreements with third parties to provide research and development services, costs are expensed as services are performed. Amounts due under such arrangements may be either fixed fee or fee for service, and may include upfront payments, monthly payments, and payments upon the completion of milestones or receipt of deliverables.

Stock-based Compensation

The Company measures expense associated with all employee stock-based compensation awards using a fair value method and recognizes such expense in the consolidated financial statements on a straight-line basis over the requisite service period in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation”. Total employee stock-based compensation expenses were $0 for the three and nine months ended September 30, 2018 and 2017.

The Company accounted for stock-based compensation to non-employees in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation” and FASB ASC Topic 505-50 “Equity-Based Payments to Non-Employees” which requires that the cost of services received from non-employees is measured at fair value at the earlier of the performance commitment date or the date service is completed and recognized over the period the service is provided. Total non-employee stock-based compensation expenses were $7,575 and $132,110 for the three months ended September 30, 2018 and 2017, respectively. Total non-employee stock-based compensation expenses were $23,401 and $138,038 for the nine months ended September 30, 2018 and 2017, respectively.

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that may contain an imbedded beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of the warrants, if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Income Taxes

ABVC accounts for income taxes using the asset and liability approach which allows the recognition and measurement of deferred tax assets to be based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will expire before the Company is able to realize their benefits, or future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefits recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer satisfied. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. No significant penalty or interest relating to income taxes has been incurred for the three months ended December 31, 2017 and for the years ended September 30, 2017 and September, 30, 2016. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

On December 22, 2017, the SEC issued Staff Accounting Bulletin (“SAB 118”), which provides guidance on accounting for tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate to be included in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provision of the tax laws that were in effect immediately before the enactment of the Tax Act. While the Company is able to make reasonable estimates of the impact of the reduction in corporate rate and the deemed repatriation transition tax, the final impact of the Tax Act may differ from these estimates, due to, among other things, changes in our interpretations and assumptions, additional guidance that may be issued by the I.R.S., and actions we may take. ABVC is continuing to gather additional information to determine the final impact.

Loss Per Share of Common Stock

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share”. Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive. Diluted earnings per share excludes all dilutive potential shares if their effect is anti-dilutive.

Commitments and Contingencies

ABVC has adopted ASC Topic 450 “Contingencies” subtopic 20, in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available before financial statements are issued or are available to be issued indicates that it is probable that an assets had been impaired or a liability had been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), which amends the existing accounting standards for leases. The new standard requires lessees to record a right-of-use asset and a corresponding lease liability on the balance sheet (with the exception of short-term leases). For lessees, leases will continue to be classified as either operating or financing in the income statement. This ASU becomes effective in the first quarter of fiscal year 2019 and early adoption is permitted. This ASU is required to be applied with a modified retrospective approach and requires application of the new standard at the beginning of the earliest comparative period presented. In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842): Targeted Improvements. In issuing ASU No. 2018-11, the FASB decided to provide another transition method in addition to the existing transition method by allowing entities to initially apply the new leases standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is currently evaluating the impact that ASU 2016-02 and ASU 2018-11 will have on its condensed consolidated financial statements.

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients and ASU 2016-11, Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting. In December 2016, the FASB issued ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842). These amendments provide additional clarification and implementation guidance on the previously issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2016-08 clarify how an entity should identify the specified good or service for the principal versus agent evaluation and how it should apply the control principle to certain types of arrangements. ASU 2016-10 clarifies the following two aspects of ASU 2014-09: identifying performance obligations and licensing implementation guidance. ASU 2016-11 rescinds several SEC Staff Announcements that are codified in Topic 605, including, among other items, guidance relating to accounting for consideration given by a vendor to a customer, as well as accounting for shipping and handling fees and freight services. ASU 2016-12 provides clarification to Topic 606 on how to assess collectability, present sales tax, treat noncash consideration, and account for completed and modified contracts at the time of transition. ASU 2016-12 clarifies that an entity retrospectively applying the guidance in Topic 606 is not required to disclose the effect of the accounting change in the period of adoption. Additionally, ASU 2016-20 clarifies certain narrow aspects within Topic 606 including its scope, contract cost accounting, and disclosures. The new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgments in measurement and recognition. The effective date and transition requirements for these amendments are the same as the effective date and transition requirements of ASU 2014-09, which is effective for fiscal years, and for interim periods within those years, beginning after December 15, 2017. The Company is currently evaluating the overall impact that ASU 2014-09 and its related amendments will have on the Company’s condensed consolidated financial statements.

On December 22, 2017, the SEC issued Staff Accounting Bulletin (“SAB 118”), which provides guidance on accounting for tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. In March 2018, the FASB issued ASU 2018-05, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (SEC Update), Income Taxes (Topic 740). ASU 2018-05 provides guidance regarding the recording of tax impacts where uncertainty exists, in the period of adoption of the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”).To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate to be included in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provision of the tax laws that were in effect immediately before the enactment of the Tax Act. While the Company is able to make reasonable estimates of the impact of the reduction in corporate rate and the deemed repatriation transition tax, the final impact of the Tax Act may differ from these estimates, due to, among other things, changes in its interpretations and assumptions, additional guidance that may be issued by the I.R.S., and actions that the Company may take. The Company has accounted for the tax effects of the Tax Cuts and Jobs Act under the guidance of SAB 118, on a provisional basis. The Company’s accounting for certain income tax effects is incomplete, but the Company has determined reasonable estimates for those effects The Company is continuing to gather additional information to determine the final impact on its condensed consolidated financial statements.

In February 2018, the FASB issued Accounting Standards Update No. 2018-02 (“ASU 2018-02”), Income Statement - Reporting Comprehensive Income (Topic 220). The guidance in ASU 2018-02 allows an entity to elect to reclassify the stranded tax effects related to the Tax Cuts and Jobs Act (the Tax Act) of 2017 from accumulated other comprehensive income into retained earnings. ASU 2018-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect this standard will have on its condensed consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718), Improvements to Nonemployee Share-based Payments (“ASU 2018-07”). This ASU expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The effective date for the standard is for interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted, but no earlier than the Company’s adoption date of Topic 606. Under the new guidance, the measurement of nonemployee equity awards is fixed on the grant date. The new guidance is required to be applied retrospectively with the cumulative effect recognized at the date of initial application. The Company is currently evaluating the effect ASU 2018-07 will have on the condensed consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (“Topic 820”): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The ASU modifies the disclosure requirements in Topic 820, Fair Value Measurement, by removing certain disclosure requirements related to the fair value hierarchy, modifying existing disclosure requirements related to measurement uncertainty and adding new disclosure requirements, such as disclosing the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and disclosing the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. This ASU is effective for public companies for annual reporting periods and interim periods within those annual periods beginning after December 15, 2019. The Company is currently evaluating the effect, if any, that the ASU 2018-13 will have on its financial statements.

Limited Operating History; Need for Additional Capital

There is no historical financial information about ABVC upon which to base an evaluation of its performance.  As of the date of this filing, ABVC has not generated any revenues from operations. ABVC cannot guarantee it will be successful in its business operations.  ABVC’s business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the launching of our games and market or wider economic downturns. ABVC does not believe it has sufficient funds to operate our business for the next 12 months.

ABVC has no assurance that future financing will be available to it on acceptable terms, or at all.  If financing is not available on satisfactory terms, ABVC may be unable to continue, develop or expand its operations.  Equity financing could result in additional dilution to existing shareholders.

If ABVC is unable to raise additional capital to maintain its operations in the future, ABVC may be unable to carry out its full business plan or it may be forced to cease operations.

The following discussion and analysis should be read in conjunction with ABVC’s audited financial statements for the three months ended December 31, 2017 and for the year ended September 30, 2017 and accompanying notes that appear in this prospectus on Form S-4.

Results of Operation

ABVC’s financial statements have been prepared assuming that ABVC will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should ABVC be unable to continue in operation. ABVC expects it will require additional capital to meet its long term operating requirements. ABVC expects to raise additional capital through, among other things, the sale of equity or debt securities, but it cannot guarantee that it will be able to achieve the same.

Results of Operations — Three Months Ended December 31, 2017 Compared to Three Months Ended December 31, 2016.

The following table presents, for the period indicated, our consolidated statements of operations information.

	Three Months Ended December 31,
	2017	2016
		(Restated and unaudited)
Revenues	$-	$-

Cost of revenues	-	-

Gross profit (loss)	-	-

Operating expenses
Selling, general and administrative expenses	289,731	185,188
Research and development expenses	45,701	25,198
Stock based compensation expenses	17,362	-

Loss from operations	(352,794)	(210,386)

Other income(expenses)
Interest income	80	49
Gain on exchange differences	-	-
Interest expense	(28,500)	-
Total other income (expenses)	(28,420)	49

Loss from continuing operations before provision income tax	(381,214)	(210,337)

Provision income tax	-	-

Net Loss	$(381,214)	$(210,337)

Revenues. ABVC did not generate any revenue during the three months ended December 31, 2017 and 2016. As such, ABVC did not incur any cost associated with revenues during the same periods.

Operating Expenses. ABVC’s operating expenses were $352,794 for the three months ended December 31, 2017 as compared to $210,386 for the three months ended December 31, 2016. The increase in operating expenses in the amount of $142,408 or 67.68% in the three months ended December 31, 2017 was primarily caused by the increase in professional service fees and consulting fees.

Interest Expense. The interest expense was $28,500 for three months ended December 31, 2017 as compared to $0 for the three-month period ended December 31, 2016. The increase of interest expenses by $28,500 was attributable to the loan in the principal amount of $950,000 from BioFirst Corporation.

Net Loss. As a result of the above factors, the net loss was $381,214 and $210,337 for the three months ended December 31, 2017 and 2016. The increase of net loss in the three months ended December 31, 2017 as compared to the same period ended December 31, 2016 was in an amount of $170,877 or by 81.23%.

Liquidity and Capital Resources

Working Capital Summary

	As of December 31, 2017 ($)	As of December 31, 2016 ($)
		(Restated and unaudited)
Current Assets	2,643,332	18,645
Current Liabilities	4,400,247	6,538,100
Working Capital	(1,756,915)	(6,519,455)

Cash Flows

	Three Months Ended		Years Ended
	December 31,		September 30,
	2017	2016	2017	2016
		(Unaudited and Restated)		(Restated)
Cash Flows Used in Operating Activities	$(111,519)	$(224,892)	$(1,598,686)	$(3,474,707)
Cash Flows Provided by Financing Activities	-	70,000	1,630,000	2,653,414
Net (Decrease) Increase in Cash During Period	$(111,519)	$(154,892)	$31,314	$(821,293)

Cash Flow from Operating Activities

Net cash used in operating activities was $111,519 during the three months ended December 31, 2017 (the transition period) compared to $224,892 in the 2016 comparable period, representing a decrease of $113,373, or 50.41%. This decrease was primarily driven by the increase in due to related parties and accrued expenses, partially offset by the increase in net loss.

During the years ended September 30, 2017 and 2016, the net cash used in operating activities were $1,598,686 and $3,474,707, respectively, reflecting a decrease of $1,876,021 or 54.0%. Such decrease was primarily caused by the change in due to related parties during the year ended September 30, 2016.

Cash Flow from Investing Activities

There was no net cash used or generated from investing activities during the three months ended December 31, 2017 and 2016 and during the years ended September 30, 2017 and 2016.

Cash Flow from Financing Activities

During the three months ended December 31, 2017 and 2016, net cash generated from financing activities was $0 and $70,000. The decrease in net cash generated from financing activities was because the amount of $70,000 was generated by a one-time consulting service provided to LionGene Corporation during the three months ended September 30, 2016.

During the years ended September 30, 2017 and 2016, the net cash provided by financing activities were $1,630,000 and $2,653,414, respectively, representing a decrease of $1,023,414 or 38.6%. The decrease in cash flow provided by financing activities during the year ended September 30, 2017 as compared to the year of 2016 was mainly due to the reduced amounts of equity private placements, partially offset by the increase in capital contribution and loans from related parties during the twelve-month period ended September 30, 2017.

Results of Operations — Fiscal Year Ended September 30, 2017 Compared to the Year Ended September 30, 2016.

Prior to the change of ABVC’s fiscal year end, its fiscal year ended on September 30. The following table presents, for the period indicated, the Company’s consolidated statements of operations information.

	For The Years Ended September 30,
	2017	2016
		(Restated)
Revenues	$-	$-

Cost of revenues	-	32

Gross profit (loss)	-	(32)

Operating expenses
Selling, general and administrative expenses	707,142	599,303
Research and development expenses	3,151,162	10,000,000
Stock based compensation expenses	138,038	397,960
Loss from operations	(3,996,342)	(10,997,295)

Other income(expenses)
Interest income	149	361
Gain on exchange differences	-	141
Interest expense	(74,960)	(10,170)
Total other expenses	(74,811)	(9,668)

Loss from continuing operations before provision income tax	(4,071,153)	(11,006,963)

Provision income tax	830	836
Net Loss	$(4,071,983)	$(11,007,799)

Revenues. ABVC did not generate any revenue during the years ended September 30, 2017 and 2016. As such, it did not incur any cost associated with revenues during the same periods.

Operating Expenses. ABVC’s operating expenses were $3,996,342 for the year ended September 30, 2017 as compared to $10,997,263 for the year ended September 30, 2016. The decrease in operating expenses in the amount of $7,000,921 or 63.7% in the year of 2017 was primarily caused by the payment of $10,000,000 for the Milestone payment in 2016.

Interest Expense. The interest expense was $74,960 for the year ended September 30, 2017 as compared to $10,170 for the period ended September 30, 2016. The increase of interest expenses by $64,790 or 637.1% was attributable to the loan in the principal amount of $950,000 from BioFirst Corporation.

Net Loss. The net loss was $4,071,983 and $11,007,799 for the years ended September 30, 2017 and 2016. The result of decrease of net loss in the current year in an amount of $6,935,816 or by 63.0% was mainly because that ABVC paid off the Milestone payment incurred during the year ended September 30, 2016.

Liquidity and Capital Resources

Working Capital Summary

	As of September 30, 2017 ($)	As of September 30, 2016 ($)
		(Restated)
Current Assets	2,754,851	173,537
Current Liabilities	4,147,914	6,556,470
Working Capital	(1,393,063)	(6,382,933)

Cash Flows

	As of September 30, 2017 ($)	As of September 30, 2016 ($)
		(Restated)
Cash Flows Used in Operating Activities	(1,598,686)	(3,474,707)
Cash Flows Provided by Financing Activities	1,630,000	2,653,414
Net (Decrease) Increase in Cash During Period	31,314	(821,293)

Cash Flow from Operating Activities

During the years ended September 30, 2017 and 2016, the net cash used in operating activities were $1,598,686 and $3,474,707, respectively, reflecting a decrease of $1,876,021 or 54.0%. Such decrease was primarily due to related parties during the year ended September 30, 2016.

Cash Flow from Investing Activities

During the years ended September 30, 2017 and 2016, there were no net cash used in or generated from investing activities.

Cash Flow from Financing Activities

During the years ended September 30, 2016 and 2017, the net cash from financing activities were $1,630,000 and $2,653,414, respectively, representing a decrease of $1,023,414 or 38.6%. The decrease in cash flow from financing activities during the year ended September 30, 2017 as compared to the year of 2016 was mainly due to the reduced amounts of equity private placements, partially offset by the increase in capital contribution and loans from related parties during the year ended September 30, 2017.

Results of Operations — Nine Months Ended September 30, 2018 Compared to September 30, 2017.

	Nine Months Ended September 30,
	2018	2017
Revenues	$-	$-

Cost of revenues	-	-

Gross profit	-	-

Operating expenses
Selling, general and administrative expenses	520,256	521,954
Research and development expenses	135,006	3,125,964
Stock-based compensation	23,401	138,038
Total operating expenses	678,663	3,785,956

Loss from operations	(678,663)	(3,785,956)

Other income (expense)
Interest income	-	100
Interest expense	(114,682)	(74,960)
Total other income (expenses)	(114,682)	(74,860)

Loss from operations before income taxes	(793,345)	(3,860,816)

Provision for income taxes	1,850	830

Net Loss and Comprehensive Loss	$(795,195)	$(3,861,646)

Revenues. We generated zero in revenues and zero in cost of sales for the nine months ended September 30, 2018 and 2017, respectively.

Operating Expenses. Our operating expenses were $678,663 in the nine months ended September 30, 2018 as compared to $3,785,956 in the nine months ended September 30, 2017. Our total operating expenses decreased by $3,107,293, or (82.1)% during the nine-month period ended September 30, 2018 from the comparable period of 2017. Such decrease in operating expenses was mainly attributable to the decrease in research and development expenses and stock-based compensation.

Our selling, general and administrative expenses for the nine months periods ended September 30, 2018 and 2017 did not change substantially. Our research and development expenses decreased by $2,990,958 or (95.7)% to $135,006 during the nine months ended September 30, 2018 from $3,125,964 in the nine months ended September 30, 2017 primarily because we recognized research and development expenses of $3,000,000 pursuant to BioFirst Collaborative Agreement during the nine months ended September 30, 2017.

Interest Expense. The interest expense was $114,682 in the nine months ended September 30, 2018 as compared to $74,960 in the nine months ended September 30, 2017. The increase of $39,722, or 53.0% in interest expenses was primarily because the Company made the interest payments for various related-party loans and two convertible promissory notes.

Net Loss. The net loss was $795,195 for the nine months ended September 30, 2018 compared to $3,861,646 for the nine months ended September 30, 2017. The Company’s net loss decreased by $3,066,451 or (79.4)% during the nine-month period ended September 30, 2018 from the comparable period in 2017 because of to the changes in its operating expenses as described above.

Liquidity and Capital Resources

Working Capital

	As of September 30, 2018 ($)	As of December 31, 2017 ($)
	(Unaudited)
Current Assets	2,594,389	2,643,332
Current Liabilities	4,478,531	4,400,247
Working Capital (deficit)	(1,884,142)	(1,756,915)

Cash Flows

Cash Flow from Operating Activities

During the nine months ended September 30, 2018 and 2017, the net cash used in operating activities were $531,943 and $1,376,794, respectively. The decrease in the amount of $844,851 was primarily due to the decreased net loss and increased in accrued expenses and other current liabilities, partially offset by the decrease in due to related parties.

Cash Flow from Investing Activities

During the nine months ended September 30, 2018 and 2017, there was no net cash used in or generated from investing activities.

Cash Flow from Financing Activities

During the nine months ended September 30, 2018 and 2017, the net cash provided by financing activities were $443,000 and $1,563,000, respectively. The net cash provided by financing activities declined by $1,120,000 during the compared periods because we repaid a related party loan in the principal amount of $157,000, borrowed another related-party loan in the principal amount of $50,000, and issued two promissory notes in aggregate of $550,000 during the nine months ended September 30, 2018.

Going Concern Consideration

ABVC has incurred losses since its inception resulting in an accumulated deficit of $16,571,793 (unaudited) and $15,776,598 as of September 30, 2018 and December 31, 2017, respectively, and net losses of $795,195 and a decreased cash flow of $88,943 during the nine months ended September 30, 2018. These conditions raise substantial doubt about ABVC’s ability to continue as a going concern for the next twelve months.

ABVC expects to finance operations primarily through capital contributions from principal shareholders. In the event that ABVC requires additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives, ABVC principal shareholders have indicated the intent and ability to provide additional equity financing.

Off-Balance Sheet Arrangements

As of September 30, 2018, ABVC does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Changes and disagreements with accountants on accounting and financial disclosure

As of September 30, 2018, ABVC has no changes and disagreements with accountants on accounting and financial disclosure.

Quantitative and Qualitative Disclosures about Market Risks

Not applicable.

BIOLITE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the restated Consolidated Financial Statements and related notes included elsewhere in this prospectus. The following discussion includes certain forward-looking statements. For a discussion of important factors which could cause actual results to differ materially from the results referred to in the forward-looking statements, see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”.

Overview

BioLite is a clinical stage pharmaceutical company focused on translational research of botanical and natural API-based products in the fields of central nervous system, oncology/ hematology and autoimmune diseases. Because we believe natural substances have many healing powers, BioLite focuses its research resources to the development of botanical products, which include plant materials, algae, macroscopic fungi and combinations thereof. We mostly use traditional cultivation, fermentation and purification techniques, excluding genetic modifications, to process the active natural constituents of our drug candidates. The operational activities primarily focus on researching and developing novel botanical and natural drugs utilizing scientific methodology and approaches in compliance with the procedures and protocols prescribed by the FDA. The names of all of our medicinal products are in an alphanumeric form, starting with “BLI” which stands for “BioLite” and followed by Arabic numbers. For example, BLI-1005 is the name of one of our products that is intended to treat certain types of depression. BioLite seeks to add value to new drug development by taking pre-clinical stage new drug candidates to Phase II and proving the concept of the new drug candidates.

BioLite’s research and development team is devoted primarily to preclinical studies, Phase I and II clinical trials of new drug candidates in its fields with goals of translating pharmacology-related research results and theories to medicinal drug candidates that are ready for clinical trials on a large scale, such as Phase III trials, and future commercialization. BioLite acquires licenses from universities, government and other research institutes to further preclinical research in order to select new drug candidates for clinical trials, including Phase I and Phase II. BioLite currently focuses on the areas of CNS, oncology/ hematology and autoimmune, where it is seeking to build a portfolio of novel therapeutics that serve large unmet medical needs. As part of the business strategy, BioLite plans to cooperate with well-established pharmaceutical companies in the U.S. and other countries with major medicinal markets to further develop and commercialize the products in its portfolio for which we receive positive clinical trial results from Phase II trials.

CNS

BioLite acquired exclusive global rights to develop and license two investigational new drugs to treat central nervous system diseases, both of which are based on novel formulas of extracts from Chinese, Korean and Japanese herbs that have shown promise in treating insomnia, anxiety and other mental disorders. BioLite has successfully completed the stage 1, Phase II study of BLI-1005, a novel capsule product to treat MDD. BioLite is in the process of recruiting sixty patients to carry out the stage 2, Phase II trial of BLI-1005. BLI-1005 is intended to treat MDD and we believe that it offers multiple advantages over currently available antidepressants. In addition, BioLite received from the FDA an approval on the IND application of BLI-1008 for the treatment of ADHD in January 2016 and are scheduled to commence the Phase II trial in the foruth quarter of 2018, subject to the availability of sufficient funds. BLI-1005 and BLI-1008 are two indications deriving from the same API, PDC-1421, as a result of which, BLI-1008 shares the BLI-1005 Phase I clinical trial results. The Phase I clinical trial results of both drug candidates showed no serious adverse events and none of the trial subjects, namely healthy volunteers displayed any signs of suicidal intention or behavior. Suicidal intention and behaviors measure suicidal risks which are related to possibility of serious adverse effects. BioLite has a hypothesis that BLI-1005 and BLI-1008 may be less susceptible to drug abuse and dependence because we think both drug candidates will be classified as non-stimulants which are known for low abuse tendency or dependence.

Oncology/ Hematology

BioLite currently has exclusive global rights to develop four innovative botanical drugs, BLI- 1301 to treat Myelodysplastic syndromes, BLI-1401-1 designed to treat solid tumors, BLI-1401-2 for the treatment of TNBC and BLI-1501 intended to treat CLL, all of which constitute our oncology/hematology portfolio. Each of the four investigational new drugs is designed to be used as part of a combination therapy for its targeted cancer because our research results indicate each of the four drugs’ ability to improve cancer patients’ immunity and counter the various types of side effects, respectively, caused by the traditional therapies, such as chemotherapies.

MDS are a group of cancers in which immature blood cells in the bone marrow do not mature and therefore do not become healthy blood cells. We have received from the FDA an IND approval to conduct Phase II trial of BLI- 1301 to treat MDS and plan to start such trial in the fourth quarter of 2018 subject to the sufficiency of working capital. A MDS is a relatively rare type of leukemia. If BioLite can prove to the FDA that our BLI-1301 has sufficient potential to treat MDS, BioLite may receive an orphan drug designation for it. Currently BioLite is processing the application for such orphan drug designation for BLI- 1301, which was initiated in 2014.

BioLite received the FDA IND approval for BLI-1401-2 for the treatment of TNBC in March 2016 and plan to commence the Phase II trial of such product in 2017 subject to the sufficiency of working capital. We are currently co-developing BLI-1501 candidate with Memorial Sloan Kettering Cancer Center (“MSKCC”) to conduct preclinical studies. We are preparing the FDA IND applications for the Phase II clinical trials of BLI-1401-1 and conducting the early stage preclinical studies of BLI-1501.

Autoimmune

BioLite has a focused pipeline of investigational drugs that are designed for the treatment of autoimmune diseases, including BLI-1006 to treat IBD and BLI-1007 for RA. BioLite has received the exclusive global rights on these two autoimmune products from the Industrial Technology Research Institute in Taiwan which holds patents on both drug candidates in certain Asian, North American and European countries. BioLite is preparing the IND Phase I application for BLI-1006. BioLite is currently conducting preclinical studies of BLI-1007.

In the future, BioLite will look to acquire and conduct clinical research on additional investigational botanical new drugs to further the FDA clearance process. BioLite’s management team’s prior experience has involved screening pre-clinical products, compliance with FDA procedures and identifying co-developers to continue the FDA process and commercialize new drugs.

Key Factors Affecting BioLite’s Results of Operations

BioLite’s core operation activities include research and development of botanic new drug candidates with focuses on preclinical development, Phase I and Phase II clinical trials and license-in and license-out collaboration with research institutions and respected biotech companies, respectively. Any research results or regulatory results have substantial impacts on our operation results and financial performance. In addition, the relationships with BioLite’s licensors, CROs or third party researchers and collaborators are critical to the success of our business operations.

Critical Accounting Policies and Significant Judgments and Estimates

Segment Reporting — BioLite follows the provisions of ASC Topic 280, “Segment Reporting”, which establishes standards for reporting information about operating segments, which uses a “management” approach for determining segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of BioLite’s reportable segments. ASC Topic 280, “Segment Reporting,” also requires disclosures about products or services, geographic areas, and major customers. BioLite’s management reporting structure provided for only one segment in 2017 and 2016. Accordingly, no separate segment information is presented.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk — BioLite’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and restricted cash. BioLite places its cash and temporary cash investments in high quality credit institutions in Taiwan, but these investments may be in excess of Taiwan Central Deposit Insurance Corporation’s insurance limits. BioLite does not enter into financial instruments for hedging, trading, or speculative purposes. Concentration of credit risk with respect to accounts receivables is limited due to the wide variety of customers and markets in which BioLite transacts business, as well as their dispersion across many geographical areas. BioLite performs ongoing credit evaluations of its customers and generally does not require collateral, but does require advance deposits on certain transactions.

Cash and Cash Equivalents — BioLite considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Restricted Cash Equivalents — Restricted cash equivalents primarily consist of cash held in a reserve bank account associated with short-term bank loans.

Accounts Receivable, Receivable from Collaboration Partners, and Other Receivable — Accounts receivable, receivable from collaboration partners, and other receivables are stated at carrying value less estimates made for doubtful receivables. An allowance for impairment of trade receivable, receivable from collaboration partners, and other receivables is established if the collection of a receivable becomes doubtful. Such receivable becomes doubtful when there is objective evidence that BioLite will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter into bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the receivable is impaired. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate.

Inventory — Inventory consists of raw materials, work-in-process, finished goods, and merchandise. Inventories are stated at the lower of cost or market and valued on a moving weighted average cost basis. Market is determined based on net realizable value. BioLite periodically reviews the age and turnover of its inventory to determine whether any inventory has become obsolete or has declined in value, and incurs a charge to operations for known and anticipated inventory obsolescence.

Property and Equipment — Property and equipment is carried at cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Expenditures that improve the functionality of the related asset or extend the useful life are capitalized. When property and equipment is retired or otherwise disposed of, the related gain or loss is included in operating income. Leasehold improvements are depreciated on the straight-line method over the shorter of the remaining lease term or estimated useful life of the asset. Depreciation is calculated on the straight-line method, including property and equipment under capital leases, generally based on the following useful lives:

Estimated Life in Years
Buildings and leasehold improvements	5 ~ 50
Machinery and equipment	5 ~ 6
Office equipment	3 ~ 6

Impairment of Long-Lived Assets — BioLite has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by BioLite be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. BioLite evaluates its long lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell. Management has determined that no impairments of long-lived assets currently exist.

Fair Value Measurements — FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of BioLite. Unobservable inputs are inputs that reflect BioLite’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

●	Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that BioLite has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

●	Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of BioLite, such as cash and cash equivalents, restricted cash, accounts receivable, due from related parties, inventory, prepaid expenses and other current assets, accounts payable, accrued liabilities, and due to related parties approximate fair value due to their relatively short maturities. The carrying value of BioLite’s short-term bank loan approximates their fair value as the terms of the borrowing are consistent with current market rates and the duration to maturity is short. The carrying value of BioLite’s long-term bank loan approximates fair value because the interest rates approximate market rates that BioLite could obtain for debt with similar terms and maturities.

Long-term Equity Investment — BioLite acquires these equity investments to promote business and strategic objectives. BioLite accounts for non-marketable equity and other equity investments for which BioLite does not have control over the investees as:

●	Equity method investments when BioLite has the ability to exercise significant influence, but not control, over the investee. Its proportionate share of the income or loss is recognized monthly and is recorded in gains (losses) on equity investments.

●	Non-marketable cost method investments when the equity method does not apply.

Significant judgment is required to identify whether an impairment exists in the valuation of BioLite’s non-marketable equity investments, and therefore BioLite considers this a critical accounting estimate. Its yearly analysis considers both qualitative and quantitative factors that may have a significant impact on the investee’s fair value. Qualitative analysis of its investments involves understanding the financial performance and near-term prospects of the investee, changes in general market conditions in the investee’s industry or geographic area, and the management and governance structure of the investee. Quantitative assessments of the fair value of its investments are developed using the market and income approaches. The market approach includes the use of comparable financial metrics of private and public companies and recent financing rounds. The income approach includes the use of a discounted cash flow model, which requires significant estimates regarding the investees’ revenue, costs, and discount rates. BioLite’s assessment of these factors in determining whether an impairment exists could change in the future due to new developments or changes in applied assumptions.

Other-Than-Temporary Impairment — BioLite’s long-term equity investments are subject to a periodic impairment review. Impairments affect earnings as follows:

●	Marketable equity securities include the consideration of general market conditions, the duration and extent to which the fair value is below cost, and our ability and intent to hold the investment for a sufficient period of time to allow for recovery of value in the foreseeable future. We also consider specific adverse conditions related to the financial health of, and the business outlook for, the investee, which may include industry and sector performance, changes in technology, operational and financing cash flow factors, and changes in the investee’s credit rating. We record other-than-temporary impairments on marketable equity securities and marketable equity method investments in gains (losses) on equity investments.

●	Non-marketable equity investments based on the Company’s assessment of the severity and duration of the impairment, and qualitative and quantitative analysis of the operating performance of the investee; adverse changes in market conditions and the regulatory or economic environment; changes in operating structure or management of the investee; additional funding requirements; and the investee’s ability to remain in business. A series of operating losses of an investee or other factors may indicate that a decrease in value of the investment has occurred that is other than temporary and that shall be recognized even though the decrease in value is in excess of what would otherwise be recognized by application of the equity method. A loss in value of an investment that is other than a temporary decline shall be recognized. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment. The Company records other-than-temporary impairments for non-marketable cost method investments and equity method investments in gains (losses) on equity investments. Other-than-temporary impairments of equity investments were $0 and $91,047 for the three months ended September 30, 2018 and 2017, respectively. Other-than-temporary impairments of equity investments were $0 and $4,379,456 for the nine months ended September 30, 2018 and 2017, respectively.

Post-retirement and post-employment benefits — BioLite Taiwan adopted the government mandated defined contribution plan pursuant to the Labor Pension Act (the “Labor Pension Act”) in Taiwan. Such labor regulations require that the rate of contribution made by an employer to the Labor Pension Fund per month shall not be less than 6% of the worker’s monthly salaries. Pursuant to the Labor Pension Act, the Company makes monthly contribution equal to 6% of employees’ salaries to the employees’ pension fund. The Company has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were $4,806 and $5,978 for the three months ended September 30, 2018 and 2017, respectively. The total amounts for such employee benefits, which were expensed as incurred, were $14,827 and $20,535 for the nine months ended September 30, 2018 and 2017, respectively. Other than the above, the Company does not provide any other post-retirement or post-employment benefits.

Revenue Recognition — During the fiscal year 2018, BioLite adopted Accounting Standards Codification (“ASC”), Topic 606 (ASC 606), Revenue from Contracts with Customers, using the modified retrospective method to all contracts that were not completed as of January 1, 2018, and applying the new revenue standard as an adjustment to the opening balance of accumulated deficit at the beginning of 2018 for the cumulative effect. The results for BioLite’s reporting periods beginning on and after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior period. Based on BioLite’s review of existing collaborative agreements as of January 1, 2018, BioLite concluded that the adoption of the new guidance did not have a significant change on its revenue during all periods presented.

Pursuant to ASC 606, BioLite recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that BioLite expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines is within the scope of ASC 606, BioLite performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) BioLite satisfies a performance obligation. BioLite only applies the five-step model to contracts when it is probable that the Company will collect the consideration the Company is entitled to in exchange for the goods or services the Company transfers to the customers. At inception of the contract, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract, determines those that are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The following are examples of when BioLite recognizes revenue based on the types of payments BioLite receives.

Merchandise sales — BioLite recognizes net revenues from dietary supplements product sales when customers obtain control of BioLite’s products, which typically occurs upon delivery to customer. Product revenues are recorded at the net sales price, or “transaction price,” which includes applicable reserves for variable consideration, including discounts, allowances, and returns.

Trade discount and allowances: BioLite generally provides invoice discounts on product sales to its customers for prompt payment. BioLite estimates that, based on its experience, its customers will earn these discounts and fees, and deducts the full amount of these discounts and fees from its gross product revenues and accounts receivable at the time such revenues are recognized.

Product returns: BioLite estimates the amount of each product that will be returned and deducts these estimated amounts from its gross revenues at the time the revenues are recognized. BioLite’s customers have the right to return unopened packages, subject to contractual limitations.

To date, product allowance and returns have been minimal and, based on its experience, BioLite believes that returns of its products will continue to be minimal.

Collaboration Revenue — BioLite recognizes collaborative revenues generated through collaborative research, development and/or commercialization agreements. The terms of these agreements typically include payment to BioLite related to one or more of the following: nonrefundable upfront license fees, development and commercial milestones, partial or complete reimbursement of research and development costs, and royalties on net sales of licensed products. Each type of payments results in collaborative revenues except for revenues from royalties on net sales of licensed products, which are classified as royalty revenues. To date, we have not received any royalty revenues. Revenue is recognized upon satisfaction of a performance obligation by transferring control of a good or service to the collaboration partners.

As part of the accounting for these arrangements, BioLite applies judgment to determine whether the performance obligations are distinct, and develop assumptions in determining the stand-alone selling price for each distinct performance obligation identified in the collaboration agreements. To determine the stand-alone selling price, BioLite relies on assumptions which may include forecasted revenues, development timelines, reimbursement rates for R&D personnel costs, discount rates and probabilities of technical and regulatory success.

BioLite had multiple deliverables under the collaborative agreements, including deliverables relating to grants of technology licenses, regulatory and clinical development, and marketing activities. Estimation of the performance periods of BioLite’s deliverables requires the use of management’s judgment. Significant factors considered in management’s evaluation of the estimated performance periods include, but are not limited to, BioLite’s experience in conducting clinical development, regulatory and manufacturing activities. BioLite reviews the estimated duration of its performance periods under its collaborative agreements on an annually basis, and makes any appropriate adjustments on a prospective basis. Future changes in estimates of the performance period under its collaborative agreements could impact the timing of future revenue recognition.

(i)	Nonrefundable upfront payments

If a license to BioLite’s intellectual property is determined to be distinct from the other performance obligations identified in an arrangement, BioLite recognizes revenue from the related nonrefundable upfront payments based on the relative standalone selling price prescribed to the license compared to the total selling price of the arrangement. The revenue is recognized when the license is transferred to the collaboration partners and the collaboration partners are able to use and benefit from the license. To date, the receipt of nonrefundable upfront fees was solely for the compensation of past research efforts and contributions made by BioLite before the collaborative agreements entered into and it does not relate to any future obligations and commitments made between BioLite and the collaboration partners in the collaborative agreements.

(ii)	Milestone payments

BioLite is eligible to receive milestone payments under the collaborative agreement with collaboration partners based on achievement of specified development, regulatory and commercial events. Management evaluated the nature of the events triggering these contingent payments, and concluded that these events fall into two categories: (a) events which involve the performance of BioLite’s obligations under the collaborative agreement with collaboration partners, and (b) events which do not involve the performance of BioLite’s obligations under the collaborative agreement with collaboration partners.

The former category of milestone payments consists of those triggered by development and regulatory activities in the territories specified in the collaborative agreements. Management concluded that each of these payments constitute substantive milestone payments. This conclusion was based primarily on the facts that (i) each triggering event represents a specific outcome that can be achieved only through successful performance by BioLite of one or more of its deliverables, (ii) achievement of each triggering event was subject to inherent risk and uncertainty and would result in additional payments becoming due to BioLite, (iii) each of the milestone payments is nonrefundable, (iv) substantial effort is required to complete each milestone, (v) the amount of each milestone payment is reasonable in relation to the value created in achieving the milestone, (vi) a substantial amount of time is expected to pass between the upfront payment and the potential milestone payments, and (vii) the milestone payments relate solely to past performance. Based on the foregoing, BioLite recognizes any revenue from these milestone payments in the period in which the underlying triggering event occurs.

(iii)	Multiple Element Arrangements

BioLite evaluates multiple element arrangements to determine (1) the deliverables included in the arrangement and (2) whether the individual deliverables represent separate units of accounting or whether they must be accounted for as a combined unit of accounting. This evaluation involves subjective determinations and requires management to make judgments about the individual deliverables and whether such deliverables are separate from other aspects of the contractual relationship. Deliverables are considered separate units of accounting provided that: (i) the delivered item(s) has value to the customer on a standalone basis and (ii) if the arrangement includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially within its control. In assessing whether an item under a collaboration has standalone value, BioLite considers factors such as the research, manufacturing, and commercialization capabilities of the collaboration partner and the availability of the associated expertise in the general marketplace. BioLite also considers whether its collaboration partners can use the other deliverable(s) for their intended purpose without the receipt of the remaining element(s), whether the value of the deliverable is dependent on the undelivered item(s), and whether there are other vendors that can provide the undelivered element(s).

BioLite recognizes arrangement consideration allocated to each unit of accounting when all of the revenue recognition criteria in ASC 606 are satisfied for that particular unit of accounting. In the event that a deliverable does not represent a separate unit of accounting, BioLite recognizes revenue from the combined unit of accounting over BioLite’s contractual or estimated performance period for the undelivered elements, which is typically the term of BioLite’s research and development obligations. If there is no discernible pattern of performance or objectively measurable performance measures do not exist, then BioLite recognizes revenue under the arrangement on a straight-line basis over the period BioLite is expected to complete its performance obligations. Conversely, if the pattern of performance in which the service is provided to the customer can be determined and objectively measurable performance measures exist, then BioLite recognizes revenue under the arrangement using the proportional performance method. Revenue recognized is limited to the lesser of the cumulative amount of payments received or the cumulative amount of revenue earned, as determined using the straight-line method or proportional performance method, as applicable, as of the period ending date.

At the inception of an arrangement that includes milestone payments, BioLite evaluates whether each milestone is substantive and at risk to both parties on the basis of the contingent nature of the milestone. This evaluation includes an assessment of whether: (1) the consideration is commensurate with either BioLite’s performance to achieve the milestone or the enhancement of the value of the delivered item(s) as a result of a specific outcome resulting from its performance to achieve the milestone, (2) the consideration relates solely to past performance and (3) the consideration is reasonable relative to all of the deliverables and payment terms within the arrangement. BioLite evaluates factors such as the scientific, clinical, regulatory, commercial, and other risks that must be overcome to achieve the particular milestone and the level of effort and investment required to achieve the particular milestone in making this assessment. There is considerable judgment involved in determining whether a milestone satisfies all of the criteria required to conclude that a milestone is substantive. Milestones that are not considered substantive are recognized as earned if there are no remaining performance obligations or over the remaining period of performance, assuming all other revenue recognition criteria are met.

(iv)	Royalties and Profit Sharing Payments

Under the collaborative agreement with the collaboration partners, BioLite is entitled to receive royalties on sales of products, which is at certain percentage of the net sales. BioLite recognizes revenue from these events based on the revenue recognition criteria set forth in ASC 606. Based on those criteria, BioLite considers these payments to be contingent revenues, and recognizes them as revenue in the period in which the applicable contingency is resolved.

At the inception of an arrangement that includes milestone payments, BioLite evaluates whether each milestone is substantive and at risk to both parties on the basis of the contingent nature of the milestone. This evaluation includes an assessment of whether: (1) the consideration is commensurate with either BioLite’s performance to achieve the milestone or the enhancement of the value of the delivered item(s) as a result of a specific outcome resulting from its performance to achieve the milestone, (2) the consideration relates solely to past performance and (3) the consideration is reasonable relative to all of the deliverables and payment terms within the arrangement. BioLite evaluates factors such as the scientific, clinical, regulatory, commercial, and other risks that must be overcome to achieve the particular milestone and the level of effort and investment required to achieve the particular milestone in making this assessment. There is considerable judgment involved in determining whether a milestone satisfies all of the criteria required to conclude that a milestone is substantive. Milestones that are not considered substantive are recognized as earned if there are no remaining performance obligations or over the remaining period of performance, assuming all other revenue recognition criteria are met.

(iv)	Royalties and Profit Sharing Payments

Under the collaborative agreement with the collaboration partners, BioLite is entitled to receive royalties on sales of products, which is at certain percentage of the net sales. BioLite recognizes revenue from these events based on the revenue recognition criteria set forth in ASC 605-10-25-1, “Revenue Recognition”. Based on those criteria, BioLite considers these payments to be contingent revenues, and recognizes them as revenue in the period in which the applicable contingency is resolved.

Income Taxes — Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Valuation of Deferred Tax Assets — A valuation allowance is recorded to reduce our deferred tax assets to the amount that is more likely than not to be realized. In assessing the need for the valuation allowance, management considers, among other things, projections of future taxable income and ongoing prudent and feasible tax planning strategies. If BioLite determines that sufficient negative evidence exists, then it will consider recording a valuation allowance against a portion or all of the deferred tax assets in that jurisdiction. If, after recording a valuation allowance, BioLite’s projections of future taxable income and other positive evidence considered in evaluating the need for a valuation allowance prove, with the benefit of hindsight, to be inaccurate, it could prove to be more difficult to support the realization of our deferred tax assets. As a result, an additional valuation allowance could be required, which would have an adverse impact on its effective income tax rate and results. Conversely, if, after recording a valuation allowance, BioLite determines that sufficient positive evidence exists in the jurisdiction in which the valuation allowance was recorded, it may reverse a portion or all of the valuation allowance in that jurisdiction. In such situations, the adjustment made to the deferred tax asset would have a favorable impact on its effective income tax rate and results in the period such determination was made. See Note 13 for information related to income taxes, including the recorded balances of its valuation allowance related to deferred tax assets.

BioLite applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to BioLite’s liability for income taxes. Any such adjustment could be material to BioLite’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of December 31, 2017 and 2016, management considered that BioLite had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

Share-Based Compensation — BioLite recognizes share-based compensation expense for share-based compensation awards granted to its employees and officers. Compensation expense for share-based compensation awards granted is based on the grant date fair value estimate for each award as determined by its board of directors. BioLite recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally one to two years. As share-based compensation expense recognized is based on awards ultimately expected to vest, such expense is reduced for estimated forfeitures.

BioLite estimates the fair value of stock-based compensation awards at the date of grant using the Black-Scholes option pricing model, which requires the input of highly subjective assumptions, including the fair value of the underlying Common Stock, expected term of the option, expected volatility of the price of its Common Stock, risk-free interest rates, and the expected dividend yield of our Common Stock. The assumptions used in BioLite’s option-pricing model represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment. If factors change and different assumptions are used, BioLite’s stock-based compensation expense could be materially different in the future.

These assumptions and estimates are as follows:

●	Fair value of the underlying Common Stock. Because BioLite’s stocks are not publicly traded, the assumptions used in the valuation model are based on future expectations combined with management judgment. In the absence of a public trading market, the board of directors, with input from management, exercised significant judgment and considered numerous objective and subjective factors to determine the fair value of our Common Stock as of the date of each option grant, including the following factors:

a) contemporaneous valuations performed by unrelated third-party specialists;

b) the lack of marketability of its Common Stock;

c) BioLite’s actual operating and financial performance, and current business conditions and projections;

d) BioLite’s hiring of key personnel and the experience of our management;

e) BioLite’s history and the timing of the introduction of new products and services;

In valuing the Common Stock, the fair value of the underlying Common Stock was determined by using the value indications under a combination of valuation approaches, including a discounted cash flow analysis under the income approach, market approaches, and the latest round of equity financing at grant date

●	Expected term. The expected term represents the period that the stock-based compensation awards are expected to be outstanding. Since BioLite did not have sufficient historical information to develop reasonable expectations about future exercise behavior, it used the simplified method to compute expected term, which represents the average of the time-to-vesting and the contractual life.

●	Expected volatility. As BioLite does not have a trading history for its Common Stock, the expected stock price volatility for its Common Stock was estimated by taking the mean standard deviation of stock prices for selected companies in biotechnogy industry listed in Taiwan’s stock markets.

●	Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero coupon U.S. Treasury notes with maturities approximately equal to the expected term of the options.

●	Expected dividend yield. BioLite has never declared or paid any cash dividends and do not presently plan to declare or pay cash dividends in the foreseeable future. Consequently, BioLite used an expected dividend yield of zero.

The valuations are highly complex and subjective. Following the completion of this offering, Common Stock valuations will no longer be necessary as BioLite will rely on market prices to determine the fair value of its Common Stock.

Foreign-currency Transactions — For BioLite’s subsidiaries in Taiwan, the foreign-currency transactions are recorded in New Taiwan dollars (“NTD”) at the rates of exchange in effect when the transactions occur. Gains or losses resulting from the application of different foreign exchange rates when cash in foreign currency is converted into New Taiwan dollars, or when foreign-currency receivables or payables are settled, are credited or charged to income in the year of conversion or settlement. On the balance sheet dates, the balances of foreign-currency assets and liabilities are restated at the prevailing exchange rates and the resulting differences are charged to current income except for those foreign currencies denominated investments in shares of stock where such differences are accounted for as translation adjustments under Equity.

Translation Adjustment — The accounts of BioLite Taiwan was maintained, and its financial statements were expressed, in New Taiwan Dollar (“NT$”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance ASC 830, “Foreign Currency Matters”, with the NT$ as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, stockholder’s deficit are translated at the historical rates and income statement items are translated at an average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income (loss) as a component of stockholders’ equity (deficit).

Research and Development — BioLite accounts for R&D costs in accordance with Accounting Standards Codification (“ASC”) 730, Research and Development (“ASC 730”). Research and development expenses are charged to expense as incurred unless there is an alternative future use in other research and development projects or otherwise. Research and development expenses are comprised of costs incurred in performing research and development activities, including personnel-related costs, share-based compensation, and facilities-related overhead, outside contracted services including clinical trial costs, manufacturing and process development costs for both clinical and preclinical materials, research costs, upfront and development milestone payments under collaborative agreements and other consulting services. Non-refundable advance payment for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made. In instances where BioLite enters into agreements with third parties to provide research and development services, costs are expensed as services are performed. Amounts due under such arrangements may be either fixed fee or fee for service, and may include upfront payments, monthly payments, and payments upon the completion of milestones or receipt of deliverables. Research and development expense was $256,682 and $823,046 for the years ended December 31, 2017 and 2016, respectively. Research and development expense were $10,213 and $52,293 for the three months ended September 30, 2018 and 2017, respectively. Research and development expense were $224,316 and $232,613 for the nine months ended September 30, 2018 and 2017, respectively.

Promotional and Advertising Costs — Promotional and advertising costs are classified as selling and general and administrative expenses, and are expensed as incurred. Promotional and advertising expenses consist primarily of the costs of designing, producing, and distributing materials promoting BioLite and its products, including its corporate website. Promotional and advertising costs were $842 and $38,792 for the years ended December 31, 2017 and 2016, respectively. Promotional and advertising costs were $173 and $675 for the nine months ended September 30, 2018 and 2017, respectively.

Statement of Cash Flows — Cash flows from BioLite’s operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Comprehensive Income — Comprehensive income includes accumulated foreign currency translation gains and losses. BioLite has reported the components of comprehensive income in its statements of operations and comprehensive income (loss).

Reclassifications — Certain classifications have been made to the prior year financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net loss or accumulated deficit.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, “Leases.” The core principle of the ASU is that a lessee should recognize the assets and liabilities that arise from its leases other than those that meet the definition of a short-term lease. The ASU requires extensive qualitative and quantitative disclosures, including with respect to significant judgments made by management. Subsequently, the FASB issued ASU No. 2017-13, in September 2017 and ASU No. 2018-01, in January 2018, which amends and clarifies ASU 2016-02. The ASU will be effective for BioLite beginning January 1, 2019, including interim periods in the fiscal year 2019. Early adoption is permitted. BioLite is in the process of determining the method of adoption and assessing the impact of this ASU on its consolidated results of operations, cash flows, financial position and disclosures.

On December 22, 2017, the SEC issued Staff Accounting Bulletin (“SAB 118”), which provides guidance on accounting for tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. In March 2018, the FASB issued ASU 2018-05, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (SEC Update), Income Taxes (Topic 740). ASU 2018-05 provides guidance regarding the recording of tax impacts where uncertainty exists, in the period of adoption of the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”).To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate to be included in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provision of the tax laws that were in effect immediately before the enactment of the Tax Act. While the Company is able to make reasonable estimates of the impact of the reduction in corporate rate and the deemed repatriation transition tax, the final impact of the Tax Act may differ from these estimates, due to, among other things, changes in its interpretations and assumptions, additional guidance that may be issued by the I.R.S., and actions the Company may take. The Company is continuing to gather additional information to determine the final impact.

In February 2018, the FASB issued Accounting Standards Update No. 2018-02 (ASU 2018-02), Income Statement - Reporting Comprehensive Income (Topic 220). The guidance in ASU 2018-02 allows an entity to elect to reclassify the stranded tax effects related to the Tax Cuts and Jobs Act (the Tax Act) of 2017 from accumulated other comprehensive income into retained earnings. ASU 2018-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company is currently evaluating the impact of adopting this new guidance on its financial position, results of operations, statement of comprehensive income, and cash flows.

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718), Improvements to Nonemployee Share-based Payments (“ASU 2018-07”). This ASU expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The effective date for the standard is for interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted, but no earlier than the Company’s adoption date of Topic 606. Under the new guidance, the measurement of nonemployee equity awards is fixed on the grant date. The new guidance is required to be applied retrospectively with the cumulative effect recognized at the date of initial application. The Company is currently evaluating the effect ASU 2018-07 will have on the condensed consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (“Topic 820”): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement. The ASU modifies the disclosure requirements in Topic 820, Fair Value Measurement, by removing certain disclosure requirements related to the fair value hierarchy, modifying existing disclosure requirements related to measurement uncertainty and adding new disclosure requirements, such as disclosing the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and disclosing the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. This ASU is effective for public companies for annual reporting periods and interim periods within those annual periods beginning after December 15, 2019. The Company is currently evaluating the effect, if any, that the ASU will have on its financial statements.

Results of Operations- Year Ended December 31, 2017 compared to Year Ended December 31, 2016

The following tables set forth a summary of BioLite’s results of operations for the periods indicated. This information should be read together with BioLite’s financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	2017	2016
Net revenue
Merchandise sales	$940	$2,812
Merchandise sales-related parties	2,256	3,253
Collaborative revenue	-	982,083
Total net revenue	3,196	988,148

Cost of revenue	2,249	24,318

Gross profit	947	963,830

Operating expenses
Research and development expenses	256,682	823,046
Selling, general and administrative expenses	1,735,931	1,752,168
Total operating expenses	1,992,613	2,575,214

Loss from operations	(1,991,666)	(1,611,384)

Other income (expense)
Interest income	7,207	3,429
Interest expense	(222,060)	(7,602)
Rental income	11,814	11,884
Impairment loss	-	(1,470,378)
Loss on disposition of equity securities	(34,139)	-
Loss on foreign exchange changes	(409,170)	(85,398)
Loss on investment in equity securities	(4,443,876)	(3,560,325)
Other income (expenses)	51,574	67,328
Total other income (expenses)	(5,038,650)	(5,041,062)
Loss before income taxes	(7,030,316)	(6,652,446)
Provision for income taxes expense (benefit)	(360,395)	(60,660)
Net loss	(6,669,921)	(6,591,786)
Net loss attributable to noncontrolling interests, net of tax	1,621,650	1,669,024
Net loss attributable to BioLite, Inc.	(5,048,271)	(4,922,762)
Foreign currency translation adjustment	695,573	61,754
Comprehensive Loss	$(4,352,698)	$(4,861,008)

Revenue

For the year ended December 31, 2017, BioLite had total revenue of $3,196 compared to the total revenue of $988,148 for the year ended December 31, 2016, representing a decrease of $984,952.

	2017	2016
Net revenue
Merchandise sales	$940	$2,812
Merchandise sales-related parties	2,256	3,253
Collaborative revenue	-	982,083
Total net revenue	3,196	988,148

BioLite’s revenue decreased substantially in the fiscal year of 2017 compared to the same period in 2016 mainly because no collaborative revenues were generated in the fiscal year of 2017.

Cost of Revenue

Total cost of revenue, which comprises mainly cost of merchandise sold, was $2,249 for the year ended December 31, 2017 compared to $24,318 for the year ended December 31, 2016. The significant year-to-year decrease is in line with the year-to-year decline in our revenue. The main drive of the decrease in cost of revenue is from the recognition of loss on obsolete inventory.

Expenses

The following table sets forth the breakdown of BioLite’s operating expenses for the years ended December 31, 2017 and 2016, respectively:

	2017	2016
Operating expenses:
Research and development expenses	256,682	823,046
Selling, general and administrative expenses	1,735,931	1,752,168

Research and development costs consist of clinical trials, sponsored research, and miscellaneous expenditures in laboratories. Research and development expenses were $256,682 during the year ended December 31, 2017 as compared to that of $823,046 in the fiscal year of 2016, which represents a decrease of $566,364 or (68)%. Such decrease was primarily attributed to less research and development costs spent on BLI-1005 and BLI 1006 products. In addition, the headcounts at research and development department decreased to 4 persons in 2017 compared to11 persons. During the fiscal year of 2017, the majority R&D expenses derived from BLI-1005 product the preparation of clinical sites and the drug stability studies. In the year of 2016, the R&D expenses were incurred by the expenditure on BioLite’s in-house R&D team that documented, revised, edited and prepared for the IND submissions and subsequent amendments to the IND packages in response to the FDA comments.

BioLite incurred $1,735,931 in selling, general and administrative expenses for the fiscal year of 2017 as compared to $1,752,168 during the fiscal year of 2016. The amounts of operating expenses for the year of 2017 did not change substantially from that of 2016 but the percentage of selling, general and administrative expenses counted for the operating expenses increased from the year ended December 31, 2016 as compared to the year ended December 31, 2017 due to the significant decrease of the research and development expenses.

Other income and expense

The following table sets forth the breakdown of our other income for the years ended December 31, 2017 and 2016, respectively:

	2017	2016
Other income (expense)
Interest income	7,207	3,429
Interest expense	(222,060)	(7,602)
Rental income	11,814	11,884
Impairment loss	-	(1,470,378)
Investment loss	(34,139)	-
Loss on foreign exchange changes	(409,170)	(85,398)
Loss on investment in equity securities	(4,443,876)	(3,560,325)
Other income (expenses)	51,574	67,328
Total other income (expenses)	(5,038,650)	(5,041,062)

Other income or expenses

BioLite incurred interest expenses in the amounts of $222,060 and $7,602 during the years ended December 31, 2017 and 2016, respectively, which reflected an increase of $214,558. Such increase in interest expenses was due to the increase in loans from related parties.

BioLite recorded impairment loss in the amounts of $1,470,378 in the fiscal year of 2016 and $0 in the fiscal year of 2017. BioLite’s decrease of impairment loss in an amount of $1,470,378 was primarily caused by the impairment of accounts receivable due from ABVC at December 31, 2016.

BioLite recognized $34,139 and $0 in investment loss during the years ended December 31, 2017 and 2016, which showed an increase of $34,139 in loss on disposition of equity securities. We contributed such increase to the loss from sale of equity securities in BioFirst during the year ended December 31, 2017.

BioLite’s position on loss on investment in equity securities greatly increased, from $3,560,325 in 2016 to $4,443,876 in 2017, representing an increase of 24%, or $883,551. This increase was primarily attributable to the increase in other-than-temporary impairments of non-marketable equity investments during the year ended December 31, 2017.

Net income (loss)

As a result of the above, BioLite’s net loss for the year ended December 31, 2017 was $6,669,921 as compared to a net loss of $6,591,786 for the year ended December 31, 2016. The increase reflects a 1.2%, or $78,135 in net loss resulted from our significant decline in revenue s in the fiscal year of 2017.

Cash Flows

The following table summarizes BioLite’s cash flows for the year ended December 31, 2017 and for the year ended December 31, 2016:

	2017	2016
Net Cash Used In Operating Activities	(1,683,497)	(1,028,900)
Net Cash Used In Investing Activities	(7,494,318)	(3,252,937)
Net Cash Provided By Financing Activities	9,325,297	2,934,504
Effect of exchange rate changes on cash and cash equivalents	8,979	22,730
Net increase (decrease) in cash and cash equivalents	156,461	(1,324,603)
Cash and cash equivalents, ending balance	$256,925	$100,464

Operating activities

Net cash used in operating activities was $1,683,497 for the year ended December 31, 2017, an increase of $654,597 from cash used in operating activities of $1,028,900 for the year ended December 31, 2016. The increase is mainly due to the increase in due from related parties and the decrease in accrued expenses and other current liabilities.

Investing activities

Net cash used in investing activities for the year ended December 31, 2017 was $7,494,318, an increase of $4,241,381 as compared to net cash used in investing activities of $3,252,937 for the year ended December 31, 2016. BioLite used substantially more net cash in investing activities primarily because of the increase in investments in collaborative partners in Asia during the year ended December 31, 2017.

Financing activities

Net cash provided by financing activities for the year ended December 31, 2017 was $9,325,297, an increase of $6,390,793, from net cash used in financing activities of $2,934,504 for the year ended December 31, 2016. The increase of net cash provided by financing activities was mainly attributable to the net proceeds from the issuance of Common Stock and borrowings from related parties.

Results of Operations - Nine Months Ended September 30, 2018 compared to Nine Months Ended September 30, 2017

The following tables set forth a summary of BioLite’s results of operations for the periods indicated. This information should be read together with BioLite’s financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	Nine Months Ended September 30,
	2018	2017
Net revenue
Merchandise sales	$3,976	$937
Merchandise sales-related parties	-	1,624
Total net revenue	3,976	2,561

Cost of revenue	2,856	1,589

Gross profit	1,120	972

Operating expenses
Research and development expenses	224,316	232,613
Selling, general and administrative expenses	693,057	1,531,815
Total operating expenses	917,373	1,764,428

Loss from operations	(916,253)	(1,763,456)

Other income (expense)
Interest income	3,761	6,098
Interest expense	(231,300)	(171,389)
Rental income	8,997	8,835
Investment loss	(287,513)	(34,043)
Gain (loss) on foreign currency changes	7,403	(406,778)
Gain (loss) on investment in equity securities	(164,649)	(4,379,650)
Other income (expenses)	(4,305)	48,500
Total other income (expenses)	(667,606)	(4,928,427)
Loss before income taxes	(1,583,859)	(6,691,883)
Provision for income taxes expense (benefit)	(242,092)	(224,762)
Net loss	(1,341,767)	(6,467,121)
Net loss attributable to noncontrolling interests, net of tax	332,596	1,574,038
Net loss attributable to BioLite Holding, Inc.	(1,009,171)	(4,893,083)
Foreign currency translation adjustment	(81,100)	(597,136)
Comprehensive Loss	$(1,090,271)	$(5,490,219)

Revenue

For the nine-month period ended September 30, 2018, BioLite had total net revenue of $3,976 compared to the total net revenue of $2,561 for the nine-month period ended September 30, 2017, representing an increase of $1,415. Such increase in revenues during the comparable nine months ended September 30, 2018 and 2017 was primarily due to increased sales of the dietary supplements to customers.

	Nine Months Ended September 30, (Unaudited)
	2018	2017
Net revenue
Merchandise sales	$3,976	$937
Merchandise sales-related parties	-	1,624
Total net revenue	$3,976	$2,561

Cost of Revenue

Total cost of revenue, which comprises mainly cost of merchandise sold, was $2,856 for the nine months ended September 30, 2018 compared to $1,589 for the nine months ended September 30, 2017. The main drive of the increase in cost of revenue was from the purchase of another carton of dietary supplements in the second fiscal quarter of 2018.

Expenses

The following table sets forth the breakdown of BioLite’s operating expenses for the nine-month periods ended September 30, 2018 and 2017, respectively:

	Nine Months Ended September 30, (Unaudited)
	2018	2017
Operating expenses
Research and development expenses	224,316	232,613
Selling, general and administrative expenses	693,057	1,531,815
Total operating expenses	917,373	1,764,428

Research and development costs consist of clinical trials, sponsored research, and miscellaneous expenditures in laboratories. Research and development expenses were $224,316 during the nine months ended September 30, 2018 as compared to that of $232,613 in the comparable period of 2017. The decrease of $8,297 in research and development expenses was not a substantial change.

BioLite incurred $693,057 in selling, general and administrative expenses for the nine months ended September 30, 2018 as compared to $1,531,815 during the comparable period of 2017. The amounts of operating expenses for the nine months ended September 30, 2018 decreased by $838,758 or (54.76)% from that of 2017 primarily because BioLite reduced the number of employees and rental expenses in the nine months ended September 30, 2018 as compared to the comparable period of 2017.

Other income and expense

The following table sets forth the breakdown of our other income for the nine months ended September 30, 2018 and 2017, respectively:

	Nine Months Ended September 30, (Unaudited)
	2018	2017
Other income (expense)
Interest income	3,761	6,098
Interest expense	(231,300)	(171,389)
Rental income	8,997	8,835
Investment loss	(287,513)	(34,043)
Gain (loss) on foreign currency changes	7,403	(406,778)
Gain (loss) on investment in equity securities	(164,649)	(4,379,650)
Other income (expenses)	(4,305)	48,500
Total other income (expenses)	(667,606)	(4,928,427)

BioLite incurred interest expenses in the amounts of $231,300 and $171,389 during the nine months ended September 30, 2018 and 2017, respectively, which reflected an increase of $59,911, or 34.96%. Such increase in interest expenses was mainly due to the increase in loans from related parties.

BioLite recorded investment loss in the amounts of $287,513 during the nine months ended September 30, 2018 and $34,043 in the comparable period of 2017. BioLite’s increase of investment loss in an amount of $253,470, or 744.55% was primarily caused by sales of the securities in order to acquire some cash for daily operation.

BioLite’s position on loss on investment in equity securities greatly decreased, from $4,379,650 for the nine months ended September 30, 2017 to $164,649 in the comparable period of 2018, representing a decrease of $4,215,001, or (96.24) %. This decrease was primarily attributable to the recognition of impairment loss on ABVC by BioLite in 2017 in the amount of approximately $4,000,000.

Net income (loss)

As a result of the above, BioLite’s net loss for the nine months ended September 30, 2018 was $1,341,767 as compared to a net loss of $6,467,121 for the nine months ended September 30, 2017. BioLite’s net loss decreased approximately $5,125,354, or (79.25)% primarily because the decrease of loss on investment in equity securities and general and administrative expense.

Cash Flows

The following table summarizes BioLite’s cash flows for the nine months ended September 30, 2018 and for the nine months ended September 30, 2017:

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

	2018	2017
Net cash provided by (used in) operating activities	(636,357)	(417,683)
Net cash provided by (used in) investing activities	370,306	(8,313,623)
Net cash provided by financing activities	195,197	9,037,596
Effect of exchange rate changes on cash and cash equivalents	(2,718)	7,783
Net increase (decrease) in cash and cash equivalents	(73,572)	314,073
Cash and cash equivalents
Beginning	256,925	100,464
Ending	$183,353	$414,537

Operating activities

Net cash used in operating activities was $636,357 for the nine months ended September 30, 2018 as compared to net cash of $417,683 used in operating activities for the nine months ended September 30, 2017, reflecting an increase of $218,674 in net cash used in operating activities. Such increase was mainly due to the increase in expenses on the MDD trial conducted at Stanford University and other expenses related to FDA filings.

Investing activities

Net cash provided by investing activities for the nine months ended September 30, 2018 was $370,306 as compared to net cash used in investing activities of $8,313,623 for the nine months ended September 30, 2017, representing an increase of $8,683,929 of net cash provided by investing activities. Such increase in net cash provided by investing activities was primarily caused by the investment on ABVC in 2017.

Financing activities

Net cash provided by financing activities for the nine months ended September 30, 2018 was $195,197, a decrease of $8,842,399, from net cash provided by financing activities of $9,037,596 for the nine months ended September 30, 2017. The decrease of net cash provided by financing activities was mainly caused by a series of stock exchange that BioLite conducted with BioLite BVI and BioLite Taiwan, two subsidiaries of BioLite.

Contractual Obligations and Commitments

Operating lease commitment:

BioLite’s operating leases include lease contracts of office spaces, laboratory space, and employees’ dormitory. Future minimum lease payments under the operating leases are summarized as follows:

As of September 30,	Amount
2019	$57,684
2020	12,546
Total	$70,230

For the nine months ended September 30, 2018 and 2017, BioLite incurred expenses of approximately $9,553 and $28,103 on leasing its offices from a related party, respectively. The lease with the related party was terminated on March 31, 2018.

BioLite’s In-Licensing Contractual Obligations under the collaborative agreements are as follows:

(1)	On January 1, 2011, BioLite through BioLite Taiwan entered into a collaborative agreement with PITDC, a Taiwanese Company. Pursuant to the collaborative agreement, PITDC granted BioLite the sole licensing right for drug and therapeutic use of depressive disorders related patent and technology expired in November 2026. The total consideration for obtaining such grant was NT$17,000,000 (equivalent approximately $557,600), of which NT$3,400,000 (equivalent approximately $111,520) was due within 30 days upon signing the agreement and the remaining balance of NT$13,600,000 (equivalent approximately $446,080) would be due pursuant to a milestone payment schedule. In addition, BioLite is required to pay PITDC 10% of sublicensing revenues net of related research and development cost and royalties at a range from 1% to 3% of sales of drugs.

BioLite Taiwan paid the upfront payment of NT$3,400,000 (equivalent approximately $111,520) in 2011, the first milestone payment of NT$2,550,000 (equivalent approximately $83,640) in 2012, and the third milestone payment of NT$2,125,000 (equivalent approximately $69,700) in 2013. BioLite Taiwan recorded these amounts as research and development expenses when incurred.

Pursuant to the in-licensing collaboration agreement with PITDC, BioLite Taiwan is required to pay PITDC 10% of sublicensing revenues to PITDC. During the six months ended June 30, 2018 and 2017, BioLite Taiwan paid $0 to PITDC accounting for 10% of sublicensing revenues net of related research and development cost and royalties. As of June 30, 2018 and December 31, 2017, BioLite Taiwan has accrued collaboration revenue payable of $275,388 and $282,728 to PITDC, respectively.

(2)

On February 10, 2011, BioLite Taiwan entered into a collaborative agreement (the “ITRI Collaborative Agreement I”) with ITRI, a Taiwanese Company. Pursuant to the collaborative agreement, ITRI granted BioLite the sole licensing right for drug and therapeutic use of colon inflammation related patent and technology expired in February 2031. The total consideration for obtaining such grant was NT$20,000,000 (equivalent approximately to $656,000), of which NT$2,000,000 (equivalent approximately $65,600) was due sixth days upon signing the agreement and the remaining balance of NT$18,000,000 (equivalent approximately $590,400) was due pursuant to a milestone payment schedule. BioLite Taiwan paid the upfront payment of NT$2,000,000, equivalent approximately $65,600, in 2011 and the first milestone payment of NT$2,000,000, equivalent approximately $65,600, in 2016. BioLite Taiwan recorded these amounts as research and development expenses when incurred.

Pursuant to the ITRI Collaborative Agreement I, BioLite Taiwan is also required to pay ITRI 10% of sublicensing revenues net of related research and development cost and royalties at a range from 3% to 5% of sales of drugs. During the nine months ended September 30, 2018 and 2017, BioLite Taiwan paid $0 to ITRI accounting for 10% of sublicensing revenues net of related research and development cost and royalties. As of September 30, 2018 and December 31, 2017, BioLite Taiwan has accrued collaboration revenue payable of $114,594 and $117,872 to ITRI, respectively.

(3)

On February 10, 2011, BioLite Taiwan entered into another collaborative agreement (the “ITRI Collaborative Agreement II”) with Industrial Technology Research Institute (“ITRI”), a Taiwanese Company. Pursuant to the ITRI Collaborative Agreement II, ITRI granted BioLite Taiwan the sole licensing right for drug and therapeutic use of rheumatoid arthritis related patent and technology expired in February 2031. The total consideration for obtaining such grant was NT$35,000,000, equivalent approximately $1,148,000, of which NT$3,500,000, equivalent approximately $114,800, was due sixth days upon signing the agreement and the remaining balance of NT$31,500,000, equivalent approximately $1,033,200, was due pursuant to a milestone payment schedule. BioLite Taiwan paid the upfront payment of NT$3,500,000, equivalent approximately $114,800, in 2011. BioLite Taiwan recorded these amounts as research and development expenses when incurred.

Pursuant to the ITRI Collaborative Agreement II, BioLite Taiwan is also required to pay ITRI 10% of sublicensing revenues net of related research and development cost and royalties at a range from 3% to 5% of sales of drugs. As of September 30, 2018 and December 31, 2017, BioLite Taiwan has not sublicensed the licensing right for drug and therapeutic use of rheumatoid arthritis related patent and technology to any companies.

(4)	On December 27, 2016, BioLite Taiwan entered into the Yukiguni Collaborative Agreement with Yukiguni Maitake Co., Ltd (“YUKIGUNI”), a Japanese company. Pursuant to the Yukiguni Collaborative Agreement, YUKIGUNI granted BioLite Taiwan the right for selling Maitake dry powder and Maitake extract manufactured by YUKIGUNI, and the right for using Maitake related patent and technology expired in December 2036 or fifteen years after the date when the new product developed by BioLite Taiwan is first sold, whichever is earlier. The total consideration for obtaining such grant would be $305,000. During the nine months ended September 30, 2018 and 2017, BioLite Taiwan has paid YUKIGUNI an aggregate of $175,000 and $0, respectively, to obtain some Maitake related patent and technology.

Long-term Bank Loans

	September 30,	December 31,
	2018	2017
	(UNAUDITED)
Cathay United Bank	$64,829	$95,893
Less: current portion of long-term bank loan	(39,737)	(40,203)
Total	$25,092	$55,690

On April 30, 2010, BioLite Taiwan entered into a seven-year bank loan of NT$8,900,000, equivalent to $291,920, with Cathay United Bank. The term started April 30, 2010 with maturity date at April 30, 2017. On April 30, 2017, BioLite Taiwan extended the original loan agreement for additional three years with the new maturity date at April 30, 2020. The loan balance bears interest at a floating rate of prime rate plus variable rates from 0.77% to 1.17%. The prime rate is based on term deposit saving interest rate of Cathay United Bank. As of September 30, 2018 and December 31, 2017, the actual interest rates per annum were 2.24%. The loan is collateralized by the building and improvement of BioLite Taiwan, and is also guaranteed by BioLite’s chairman. Interest expenses were $1,375 and $1,932 for the nine months ended September 30, 2018 and 2017, respectively.

Liquidity and Capital Resources

BioLite incurred net losses of $1,341,767 and $6,669,921 from operations during the nine months ended September 30, 2018 and the year ended December 31, 2017, respectively and losses from time to time in the history of the company and its subsidiaries since its inception in 2006. BioLite cannot assure you that it shall become or maintain profitability consistently in the future. BioLite expects that as it continues research efforts and the development of its product candidates, hire additional staff, including clinical, scientific, operational, financial and management personnel and as a result it will need additional capital to fund its operations.

BioLite had a short-term secured bank loan in the amount of NT$7,500,000, equivalent to $246,750, from Cathy United Bank, which were fully repaid on September 6, 2018, the due date of such loan. BioLite had two short-term saving secured bank loans from CTBC Bank in the amounts of NT$10,000,000, equivalent to $328,000, and NT$10,000,000, equivalent to $328,000, respectively, both of which were combined together in February 2018 with the maturity date on January 19, 2019. BioLite has a long-term secured bank loan from Cathy United Bank with an outstanding balance of $25,092 as of September 30, 2018, which will become due on April 30, 2020. As of September 30, 2018 and December 31, 2017, BioLite had cash and cash equivalents and restricted cash of $183,353 and $256,925.

BioLite has incurred losses since its inception resulting in an accumulated deficit of $10,980,204 and $9,971,033 as of September 30, 2018 and December 31, 2017, respectively, and incurred net loss attributable to BioLite Holding Inc. or BioLite of $5,048,271 and $4,922,762 for the years ended December 31, 2017, and 2016, respectively and $1,009,171 for the nine months ended September 30, 2018. BioLite also had working capital deficiency of $4,051,163 at September 30, 2018 and $3,327,457 at December 31, 2017.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements and BioLite does not participate in transactions that generate relationships with entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

As of September 30, 2018, BioLite had no changes in and disagreements with accountants on accounting and financial disclosure.

Quantitative and Qualitative Disclosures about Market Risks

Not applicable.

BIOKEY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

BioKey was incorporated on August 9, 2000 in the State of California. It is engaged primarily in research and development, manufacturing, and distribution of generic drugs and nutraceuticals with strategic partners. BioKey provides a wide range of services, including, API characterization, pre-formulation studies, formulation development, analytical method development, stability studies, IND/NDA/ANDA/510K submissions, and manufacturing clinical trial materials (phase I through phase III) and commercial manufacturing. BioKey also licenses out its technologies and initiates joint research and development processes with other biotechnology, pharmaceutical, and nutraceutical companies.

BioKey’s headquarters and GMP facility are located at 44370 Old Warm Springs Blvd., Fremont, CA, 94538.

BioKey’s customers include new drug development companies, research institutions and nutraceutical companies in the United States, Taiwan, China and other Asian countries. BioKey has a handful of clients that count for the majority of its revenue.

Business Segments

BioKey has primarily three business lines which provide complementary solutions to the market.  Each has a different customer focus and “go to market” approach.  They are:

●	Controlled- release platforms and ANDA applications: provides various control-released platforms to both new and generic drug products to make the drug administration process smooth and convenient.

●	Generic drug development: processes ANDA for drugs whose patents are expiring or expired and uses third-party distributors to sell the generic drugs that are approved by the FDA.

●	CDMO: provides contracting, developing and manufacturing services to new drug development companies and research institutions.

Results of Operations — Fiscal Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016.

The following table presents, for the period indicated, BioKey’s statements of operations information.

	For The Years Ended December 31,
	2017	2016

Revenues	$983,218	$1,555,594

Cost of revenues	17,312	29,420

Gross profit (loss)	965,906	1,526,174

Operating expenses
Selling, general and administrative expenses	767,504	918,271
Research and development expenses	497,947	486,004
Total operating expenses	1,265,451	1,404,275

Income (loss) from operations	(299,545)	121,899

Other income(expenses)
Interest income	6,742	7,385
Other income (expenses)	459	1,407
Total other income (expenses)	7,201	8,792

Income (Loss) before provision income tax	(292,344)	130,691

Provision income tax	800	800

Net Income (Loss)	$(293,144)	$129,891

Revenues. BioKey generated $983,218 and $1,555,594 in revenue during the years ended December 31, 2017 and 2016, which reflects a decrease of $572,376 or approximately (36.80)% in revenues. Such a decline in revenue was primarily due to the substantial business changes of two of BioKey’s top customers which resulted in significantly less demand of BioKey’s CDMO services. Such changes were beyond BioKey’s control and BioKey intends to focus more on its own product development and simultaneously strengthen its marketing and sales with respect to its contracting services. However, there is no assurance that BioKey or the new management of the combined entity will be able to increase the revenue of the CDMO in the future.

Cost of revenues. BioKey incurred costs of revenues in the amounts of $17,312 and $29,420 during the years ended December 31, 2017 and 2016. Costs of revenues of BioKey consist primarily of purchase of materials, outsourced services, and logistics expenses. The cost of revenues decreased by $12,108 or 41.16% from the fiscal year of 2016 to the fiscal year of 2017 because BioKey reduced the outsourcing activities and provided more services in-house to increase the efficiency and save overall costs.

Gross Profit. As a result of changes in revenues and cost of revenues, BioKey’s gross profit decreased from $1,526,174 for the year ended December 31, 2016 to $965,906 for the year ended December 31, 2017, which represents a decrease of approximately $560,268 or 36.71%.

Operating Expenses. BioKey’s operating expenses consist of research and development expenses and selling, general and administrative expenses for the years ended December 31, 2017 and 2016, respectively. BioKey incurred $497,947 and $486,004 in research and development expenses for the years ended December 31, 2017 and 2016. There was no substantial change in the research and development expenses during the fiscal years of 2017 and 2016. BioKey incurred $767,504 and $918,271 in selling, general and administrative expenses for the years ended December 31, 2017 and 2016, respectively, which reflected a decrease of $150,767 or 16.42%. BioKey believes that such decrease in selling, general and administrative expenses was mainly attributed to that senior management decided to voluntarily reduce their salary compensations.

Net Income (Loss). The net loss was $(293,144) and net income was $129,891 for the years ended December 31, 2017 and 2016, respectively. The result of decrease of net income in the fiscal year of 2017 in an amount of $423,035 was mainly because that BioKey suffered significant loss of revenues due to the less demand and orders from two of its major clients.

Working Capital Summary

	As of December 31, 2017 ($)	As of December 31, 2016 ($)

Current Assets	1,418,789	1,729,939
Current Liabilities	79,757	101,349
Working Capital	1,339,032	1,628,590

Cash Flows

	Years Ended
	December 31,
	2017	2016

Cash flows provided by (used in) operating activities	$(240,071)	$108,171
Cash flows used in investing activities	(7,794)	(39,911)
Net increase (decrease) in cash and cash equivalents	$(247,865)	$68,260

Cash Flow from Operating Activities

Net cash used in operating activities was $240,071 during the year ended December 31, 2017 compared to net cash provided by operating activities of $108,171 in the 2016 comparable period, representing a decrease of $348,242, or (321.9)%. This decrease was primarily driven by the operating losses during the year ended December 31, 2017.

Cash Flow from Investing Activities

Net cash used in investing activities was $7,794 during the year ended December 31, 2017 compared to $39,911 in the 2016 comparable period, representing an decrease of $32,117, or (412.1)%. This decrease was primarily driven by less machine and equipment acquired during the year ended December 31, 2017.

Contractual Obligations

BioKey leases its main office in Fremont, California, under operating leases expiring on February 28, 2021. The monthly rent is approximately $23,600. BioKey also leases office equipment with monthly payment of approximately $220 expiring on August 31, 2019. The total rent expenses were $274,978 and $255,240 for the years ended December 31, 2017 and 2016, respectively.

Future minimum lease payments under BioKey’s operating leases are as follows:

As of December 31,	Amount
2018	$298,246
2019	304,430
2020	309,942
2021	51,860
Total	$964,478

Results of Operations — Nine Months Ended September 30, 2018 Compared to Nine Months Ended September 30, 2017.

The following table presents, for the period indicated, BioKey’s statements of operations information.

	Nine Months Ended September 30,
	2018	2017

Revenues	$382,097	$808,140
Cost of revenues	3,215	14,092
Gross profit	378,882	794,048

Operating expenses
Research and development expenses	337,810	373,690
Selling, general and administrative expenses	498,396	596,865
Total operating expenses	836,206	970.555

Income (loss) from operations	(457,324)	(176,507)

Other income (expense)
Interest income	4,144	5,051
Other income	490	150
Total other income	4,634	5,201

Income (loss) before income tax	(452,690)	(171,306)
Provision for income tax	800	800
Net income (loss) and comprehensive income (loss)	$(453,490)	$(172,106)

Revenues. BioKey generated $382,097 and $808,140 in revenues during the nine months ended September 30, 2018 and 2017, respectively, which reflects a decrease of $426,043 or approximately (52.72)% in revenues. Such a decline in revenues was primarily because two of BioKey’s top customers changed their business substantially, which resulted in significantly less demand of BioKey’s CDMO services.

Cost of revenues. Costs of revenues of BioKey consist primarily of purchase of materials, outsourced services, and logistics expenses. BioKey incurred costs of revenues in the amounts of $3,215 and $14,092 during the nine months ended September 30, 2018 and 2017, respectively. The cost of revenues decreased by $10,877 or (77.19)% from the nine months ended September 30, 2018 to the comparable period of 2017 because BioKey reduced the outsourcing activities and provided more services in-house to increase the efficiency and save overall costs.

Gross Profit. As a result of changes in revenues and cost of revenues, BioKey’s gross profit decreased from $794,048 for the nine months ended September 30, 2017 to $378,882 for the nine months ended September 30, 2018, which represents a decrease of approximately $415,166 or 52.29%.

Operating Expenses. BioKey’s operating expenses consist of research and development expenses and selling, general and administrative expenses for the nine months ended September 30, 2018 and 2017, respectively. BioKey incurred $337,810 and $373,690 in research and development expenses for the nine months ended September 30, 2018 and 2017, respectively, reflecting a decrease of $35,880 or (9.60)%. BioKey’s research and development expenses did not change in a substantial amount during the nine-month periods ended September 30, 2018 and 2017. BioKey incurred $498,396 and $596,865 in selling, general and administrative expenses for the nine months ended September 30, 2018 and 2017, respectively. BioKey’s selling, general and administrative expenses decreased in an amount of $98,469, or (16.50)% primarily because that the senior management voluntarily reduced their compensations.

Net Income (Loss). The net loss was $453,490 and $172,106 for the nine months ended September 30, 2018 and 2017, respectively. The increase of net loss in the nine months ended September 30, 2018 from the comparable period of 2017 in an amount of $281,384 was mainly caused by delays in customers’ orders.

Working Capital Summary

	As of September 30, 2018 ($)	As of December 31, 2017 ($)
	(Unaudited)
Current Assets	959,547	1,418,789
Current Liabilities	84,980	79,757
Working Capital	874,567	1,339,032

Cash Flows

	The Nine Months Ended
	September 30, (Unaudited)
	2018	2017

Cash flows provided by (used in) operating activities	$(455,293)	$(201,434)
Cash flows (used in) investing activities	(46,261)	(7,794)
Cash flows provided by financing activities	10,000	-
Net increase (decrease) in cash and cash equivalents	$(491,554)	$(209,228)
Cash and cash equivalents
Beginning	1,225,397	1,473,262
Ending	$733,843	$1,264,034

Cash Flow from Operating Activities

Net cash used in operating activities was $455,293 during the nine months ended September 30, 2018 compared to net cash used in operating activities of $201,434 in the comparable period of 2017, representing an increase of $253,859, or 126.03%. This increase in net cash used in operating activities was primarily caused by operating loss in the nine months ended September 30, 2018.

Cash Flow from Investing Activities

Net cash used in investing activities was $46,261 during the nine months ended September 30, 2018 compared to $7,794 in the comparable period of 2017, representing an increase of $38,467. Such increase was primarily driven by purchase of additional equipment to expand BioKey’s services.

Cash Flow from Financing Activities

Net cash provided by financing activities was $10,000 during the nine months ended September 30, 2018 while BioKey did not generate any cash flow from financing activities during the 2017 comparable period. The increase in net cash provided by financing activities in the amount of $10,000 in the nine months ended September 30, 2018 compared to the same period of 2017 was primarily driven by the issuance of common stock of BioKey for cash.

Liquidity and Capital Resources

As of September 30, 2018 and December 31, 2017, BioKey had cash totaling approximately $733,843 and $1,225,397, respectively. Net cash used in operating activities totaled approximately $455,293 for the nine months ended September 30, 2018 and $240,071 for the year ended December 31, 2017. Net loss totaled approximately $453,490 for the nine months ended September 30, 2018 and $293,144 for the year ended December 31, 2017. Total current assets were $959,547 and $1,418,789 as of September 30, 2018 and December 31, 2017, respectively. Total current liabilities were $84,980 and $79,757 as of September 30, 2018 and December 31, 2017, respectively. Accordingly, we had working capital of $874,567 and $1,339,032 as of September 30, 2018 and December 31, 2017, respectively.

Contractual Obligations

BioKey leases its main office in Fremont, California, under operating leases expiring on February 28, 2021. The monthly rent is approximately $23,600. BioKey also leases office equipment with monthly payment of approximately $220 expiring on August 31, 2019. The total rent expenses were $274,978 and $255,240 for the years ended December 31, 2017 and 2016, respectively. The total rent expenses were $205,576 and $205,278 for the nine months ended September 30, 2018 and 2017, respectively.

Future minimum lease payments under BioKey’s operating leases are as follows:

As of September 30,	Amount
2019	$239,422
2020	236,951
2021	98,730
Total	$575,103

Off-Balance Sheet Arrangements

As of September 30, 2018, BioKey did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

A summary of BioKey’s significant accounting policies is as follows:

Basis of presentation: The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles of United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: For purposes of reporting cash flows, BioKey considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts receivable and other receivable: Accounts receivable and other receivables are stated at carrying value less estimates made for doubtful receivables. An allowance for impairment of trade receivable and other receivables is established if the collection of a receivable becomes doubtful. Such receivable becomes doubtful when there is objective evidence that BioKey will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter into bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the receivable is impaired. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate.

Property and equipment: Property and equipment are recorded at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets as follows:

Laboratory and manufacturing equipment	2 ~5 years
Office equipment	3 years
Leasehold improvement	3 ~8 years
Furniture and fixtures	8~15 years

Expenditures for major renewals and betterment that extend the useful lives of property and equipment are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in the statement of operations for the period.

Impairment of long-lived assets: BioKey reviews its long-lived assets whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. Impairment is evaluated by comparing the carrying value of the long-lived assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, BioKey would recognize an impairment loss at that date. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value (estimated discounted future cash flows) of the long-lived assets.

Revenue recognition: During the fiscal year 2018, the Company adopted Accounting Standards Codification (“ASC”), Topic 606 (ASC 606), Revenue from Contracts with Customers, using the modified retrospective method to all contracts that were not completed as of January 1, 2018, and applying the new revenue standard as an adjustment to the opening balance of accumulated deficit at the beginning of 2018 for the cumulative effect. The results for the Company’s reporting periods beginning on and after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior period. Based on the Company’s review of existing contracts as of January 1, 2018, the Company concluded that the adoption of the new guidance did not have a significant change on the Company’s revenue during all periods presented.

Pursuant to ASC 606, the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines is within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration the Company is entitled to in exchange for the goods or services the Company transfers to the customers. At inception of the contract, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract, determines those that are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

The Company currently only has one major revenue source, which is research and development activities services.

Revenues related to research and development and regulatory activities are recognized when the related services or activities are performed, in accordance with the contract terms. The Company typically has only one performance obligation at the inception of a contract, which is to perform research and development services. The Company may also provide its customers with an option to request that the Company provides additional goods or services in the future, such as active pharmaceutical ingredient, API, or IND/NDA/ANDA/510K submissions. The Company evaluates whether these options are material rights at the inception of the contract. If the Company determines an option is a material right, the Company will consider the option a separate performance obligation.

If the Company is entitled to reimbursement from its customers for specified research and development expenses, the Company accounts for the related services that it provides as separate performance obligations if it determines that these services represent a material right. The Company also determines whether the reimbursement of research and development expenses should be accounted for as revenues or an offset to research and development expenses in accordance with provisions of gross or net revenue presentation. The Company recognizes the corresponding revenues or records the corresponding offset to research and development expenses as it satisfies the related performance obligations.

The Company then determines the transaction price by reviewing the amount of consideration the Company is eligible to earn under the contracts, including any variable consideration. Under the outstanding contracts, consideration typically includes fixed consideration and variable consideration in the form of potential milestone payments. At the start of an agreement, the Company’s transaction price usually consists of the payments made to or by the Company based on the number of full-time equivalent researchers assigned to the project and the related research and development expenses incurred. The Company does not typically include any payments that the Company may receive in the future in its initial transaction price because the payments are not probable. The Company would reassess the total transaction price at each reporting period to determine if the Company should include additional payments in the transaction price.

The Company receives payments from its customers based on billing schedules established in each contract. Upfront payments and fees may be recorded as advance from customers upon receipt or when due, and may require deferral of revenue recognition to a future period until the Company performs its obligations under these arrangements. Amounts are recorded as accounts receivable when the right of the Company to consideration is unconditional. The Company does not assess whether a contract has a significant financing component if the expectation at contract inception is such that the period between payment by the customers and the transfer of the promised goods or services to the customers will be one year or less.

Advertising costs: Advertising costs are expensed as incurred. The total advertising and marketing expenses were $0 for the three and nine months ended September 30, 2018 and 2017.

Research and Development: BioKey accounts for R&D costs in accordance with Accounting Standards Codification (“ASC”) 730, Research and Development (“ASC 730”). Research and development expenses are charged to expense as incurred unless there is an alternative future use in other research and development projects or otherwise. Research and development expenses are comprised of costs incurred in performing research and development activities, including personnel-related costs, facilities-related overhead, and outside contracted services including clinical trial costs, manufacturing and process development costs for both clinical and preclinical materials, research costs, and other consulting services. Non-refundable advance payment for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made. In instances where BioKey enters into agreements with third parties to provide research and development services, costs are expensed as services are performed.

Income taxes: BioKey accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that BioKey recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized. BioKey provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position.

Valuation of Deferred Tax Assets: A valuation allowance is recorded to reduce its deferred tax assets to the amount that is more likely than not to be realized. In assessing the need for the valuation allowance, management considers, among other things, projections of future taxable income and ongoing prudent and feasible tax planning strategies. If BioKey determines that sufficient negative evidence exists, then it will consider recording a valuation allowance against a portion or all of the deferred tax assets in that jurisdiction. If, after recording a valuation allowance, BioKey’s projections of future taxable income and other positive evidence considered in evaluating the need for a valuation allowance prove, with the benefit of hindsight, to be inaccurate, it could prove to be more difficult to support the realization of its deferred tax assets. As a result, an additional valuation allowance could be required, which would have an adverse impact on its effective income tax rate and results. Conversely, if, after recording a valuation allowance, BioKey determines that sufficient positive evidence exists in the jurisdiction in which the valuation allowance was recorded, it may reverse a portion or all of the valuation allowance in that jurisdiction. In such situations, the adjustment made to the deferred tax asset would have a favorable impact on its effective income tax rate and results in the period such determination was made. See Note 7 for information related to income taxes, including the recorded balances of its valuation allowance related to deferred tax assets.

BioKey applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in its financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to BioKey’s liability for income taxes. Any such adjustment could be material to BioKey’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of September 30, 2018 and December 31, 2017, management considered that BioKey had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

Concentration of credit risks:

Cash and cash equivalents: BioKey maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. As of September 30, 2018 and December 31, 2017, BioKey had $452,776 and $963,763 in excess of FDIC insured limits, respectively. BioKey has not experienced any losses in such accounts.

Customers: BioKey performs ongoing credit evaluations of its customers’ financial condition and generally, requires no collateral.

For the nine months ended September 30, 2018, three customers who accounted for more than 10% of BioKey’s total net sales revenues, representing approximately 43.9%, 16.8%, and 12.8% of total net sales revenues, and 17.7%, 0.1%, and 16.9% of accounts receivable in aggregate at September 30, 2018, respectively:

Customer	Net sales for the nine months ended September 30, 2018	A/R balance as of September 30, 2018
A	$167,596	$39,843
B	$64,355	$200
C	$48,972	$38,187

For the nine months ended September 30, 2017, five customers who accounted for more than 10% of BioKey’s total net sales revenues, representing approximately 33.9%, 16.5%, 11.8%, 11.3%, and 10.9% of total net sales revenues, and 44.2%, 21%, 0.5%, 1.0%, and 29.5% of accounts receivable in aggregate at September 30, 2017, respectively:

Customer	Net sales for the nine months ended September 30, 2017	A/R balance as of September 30, 2017
E	$274,209	$198,960
F	$133,600	$94,400
G	$95,700	$2,300
H	$91,574	$4,308
I	$87,960	$132,775

Suppliers: BioKey currently is not entering any significant purchase agreements with suppliers for the nine months ended September 30, 2018 and 2017.

Fair Value Measurements: FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

●	Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

●	Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the Company, such as cash and cash equivalents, accrued liabilities, and due to related parties, approximate fair value due to their relatively short maturities.

Stock-Based Compensation: BioKey measures expense associated with all employees and non-employee directors and consultants’ stock-based compensation awards using a fair value method and recognizes such expense in the financial statements on a straight-line basis over the requisite service period in accordance with ASC Topic 718 “Compensation-Stock Compensation”. During the three and nine months ended September 30, 2018 and 2017, the Company did not record any stock-based compensation expenses.

Profit Sharing Plan: BioKey has a 401 (k) profit sharing plan for employees who have reached the age of twenty-one and have completed one year of eligibility service. BioKey’s contribution is based on management’s discretion. In addition, BioKey may make a nonelective contributions to the plan. The amount of the nonelective contribution is determined by its Board of Directors on an annual basis. Total contributions that BioKey made to the plan were $0 for the nine months ended September 30, 2018 and 2017.

Recently Issued Accounting Pronouncements: In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), which amends the existing accounting standards for leases. The new standard requires lessees to record a right-of-use asset and a corresponding lease liability on the balance sheet (with the exception of short-term leases). For lessees, leases will continue to be classified as either operating or financing in the income statement. This ASU becomes effective in the first quarter of fiscal year 2019 and early adoption is permitted. This ASU is required to be applied with a modified retrospective approach and requires application of the new standard at the beginning of the earliest comparative period presented. In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842): Targeted Improvements. In issuing ASU No. 2018-11, the FASB decided to provide another transition method in addition to the existing transition method by allowing entities to initially apply the new leases standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. BioKey is currently evaluating the impact that ASU 2016-02 and ASU 2018-11 will have on its condensed financial statements.

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients and ASU 2016-11, Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting. In December 2016, the FASB issued ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842). These amendments provide additional clarification and implementation guidance on the previously issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2016-08 clarify how an entity should identify the specified good or service for the principal versus agent evaluation and how it should apply the control principle to certain types of arrangements. ASU 2016-10 clarifies the following two aspects of ASU 2014-09: identifying performance obligations and licensing implementation guidance. ASU 2016-11 rescinds several SEC Staff Announcements that are codified in Topic 605, including, among other items, guidance relating to accounting for consideration given by a vendor to a customer, as well as accounting for shipping and handling fees and freight services. ASU 2016-12 provides clarification to Topic 606 on how to assess collectability, present sales tax, treat noncash consideration, and account for completed and modified contracts at the time of transition. ASU 2016-12 clarifies that an entity retrospectively applying the guidance in Topic 606 is not required to disclose the effect of the accounting change in the period of adoption. Additionally, ASU 2016-20 clarifies certain narrow aspects within Topic 606 including its scope, contract cost accounting, and disclosures. The new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgments in measurement and recognition. The effective date and transition requirements for these amendments are the same as the effective date and transition requirements of ASU 2014-09, which is effective for fiscal years, and for interim periods within those years, beginning after December 15, 2017. BioKey has adopted ASC 606 as of January 1, 2018.

On December 22, 2017, the SEC issued Staff Accounting Bulletin (“SAB 118”), which provides guidance on accounting for tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. In March 2018, the FASB issued ASU 2018-05, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (SEC Update), Income Taxes (Topic 740). ASU 2018-05 provides guidance regarding the recording of tax impacts where uncertainty exists, in the period of adoption of the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”).To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate to be included in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provision of the tax laws that were in effect immediately before the enactment of the Tax Act. While BioKey is able to make reasonable estimates of the impact of the reduction in corporate rate and the deemed repatriation transition tax, the final impact of the Tax Act may differ from these estimates, due to, among other things, changes in our interpretations and assumptions, additional guidance that may be issued by the I.R.S., and actions that BioKey may take. BioKey has accounted for the tax effects of the Tax Cuts and Jobs Act under the guidance of SAB 118, on a provisional basis. BioKey’s accounting for certain income tax effects is incomplete, but BioKey has determined reasonable estimates for those effects BioKey is continuing to gather additional information to determine the final impact on its condensed financial statements.

In February 2018, the FASB issued Accounting Standards Update No. 2018-02 (“ASU 2018-02”), Income Statement - Reporting Comprehensive Income (Topic 220). The guidance in ASU 2018-02 allows an entity to elect to reclassify the stranded tax effects related to the Tax Cuts and Jobs Act (the Tax Act) of 2017 from accumulated other comprehensive income into retained earnings. ASU 2018-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. BioKey is currently evaluating the effect this standard will have on its condensed financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718), Improvements to Nonemployee Share-based Payments (“ASU 2018-07”). This ASU expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The effective date for the standard is for interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted, but no earlier than BioKey’s adoption date of Topic 606. Under the new guidance, the measurement of nonemployee equity awards is fixed on the grant date. The new guidance is required to be applied retrospectively with the cumulative effect recognized at the date of initial application. BioKey is currently evaluating the effect ASU 2018-07 will have on the condensed financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement. The ASU modifies the disclosure requirements in Topic 820, Fair Value Measurement, by removing certain disclosure requirements related to the fair value hierarchy, modifying existing disclosure requirements related to measurement uncertainty and adding new disclosure requirements, such as disclosing the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and disclosing the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. This ASU is effective for public companies for annual reporting periods and interim periods within those annual periods beginning after December 15, 2019. BioKey is currently evaluating the effect, if any, that the ASU will have on its financial statements.

Changes and disagreements with accountants on accounting and financial disclosure

As of September 30, 2018, BioKey has no changes in and disagreements with accountants on accounting and financial disclosure.

Quantitative and Qualitative Disclosures about Market Risks

Not applicable.

BUSINESS

Overview

ABVC is a clinical stage pharmaceutical company focused on translational research of botanical and natural API-based products in the fields of central nervous system, oncology/ hematology and ophthalmology diseases. We utilize our licensed technology to (i) further the development of pharmaceutical products with focuses on cancer and CNS indications, (ii) seek regulatory approvals for their drug candidates, (iii) after receiving necessary regulatory approval, collaborate with selected pharmaceutical companies to commercialize such pharmaceutical products in various markets, and (iv) provide pharmaceutical and nutraceutical services. ABVC’s business model includes the following stages: 1) engaging qualified medical research institutions to conduct clinical trials of translational drug candidates for POC on behalf of the Company; 2) retaining ownership of the research results by the Company, and 3) out-licensing the research results and data to qualified pharmaceutical companies that will develop its research results to commercially ready pharmaceutical products. The Company currently concentrates on, among other things, clinical research and development of five new drug candidates and one Class III medical device, which collectively constitute its primary business operations and research projects. As of the date of this Prospectus, the Company has not generated substantial revenue from its primary operations. The five new drug candidates were licensed from BioLite Taiwan, a company formed in Taiwan that is a subsidiary of BioLite, a Nevada company. The Class III medical device was co-developed with BioFirst, a company formed under the laws of Taiwan. The five new drug candidates under our development are named as follows: ABV-1504 for the treatment of Major Depressive Disorder, ABV-1505 to treat Attention-Deficit Hyperactivity Disease, ABV-1501 for the treatment of Triple Negative Breast Cancer, ABV-1703 for the treatment of Pancreatic Cancer, and ABV-1702 to treat Myelodysplastic syndromes. The internal name of ABVC’s Class III medical device is ABV-1701 Vitargus for the treatments of Retinal Detachment or Vitreous Hemorrhage. In addition, our CDMO SBU specializes in generic drug development, platform-based control release technology and provides analytical and drug product development and manufacturing services.

Our operational activities primarily focus on researching and developing novel botanical and natural drugs utilizing scientific methodology and approaches in compliance with the procedures and protocols prescribed by the U.S. FDA. Because we believe natural substances have many healing powers, we focus our research resources to the development of botanical products, which include plant materials, algae, macroscopic fungi and combinations thereof. We mostly use traditional cultivation, fermentation and purification techniques, excluding genetic modifications, to process the active natural constituents of our drug candidates. The names of most of our medicinal products are in an alphanumeric form, starting with “ABV” which are the first three letters of our trading symbol and followed by Arabic numbers. For example, ABV-1504 is the name of one drug candidate with indication of Major Depressive Disorder. We seek to add value to new drug development by taking pre-clinical stage new drug candidates to Phase II and proving the concept of the new drug candidates.

CNS

We through our Subsidiaries acquired exclusive global rights to develop and license two investigational new drugs to treat central nervous system diseases, both of which are based on novel formulas of extracts from Chinese, Korean and Japanese herbs that have shown promise in treating insomnia, anxiety and other mental disorders. BioLite Taiwan, one of our Subsidiaries, has successfully completed the stage 1, Phase II study of ABV-1504 a novel capsule product to treat MDD. We are in the process of recruiting sixty patients to carry out the stage 2, Phase II trial of ABV-1504. ABV-1504 is intended to treat MDD and we believe that it offers multiple advantages over currently available antidepressants. The antidepressant market was a 350-million-consumer market globally in 2012 according to a report published by the WHO. We received from the FDA an approval on the IND application of ABV-1505 for the treatment of ADHD in January 2016 and are in the process to initiate the study of ABV-1505 at the University of California-San Francisco (“UCSF”) for Phase II trial of ABV-1505. ABV-1505 is for the treatment of ADHD, the therapeutics market of which was valued at $3.8 billion in 2010 and was forecast to grow to $7.1 billion by 2018. ABV-1504 and ABV-1505 are two indications deriving from the same API, PDC-1421, as a result of which, ABV-1505 shares the Phase I clinical trial results of ABV-1504. The Phase I clinical trial results of both drug candidates showed no serious adverse events and none of the trial subjects, namely healthy volunteers displayed any signs of suicidal intention or behavior. Suicidal intention and behaviors measure suicidal risks which are related to possibility of serious adverse effects. We have a hypothesis that ABV-1504 and ABV-1505 may be less susceptible to drug abuse and dependence because we believe both drug candidates will be classified as non-stimulants which are known for low abuse tendency or dependence. Among CNS medications, patients are more likely to abuse psychostimulants, while non-stimulants are considered with less or no potential for abuse. As described above, because atomoxetine (Strattera), a type of non-stimulants, is recognized as with low abuse potential and ABV-1504 acts through the similar mechanism of action as atomoxetine (Strattera), we believe that ABV-1504 may have low abuse or dependence possibility.

Oncology/ Hematology

BioLite Taiwan currently has exclusive global rights to develop four innovative botanical drugs, ABV-1702 to treat Myelodysplastic syndromes (“MDS”), ABV-1502 designed to treat solid tumors, ABV-1501 TNBC and ABV-1503 intended to treat Chronic Lymphocytic Leukemia, all of which were licensed to ABVC. Each of the four investigational new drugs is designed to be used as part of a combination therapy for its targeted cancer because our research results indicate each of the four drugs’ ability to improve cancer patients’ immunity and counter the various types of side effects, respectively, caused by the traditional therapies, such as chemotherapies. Among the four new drug candidates, ABVC is actively conducting research on ABV-1702 and ABV-1501.

Myelodysplastic syndromes are a group of cancers in which immature blood cells in the bone marrow do not mature and therefore do not become healthy blood cells. We received from the FDA an IND approval to conduct Phase II trial of ABV-1702 to treat MDS. A MDS is a relatively rare type of leukemia. About seven (7) per 100,000 people are affected with about four (4) per 100,000 new people being diagnosed with MDS each year. If we can prove to the FDA that ABV-1702 has sufficient potential to treat MDS, we may receive an orphan drug designation for it. As of the date of this prospectus, we were in the process of recruiting MDS patients globally and processing the application for such orphan drug designation for ABV-1702, which was initiated in 2014.

We received the FDA IND approval for ABV-1501 for the treatment of TNBC in March 2016 and plan to commence the Phase II trial of such product by the end of 2018 provided that we have sufficient funding for the research and development of ABV-1501. Our Subsidiary BioLite was preparing the FDA IND applications for the Phase I clinical trials of ABV-1502.

We intend to co-develop ABV-1503 with MSKCC with respect to its preclinical studies; however, due to the great number of Leukemia-related drugs that MSKCC is researching, the collaboration with MSKCC to develop BLI-1501 is pending. We intend to co-develop ABV-1502 with Henry Ford Health System, which was currently evaluating the research project of such drug candidate as of the date of this Prospectus.

In addition, ABVC developed a new indication for Pancreatic Cancer from Maitake Extract, which is named as ABV-1703 and out licensed to it Rgene for the preparation of its IND application with the FDA. On August 25, 2017, ABV-1703’s Phase II trial was approved by FDA. Pursuant to the ABVC-Rgene Co-development Agreement between ABVC’s wholly-owned subsidiary BriVision and Rgene, ABVC is responsible for coordinating and conducting the clinical trials of ABV-1703 globally and Rgene shall prepare the related FDA applications. As of the date of this prospectus, we are negotiating with one clinical site in the U.S. to conduct the phase II clinical trial. We plan to submit ABV-1703’s phase II clinical trial IND to Taiwan FDA after we commence the clinical trials in the United States.

In the future, we will look to acquire and conduct clinical research on additional investigational botanical new drugs to further the FDA clearance process. Our management team’s prior experience has involved screening pre-clinical products, compliance with FDA procedures and identifying co-developers to continue the FDA process and commercialize new drugs.

Corporate History and Structure

ABVC was incorporated under the laws of the state of Nevada on February 6, 2002 and has one wholly-owned Subsidiary BriVision and would have two additional wholly-owned Subsidiary, BioLite Holding, Inc. and BioKey, Inc. assuming the BioLite Merger and BioKey Merger were consummated. BriVision was incorporated in July 2015 in the State of Delaware and is in the business of developing pharmaceutical products in North America.

BioLite Holding was incorporated under the laws of the state of Nevada on July 27, 2016, with 500,000,000 shares authorized, par value $0.0001. Its key Subsidiaries include BioLite BVI, Inc. (“BioLite BVI”) that was incorporated in the British Virgin Islands on September 13, 2016 and BioLite Inc. (“BioLite Taiwan”), a Taiwanese corporation that was founded in February 2006. BioLite Taiwan has been in the business of developing new drugs for over twelve years. Certain shareholders of BioLite Taiwan exchanged approximately 73% of equity securities in BioLite Taiwan for the Common Stock in BioLite Holding in accordance with a share purchase/ exchange agreement (the “Share Purchase/ Exchange Agreement”). As a result, BioLite Holding owns via BioLite BVI approximately 73% of BioLite Taiwan. The other shareholders who did not enter this Share Purchase/ Exchange Agreement retain their equity ownership in BioLite Taiwan.

Incorporated in California on November 20, 2000, BioKey has chosen to initially focus on developing generic drugs to ride the opportunity of the booming industry.

Our Strategy

Our business plan is to conduct and complete Phase II clinical trials for the drug candidates in the pipeline in Taiwan and North America and FDA process for the medical device in Australia. If we obtain satisfactory results in the Phase II clinical trial for any drug candidate or ABV-1701, we will seek strategic partners to out-license the compounds of such drug candidate or ABV-1701 to established pharmaceutical companies for further development. Furthermore, we will continue to search for potential products (drugs or medical devices) worldwide to expand our product pipeline for their research and development. Our CDMO SBU supports our new drug SBU with respect to certain clinical trials and manufacturing of drugs for trial purposes in addition to its contracting services to companies outside ABVC.

Key elements of our business strategy include:

●	Continue Phase II trials of each of the investigational new drugs, ABV-1504 for the treatment of MDD, ABV-1505 to treat ADHD, ABV-1702 to treat Myelodysplastic syndromes, and ABV-1501 for the treatment of TNBC.

●	Continue and complete the orphan drug designation application for ABV-1702 for the treatment of MDS. If we succeed in this process, the research and development of ABV-1702 will switch to a fast track, the process of which is prescribed by the FDA.

●	Search for additional competent pharmaceutical companies and/or healthcare agencies to cooperate with BioLite to continue post-Phase II trials of its new drugs that will have shown positive trial results and have not been licensed out to ABVC. BioLite plans to identify pharmaceutical companies that are interested in commercializing our investigational new drugs and to work with these co-developers to clear the FDA process.

●	Screen, identify and acquire additional new drug candidates from research institutions and universities within the Company’s core botanical drug focus that have shown low or zero toxicity and health benefits in various aspects.

●	Develop a pipeline of botanical material-based therapeutics, with a focus on identifying novel products with sufficient pre-clinical proof that can potentially serve significant unmet medical needs.

We plan to augment our core research and development capability and assets by conducting Phase I and II clinical trials for investigational botanical new drugs in the fields of CNS and hematology/oncology. We intend to seek additional products that are near Phase I trials through licensing, co-development, or collaborative commercial arrangements.

Our management team coming from three groups, ABVC, BioLite and BioKey, has extensive experience across a wide range of new drug development. Through an assertive product development approach, ABVC expects that it will build a substantial portfolio of oncology/ hematology and CNS products. It believes the initial two phases of clinical trials add great value to investigational new drug development. Because ABVC primarily focuses on, among other things, Phase I and II research of new drug candidates and out license the post-Phase-II products to capable pharmaceutical companies, it expects to devote substantial efforts and resources to building the disease-specific distribution channels.

Our Mission

We devoted our resources to building a sophisticated biotech company and becoming a pioneer in the biopharmaceutical industry in U.S. and Taiwan with a global vision. Dr. Howard Doong, the CEO, and Dr. Tsung-Shann Jiang, the Chief Strategy Officer, understand the challenges and opportunities of the biotech industry in Taiwan and U.S. ABVC’s mission is to provide therapeutic solutions to significant unmet medical needs and to improve health and quality of human life by developing innovative botanical drugs to treat central nervous system, oncology/ hematology and ophthalmology diseases.

Our Approach

ABVC’s research and development department aims to translating the laboratory research results to new drug candidates ready for Phase III clinical trials together with its CDMO SBU. Botanical products may be classified as foods, dietary supplements, drugs, medical devices or cosmetics, depending on their “intended use.” There is a fine line separating drugs from foods and dietary supplements. We focus primarily on developing botanical drugs, which by definition are intended for use in the diagnosis, cure, mitigation or treatment of disease in humans. Together with ABVC’s strategic partners, it plans to market, distribute and sell its drug products internationally, in areas such as the United States, Canada and Japan. ABVC needs to have the drug candidates comply with the local authorities regulating drugs and foods, for example the FDA and the Taiwan Food and Drug Administration (“TFDA”), in order to market our drug products in the respective areas. Currently, a lot of countries follow the International Council for Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use (the “ICH”) guidelines that are published by the European Medicines to provide guidance on quality and safety of pharmaceutical development and new drug commercialization among Japan, the United States and Europe. Based on ABVC’s new drug development experience, ABVC made a strategic decision to have its drug candidates go through the FDA process for new drug development first and then seek regulatory approvals on the FDA approved drugs from the authorities equivalent to the FDA in the jurisdictions where ABVC plans to market its new drug products.

ABVC business model is based on the FDA procedures and can be summarized as following:

At Step 1, ABVC reviews the laboratory research results on potential API from research institutions and selects very few API candidates to its new drug portfolio for its translational research. ABVC considers safety, efficacy, patent status and potential markets of new drugs of which the API is a part when it makes the selections for its new drug portfolio. Generally speaking, ABVC filters out the API candidates that are not covered by patents in any jurisdiction.

After ABVC licenses in an API and relating data and methodology, it simultaneously begins the preclinical development of the API and the patent applications on behalf of the patent owner in the jurisdictions where ABVC and its collaborators may in the future market the new drug of which the API is a key component. Preclinical development, also named preclinical studies and nonclinical studies, is a stage of research that precedes clinical trials which are testing on humans, and during which important feasibility, iterative and drug safety data are collected. The main goals of preclinical studies are to determine the safe dose for a first-in-man study and assess a drug’s safety profile. New drug candidates may undergo pharmacodynamics (what the drug does to the body), pharmacokinetics (what the body does to the drug), absorption, distribution, metabolism, and excretion (“ADME”) and toxicology testing. This data allows researchers to allometrically estimate a safe starting dose of the drug candidate for clinical trials in humans. Most preclinical studies must adhere to GLPs in ICH Guidelines to be acceptable for submission to the FDA. Studies of a drug’s toxicity include which organs are targeted by that drug, as well as if there are any long-term carcinogenic effects or toxic effects on mammalian reproduction. After the non-animal preclinical studies, if ABVC decides to proceed on this drug candidate, it will conduct animal testing of this drug candidate on at least two mammalian species, including one non-rodent species, in compliance with the FDA guidelines.

If the preclinical studies meet the regulatory requirements and ABVC’s expectations, ABVC will start preparing an IND submission for Phase 1 clinical studies. The amount of information needed for Phase 1 IND application depends on various factors unique to the drug candidate but generally an IND submission includes a description of the new drug candidate (covering botanical raw materials used and known active constituents or chemical constituents), prior human use experience, CMC of the new drug candidate, placebos, environmental assessment, non-clinical pharmacology and toxicology, clinical pharmacology and other clinical considerations. After the approval of IND for Phase I, ABVC will begin on the Phase I clinical research, which consists of two stages, safety and dosage. ABVC recruits a small number of people, from 20 to 100 healthy volunteers or people with the disease, to participate in Phase 1, which may continue for several months. If the Phase I results meet ABVC’s goals, it will start the IND application for Phase II trials, which include the data collected from the Phase I studies and preclinical research. Phase II trials focus on efficacy and side effects of the new drug candidates. Phase II clinical trials may involve up to several hundred human participants, last for a couple of years and require more resources than Phase I does.

Due to the limited size of ABVC’s research and development team and equipment, sometimes our SDMO SBU cannot conduct all the clinical trials as needed and we frequently outsource preclinical development, Phase I and II clinical trials and data analysis to our trusted co-developers or CROs, such as Amarex Clinical Research LLC (“Amarex”), a limited liability company with primary offices in Maryland. We have been collaborating with each of these CROs for a substantial period of time. During the development of ABVC’s drug candidates, ABVC identifies and secures partners to collaborate on the clinical trials and conduct post-Phase II testing. ABVC generally enters into collaboration agreements with its collaborators and receives milestone payments for licensing out its research results on its drug candidates. ABVC’s collaborators will either continue post-Phase II large-scaled clinical trials and commercialize the new drugs independently or find appropriate pharmaceutical companies to co-develop the drug candidates.

Our Active Product Pipeline and the Markets

The table below provides a snapshot of development stage of each drug candidate in ABVC pipeline that are under active research. Details about the studies on each of ABVC’s active drug candidates and medical devices are described after the table.

Project Name	Indication	Current Development Status
ABV-1504	Major Depressive Disorder	●	Successfully completed Phase I clinical study in 2013;
		●	Received protocol approval for Phase II trial from the FDA in March 2014;
		●	Received protocol approval for Phase II trial from Taiwan F.D.A. in June 2014;
		●	Conducting Phase II Part 2 trial studies in both Taiwan and Stanford University in California, U.S.
ABV-1701	Vitreous Substitute for Vitrectomy	●	Conduct Phase I clinical trial in Australia.

ABV-1505	Attention-Deficit Hyperactivity Disease	●	Received an IND approval from the FDA to conduct Phase II clinical trials in January 2016;
		●	In the process to initiate the study of ABV-1505 at the UCSF for the Phase II trial of ABV-1505.
ABV-1702	Myelodysplastic Syndromes	●	Submitted an application for the orphan drug designation to the FDA in January 2014;
		●	Received an IND approval from the FDA in 2016;
		●	Recruit patients with MDS and plan to initiate the Phase II trial in the fourth quarter of 2018 if we recruit enough patients.
ABV-1501	Triple Negative Breast Cancer	●	Received an IND approval from FDA to conduct Phase II studies in 2016.

1.	ABV-1504 to treat major depressive disorder

MDD is a type of mental health disorder characterized by persistently depressed moods that causes significant impairment in people’s daily life. Its symptoms include lack of interest in activities, lack of appetite, changes in sleeping habits, inability to concentrate, negative thoughts, or even lack of interest in life. Such MDD symptoms generally last for more than two weeks and affect patients’ daily life. The causes of MDD may include, without limitation, genetics, trauma, and stress. Other psychotic diseases or substance abuse may also lead to comorbidity with depression. According to the 2017 World Health Organization Fact Sheets, over 300 million people suffered from depression. The global antidepressants market is forecast to reach $16.8 billion U.S. dollars by 2020 and the market size is expected to grow at a compounded annual growth rate (CAGR) of 2.5%.

In human brains, there are various types of neurotransmitters that carry messages between human brains and bodies, such as dopamine, norepinephrine and serotonin. Norepinephrine is a type of neurotransmitter that acts as a messenger to communicate in the nervous system. Norepinephrine can constrict blood vessels having an effect of raising blood pressure. Scientific studies have shown that norepinephrine is linked to stress and depression. However, details of its mechanism of action remain unknown. Researchers found that norepinephrine reuptake inhibitors have shown inhibitory effects on depression. Inhibition of norepinephrine transporter increases extracellular concentrations of norepinephrine which allows more neurotransmission. Increased neurotransmission in return may improve the depression condition since it is a type of disorder that is linked to imbalances of neurotransmitters, including norepinephrine.

We are developing and researching ABV-1504, a botanical reuptake inhibitor that targets norepinephrine. Prior to clinical trials, we, through BioLite Taiwan, conducted radioligand-binding assay tests on ABV-1504. Radioligand-binding assays are used to characterize the binding effects of a drug to its target receptor. In the case of ABV-1504, the receptors of radioligand-binding assays are norepinephrine, dopamine and serotonin. The radioligand-binding assay test on norepinephrine was conducted from May 3 to May 8, 2007 and the radioligand-binding assay test on dopamine and serotonin was administered from November 26 to December 5, 2007. The result of radioligand-binding assay to norepinephrine of ABV-1504was 2.102 μg/ml of IC50, which indicated ABV-1504’s high inhibitory efficiency on norepinephrine. The results of radioligand-binding assay to dopamine and serotonin were not as good as to norepinephrine, which indicated lower inhibitory efficiency. Because research has shown that norepinephrine inhibitors can alleviate the level of depression, our research team saw ABV-1504’s potential to treat depression and decided to commence the clinical trial process of ABV-1504.

In 2013, ABVC, through BioLite, successfully completed the Phase I clinical trial of ABV-1504. The primary objective of the Phase I study was to assess the safety profile of ABV-1504. The safety endpoint was assessed based on the results of physical examinations, vital signs, laboratory data, electrocardiograms (“ECG”), Columbia-Suicide Severity Rating Scale evaluation and a number of adverse events during the study period. We began recruiting healthy people as subjects for the Phase I trial in Taiwan on October 30, 2012. For the Phase I trial, we screened 85 healthy volunteers at the Taipei Veterans General Hospital and eventually enrolled 30 people as trial subjects. We divided the subjects into four cohort groups and administered ABV-1504oral capsules of 380 mg, 1140 mg, 2280 mg, and 3800 mg to the subjects in each cohort group, respectively. BioLite visited the first subject the first time on November 13, 2012 and the last subject the last time on July 5, 2013. During the said period, no subject had a serious adverse event nor discontinued the trial due to any adverse events. ABVC did not observe any clinically significant findings in physical examinations, vital signs, electrocardiogram, laboratory measurements, and C-SSRS throughout the treatment period. However, ABVC observed the following mild adverse events: two subjects with flatulence and one subject with constipation in the single-dose 380mg cohort of seven subjects; one subject with somnolence and one subject with stomatitis ulcer in the single-dose 2,280 mg cohort. Comparatively, two subjects with somnolence and one subject with stomatitis ulcer were observed in the placebo group of seven subjects. ABVC did not observe any suicidal ideation or behavior throughout the trial period. ABV-1504’s Phase I clinical trial results reflected that the oral administration of ABV-1504 to healthy volunteers was safe and well-tolerated at the dose levels of from 380 mg to 3,800 mg.

ABVC received an IND approval to proceed with the Phase II clinical trial of ABV-1504 from the F.D.A. in March 2014 and an IND approval of its Phase II trial from the Taiwan F.D.A. in June 2014. For the Phase II trial, BioLite plans to administer oral capsules to 72 MDD patients (the trial subjects) in a randomized, double-blind study with a placebo control group to assess ABV-1504’s efficacy and safety profile, primarily in accordance with the Montgomery-Åsberg Depression Rating Scale (“MADRS”). ABVC via BioLite began recruiting Phase II subjects in March 2015 at the following study sites, Taipei Veterans General Hospital, Linkou Chang Gung Memorial Hospital, Taipei City Hospital-Songde Branch, Tri-Service General Hospital, Wan Fang Hospital and started recruiting MDD patients at Stanford Depression Research Clinic. The first five sites are in Taiwan and the last one is in United States. The primary endpoint of the Phase II trial is to see changes of the subjects’ MADRS total scores from the baseline scores of the placebo subjects within the first six weeks. The secondary objectives of the Phase II trial are to evaluate the efficacy and safety profile of ABV-1504 on other rating scales with secondary endpoints of (i) demonstrating changes in MADRS total scores from baseline scores within the second to seventh weeks and (ii) showing changes in the total scores on Hamilton Rating Scale for Depression (HAM-D-17), Hamilton Rating Scale for Anxiety (HAM-A), Depression and Somatic Symptoms Scale (DSSS), Clinical Global Impression Scale (CGI) from the baseline scores in the second, fourth, sixth and seventh week. ABVC plans to measure the percentages of partial responders (subjects with a 25% to 50% decrease of total MADRS scores from the baseline score) and responders (subjects with 50% or more decrease of total MADRS scores from the baseline score) by the second, fourth, sixth and seventh week. Additionally, ABVC intends to monitor the subjects’ performance in accordance with the Safety Assessments and Columbia-Suicide Severity Rating Scale from the screening stage to each subject’s last visit as well as to analyze the differences in the mean changes of MADRS, HAM-D-17, HAM-A, DSSS, CGI and Columbia-Suicide Severity Rating Scale scores of the subjects administered with ABV-1504 and the placebo group in the second, fourth, sixth and seventh week. As of the date of the prospectus, ABVC continued the efforts on recruiting suitable subjects for the Phase II trial and had observed zero serious adverse events during this ongoing Phase II trial.

2.	ABV-1505 to treat ADHD

ADHD is a common psychiatric disorder with a consistent pattern of inattention and/or hyperactive impulsivity that interferes with patients’ daily functioning in at least two settings, such as at school and at home. People with ADHD suffer from functional impairment in academic, occupational and interpersonal performances. There hadn’t been a global consensus as to the worldwide ADHD prevalence. A meta-analysis sourced from 175 studies showed ADHD had an estimated overall pooled prevalence of 7.2% globally. It affects both children and adolescents, with 4-5% prevalence among school-aged children. A recent market report published by Persistence Market Research stated that revenue from the global ADHD therapeutics market was expected to expand at a compound annual growth rate of 6.2% during the forecast period from 2015 to 2024 and reach a market value of approximately $5.68 billion by 2024.

ABVC, via BioLite, developed the ADHD indication from the same API. Also ABV-1505 shares the similar pharmaceutical mechanism of action of ABV-1505 inasmuch that ABV-1505 shows the potential of increasing the level of norepinephrine in human’s nervous system by inhibiting its reabsorption. Because of ABV-1505’s sufficient similarity with ABV-1504, in January 2016 the FDA approved our IND application to conduct ABV-1505’s Phase II clinical trial based on its pretrial research and Phase I trial results of ABV-1504.

For the Phase II trial, ABVC plans to recruit a maximum number of 105 ADHD patients as trial subjects in the United States, to whom ABVC intends to administer ABV-1505 oral capsules. ABVC together with its CROs designed a randomized, double-blind dose escalation study with a placebo-controlled group to assess the efficacy and safety profile of ABV-1505, primarily against the ADHD Rating Scale-IV (“ADHD-RS-IV”). The primary endpoint of the Phase II trial is a 40% or higher improvement on the ADHD-RS-IV from the respective baseline scores within a period of up to eight weeks. The secondary objective is to determine the efficacy and safety profile of ABV-1505 on other rating scales with secondary endpoints of (i) improvements of the total ADHD symptom scores from the respective baseline scores on the Conners’ Adult ADHD Rating Scale-Self Report: Short Version (“CAARS-S:S”) 18-Item for a treatment period of eight weeks at maximum; (ii) achievement of scores of two or lower on both the Clinical Global Impression-ADHD- Severity (“CGI-ADHD-S”) and Clinical Global Impression-ADHD-Improvement (“CGI-ADHD-I”); and (iii) changes in the scores of the three Cambridge Neuropsychological Test Automated Battery (“CANTAB”) from the subjects’ respective baseline scores. As of the date of the prospectus, ABVC conducted the pre-Phase II clinical studies of and purification of ABV-1505. Subject to our financial resources, ABVC plans to initiate the Phase II trial of ABV-1505 in the first quarter of 2019 at UCSF, although there is no guaranty that ABVC will actually begin the Phase II clinical trial as planned.

3.	ABV-1702 to treat MDS

MDS are a group of heterogeneous malignant bone marrow disorders characterized by ineffective hematopoiesis (a process of creating new blood cells), resulting in a lower blood cell volume and higher progression risk to acute myeloid leukemia. Based on the International Prognostic Scoring System (the “IPSS”), MDS are classified into four levels of risks, which are low, intermediate-1 (“int-1”), intermediate-2 (“int-2”) and high risk. Additionally, Chronic Myelomonocytic Leukemia (“CMML”) is closely related to MDS and under the French-American-British classification method, is recognized as a type of MDS. We adopt the French-American-British classification herein and unless specifically stated, include CMML as a type of MDS. Notwithstanding the complexity of MDS’ classifications, MDS is not deemed common with an estimation of approximately 10,000 new cases every year. Analysis from Medicare, Surveillance, Epidemiology, and End Results (“SEER”s) showed that the incidence rate of MDS in the United States was approximately 5.3 cases/100,000 people per year and estimated that there were more than 60,000 MDS patients in the United States.

It is recognized that insufficient reactive-oxygen species (“ROS”) may cause excessive bactericidal and fungicidal activities in patients’ respiratory systems, which in turn lead to the dysfunctions of certain types of white blood cells, such as neutrophils. Under certain conditions, dysfunctions of certain white blood cells may develop into MDS. BioLite believes that Maitake Extract 404, the API of BLI-1301, has the potential of stimulating white blood cell growth and maturation which leads to improvements on hematopoiesis. Preclinical studies showed that Matitake Extract 404 can enhance mobilization of white blood cells and increase the production of certain types of cytokines, the signaling proteins responsible for blood cell proliferation and maturation, such as granulocyte macrophage colony-stimulating factor (GM-CSF or G-CSF). In addition, Maitake Extract 404 displayed its capacity of increasing maturation of the ancestor cells (known as hematopoietic progenitor cells (“HPC”)) and enhancing the recovery of peripheral blood leukocytes. Based on the preclinical studies of Maitake Extract 404, BioLite hypothesizes that BLI-1301 has the potential of increasing ROS and therefore facilitates the treatment of MDS by improving patient’s immune system and hematopoiesis.

Through BioLite, ABVC started the preparation for ABV-1702’s Phase II clinical trials after receiving its IND approval from the FDA in July 2016. ABVC plans to recruit fifty-two subjects in the United States who are diagnosed with either IPSS int-1, IPSS int-2 or high risk MDS or CMML and may take azacitidine as part of the subjects’ prescription. Azacitidine is an FDA-approved drug used to treat MDS. ABVC intends to administer ABV-1702 in the oral liquid form along with azacitidine. The Phase II trial is divided into two parts, where Part 1 is to determine the safety and recommended dose level (“RDL”) of ABV-1702 in combination with azacitidine and Part 2 is to determine whether ABV-1702 under the established RDL reduces bactericidal and fungicidal infection in the subjects’ respiratory systems. The primary endpoint of Part 1 Phase II trial is to assess the safety and RDL profile of ABV-1702 administered with azacitidine by measuring ABV-1702’s prohibited toxicity. The secondary endpoints of Phase II Part 1 are to determine the safety, time-to-first infection after first dose (Day 1) of the first azacitidine treatment cycle, reduction in treatment requirements and duration of infections, enhancement of immune responses, improvements of response rates, progression, and survival rates of the subjects under such ABV-1702 - azacitidine combination treatment. The primary endpoint of Part 2 of Phase II is to determine whether ABV-1702 under the established RDL reduces bactericidal and fungicidal infection risks in the subjects’ respiratory systems in combination with azacitidine as compared to the control group with incidence of infections and incidence/frequency of inpatient hospitalization due to infections. The secondary endpoints of Part II are to determine the safety, time-to-first infection after first dose (Day 1) of the first azacitidine treatment cycle, reduction in required dosage and duration of infection, enhancement of immune responses, improvement of response rate, progression, and survival rates of the subjects under the trial conditions.

As of the date of this prospectus, ABVC planned to commence the Phase II clinical trials of ABV-1702 in the fourth quarter of 2019 although neither BioLite nor ABVC can assure you that the Phase II trial will be initiated as planned. Due to the scarcity of MDS cases, BioLite applied for the orphan drug designation for ABV-1702 or BLI-1301. In April 2016, BioLite submitted a letter to the FDA in response to its queries with additional information about the proposed Phase II trial.

4.	ABV-1501 to treat TNBC

ABVC through BioLite developed two more drug candidates, ABV-1501 and ABV-1502 (which is not under active research), from Yukiguni Maitake Extract 404 in the combination cancer therapies to treat two disease indications, triple negative breast cancer and solid tumors, respectively. In the past few years, immunotherapies enhancing the functions of patients’ own immune systems against cancers have shown great potential in improving the survival rates of patients with melanoma cancer. Inspired by the immunotherapies for melanoma cancer, BioLite formed its research focus on immunotherapies on TNBC. We believe that ABV-1501 can enhance the immune systems of cancer patients and therefore are likely to reduce the side effects of traditional cancer therapies, such as radiotherapy and chemotherapy. ABVC hopes ABV-1501, as part of the combination therapies, will improve the symptoms and conditions of patients with TNBC and boost the results of traditional cancer therapies.

Laboratory studies showed that Maitake Extract 404 can activate a number of antitumor immune factors, such as T cells (a type of lymphocytes that plays an important role in the immune response), natural killer cells (a type of cytotoxic lymphocyte that plays an important role in the immune response) and dendritic cells (a type of white blood cell that plays an important role in antigen-specific immune response). Also Maitake Extract 404 showed its potential to enhance the release of cytokines, cell signaling proteins, such as TNF-α. In accordance with cancer immunology, dendritic cells can trigger tumor anti-gens which help the immune system recognize and respond to the formation process of tumors. Certain pro-inflammatory cytokines and activated natural killer cells can augment systemic anticancer immune responses. T cells will infiltrate tumor sites and facilitate destruction of tumors from inside. Based on these preclinical studies, ABVC believes Maitake Extract 404, a promising API, to improve various types of cancers, including TNBC.

We, through BioLite, received an approval from the FDA on the Phase I/ II trials of ABV-1501 in March 2016. ABVC plans to recruit at maximum thirty-two subjects who are diagnosed with advanced or metastatic TNBC. We intend to administer ABV-1501 to the subjects in oral liquid form in the United States. The phase I trial is to determine the safety and RDL of ABV-1501 combined with Docetaxel with primary endpoint of presence or absence of dose-limiting toxicity (DLT) related to ABV-1501 in each subject during first cycle of Docetaxel monotherapy. Docetaxel is a commonly used cytotoxic agent for metastatic breast cancer and Docetaxel monotherapy is deemed an effective treatment for patients with such disease. Patients receive 75 mg/m2 of Docetaxel intravenously over one hour per day for twenty-one days, which constitutes one Docetaxel treatment cycle. The Phase II trial is to assess the efficacy and safety of ABV-1501 combined with Docetaxel at the recommended dose with primary endpoint of overall response rate after four cycles of the combined therapy of ABV-1501 and Docetaxel. The secondary endpoints of Phase II trials include (i) the overall response rates after at least one cycle of such combined therapy; (ii) rates of grade 3 or 4 hematological toxicity of each cycle; (iii) examination of quality of life assessed under the EORTC QLQ-C30 questionnaire in each treatment cycle. We plan to begin the Phase I study of ABV-1501 in the fourth quarter of 2019; however, there is no assurance that we shall be able to implement the plan on the contemplated schedule.

5. ABV-1703 Pancreatic Cancer

In addition, ABVC developed a new indication for Pancreatic Cancer from Maitake Extract, which is named as ABV-1703 and out licensed to it Rgene for the preparation of its IND application with the FDA. On August 25, 2017, ABV-1703’s Phase II trial was approved by FDA. Pursuant to the ABVC-Rgene Co-development Agreement, ABVC is responsible for coordinating and conducting the clinical trials of ABV-1703 globally and Rgene shall prepare the related FDA applications. As of the date of this prospectus, we are negotiating with one clinical site in the U.S. to conduct the phase II clinical trial and plan to initiate the phase II trial in the fourth quarter of 2019. We plan to submit ABV-1703’s phase II clinical trial IND to Taiwan FDA after we commence the clinical trials in the United States.

6. ABV-1701 Vitreous Substitute for Vitrectomy

The vitreous body is a clear, transparent gelatinous substance in the vitreous cavity of the eye that is posterior to the lens and anterior to the retina. A degenerated or liquefied vitreous body will lead to floater formation, leading to posterior vitreous detachment or retinal detachment. Vitrectomy has been the standard therapy for severe retinal detachment. A vitreous substitute is needed after vitrectomy to support the reattached retina. Vitargus is a new investigational medical device as a better alternative of vitreous substitute. An investigational medical device is one that is the subject of a clinical study designed to evaluate the effectiveness and/or safety of the device.

On November 7, 2016, the application of phase I clinical trial prepared and submitted by BioFirst was approved by Human Research Ethics Committee, Australia (“HREC”), and on November 14, 2016, it was approved by the Therapeutic Goods Administration, Australia (“TGA”).

Currently, we are conducting a phase I clinical trial of ABV-1701 at Sydney Retina Clinic and Day Surgery, a clinic located in Sydney, Australia. This is the only site for this clinical trial. The trial started on November 16, 2016, and is expected to be completed on or before November 15, 2018. The Protocol Title is “A Phase I, single center, safety and tolerability study of Vitargus in the treatment of Retinal Detachment.”

The primary endpoint of this phase I clinical trial is to evaluate the safety and tolerability of a single intravitreal dose of Vitargus in patients as a vitreous substitute during vitrectomy surgery for retinal detachment. Intravitreal is a route of administration of a drug or other substance, in which the substance is delivered into the eyes. The secondary endpoint of this phase I clinical trial is to assess retinal attachment and Virtagus degradation at day 90 and to assess best corrected visual acuity (“BVCA”) after vitrectomy surgery. BVCA refers to the best possible vision a person can achieve. The primary and second endpoints are required by HREC for the purpose of evaluation of our Phase I clinical trial application.

We plan to enroll in an aggregate number of 10 patient subjects in this trial. On November 17, 2016, we received the approval from the Data and Safety Monitoring Board for the first subject, and nine (9) more subjects have been enrolled. In this trial, Vitargus is injected into the vitreous cavity of vitrectomised eyes, whose vitreous gel is removed from the vitreous cavity after a vitrectomy surgery. The clinical testing commenced on November 17, 2016, and has been completed in July 2018. We are in the process of preparing the final clinical study report.

Collaboration and Licensing Agreements

As part of ABVC’s strategy and business model, ABVC obtains licenses of APIs, surrounding technologies and proprietary data from research institutions, conducts the preclinical and Phase I and II clinical research and licenses out the research results to collaborators to further develop and commercialize the new drug candidates. The illustration shows the licensing status of ABVC’s drug candidates.

Project Name	Indication	Source of Technology (Licensor)	Sub-licensee	Licensee’s Territories
ABV-1504	Major Depressive Disorder	Medical and Pharmaceutical Industry Technology and Development Center (“MPITDC”)
			BioHopeKing	Asia excluding Japan
ABV-1505	Attention-Deficit Hyperactivity disease	MPITDC	BioHopeKing	Asia excluding Japan
ABV-1702	Myelodysplastic Syndromes	Yukiguni	n/a	n/a
ABV-1501	Triple Negative Breast Cancer	Yukiguni	n/a	n/a
			BioHopeKing	Asia excluding Japan

●	License-In

On January 1, 2011, BioLite Taiwan entered into a license agreement with MPITDC (the “MPITDC License Agreement”) pursuant to which BioLite Taiwan obtained from MPITDC the exclusive global rights to PDC-1421, an API, and its surrounding proprietary information to develop, manufacture, distribute and sell pharmaceutical products. However, if BioLite Taiwan wants to use, develop, manufacture, distribute or sell pharmaceutical products that contain PDC-1421 as the API outside Taiwan, BioLite Taiwan needs to obtain written consent from MPITDC which will make sure such intended action complies with Taiwanese laws and regulations, particularly on scientific research development. With PDC-1421 as the API, BioLite Taiwan and ABVC are developing two new drug candidates, ABV-1504 to treat MDD and ABV-1505 for ADHD. In accordance with the terms and conditions of the MPITDC License Agreement, BioLite Taiwan shall pay a license fee of NTD 17,000,000 (approximately $563,894) to MPITDC on a schedule dictated by the time when we reach certain milestones, a royalty fee of 3% of net sales of our products containing PDC-1421 as the API in the territories which MPITDC’s patents cover (the “MPITDC’s Patent Territories”) and 1% of the net sales of our products containing PDC-1421 as the API in the territories for which MPITDC’s patents are not covered (the “MPITDC’s Non-patent Territories”) during the term of the MPITDC License Agreement. The MPITDC License Agreement provides MPITDC a ten per cent (10%) of the net income from BioLite Taiwan’s sublicensing of therapeutic products derived from PDC-1421 (deducting all development related expenses, such as compliance expenses, travel expenses and taxes) when BioLite Taiwan relicenses the proprietary data relating to PDC-1421 to a collaborator or third party. The MPITDC License Agreement will expire when the last patent licensed to us expires in November 2026. As of today, according to the MPITDC License Agreement, BioLite Taiwan has directed BioHopeKing, the sublicensee of PDC-1421, to transfer 10,049 and 15,073 shares of BioHopeKing’s Common Stock owned by us to National Science and Technology Development Fund and ITRI, respectively. BioLite Taiwan paid MPITDC the upfront payment of $105,500 in 2011, the first milestone payment of $79,100 in 2012 and the third milestone payment of 65,940 in 2013. Because BioLite Taiwan received revenue from our collaboration agreements with BioHopeKing and ABVC as described below, BioLite Taiwan has accrued 10% of the net sublicensing income payable to MPITDC pursuant to the MPITDC License Agreement.

On May 10, 2013, BioLite Taiwan entered into the Yukiguni License Agreement with Yukiguni, pursuant to which BioLite Taiwan obtained from Yukiguni the exclusive rights to develop therapeutic use of Yukiguni Maitake Extract 404, an API that has shown promise to treat various types of cancers, in Asia excluding Japan. Later on December 27, 2016, BioLite Taiwan terminated the Yukiguni License Agreement and entered into a new license agreement (the “Yukiguni License Agreement 2”) to adjust to changes of new drug development and business situations. Under the new agreement, BioLite Taiwan has obtained the exclusive and sublicensable right to develop therapeutic use of the API for cancer treatment and non-exclusive sublicensable right to develop therapeutic use of the API for treatments not related to cancers. BioLite Taiwan’s license rights are royalty free and global and in exchange for such licensing, BioLite Taiwan shall pay Yukiguni an aggregate of $305,000 in stages according to a milestone schedule, which as of December 31, 2016, BioLite Taiwan was not obligated to pay because Yukiguni did not reach any milestone set forth therein. Pursuant to the Yukiguni License Agreement 2, BioLite Taiwan agrees to purchase first from Yukiguni all the Yukiguni Maitake Extract 404 that BioLite Taiwan needs to develop our related therapeutic products, which currently include BLI-1301, BLI-1401-1 and BLI-1401-2 and Yukiguni represents that it will provide sufficient quantities of such API. The initial term of Yukiguni License Agreement 2 is twenty years from the execution date or fifteen years from the first sale of the therapeutic product, whichever happens earlier, with an automatic renewal of another five year period unless BioLite Taiwan or Yukiguni terminates the Agreement pursuant to the termination clauses included therein. BioLite Taiwan agreea to subject its sublicenses that involve Yukiguni Maitake Extract 404 to the expiration terms of the Yukiguni License Agreement 2, excluding the termination terms of such Agreement. ABVC is currently conducting investigational research on ABV-1501 for TNBC, ABV-1703 for Pancreatic Cancer and ABV-1702 for MDS, the APIs of which derive from Yukiguni Maitake Extract 404.

On July 24, 2017, BriVision entered into the BioFirst Agreement with BioFirst, pursuant to which BioFirst granted BriVision the global license to co-develop ABV-1701 Vitreous Substitute for Vitrectomy for medical purposes. BioFirst is a related party to the Company because BioFirst and YuanGene Corporation (“YuanGene”), the Company’s controlling shareholder, are under common control of the controlling beneficiary shareholder of YuanGene.

According to the BioFirst Agreement, we co-develop and commercialize ABV-1701 with BioFirst and are obligated to pay BioFirst $3,000,000 in cash or Common Stock of the Company on or before September 30, 2018 in two installments. As of the date of this prospectus, ABVC has not made the payment of $3,000,000 to BioFirst. The Company is entitled to receive 50% of the future net licensing income or net sales profit when ABV-1701 is sublicensed or commercialized.

●	License-Out

On February 24, 2015, BioLite Taiwan and BioHopeKing entered into a co-development agreement (the “BioHopeKing Collaboration Agreement for ABV-1501) pursuant to which BioLite Taiwan granted BioHopeKing the rights to use proprietary technology, data and intellectual property of our project ABV-1501 to develop and commercialize the combination therapy to treat triple negative breast cancer in Asian countries excluding Japan. Later on July 27, 2016, BioLite Taiwan and BioHopeKing agreed to an addendum (the “BioHopeKing Addendum”) to revise the milestone payment schedule. In accordance with the terms of the BioHopeKing Collaboration Agreement for ABV-1501 and the Addendum thereto, BioLite Taiwan may expect to receive payments of a total of $10 million in cash and equity of BioHopeKing or equity securities owned by it at various stages on a schedule dictated by BioLite Taiwan’s achievements of certain milestones and twelve per cent (12%) of net sales of the drug products when ABV-1501 is approved for sale in the licensed territories. BioHopeKing and BioLite Taiwan shall share the development costs of ABV-1501 equally. BioLite Taiwan received $1 million from BioHopeKing upon execution of the said agreement in 2015 and the first development milestone payment of $983,008 in 2016. The BioHopeKing Collaboration Agreement for ABV-1501 shall expire fifteen (15) years from the first commercial sale of the ABV-1501 if approved by the local regulatory authorities and may be renewed for another five years without notice.

On December 8, 2015, BioLite Taiwan and BioHopeKing entered into a co-development agreement (the “BioHopeKing Collaboration Agreement for ABV-1504”) pursuant to which BioLite Taiwan granted BioHopeKing the rights to use proprietary technology, data and intellectual property of BioLite Taiwan’s project ABV-1504 to develop and commercialize the medicinal therapy to treat major depressive disorder in Asian countries, excluding Japan. In accordance with the terms of the BioHopeKing Collaboration Agreement for ABV-1504, BioLite Taiwan received a payment of a total of NTD 30 million (equal to approximately $995,107) in cash upon signing the said agreement and expect to receive fifty per cent (50%) of net sublicensing income or net sales of the drug products in the licensed territories. BioHopeKing and BioLite Taiwan shall share the development cost of ABV-1504 equally. The BioHopeKing Collaboration Agreement for ABV-1504 shall expire fifteen (15) years from the first commercial sale of the ABV-1504 if approved by the local regulatory agencies and may be renewed for another five years without notice.

The following table summarizes BioLite Taiwan’s milestone payments, received or expected to receive from BioHopeKing, in accordance with the terms of three collaboration agreements entered by and between BioLite Taiwan and BioHopeKing as described above.

Payments From BioHopeKing
Product code (Territory)	Development or Regulatory Milestone Payments						Royalty Payments After Commercialization
	2015	2016	2017 (estimated)	2018 (estimated)	2019 (estimated)	2020 (estimated)
ABV-1501 (Asia excluding Japan)	$1,000,000 (received upon execution of the collaboration agreement)	$983,008 (received upon the IND submission for Phase I clinical trials)	n/a	$1,000,000 (receivable upon completion of the stage 1Phase II trials)	$3,000,000 (receivable upon initiation of Phase III trials)	$4,000,000 (receivable upon NDA submission)	12% of the net sales [1]
ABV-1504 (Asia excluding Japan)	$995,107 (received upon execution of the collaboration agreement)	n/a					50% of net licensing income or net profits from sales [2]

[1]	In accordance with the BioHopeKing Collaboration Agreement for ABV-1501, the royalty payments to us shall cease on the fifteenth anniversary of the first commercial sale of ABV-1501 with the potential of a five-year extension without notice from either party of such agreement.

[2]	In accordance with the BioHopeKing Collaboration Agreement for ABV-1504, the royalty payments to us shall cease on the fifteenth anniversary of the first commercial sale of BLI-1005 with the potential of a five-year extension without notice from either party of such agreement.

Co-development Agreement with Rgene

On May 26, 2017, BriVision entered into the ABVC-Rgene Co-development Agreement with Rgene Corporation, a corporation incorporated under the laws of Taiwan (“Rgene”), to co-develop and commercialize in the global markets three new drug products that are included in the Sixth Product as defined in the Addendum. The three drugs licensed to Rgene are ABV-1507 HER-2/neu Positive Breast Cancer Combination Therapy, ABV-1703 Pancreatic Cancer Combination Therapy and ABV-1527 Ovarian Cancer Combination Therapy.

Pursuant to the ABVC-Rgene Co-development Agreement, Rgene should pay to the Company $3,000,000 in cash or stock of Rgene with equivalent value by August 15, 2017 in three installments. The payment is for the compensation of BriVision’s past research efforts and contributions made by BriVision before the ABVC-Rgene Co-development Agreement was signed and it does not relate to any future commitments made by BriVision and Rgene in this ABVC-Rgene Co-development Agreement. In addition to $3,000,000, the Company is entitled to receive 50% of the future net licensing income or net sales profit earned by Rgene, if any, and any development cost shall be equally shared by both BriVision and Rgene.

On June 1, 2017, the Company delivered all research, technical, data and development data to Rgene. Because both Rgene and the Company are related parties and under common control by a controlling beneficiary shareholder of YuanGene and the Company, the Company has recorded the full amount of $3,000,000 in connection with the ABVC-Rgene Co-development Agreement as additional paid-in capital during the year ended September 30, 2017. As of the date of this prospectus, the Company received $450,000 in cash and certain number of shares of Rgene’s Common Stock of $2,550,000 at a per share price of 50NTD (equivalent to $1.62 USD). As of date of this prospectus, no net licensing income and/or net sales profit has occurred.

Control Release Technologies

ABVC through BioKey, has developed the proprietary control release systems that may delay the release of drugs into human bodies at various controlled paces. ABVC has at least ten more drugs in the company’s development pipeline for instance, BK102 Metaxalone to treat skeletal muscle pain or injury and BK503 Clarithromycin XR for the purpose of treating bacterial infections. In addition to the existing development in the pipeline, ABVC is reviewing potential drug candidates for potential licensing and co-development opportunities. ABVC focuses on the drug candidates that meet one or more of the following criteria:

●	Niche market potential;

●	Reliable control of API sources with DMF(Drug Master File) readily in place;

●	Competitive pricing for the APIs;

●	High development barrier;

●	Strategic co-development with distributors; and

●	Feasible with the Company’s skill sets and facility capacity

NDA Products

BK501: ABVC through BioKey has developed a new controlled release dosage form of an immediate release antithrombotic drug which has high frequency of side effects. BK501 will vastly improve patient compliance by reducing side effects. Through this joint venture, ABVC will pass portion of financial burden to our strategic alliance and expand its product market to Asia.

BK502: ABVC through BioKey has acquired exclusive right of the U.S. patent application for BK502 from a Delaware corporation which has developed a novel multi-component anti-diabetes drug that significantly improves both blood glucose and lipid profiles. This product is based primarily on Metformin, an oral anti-hyperglycemic drug used in the management of non-insulin-dependent diabetes mellitus, currently marketed by Bristol-Myers Squibb under the trade name of Glucophage. Metformin lowers blood sugar by keeping the liver from making too much sugar. However, most type 2 diabetics have problems not only with blood sugar but also with high cholesterol and triglycerides. BK502 is designed to lower not only the blood sugar but also lower the fatty blood components—triglycerides and cholesterol in the patient.

ANDA Products

ABVC through BioKey has developed the proprietary control release systems that may delay the release of drugs at various controlled paces. ABVC through BioKey has at least ten more drugs in its development pipeline, such as BK503 Clarithromycin XR for the purpose of treating bacterial infections, BK504 XL for treating depression, and BK509 for lowering cholesterol. In addition to the existing development in the pipeline, ABVC constantly reviews potential drug candidates for potential licensing and co-development opportunities. More candidates screened for the ANDA product pipeline include BK601 for obesity, BK602 for diabetes, BK603 for hypertension, and BK604 for Schizophrenia and bipolar disorder, etc.

CDMO Services

ABVC’s CDMO SBU provides a wide range of services, including API characterization, pre-formulation studies, formulation development, analytical method development, stability studies, IND/NDA/ANDA/510K submissions, and manufacturing clinical trial materials (from Phase 1 through Phase 3) and commercial manufacturing of pharmaceutical products.

ABVC’s CDMO SBU provides a variety of regulatory services tailored to the needs of its customers, which include proofreading and regulatory review of submission documents related to formulation development, clinical trials, marketed products, generics, nutraceuticals and OTC products and training presentations. In addition to support ABVC’s new drug development, its CDMO SBU also on behalf of the outside clients, submits INDs, NDAs, ANDAs, and DMFs to the FDA in compliance with new electronic submission guidelines of the FDA. ABVC provides regulatory consulting services for the entire lifecycle of its clients’ drug development projects.

Analytical Services

ABVC’s analytical laboratory offers HPLC method development and validation, degradation studies, dissolution method development, cleaning validation and raw material testing. ABVC’s experienced chemists and developers adopt analytical assay methods with various columns (reversed phase, ion chromatography, and size exclusion) and UV and reflective index detectors to analyze pharmaceutical compounds that feature with or without chromophores. With respect to degradation studies, ABVC’s senior laboratory researchers conduct stressed sample degradation studies to determine potential degradants and impurity profiles. ABVC’s degradation studies generally involve identification process using diode array analysis of peak purity to develop a stability indicating chromatographic method. In addition, ABVC’s researchers and scientists help the clients to develop and perform dissolution profile studies for immediate release and extended release of finished products (tablets and capsules) in various media and pH buffer solutions such as simulated intestinal fluid (“SIF”), simulated gastric fluid (“SGF”), and acetate. ABVC provides its clients with services of developing and validating sensitive methods for swab samples and rinsing samples and total organic carbon to test and evaluate the cleanness of certain pharmaceutical equipment. ABVC’s laboratory has the capacity to use FT-IR to identify materials, such as APIs. ABVC’s laboratory may conduct basic physical/chemical testing according to various methods such as pH, turbidity, density, solubility profile over pH range, melting point, loss on drying, loss on ignition, viscosity and conductivity testing.

Product Development

ABVC provides services for formulation and process development of pharmaceutical products. ABVC supports its clients with FDA regulatory process, including sketches to ANDA, IND, and NDA filings. ABVC endeavors to satisfy the needs of its clients in a time-efficient and cost-saving manner. ABVC’s formulation and process development teams have deep scientific knowledge and extensive experience in this area. ABVC’s highly trained scientists and researchers endeavor to optimize the performance of its clients’ products, formulations and processes, using flexible scientific approaches, such as Design of Experiments (“DOE”) and Quality by Design (QbD).

GMP Manufacturing

ABVC owns a certified GMP manufacturing facility that is qualified to conduct clinical trials from Phase 1 to Phase 3 of drugs in oral solid dosage forms. ABVC’s cGMP manufacturing facility can manufacture the following forms of pharmaceutical products and processes for its clients: direct API or blend fill-in capsules, manual and automated encapsulation, wet granulation or tray drying process, tablet compression and coating process, packaging solid dosage forms for ANDA and IND submission.

ABVC’s GMP facility consists of the GMP suite, product development area, analytical laboratory, food processing area, caged area and receiving area. The facility was established in December 2008 and received its first drug manufacturing license in June 2009. ABVC’s current drug manufacturing license allows it to manufacture drugs thereon until the expiration of such license on December 2, 2019. ABVC plans to renew its drug manufacturing license in a timely manner before its expiration.

Patents and Proprietary Rights

ABVC have exclusive licenses in certain patents from certain research institutions and its CDMO SBU also develops its own patents. With respect to the IP licensed from research institutions, we do not own those patents and may develop new technology and register new patents on our own during the operations. As of the date of this prospectus, approximately 39 patents, granted or pending, cover ABVC’s new drug candidates in various jurisdictions. The respective licensors of such drug candidates own those patents. In addition, as of the date of this prospectus, our CDMO SBU has four (4) valid patents in the U.S. and overseas covering various types of the controlled release systems and technologies.

ABVC intends to protect its proprietary rights from unauthorized use by third parties to the extent that its proprietary rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. ABVC’s policy is to file patent applications and to protect certain technology, inventions and improvements that are commercially important to the development of ABVC’s business. ABVC’s strategy has been to i) to acquire exclusive licensing rights of key patents for drugs that it intends to make further development and ii) to apply for and maintain patent protection for inventions and their applications which it believes has potential commercial value in countries that offer significant market potential.

ABVC also relies on trade secrets, employee and third-party nondisclosure agreements and other protective measures to protect its intellectual property rights pertaining to its products and technologies. For example, both BioLite’s and BioKey’s trade logos are protected under trademark law through registration.

Sales and Marketing

As part of ABVC’s strategy and marketing approach, ABVC and BioLite Taiwan serve the marketing and sales function of the new drug candidates to collaborators and strategic partners in U.S. and Taiwan, respectively, to develop licensing opportunities for further clinical trials. With respect to generic drugs, ABVC primarily relies on its existing distribution channels to sell FDA-approved generic drugs.

Competition

The healthcare industry is highly competitive and subject to significant and rapid technological change as researchers learn more about diseases and develop new technologies and treatments. Significant competitive factors in our industry include product efficacy and safety; quality and breadth of an organization’s technology; skill of an organization’s employees and its ability to recruit and retain key employees; timing and scope of regulatory approvals; the average selling price of products; the availability of raw materials and qualified manufacturing capacity; manufacturing costs; intellectual property and patent rights and their protection; and our capabilities of securing competent collaborators. Market acceptance of our current products and product candidates will depend on a number of factors, including: (i) potential advantages over existing or alternative therapies or tests, (ii) the actual or perceived safety of similar classes of products, (iii) the effectiveness of sales, marketing, and distribution capabilities, and (iv) the scope of any approval provided by the FDA or foreign regulatory authorities.

We are a very small biopharmaceutical company compared to other companies that we are competing against. Our current and potential competitors include large pharmaceutical and biotechnology companies, and specialty pharmaceutical and generic drug companies. Many of our current and potential competitors have substantially greater financial, technical and human resources than we do and significantly more experience in the marketing, commercialization, discovery, development and regulatory approvals of products, which could place us at a significant competitive disadvantage or deny us marketing exclusivity rights. Typically, our competitors will most likely have more capital resources to support their products than we do.

We anticipate that we will face intense and increasing competition as our new drug candidates enter the markets, as advanced technologies become available and as generic forms of currently branded products become available. Finally, the development of new treatment methods for the diseases we are targeting could render our products non-competitive or obsolete.

We cannot assure you that any of our new drug candidates that we successfully develop will be clinically superior or scientifically preferable to products developed or introduced by our competitors.

The following chart lists representative biopharmaceutical companies that research, develop, commercialize, distribute or sell drugs that are in competition with our drug candidates. Please be advised that this list does not necessarily include all competitors of ours.

Disease	Drug Name	Pharmaceutical Companies	Headquarters
Major Depressive Disorder	Cymbalta oral	Eli Lilly and Co., Inc.	IN
	Lexapro oral	Forest Laboratories, Inc.	NJ
		Pfizer Pharmaceuticals, Inc.	CT

Attention-Deficit	Adderall XR	Shire Development LLC	MA
Hyperactivity Disease	Ritalin	Novartis Pharmaceuticals Corporation	NJ
	Dexedrine	Amedra Pharmaceuticals LLC	PA

Myelodysplastic	Vidaza	Celgene Corporation	NJ
Syndromes	Dacogen	Astex Pharmaceuticals, Inc.	CA

Triple Negative Breast Cancer	Avastin	Genentech, Inc.	CA
	Erbitux (Cetuximab)	ImClone Systems Incorporated	NY

Pancreatic Cancer	Abraxane, Abraxis BioScience LLC	Los Angeles	CA
	Novartis Pharma Stein AG	Stein	Switzerland

Vitargus for the treatments	Alcon Laboratories, Inc.	Fort Worth	TX
of Retinal Detachment or Vitreous Hemorrhage	Arcadophta	Toulouse	France

Competitive Advantages

We believe that our drug candidates possess their respective competitive advantages over other therapeutic products that are currently available. However, due to limited information and resources, we cannot compare our drug candidates with all other drug candidates under development and research by other research institutions and/or biopharmaceutical companies.

The competitive advantages of our business model include:

1. Once we successfully complete POC of any product in the pipeline, we will seek strategic partners, such as respected pharmaceutical companies in the United States and boutique qualified clinics, to co-develop such mature product. In consideration for our licensing of the mature product, we expect to receive capital which we plan to use for our research and development of other products in the pipeline or selection of other new drugs or medical devices.

2. Sublicensing our products that pass Phase II clinic trials to other pharmaceutical companies saves us the time and resources to conduct Phase III clinical trials and provides a quicker return on our investment in our products.

3. We have new drug products related to central nervous system, cancers and autoimmune and one new medical device for vitreous substitutes under development. This development portfolio diversifies our research risks by focusing on three different medical fields.

We are currently negotiating with potential medical center partners regarding conducting clinical trials on certain compounds in our pipeline. However, we cannot provide any assurance that we will find a qualified medical center to conduct clinical trials of any of our new drug products or enter into a definitive licensing agreement with any pharmaceutical companies.

Government Regulations

While ABVC is developing pharmaceutical candidates as of the date of this prospectus, it may in the future acquire more proprietary technologies to expand its drug candidate portfolio. Currently, ABVC is developing eight therapeutic candidates in the fields of CNS, oncology/hematology and autoimmune, for which regulatory approval must be received before it can market and sell them. In addition, our c-GMP facility is subject to review by the FDA. Regulatory approval processes and FDA regulations for ABVC’s current and any future product candidates are discussed below.

Approval Process for Pharmaceutical Products

FDA Approval Process for Pharmaceutical Products

In the U.S., pharmaceutical products are subject to extensive regulation by the FDA. The FDC Act, and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacture, storage, recordkeeping, approval, labeling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling, and import and export of pharmaceutical products. Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as FDA refusal to approve pending NDAs, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties, and criminal prosecution. Pharmaceutical product development in the U.S. typically involves the performance of satisfactory nonclinical, also referred to as pre-clinical, laboratory and animal studies under the FDA’s Good Laboratory Practice, or GLP, regulation, the development and demonstration of manufacturing processes, which conform to FDA mandated current good manufacturing requirements, or cGMP, including a quality system regulating manufacturing, the submission and acceptance of an IND application, which must become effective before human clinical trials may begin in the U.S., obtaining the approval of Institutional Review Boards, or IRBs, at each site where we plan to conduct a clinical trial to protect the welfare and rights of human subjects in clinical trials, adequate and well-controlled clinical trials to establish the safety and effectiveness of the drug for each indication for which FDA approval is sought, and the submission to the FDA for review and approval of an NDA. Satisfaction of FDA requirements typically takes many years and the actual time required may vary substantially based upon the type, complexity, and novelty of the product or disease.

Pre-clinical tests generally include laboratory evaluation of a product candidate, its chemistry, formulation, stability and toxicity, as well as certain animal studies to assess its potential safety and efficacy. Results of these pre-clinical tests, together with chemistry, manufacturing controls and analytical data and the clinical trial protocol, which details the objectives of the trial, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated, along with other requirements must be submitted to the FDA as part of an IND, which must become effective before human clinical trials can begin. The entire clinical trial and its protocol must be in compliance with what are referred to as good clinical practice, or GCP, requirements. The term, GCP, is used to refer to various FDA laws and regulations, as well as international scientific standards intended to protect the rights, health and safety of patients, define the roles of clinical trial sponsors and assure the integrity of clinical trial data.

An IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises concerns or questions about the intended conduct of the trials and imposes what is referred to as a clinical hold. Pre-clinical studies generally take several years to complete, and there is no guarantee that an IND based on those studies will become effective, allowing clinical testing to begin. In addition to FDA review of an IND, each medical site that desires to participate in a proposed clinical trial must have the protocol reviewed and approved by an independent IRB or Ethics Committee, or EC. The IRB considers, among other things, ethical factors, and the selection and safety of human subjects. Clinical trials must be conducted in accordance with the FDA’s GCP requirements. The FDA and/or IRB may order the temporary, or permanent, discontinuation of a clinical trial or that a specific clinical trial site be halted at any time, or impose other sanctions for failure to comply with requirements under the appropriate entity jurisdiction.

Clinical trials to support NDAs for marketing approval are typically conducted in three sequential phases, but the phases may overlap. In Phase 1 clinical trials, a product candidate is typically introduced either into healthy human subjects or patients with the medical condition for which the new drug is intended to be used.

The main purpose of the trial is to assess a product candidate’s safety and the ability of the human body to tolerate the product candidate. Phase 1 clinical trials generally include less than 50 subjects or patients. During Phase 2 trials, a product candidate is studied in an exploratory trial or trials in a limited number of patients with the disease or medical condition for which it is intended to be used in order to: (i) further identify any possible adverse side effects and safety risks, (ii) assess the preliminary or potential efficacy of the product candidate for specific target diseases or medical conditions, and (iii) assess dosage tolerance and determine the optimal dose for Phase 3 trials. Phase 3 trials are generally undertaken to demonstrate clinical efficacy and to further test for safety in an expanded patient population with the goal of evaluating the overall risk-benefit relationship of the product candidate. Phase 3 trials are generally designed to reach a specific goal or endpoint, the achievement of which is intended to demonstrate the candidate product’s clinical efficacy and adequate information for labeling of the approved drug.

The FDA has 60 days from its receipt of an NDA to determine whether the application will be accepted for filing based on the FDA’s threshold determination that it is sufficiently complete to permit substantive review. Once the submission is accepted for filing, the FDA begins an in-depth review. The FDA has agreed to certain performance goals in the review of NDAs. Most such applications for standard review drug products are reviewed within ten months; most applications for priority review drugs are reviewed in six months. Priority review can be applied to drugs that the FDA determines offer major advances in treatment, or provide a treatment where no adequate therapy exists. The review process for both standard and priority review may be extended by the FDA for three additional months to consider certain late-submitted information, or information intended to clarify information already provided in the submission. The FDA may also refer applications for novel drug products, or drug products which present difficult questions of safety or efficacy, to an advisory committee — typically a panel that includes clinicians and other experts — for review, evaluation, and a recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations. Before approving an NDA, the FDA will typically inspect one or more clinical sites to assure compliance with GCP. Additionally, the FDA will inspect the facility or the facilities at which the drug is manufactured. The FDA will not approve the product unless compliance with cGMP is satisfactory and the NDA contains data that provide substantial evidence that the drug is safe and effective in the indication studied.

After the FDA evaluates the NDA and the manufacturing facilities, it issues either an approval letter or a complete response letter. A complete response letter generally outlines the deficiencies in the submission and may require substantial additional testing or information in order for the FDA to reconsider the application. If and when those deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the NDA, the FDA will issue an approval letter. The FDA has committed to reviewing such resubmissions in two or six months depending on the type of information included. An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications. As a condition of NDA approval, the FDA may require a risk evaluation and mitigation strategy, or REMS, to help ensure that the benefits of the drug outweigh the potential risks.

REMS can include medication guides, communication plans for healthcare professionals, and elements to assure safe use, or ETASU. ETASU can include, but are not limited to, special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring, and the use of patient registries. The requirement for a REMS can materially affect the potential market and profitability of the drug. Moreover, product approval may require substantial post-approval testing and surveillance to monitor the drug’s safety or efficacy. Once granted, product approvals may be withdrawn if compliance with regulatory standards is not maintained or problems are identified following initial marketing.

Post-Approval Regulations

Even if a product candidate receives regulatory approval, the approval is typically limited to specific clinical indications. Further, even after regulatory approval is obtained, subsequent discovery of previously unknown problems with a product may result in restrictions on its use or even complete withdrawal of the product from the market. Any FDA-approved products manufactured or distributed by us are subject to continuing regulation by the FDA, including record-keeping requirements and reporting of adverse events or experiences. Further, drug manufacturers and their subcontractors are required to register their establishments with the FDA and state agencies, and are subject to periodic inspections by the FDA and state agencies for compliance with cGMP, which impose rigorous procedural and documentation requirements upon us and our contract manufacturers. ABVC cannot be certain that ABVC or its present or future contract manufacturers or suppliers will be able to comply with cGMP regulations and other FDA regulatory requirements. Failure to comply with these requirements may result in, among other things, total or partial suspension of production activities, failure of the FDA to grant approval for marketing, and withdrawal, suspension, or revocation of marketing approvals.

If the FDA approves one or more of our product candidates, ABVC must provide certain updated safety and efficacy information. Product changes, as well as certain changes in the manufacturing process or facilities where the manufacturing occurs or other post-approval changes may necessitate additional FDA review and approval. The labeling, advertising, promotion, marketing and distribution of a drug must be in compliance with FDA and Federal Trade Commission, or FTC, requirements which include, among others, standards and regulations for direct-to-consumer advertising, off-label promotion, industry sponsored scientific and educational activities, and promotional activities involving the Internet. The FDA and FTC have very broad enforcement authority, and failure to abide by these regulations can result in penalties, including the issuance of a warning letter directing us to correct deviations from regulatory standards and enforcement actions that can include seizures, fines, injunctions and criminal prosecution.

Foreign Regulatory Approval

Outside of the U.S., ABVC’s ability to market our product candidates will be contingent also upon its receiving marketing authorizations from the appropriate foreign regulatory authorities, whether or not FDA approval has been obtained. The foreign regulatory approval process in most industrialized countries generally encompasses risks similar to those ABVC will encounter in the FDA approval process. The requirements governing conduct of clinical trials and marketing authorizations, and the time required to obtain requisite approvals, may vary widely from country to country and differ from those required for FDA approval.

ABVC will be subject to additional regulations in other countries in which we market, sell and import our products, including Canada. ABVC or its distributors must receive all necessary approvals or clearance prior to marketing and/or importing our products in those markets.

Other Regulatory Matters

Manufacturing, sales, promotion and other activities following product approval are also subject to regulation by numerous regulatory authorities in addition to the FDA, including, in the U.S., the Centers for Medicare & Medicaid Services, other divisions of the Department of Health and Human Services, the Drug Enforcement Administration, the Consumer Product Safety Commission, the Federal Trade Commission, the Occupational Safety &Health Administration, the Environmental Protection Agency and state and local governments. In the U.S., sales, marketing and scientific/educational programs must also comply with state and federal fraud and abuse laws. Pricing and rebate programs must comply with the Medicaid rebate requirements of the U.S. Omnibus Budget Reconciliation Act of 1990 and more recent requirements in the Health Care Reform Law, as amended by the Health Care and Education Affordability Reconciliation Act, or ACA. If products are made available to authorized users of the Federal Supply Schedule of the General Services Administration, additional laws and requirements apply. The handling of any controlled substances must comply with the U.S. Controlled Substances Act and Controlled Substances Import and Export Act. Products must meet applicable child-resistant packaging requirements under the U.S. Poison Prevention Packaging Act. Manufacturing, sales, promotion and other activities are also potentially subject to federal and state consumer protection and unfair competition laws.

The distribution of pharmaceutical products is subject to additional requirements and regulations, including extensive recordkeeping, licensing, storage and security requirements intended to prevent the unauthorized sale of pharmaceutical products.

The failure to comply with regulatory requirements subjects firms to possible legal or regulatory action. Depending on the circumstances, failure to meet applicable regulatory requirements can result in criminal prosecution, fines, imprisonment or other penalties, injunctions, recall or seizure of products, total or partial suspension of production, denial or withdrawal of product approvals, or refusal to allow a firm to enter into supply contracts, including government contracts. In addition, even if a firm complies with FDA and other requirements, new information regarding the safety or effectiveness of a product could lead the FDA to modify or withdraw product approval. Prohibitions or restrictions on sales or withdrawal of future products marketed by us could materially affect our business in an adverse way.

Changes in regulations, statutes or the interpretation of existing regulations could impact our business in the future by requiring, for example: (i) changes to our manufacturing arrangements; (ii) additions or modifications to product labeling; (iii) the recall or discontinuation of our products; or (iv) additional record-keeping requirements. If any such changes were to be imposed, they could adversely affect the operation of our business.

Properties

During the fiscal years ended December 31, 2016 and 2017, ABVC leased its office at the address of 11 Sawyers Peak Drive, Goshen, NY 10924, which is approximately 1,000 square feet without rental expenses. On October 2, 2018, ABVC entered into a sublease agreement with BioKey pursuant to which ABVC leases one office 110B for a total rent of $800 per month, utilities included. ABVC may terminate the sublease agreement with one month notice.

Our Subsidiary BioLite has its laboratories located in Hsinchu Biomedical Science Park, with an address of 20, Sec. 2, Shengyi Rd., 2nd Floor, Zhubei City, Hsinchu County 302, Taiwan (R.O.C.). On January 1, 2015, BioLite Taiwan entered into a lease agreement with the National Science Park Administrative Office (Hsinchu City) under which it rents two dormitory buildings in Hsinchu City, Taiwan for a period of five years. The rent increases by a small percentage each year during the term of the lease agreement. During the fiscal years of 2017 and 2016, BioLite paid approximately $29,200 and $27,500, respectively, and for the six months ended June 30, 2018, BioLite paid approximately $15,100 for the dormitory, with respect to the dormitory lease. In addition, BioLite leases four spaces as its laboratories in Hsinchu City, Taiwan. BioLite Taiwan and the National Science Park Administrative Office (Hsinchu City) entered into four five-year term leases which commenced respectively on May 12, 2014, January 1, 2015, January 1, 2016 and January 1, 2016. The aggregate leasing area amounts to approximately 36,425 square meters (equivalent to approximately 392,075 square feet), of which BioLite Taiwan leased 678 square meters (equivalent to approximately 7,298 square feet) on the second floor of the building. The leased space counts for approximately 1.9% of the total space of the building. In the fiscal year of 2017 and 2016, BioLite incurred rental expenses relating the laboratory spaces in the amount of approximately $9,000 per month. BioLite rented its office from Lion Art Promotion Inc. (“LION”), a related party of BioLite and its lease is renewable annually. BioLite paid $37,592 and $35,463 for the years ended December 31, 2017 and 2016, respectively. The lease from LION was terminated on March 31, 2018 and BioLite paid $9,553 for the nine months ended September 30, 2018.

Another of our Subsidiary BioKey is headquartered in Fremont, California. BioKey’s office lease will end on February 28, 2021 and the office occupies approximately 28,186 square feet. BioKey’s space consists of offices, research and production laboratories, and manufacturing facilities. BioKey has an option to extend the lease for its offices in Fremont a period of five years commencing February 28, 2021, and BioKey may exercise this option for 5 more years. The total BioKey’s rental expenses were $274,978 and $255,240 for the years ended December 31, 2017 and 2016, and $205,576 for the nine months ended September 30, 2018.

Legal Proceedings

From time to time ABVC and its Subsidiaries may become involved in legal proceedings and claims, or be threatened with other legal actions and claims, arising in the ordinary course of business relating to its intellectual property, product liability, regulatory compliance and/or marketing and advertising of its products. As of to date, ABVC and its Subsidiaries were not involved or threatened with any legal actions and regulatory proceedings.

Environment

ABVC seeks to comply with all applicable statutory and administrative requirements concerning environmental quality. Expenditures for compliance with federal state and local environmental laws have not had, and are not expected to have, a material effect on ABVC’s capital expenditures, results of operations or competitive position.

Employees

As of the date of this prospectus, ABVC, including its subsidiaries, had 38 employees, located in U.S. and Taiwan. The following table sets forth the number of our employees by function:

Number of
Functional Area	Employees
Senior management	6
Research and development	12
International development	4
Public relations	4
Marketing	3
Internal control	3
Accounting	6
Total	32

ABVC believes that it maintains a good working relationship with its employees. ABVC offers its employees competitive benefits, including a pleasant and rewarding work environment, career-oriented training, and career growth opportunities. ABVC believes its employees are devoted to delivering superb services. ABVC did not experience any significant labor disputes.

MANAGEMENT

The following table lists the names and ages as of the date of the prospectus and positions of the individuals who serve as executive officers and directors of the Company after the completion of the Mergers:

Name	Age	Title
Eugene Jiang	31	Chairman of the Board and Interim Chief Financial Officer
Dr. Tsang Ming Jiang	57	Director
Dr. Ming-Fong Wu	42	Independent Director
Norimi Sakamoto	47	Independent Director
Yen-Hsin Chou	29	Independent Director
Dr. Tsung-Shann (T.S.) Jiang	64	Chief Strategy Officer and Director
Dr. Chang-Jen Jiang	62	Director
Dr. Shin-Yu Miao	55	Independent Director
Yoshinobu Odaira	70	Independent Director
Shih-Chen Tzeng	61	Independent Director
Dr. Hwalin Lee	83	Director
Dr. Howard Doong	60	Chief Executive Officer
Dr. Chi-Hsin (Richard) King	69	Chief Technology Officer

Set forth below is certain biographical information regarding each of our directors and officers as of the date of this prospectus.

Eugene Jiang, Chairman and interim Chief Financial Officer, has served as our CEO and President since the Company’s inception in July 2015 until he resigned on September 15, 2017. He remains the Chairman of the Board. From June 2015 until present, Mr. Jiang also serves as Director for BioLite Incorporation. He also serves as CEO for Genepro Investment Company since March 2010. Mr. Jiang obtained an EMBA degree from the University of Texas in Arrington in 2009. And in 2008, Mr. Jiang received a bachelor’s degree in Physical Education from Fu-Jen Catholic University.

Dr. Howard Doong, Ph. D. and M.D., CEO, was appointed as the Company’s new CEO on September 15, 2017. In addition to the position at the Company, Dr. Doong also serves as the CEO and Chief Scientific Officer (“CSO”) of LifeCode Biotechnology Company (“LifeCode”), a Taiwan company in the biotechnology business, since 2017. At the same time, he also serves as the CSO of Wuhan Frasergen Genomic Medicine Company (“Wuhan Frasergen Genomic”), a Chinese company in the biotechnology business, since 2016. He served as the CSO of Cold Spring Biotech Corporation, a Taiwan corporation in the biotechnology business from 2014 to 2016. He served as the CEO of iKnowledge-Care Bioscience Corp, a Taiwan company in the biotechnology business from 2014 to 2015. He served as the director of Taipei Veteran General Hospital-LilPao Laboratory of Cancer Genomic Medicine from 2012 to 2013. He served as the Vice President and director of Quality Assurance, TrimGen Corporation, a Maryland corporation in the biotechnology business from 2009 to 2011. Dr. Doong received his Ph.D. degree from University of Chicago, the Department of Organismal Biology and Anatomy and the Department of Surgery. He received his M.D and Ph.D. degree from Harvard-MIT Division of Health Sciences and Technology. He received his M.S. degree from the University of New Hampshire, Genetics Program and B.S. degree from Fu-Jen Catholic University, Taiwan, Department of Biology.

Dr. T.S. Jiang, Chief Strategy Officer and Director, has been the chairman of BioLite, Inc., a subsidiary of BioLite, Inc., since January 2010. Prior to BioLite, Dr. Jiang served as the president and/or chairman of multiple biotech companies in Taiwan, including PhytoHealth Corporation from 1998 to 2009 and AmCad BioMed Corporation from 2008 to 2009. In addition, Dr. Jiang is a director on various biotech associations, such as the Taiwan Bio Industry Organization (Taiwan) from 2006 to 2008 and the Chinese Herbs and Biotech Development Association in Taiwan from 2003 to 2006. Dr. Jiang was an assistant professor at University of Illinois from 1981 to 1987 and an associate professor at Rutgers, the State University of New Jersey from 1987 to 1990 and served as a professor at a few Taiwanese universities during a period from 1990 to 1993, such as National Taiwan University, National Cheng Kung University and Tunghai University. Dr. Jiang obtained his bachelor degree in Engineering and Chemical Engineering from National Taiwan University in Taiwan in 1976, masters and Ph.D. from Northwestern University in the U.S. in 1981 and Executive Master of Business Administration (“EMBA”) from National Taiwan University in Taiwan in 2007. As a successful entrepreneur, Dr. Jiang has developed and commercialized PG2 Lyo Injection, a new drug to treat cancer related fatigue. From 1998 to 2009, Dr. T. S. Jiang served as President of Phyto Health Corporation where he led a project team to develop PG2 Injectable. This product was extracted, isolated and purified from a type of Traditional Chinese Medicine. PG2 Injection was intended for cancer patients who had trouble recovering from severe fatigue. Dr. Jiang oversaw and managed the R&D department, daily corporate operations and business of Phyto Health Corporation when he was the President. PG2 Lyo Injection received approval on its NDA from Taiwan Food and Drug Administration in 2010 and later was launched into the Taiwan market in 2012. We believe that Dr. Jiang provides leadership and technological guidance on our strategic development and operations.

Dr. Tsang Ming Jiang, Director, has served as a technical director at the Industrial Technology Research Institute in Taiwan since January 2017. Prior to joining the Industrial Technology Research Institute as a technical director, Dr. Jiang worked at the Company as chief information officer from November 2016 to January 2017, Ericsson as engineering manager from 2013 to 2016 and the Industrial Technology Research Institute as deputy director from October 2011 to February 2013. In addition, Dr. Jiang worked at several other research institutes, including University of Alaska Fairbanks, National Taiwan University and Chung Cheng University, with his research interest in cloud computing and Internet security, especially in the areas of virtualization, software-defined data centers, SDN enabled networks and big data analytics. Dr. Jiang received his Bachelor of Science in electrical engineering in 1982 and Master of Science in electrical engineering in 1984, both from National Taiwan University, and his Ph.D. in electrical engineering and computer science from University of Illinois at Chicago in 1988. Dr. Tsang Ming Jiang is a brother of Dr. Tsung-Shann Jiang, who together with his wife collectively owns 80% of Lion Arts Promotion, Inc. which has approximately 69.3% of ownership interest in the Company through YuanGene Corporation, a wholly-owned subsidiary of Lion Arts Promotion, Inc.

Dr. Ming-Fong Wu, Director, is a senior physician at Taoyuan Hanqun Orthopedic Clinic from 2012. Prior to Taoyuan Hanqun Orthopedic Clinic, Dr. Wu worked as a physician at various private and public hospitals and clinics, such as National Taiwan University Hospital. Dr. Wu graduated from National Taiwan University College of Medicine in 2000 and has obtained his license to practice medicine and orthopedist’s license in Republic of China.

Norimi Sakamoto, Director, currently serves at four enterprises, Shogun Maitake Canada Co., Ltd. as an executive officer and business development manager from 2015, Shogun Maitake Odaira Enterprise Ltd as an executive officer from 2017, Odaira Corporation Co., Ltd. as chief executive officer since 2014 and MyLife Corporation as president and chief executive officer since 2012. Ms. Sakamoto started her career in 1997 from Sumitomo Corporation Hokkaido Co., Ltd. in Japan. Ms. Sakamoto received her Bachelor Degree of Arts in travel and tourism from Davis and Elkins College in 1993 and Master of Science in urban studies from the University of New Orleans in 1995.

Yen-Hsin Chou, Director, has served as a clerk at Mega Securities Co., Ltd. since 2011. Ms. Chou’s responsibilities primarily include selling various types of securities, including futures, funds and insurance, managing clients’ accounts and business development. Ms. Chou received a Bachelor Degree from Yuan Chi University School of Economics in 2011.

Dr. Chang-Jen Jiang, Director, has been an attending doctor at the department of pediatrics of Eugene Women and Children Clinic since 2009. Previously, Dr. Chang-Jen worked as an attending doctor at the department of pediatrics of Keelung Hospital, the Ministry of Health and Welfare in Taiwan from 1994 to 2009. Before his position at Keelung Hospital, he was a chief doctor at the department of pediatrics, hematology and oncology of Mackay Memorial Hospital in Taiwan for three years until 1994. Dr. Chang-Jen Jiang obtained his doctor of medicine degree (the Taiwanese equivalent degree of MD) from Taipei Medical University in Taiwan in 1982 and started his career in Mackay Memorial Hospital. We believe that the Company will benefit from Dr. Jiang’s knowledge in biology and experiences in medical practice.

Dr. Shin-Yu Miao, Director, has served as an associate professor at Ling Tung University Department of Applied Foreign Languages since 2004. She served as a lecturer from 1996 to 2004. Ms. Miao received her M.S. in Adult Education from the University of Manchester in 1995 and Ph.D. in Adult Education from the University of South Australia in 2004. We believe that Ms. Miao’s familiarity with biotech research centers will be a valuable resource for our drug development.

Yoshinobu Odaira, Director, is an entrepreneur and has founded a number of Japanese agricultural companies, including Yukiguni Maitake, our licensing partner. In 1983, Mr. Odaira established Yukiguni Maitake, which became a public company in Japan in 1994. In 2015, Bain Capital Private Equity purchased Yukiguni Maitake through a tender offer. In addition to his success with Yukiguni Maitake, Mr. Odaira served as the CEO of Yukiguni Shoji Co., Ltd. since 1988 and the CEO of Odaira Shoji Co., Ltd. from 1989.  In 2015, Mr. Odaira founded two new companies, Shogun Maitake Canada Co., Ltd. in Canada and Odaira Kinoko Research Co., Ltd. in Japan. Yoshinobu Odaira graduated from the Ikazawa Junior High School in 1963. We believe that we will benefit from Mr. Odaira’s successful business experience.

Shih-Chen Tzeng, Director, has served as a sales manager at SinoPac Securities Corp. (“SinoPac Securities”), a well-established brokerage firm in Taiwan, since 2000. SinoPac Securities has fifty-eight (58) branch offices in Taiwan and subsidiaries in Hong Kong, Shanghai and London. Shih-Chen Tszeng graduated from Dam Kang University in 1978 with a bachelor degree in Accounting. We believe the Company will benefit from Ms. Tszeng’s knowledge and experience with the securities industries.

Dr. Hwalin Lee, Director, serves as the chairman of Phoeng Foundation since 2011 and will become the director and chairman of the board of directors of BioKey Surviving Corporation after the closing of the BioKey Merger. From 1986, Dr. Lee has been the chairman of the Chuan Lyu Foundation. From 1973 to 1989, Dr. Lee was the president of Deltan Corporation and prior to that he was senior research chemist at a couple of chemical companies. Dr. Hwalin Lee obtained a B.S. in pharmacy from National Taiwan University in 1957 and a Ph.D. in Pharmaceutical Chemistry from University of California, San Francisco in 1966. Dr. Lee qualifies as a director of the Company because he has extensive work experience in chemical companies and educational background in pharmaceutical chemistry.

Significant Employees

The following are employees who are not executive officers, but who are expected to make significant contributions to our business:

Dr. Chi-Hsin Richard King, Ph.D.—Chief Scientific Officer

Effective September 15, 2017, the Board appointed Dr. Chi-Hsin Richard King as the CSO of the Company. Dr. Chi-Hsin Richard King, 69, retired since July 2017. He served as the consultant at TaiGen Biotechnology Co. Ltd (“TaiGen”), a Taiwan company in the biotechnology business, from August 2016 to July 2017, the Senior Vice President at TaiGen from July 2008 to August 2016 and as the Vice President at Research and Development of TaiGen from June 2005 to July 2008. Dr. King served as the Director at Albany Molecular Research Inc. (“AMRI”), a New York corporation, from January 2003 to June 2005, the Assistant Director at Medicinal Chemistry Department of AMRI from January 2000 to December 2002 and the Assistant Director at Chemical Development Department of AMRI from August 1997 to January 2000. Dr. King received the Ph. D. degree of organic chemistry from University of Utah in March 1980, and B.S. degree of chemistry from National Taiwan Normal University in July 1972.

Family Relationships

There are no family relationships among the executive officers and directors of the Company who are expected take office upon the consummation of the Mergers except that Dr. Tsang Ming Jiang, Dr. Tsung-Shann Jiang and Dr. Chang-Jen Jiang are brothers and Mr. Eugene Jiang is Dr. Tsung-Shann Jiang’s son.

Legal Proceedings

Involvement in Certain Legal Proceedings

During the past ten years, none of our current directors, executive officers, promoters, control persons, or nominees has been:

●	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

●	the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board

The Company’s Board is in the process of establishing the audit committee, compensation committee and nominating and corporate governance committee.

Our board of directors may establish other committees to facilitate the management of our business.

Code of Ethics

We have not adopted a code of ethics.

Director Compensation

In this regard, it is expected that the Company will not provide compensation to non-employee directors which is in line with ABVC’s current practices.

While ABVC does not require directors and officers to own a specific minimum number of shares of ABVC’s Common Stock, it believes that each director and corporate officer should have a substantial personal investment in the Company. Directors and officers may not engage in short sales or put or call transactions with respect to ABVC securities. The Company plans to issue equity awards to all directors (non-employee and employee) for their service in the future. The Company believes that the future arrangements may align the interests of the Board of Directors with the long-term interests of the Company’s shareholders.

EXECUTIVE COMPENSATION

The following table provides information regarding the named executive officers of ABVC during the fiscal year ended December 31, 2017.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Dr. Howard Doong (1)	2017	33,333							33,333

Eugene Jiang (2)	2017	60,000							60,000

Dr. Chi-Hsin Richard King (3)	2017	16,667							16,667

(1)	Dr. Doong was appointed as the CEO on September 15, 2017.

(2)	Mr. Jiang resigned as the CEO and President of the Company on September 15, 2017 and was appointed by the Board of Directors as the interim CFO of the Company on May 9, 2018.

(3)	Dr. Chi-Hsin Richard King was appointed as the Chief Scientific Officer on September 15, 2017.

Narrative Disclosure to Summary Compensation Table

Other than set out below, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. The Company’s current directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors.

Stock Option Plan

The Company adopted an Equity Incentive Plan on February 17, 2016. As of the date of this prospectus, there are 211,878 shares issued under such Equity Incentive Plan.

Grants of Plan-Based Awards

In fiscal year 2016, the Company awarded 10,000 shares of Common Stock to each of five employees. Due to the forward split detailed in our 10-Q filed June 30, 2016, each of such employees has been awarded 31,410 shares of the Company’s Common Stock. As a result, an aggregate of 157,050 shares were granted to the employees pursuant to the 2016 Plan as of December 31, 2017 and an aggregate of 211,878 shares were granted to the former and current employees and consultants under the 2016 Plan as of the date of this prospectus.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes outstanding unexercised options, unvested stocks and equity incentive plan awards held by each of our named executive officers, as of December 31, 2017:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Prices ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Been Issued (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Been Issued ($)
Kira Huang(1)	—	—	—	—	—	—	—	31,410	$79,592	(2)

(1)	On February 17, 2016, the Company awarded 10,000 shares of Common Stock to each of five employees, of whom Kira Huang, the former Chief Financial Officer, was the only officer. Due to the forward split detailed in our 10-Q filed June 30, 2016, each of such employees has been awarded 31,410 shares of Common Stock.

(2)	The dollar amount shown is determined by multiplying the number of shares of Common Stock reported in the table by the closing price of a share of our Common Stock on February 17, 2016 ($79,592), which was the day of such issuance.

Employment Agreements and Change of Control

Dr. Howard Doong has entered into an employment agreement (“Doong Employment Agreement”) with the Company, pursuant to which he shall receive an annual base salary of $100,000. As of December 31, 2017, we paid Dr. Doong 20,833 shares of the Company’s Common Stock at a per share price of $1.60 as opposed to cash compensation. Under Dr. Doong Employment Agreement, Dr. Doong is employed as our CEO and President of the Company. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the executive officer’s right to all other benefits will terminate, except as required by any applicable law. We may also terminate an executive officer’s employment without cause upon one-month advance written notice. In such case of termination by us, we are required to provide compensation to the executive officer, including severance pay equal to 12 months of base salary. The executive officer may terminate the employment at any time with a one-month advance written notice if there is any significant change in the executive officer’s duties and responsibilities or a material reduction in the executive officer’s annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to 12 months of the executive officer’s base salary.

Mr. Chun Mu Hung, our former CFO, entered into an employment agreement (“Hung Employment Agreement”) with the Company, pursuant to which he shall receive an annual base salary of $40,000. As of December 31, 2017, we paid Mr. Hung 2,083 shares of the Company’s Common Stock at a per share price of $1.60 as opposed to cash compensation. Under Hung Employment Agreement, Mr. Hung was employed as the CFO, Secretary and Treasurer of the Company. On May 4, 2018, Mr. Hung resigned from the CFO position effective immediately. Upon resignation, Mr. Hung was entitled to half of his aggregate salary for the remaining eight months from May to December 2018. On May 9, 2018, the Board of Directors of the Company except Mr. Eugene Jiang unanimously agreed to appoint Mr. Eugene Jiang as the interim CFO of the Company until the Company finds a suitable candidate for the CFO position.

Dr. Chi-Hsin Richard King has entered into an employment agreement (“King Employment Agreement”) with the Company, pursuant to which he shall receive an annual base salary of $50,000. As of December 31, 2017, we paid Dr. King 10,416 shares of the Company’s Common Stock at a per share price of $1.60 as opposed to cash compensation. Under King Employment Agreement, Dr. King is employed as the CSO of the Company. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the executive officer’s right to all other benefits will terminate, except as required by any applicable law. We may also terminate an executive officer’s employment without cause upon one-month advance written notice. In such case of termination by us, we are required to provide compensation to the executive officer, including severance pay equal to 12 months of base salary. The executive officer may terminate the employment at any time with a one-month advance written notice if there is any significant change in the executive officer’s duties and responsibilities or a material reduction in the executive officer’s annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to 12 months of the executive officer’s base salary.

The completion of the Mergers did not trigger any termination payments as set forth in the various employment agreements stated above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership of ABVC, Common Stock as of February 11, 2019 giving effect to the Mergers, unless otherwise noted, by:

●	each stockholder known to own beneficially more than 5% of our Common Stock;

●	each of our directors and executive officers; and

●	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or dispositive power with respect to securities. Giving effect to the Mergers, shares relating to options or warrants currently exercisable, or exercisable within 60 days of February 11, 2019, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Percentage of ownership is based on 318,475,254 shares of Common Stock outstanding on February 11, 2019, giving effect to the Mergers. Except as indicated by footnote, and subject to the community property laws where applicable, the persons or entities named in the tables have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Shares of Common Stock Beneficially Owned Prior to This Offering[1,2,3,4]		Shares of Common Stock Beneficially Owned Immediately After This Offering on an as-converted basis
	Number	%†	Number	%†
Directors and Executive Officers [5]:
Eugene Jiang	147,842,856	46.42%
Dr. Howard Doong	31,250	*
Dr. Tsang Ming Jiang	0	-
Dr. Ming-Fong Wu	0	-
Norimi Sakamoto	0	-
Yen-Hsin Chou	0	-
Dr. T.S. Jiang	37,605,173	11.81%
Hsin-Shih (Cynthia) Chen	0	-
Dr. Chang-Jen Jiang	0	-
Dr. Shin-Yu Miao	0	-
Yoshinobu Odaira	0	-
Shih-Chen Tzeng	0	-
Dr. Hwalin Lee	0	-
Officers and directors as a group (13 persons)	185,479,279	58.24%
Principal Shareholders other than persons listed above:
N/A

* less than 1%.

[1]	The number of shares has been adjusted to reflect the forward stock split effective April 8, 2016.

[2]	On February 11, 2019, 318,475,254 shares of ABVC’s Common Stock were outstanding giving effect to the Mergers.

[3]	Unless indicated, each shareholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power.

[4]	Beneficial ownership includes all stock options and restricted units held by a shareholder that are currently exercisable or exercisable within 60 days of February 11, 2019 and gives effect to the Closing of the Mergers.

[5]	Unless stated otherwise, the address of each director and officer is c/o American BriVision (Holding) Corporation, 44370 Old Warm Springs Blvd, Fremont, CA 94538.

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K. As of today, none of our existing shareholders has different voting rights from other shareholders after the completion of this offering. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED COMBINED

PRO FORMA FINANCIAL INFORMATION

Introduction

On January 31, 2018, American BriVision (Holding) Corporation (“ABVC”, the “Company”) entered into an agreement and plan of merger (the “Merger Agreement”) with BioLite Holding, Inc. (“BioLite”), a Nevada corporation, BioKey, Inc. (“BioKey”), a California corporation, BioLite Acquisition Corp. (“Merger Sub 1”), a Nevada corporation and wholly-owned subsidiary of the Company, and BioKey Acquisition Corp. (“Merger Sub 2”), a California corporation and wholly-owned subsidiary of the Company.

Pursuant to the Merger Agreement, on or before the Closing of the Merger, each issued and outstanding share of BioLite shall be converted into the right to receive one point eighty-two (1.82) validly issued, fully-paid and non-assessable shares of the Company and all shares of BioLite shall be cancelled and cease to exist. Also on or before the Closing of the Merger, each issued and outstanding share of BioKey shall be converted into the right to receive one (1) validly issued, fully-paid and non-assessable share of the Company and all shares of BioKey shall be cancelled and cease to exist. Simultaneously upon Closing, BioLite and Merger Sub 1 shall merge together with Merger Sub 1’s articles of incorporation and bylaws as the surviving corporation’s (the “BioLite Surviving Corporation”) articles of incorporation and bylaws and all shares of Merger Sub 1 shall be converted into one share of Common Stock of the BioLite Surviving Corporation, which shall remain a wholly-owned subsidiary of the Company. In addition, upon Closing, BioKey and Merger Sub 2 shall merge together with Merger Sub 2’s articles of incorporation and bylaws as the surviving corporation’s (the “BioKey Surviving Corporation’s”) articles of incorporation and bylaws and all shares of Merger Sub 2 shall be converted into one share of Common Stock of the BioKey Surviving Corporation, which shall remain a wholly-owned subsidiary of the Company.

The following unaudited pro forma condensed consolidated combined financial statements reflect the combination of the historical consolidated results of ABVC and its subsidiaries, BioLite, and BioKey on a pro forma basis to give effect to the Merger Agreement.

The unaudited pro forma condensed consolidated combined balance sheet of the combined company is based on (i) the audited historical consolidated balance sheet of ABVC as of December 31, 2017, (ii) the audited historical balance sheet of BioLite as of December 31, 2017, and the (iii) the audited historical balance sheet of BioKey as of December 31, 2017, and includes pro forma adjustments as of the Merger had occurred on December 31, 2017.

The unaudited pro forma condensed consolidated combined statement of operations of the combined company are based on the following details, and includes pro forma adjustments as of the Merger had occurred on January 1, 2017.

(i)	the unaudited historical consolidated statement of operations of ABVC for the twelve months ended December 31, 2017. On February 14, 2018, the Board of Directors of ABVC approved a change in the Company’s fiscal year from September 30 to December 31, effective immediately. As a result of this change, on April 13, 2018, the Company filed a Transition Report on Form 10-K for the three-month period ended December 31, 2017. After a change in fiscal year end in which the transition report has been filed on Form 10-K on April 13, 2018, ABVC determined to present pro forma information for the transition period and most recent fiscal year (and interim period). Because the transition period is only three months, the period from January 1, 2017 to September 30, 2017 is added to the transition period to comply with S-X Rule 3-06.

(ii)	the audited historical statement of operations of BioLite for the twelve months ended December 31, 2017.

(iii)	the audited historical statement of operations of BioKey for the twelve months ended December 31, 2017.

The unaudited pro forma data presented herein reflects events that are directly attributable to the described transactions, factually supportable, and as it relates to the unaudited pro forma condensed consolidated combined statement of operations, expected to have a continuing impact. The unaudited pro forma data presented herein also reflects certain assumptions which management believes are reasonable. Such pro forma data is not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated above, or the results of the combined company that may be achieved in the future. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual results may differ from the pro forma results indicated herein. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated combined financial statements.

The unaudited pro forma condensed consolidated combined financial statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or consolidated financial position of the combined company that would have been recorded had the Merger been completed as of the dates presented, and they should not be taken as representative of the expected future results of operations or financial position of the combined company. The unaudited pro forma condensed consolidated combined financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the combined company may achieve with respect to the operations of the combined company. Additionally, the unaudited pro forma condensed consolidated combined statement of operations does not include non-recurring charges or credits, and the related tax effects, which result directly from the Merger.

The unaudited pro forma condensed consolidated combined financial statements have been derived from, and should be read in conjunction with, (i) the historical consolidated financial statements and accompanying notes of ABVC, as included in ABVC’s transition report filed on Form 10-KT for the three months ended December 31, 2017 on April 13, 2018, (ii) the historical consolidated financial statements and accompanying notes of ABVC, as included in ABVC’s Annual Report on Form 10-K for the year ended September 30, 2017 filed with the SEC on January 16, 2018 and (iii) the historical financial statements and accompanying notes of BioLite and BioKey, as included in this prospectus report.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2017

				Pro Forma		Pro Forma
	ABVC	BioKey	BioLite	Adjustment	Note	Combined
ASSETS
Current Assets
Cash and cash equivalents	$93,332	$1,225,397	$256,925			$1,575,654
Accounts receivable, net	-	59,080	-			59,080
Accounts receivable - related parties, net	-	134,312	3,475			137,787
Receivable from collaboration partners – related parties	2,550,000	-	-			2,550,000
Due from related parties	-	-	153,953	(109,220)	{f}	44,733
Inventory	-	-	199,708			199,708
Prepaid expense and other current assets	-	-	146,912			146,912
Total Current Assets	2,643,332	1,418,789	760,973	(109,220)		4,713,874

Property and equipment, net	-	37,600	570,576			608,176
Goodwill, net				52,728,835	{e}	52,728,835
Long-term investments	-	-	4,185,969			4,185,969
Deferred tax assets	-	-	1,017,897			1,017,897
Security Deposits	-	10,440	68,876			79,316
Total Assets	$2,643,332	$1,466,829	$6,604,291	$52,619,615		$63,334,067

LIABILITIES AND EQUITY
Current Liabilities
Short-term bank loan	-	-	927,800			927,800
Long-term bank loan - current portion	-	-	40,203			40,203
Notes payable	-	-	202,429			202,429
Accrued expenses and other current liabilities	170,927	73,957	527,500			772,384
Due to related parties	4,229,320	5,800	2,390,498	(109,220)	{f}	6,516,398
Total Current Liabilities	4,400,247	79,757	4,088,430	(109,220)		8,459,214

Long-term bank loan	-	-	55,690			55,690
Tenant security deposit	-	2,880	-			2,880
Total Liabilities	4,400,247	82,637	4,144,120	(109,220)		8,517,784

Equity
Preferred Stock	-	18,633,097	-	(18,633,097)	{c}	-
Common Stock	213,747	541,793	4,121	(4,121)	{a}	317,376
				74,998	{a}
				(541,793)	{b}
				6,498	{b}
				22,133	{c}
Additional paid-in capital	13,805,936	296,465	10,862,995	(70,877)	{a}	68,682,449
				(296,465)	{b}
				54,084,395	{e}
				(10,000,000)	{g}
Accumulated deficit	(15,776,598)	(18,087,163)	(9,971,033)	18,087,163	{b}	(6,765,087)
				8,982,544	{a}
				10,000,000	{g}
Other comprehensive income	-	-	757,327	117,457	{a}	874,784
Treasury Stock	-	-	-	(6,750,000)	{g}	(9,100,000)
				(2,350,000)	{h}
Total Stockholders’ deficit	(1,756,915)	1,384,192	1,653,410	52,728,835		54,009,522
Noncontrolling Interest	-	-	806,761			806,761
Total Equity	(1,756,915)	1,384,192	2,460,171	52,728,835		54,816,283

Total Liabilities and Equity	$2,643,332	$1,466,829	$6,604,291	$52,619,615		$63,334,067

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2017

				Pro Forma		Pro Forma
	ABVC	BioKey	BioLite	Adjustment	Note	Combined

Revenues	$-	$983,218	$3,196			$986,414

Cost of revenues	-	17,312	2,249			19,561

Gross profit	-	965,906	947			966,853

Operating expenses
Selling, general and administrative expenses	811,685	767,504	1,735,931			3,315,120
Research and development expenses	3,171,665	497,947	256,682			3,926,294
Stock based compensation	155,400	-	-			155,400
Total operating expenses	4,138,750	1,265,451	1,992,613			7,396,814

Loss from operations	(4,138,750)	(299,545)	(1,991,666)			(6,429,961)

Other income (expense)
Interest income	180	6,742	7,207			14,129
Interest expense	(103,460)		(222,060)			(325,520)
Rental income			11,814			11,814
Investment loss			(34,139)			(34,139)
Gain/Loss on foreign exchange changes			(409,170)			(409,170)
Gain/Loss on investment in equity securities			(4,443,876)	4,313,725		(130,151)
Other income (expense)	-	459	51,574			52,033
Total other income (expenses)	(103,280)	7,201	(5,038,650)	4,313,725		(821,044)

Loss before provision for income tax	(4,242,030)	(292,344)	(7,030,316)	4,313,725		(7,250,965)

Provision for income tax (benefit)	830	800	(360,395)			(358,765)

Net loss	(4,242,860)	(293,144)	(6,669,921)	4,313,725		(6,892,200)

Net loss attributable to noncontrolling interests	-	-	(1,621,650)			(1,621,650)

Net loss attributable to ABVC and subsidiaries	(4,242,860)	(293,144)	(5,048,271)	4,313,725		(5,270,550)
Foreign currency translation adjustment	-	-	695,573			695,573
Comprehensive Income (Loss)	$(4,242,860)	$(293,144)	$(4,352,698)	4,313,725		$(4,574,977)

Net loss per share attributable to Common Stockholders
Basic and diluted	$(0.02)					$(0.02)
Weighted average number of common shares outstanding
Basic and diluted	213,386,031					312,419,426	{d}

Notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements For the Twelve Months Ended December 31, 2017

1. Basis of Presentation

The unaudited pro forma condensed consolidated combined balance sheet as of December 31, 2017 is based on the audited consolidated balance sheet of ABVC, the audited balance sheet of BioLite, and the audited balance sheet of BioKey as if the Merger had occurred on December 31, 2017.

On February 14, 2018, the Board of Directors of ABVC approved a change in the Company’s fiscal year from September 30 to December 31, effective immediately. As a result of this change, on April 13, 2018, the Company filed a Transition Report on Form 10-K for the three-month period ended December 31, 2017. After a change in fiscal year end in which the transition report has been filed on Form 10-K on April 13, 2018, ABVC determined to present pro forma information for the transition period and most recent fiscal year (and interim period). Because the transition period is only three months, the period from January 1 to September 30, 2017 is added to the transition period to comply with S-X Rule 3-06.

As such, the unaudited pro forma condensed consolidated combined statement of operations for the twelve months ended December 31, 2017 is based on the audited statement of operations of ABVC for the twelve months ended December 31, 2017, the audited historical statement of operations of BioLite for the twelve months ended December 31, 2017, and the audited historical statement of operations of BioKey for the twelve months ended December 31, 2017, as if the Merger had occurred on January 1, 2017.

BioLite and the Company are related parties because the two companies are under common control by Dr. Tsung-Shann Jiang.

2. Pro Forma Adjustments

The following adjustments were made in the preparation of the unaudited pro forma condensed consolidated combined balance sheet and unaudited pro forma condensed consolidated combined statements of operations:

{a}	Reconciliation of ABVC Common Stock to be issued to BioLite shareholders:

BioLite Outstanding shares as of 12/31/2017	41,207,444
Exchange of each BioLite share of Common Stock outstanding as of December 31, 2017, for 1.82 shares of ABVC Common Stock	1.82
ABVC Common Stock to be issued to BioLite as a result of the Merger	74,997,548
Par value $0.001 per share of ABVC	$74,998

{b}	ABVC Common Stock to be issued to BioKey shareholders in exchange of BioKey’s Common Stock outstanding:

BioKey Outstanding shares as of 12/31/2017	6,498,134
Exchange of each BioKey share of Common Stock outstanding as of December 31, 2017, for one share of ABVC Common Stock	1
ABVC Common Stock to be issued to BioKey as a result of the Merger	6,498,134
Par value $0.001 per share of ABVC	$6,498

{c}	ABVC Common Stock to be issued to BioKey shareholders in exchange of BioKey’s preferred stock outstanding:

BioKey Outstanding shares as of 12/31/2017
7,000,000 shares of Series A	7,000,000
1,160,000 shares of Series A	1,160,000
13,973,097 shares of Series C	13,973,097
BioKey’s total shares of preferred stock outstanding as of 12/31/2017	22,133,097
Exchange of each BioKey share of preferred stock outstanding as of December 31, 2017, for one share of ABVC Common Stock	1
ABVC Common Stock to be issued to BioKey as a result of the Merger	22,133,097
Par value $0.001 per share of ABVC	$22,133

{d}	Common Stock outstanding as of December 31, 2017 following the Merger:

ABVC Common Stock issued as of December 31, 2017	213,746,647
ABVC Common Stock held by BioLite pursuant to the BioLite Collaborative Agreement (see Note {g})	(3,487,500)
ABVC Common Stock held by BioLite for cash issuance (see Note {h})	(1,468,750)
ABVC Common Stock to be issued to BioLite as a result of the Merger	74,997,548
ABVC Common Stock to be issued to BioKey as a result of the Merger	28,631,231
Total Common Stock of the combined company outstanding following the Merger	312,419,176

{e}	Unless otherwise noted, adjustments to reflect the elimination of BioKey’s total equity, the estimated value of consideration to be paid in the Merger and to adjust, where required, the historical carrying values of BioKey’s assets and liabilities as of December 31, 2017 to the preliminary estimated fair value, in accordance with the acquisition method of accounting. The preliminary valuations were determined as of and, where applicable, are based on the bid-and-ask share price of ABVC Common Stock on the final day of trading, May 23, 2018 The fair value of the consideration given and assets and liabilities acquired will be determined based on the underlying fair values as of the May 23, 2018.

Purchase consideration:
Common Stock (1)	$54,113,027
Estimated Fair Value of Assets Acquired:
Cash and cash equivalents	$1,225,397
Accounts Receivable	59,080
Accounts Receivable - related parties	134,312
Property and equipment	37,600
Security Deposits	10,440
Total assets acquired	1,466,829
Estimated Fair Value of Liabilities Assumed:
Accounts payable	5,396
Due to shareholders	5,800
Accrued expenses and other current liabilities	57,576
Advance from customers	10,985
Tenant security deposit	2,880
Total liabilities assumed	82,637
Total net assets acquired	1,384,192
Goodwill as a result of the Merger	$52,728,835

(1)	28,631,231 shares of ABVC Common Stock to be issued to BioKey in connection with the Merger. Those shares were valued at $1.89 per share, the closing share price of ABVC on May 23, 2018.

{f}	As of December 31, 2017, ABVC had $109,220 due to BioLite.

{g}	Collaborative agreement with BioLite Inc., a related party

On December 29, 2015, American BriVision Corporation (“BriVision”) entered into a collaborative agreement (the “BioLite Collaborative Agreement”) with BioLite, a related party, pursuant to which BioLite granted BriVision sole licensing rights for drug and therapeutic use of five products, including BLI-1005 CNS-Major Depressive Disorder, BLI-1008 CNS-Attention Deficit Hyperactivity Disorder, BLI-1401-1 Anti-Tumor Combination Therapy-Solid Tumor with Anti-PD-1, BLI-1401-2 Anti-Tumor Combination Therapy-Triple Negative Breast Cancer, and BLI-1501 Hematology-Chronic Lymphocytic Leukemia, in the U.S.A and Canada. Under the BioLite Collaborative Agreement, BriVision should pay a total of $100,000,000 in cash or stock of BriVision with equivalent value, according to the following schedule:

●	upfront payment shall upon the signing of this BioLite Collaborative Agreement: 3.5% of total payment. After receiving upfront payment from BriVision, BioLite has to deliver all data to BriVision in one week.

●	upon the first IND submission, BriVision shall pay, but no later than December 15, 2016: 6.5% of total payment. After receiving second payment from BriVision, BioLite has to deliver IND package to BriVision in one week.

●	at the completion of first phase II clinical trial, BriVision shall pay, but no later than September 15, 2017: 15% of total payment. After receiving third payment from BriVision, BioLite has to deliver phase II clinical study report to BriVision in three months.

●	upon the phase III IND submission, BriVision shall pay, but no later than December 15, 2018: 20% of total payment. After receiving forth payment from BriVision, BioLite has to deliver IND package to BriVision in one week.

●	at the completion of phase III, BriVision shall pay, but no later than September 15, 2019:25% of total payment. After receiving fifth payment from BriVision, BioLite has to deliver phase III clinical study report to BriVision in three months.

●	upon the NDA submission, BriVision shall pay, but no later than December 15, 2020, BriVision shall pay: 30% of total payment. After receiving sixth payment from BriVision, BioLite has to deliver NDA package to BriVision in one week.

This BioLite Collaborative Agreement shall, once signed by both Parties, remain in effect for fifteen years as of the first commercial sales of the Product in the Territory and automatically renew for five more years unless either party gives the other party six month written notice of termination prior to the expiration date of the term.

Pursuant to the BioLite Collaborative Agreement, an upfront payment of $3,500,000 (the “Milestone Payment”), which is 3.5% of total payments due under the BioLite Collaborative Agreement, was to be paid by BriVision upon signing of that agreement. On May 6, 2016, BriVision and BioLite agreed to amend the BioLite Collaborative Agreement, through entry into the Milestone Payment Agreement, whereby BriVision agreed to pay the Milestone Payment to BioLite with $2,600,000 in cash and $900,000 in the form of newly issued shares of its Common Stock, at the price of $1.60 per share, for an aggregate number of 562,500 shares. The cash payment and shares issuance were completed in June 2016.

Pursuant to the BioLite Collaborative Agreement, the 6.5% of total payment, $6,500,000 shall be made upon the first IND submission which was submitted in March 2016. On February 2017, BriVision agreed to pay this amount to BioLite with $650,000 in cash and $5,850,000 in the form of newly issued shares of its Common Stock, at the price of $2.0 per share, for an aggregate number of 2,925,000 shares. The cash payment and shares issuance were completed in February 2017.

Pursuant to the BioLite Collaborative Agreement, the 15% of total payment, $15,000,000 shall be made at the completion of first phase II clinical trial. As of December 31, 2017, the first phase II clinical trial research has not completed yet.

The aggregate Common Stock shares of American BriVision Corporation issued to BioLite pursuant to the BioLite Collaborative Agreement was 3,487,500 shares, the value of which was $6,750,000. The unaudited pro forma adjustments were made as if the Merger occurred on December 31, 2017. As such, these Common Stock shares of ABVC held by BioLite shall be treated not be treated as outstanding shares, and shall be reflected as treasury shares.

American BriVision Corporation determined to fully expense the entire amount of $10,000,000 according to ASC 730-10-25-1. The entire amount is fully expensed as research and development expense during the twelve months ended December 31, 2016.

During the year ended December 31, 2017, BioLite recognized loss on investment in ABVC’s equity securities of $4,313,725. The amount has been eliminated in the pro forma condensed consolidated statement of operations.

{h}	On August 26, 2016, ABVC issued 1,468,750 shares of Common Stock, par value $0.001 to BioLite pursuant to a certain Stock Purchase Agreement dated August 26, 2016. The purchase price per share of the Offering is $1.60. The net proceeds to the Company from the Offering are approximately $2,350,000. The unaudited pro forma adjustments were made as if the Merger occurred on December 31, 2017. As such, these Common Stock shares of ABVC held by BioLite shall be treated not be treated as outstanding shares, and shall be reflected as treasury shares.

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED COMBINED

PRO FORMA FINANCIAL INFORMATION AS OF SEPTEMBER 30, 2018

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2018

				Pro Forma		Pro Forma
	ABVC	BioKey	BioLite	Adjustment	Note	Combined
ASSETS
Current Assets
Cash and cash equivalents	$4,389	$733,843	$183,353			$921,585
Accounts receivable, net		83,479	2,050			85,529
Accounts receivable - related parties, net	2,550,000	142,225	656			142,881
Receivable from collaboration partners – related parties						2,550,000
Due from related parties	40,000		129,567	(22,009)	{f}	147,558
Inventory			183,065			183,065
Prepaid expense and other current assets			185,252			185,252
Total Current Assets	2,594,389	959,547	683,943	(22,009)		4,215,870

Property and equipment, net		64,375	522,067			586,442
Goodwill, net				55,200,837	{e}	55,200,837
Long-term investments			3,316,878			3,316,878
Deferred tax assets			1,227,334			1,227,334
Security Deposits		10,440	47,280			57,720
Total Assets	$2,594,389	$1,034,362	$5,797,502	$55,178,828		$64,605,081

LIABILITIES AND EQUITY
Current Liabilities
Short-term bank loan			656,000			656,000
Long-term bank loan - current portion			39,737			39,737
Notes payable			497,248			497,248
Accrued expenses and other current liabilities	436,828	84,980	785,057			1,306,865
Due to related parties	4,041,703		2,757,064	(21,603)	{f}	6,777,164
Total Current Liabilities	4,478,531	84,980	4,735,106	(21,603)		9,277,014

Long-term bank loan			25,092			25,092
Tenant security deposit		2,880				2,880
Convertible notes payable	300,000					300,000
Convertible notes payable - related parties	250,000					250,000
Accrued interest	14,567					14,567

Total Liabilities	5,043,098	87,860	4,760,198	(21,603)		9,869,553

Equity
Preferred stock		18,633,097		(18,633,097)	{c}
Common stock	213,927	771,793	4,121	(4,121)	{a}	318,476
				74,998	{a}
				(771,793)	{b}
				7,418	{b}
				22,133	{c}
Additional paid-in capital	13,909,157	82,265	10,862,995	(70,877)	{a}	70,819,063
				(82,265)	{e}
				56,117,788	{e}
				(10,000,000)	{g}
Accumulated deficit	(16,571,793)	(18,540,653)	(10,980,204)	18,540,653	{e}	(8,438,433)
				6,817,848	{g}
				2,295,716	{h}
				10,000,000	{g}
Other comprehensive income			676,227	(13,970)	{f,g}	662,257
Treasury stock				(6,750,000)	{g}	(9,100,000)
				(2,350,000)	{h}
Total Stockholders’ deficit	(2,448,709)	946,502	563,139	55,200,431		54,261,363
Noncontrolling interest			474,165			474,165
Total Equity	(2,448,709)	946,502	1,037,304	55,200,431		54,261,363

Total Liabilities and Equity	$2,594,389	$1,034,362	$5,797,502	$55,178,828		$64,605,081

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

				Pro Forma		Pro Forma
	ABVC	BioKey	BioLite	Adjustment	Note	Combined

Revenues	$0	$382,097	$3,976			$386,073

Cost of revenues		3,215	2,856			6,071

Gross profit		378,882	1,120			380,002

Operating expenses
Selling, general and administrative expenses	520,256	498,396	693,057			1,711,709
Research and development expenses	135,006	337,810	224,316			697,132
Stock based compensation	23,401					23,401
Total operating expenses	678,663	836,206	917,373			2,432,242

Loss from operations	(678,663)	(457,324)	(916,253)			(2,052,240)

Other income (expense)
Interest income		4,144	3,761			7,905
Interest expense	(114,682)		(231,300)			(345,982)
Rental income			8,997			8,997
Investment loss			(287,513)			(287,513)
Gain/Loss on foreign exchange changes			7,403			7,403
Gain/Loss on investment in equity securities			(164,649)			(164,649)
Other income (expense)		490	(4,305)			(3,815)
Total other income (expenses)	(114,682)	4,634	(667,606)			(777,654)

Loss before provision for income tax	(793,682)	(452,690)	(1,583,859)			(2,829,894)

Provision for income tax (benefit)	1,850	800	(242,092)			(239,442)

Net loss	(795,195)	(453,490)	(1,341,767)			(2,590,452)

Net loss attributable to noncontrolling interests			(332,596)			(332,596)

Net loss attributable to ABVC and subsidiaries	(795,195)	(453,490)	(1,009,171)			(2,257,856)
Foreign currency translation adjustment			(81,100)			(81,100)
Comprehensive Income (Loss)	$(795,195)	$(453,490)	$(1,090,271)			$(2,338,956)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.00)					$(0.01)
Weighted average number of common shares outstanding
Basic and diluted	213,869,286					312,639,004	{d}

Notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

1. Basis of Presentation

The unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2018 is based on the unaudited consolidated balance sheet of ABVC, the unaudited consolidated balance sheet of BioLite, and the unaudited balance sheet of BioKey as if the Merger had occurred on September 30, 2018.

The unaudited pro forma condensed consolidated combined statement of operations for the nine months ended September 30, 2018 is based on the unaudited consolidated statement of operations of ABVC for the nine months ended September 30, 2018, the unaudited consolidated statement of operations of BioLite for the nine months ended September 30, 2018, and the unaudited statement of operations of BioKey for the nine months ended September 30, 2018, as if the Merger had occurred on January 1, 2018.

On February 14, 2018, the Board of Directors of ABVC approved a change in the Company’s fiscal year from September 30 to December 31, effective immediately. As a result of this change, on April 13, 2018, the Company filed a Transition Report on Form 10-K for the three-month period ended December 31, 2017. After a change in fiscal year end in which the transition report has been filed on Form 10-K on April 13, 2018, ABVC determined to present pro forma information for the transition period and most recent fiscal year (and interim period). Because the transition period is only three months, the period from January 1 to September 30, 2017 is added to the transition period to comply with S-X Rule 3-06.

As such, the unaudited pro forma condensed consolidated combined statement of operations for the twelve months ended December 31, 2017 is based on the audited consolidated statement of operations of ABVC for the twelve months ended December 31, 2017, the audited consolidated statement of operations of BioLite for the twelve months ended December 31, 2017, and the audited statement of operations of BioKey for the twelve months ended December 31, 2017, as if the Merger had occurred on January 1, 2017.

BioLite and the Company are related parties because the two companies are under common control by Dr. Tsung-Shann Jiang.

2. Pro Forma Adjustments

The following adjustments were made in the preparation of the unaudited pro forma condensed consolidated combined balance sheet and unaudited pro forma condensed consolidated combined statements of operations:

{a}	Reconciliation of ABVC common stock to be issued to BioLite shareholders:

BioLite Outstanding shares as of September 30, 2018	41,207,444
Exchange of each BioLite share of common stock outstanding as of September 30, 2018, for 1.82 shares of ABVC common stock	1.82
ABVC common stock to be issued to BioLite as a result of the Merger	74,997,548
Par value $0.001 per share of ABVC	$74,998

{b}	ABVC common stock to be issued to BioKey shareholders in exchange of BioKey’s common stock outstanding:

BioKey Outstanding shares as of September 30, 2018	7,418,134
Exchange of each BioKey share of common stock outstanding as of September 30, 2018, for one share of ABVC common stock	1
ABVC common stock to be issued to BioKey as a result of the Merger	7,418,134
Par value $0.001 per share of ABVC	$7,418

{c}	ABVC common stock to be issued to BioKey shareholders in exchange of BioKey’s preferred stock outstanding:

BioKey Outstanding shares as of September 30, 2018
7,000,000 shares of Series A	7,000,000
1,160,000 shares of Series A	1,160,000
13,973,097 shares of Series C	13,973,097
BioKey’s total shares of preferred stock outstanding as of September 30, 2018	22,133,097
Exchange of each BioKey share of preferred stock outstanding as of September 30, 2018, for one share of ABVC common stock	1
ABVC common stock to be issued to BioKey as a result of the Merger	22,133,097
Par value $0.001 per share of ABVC	$22,133

{d}	Common stock outstanding as of September 30, 2018 following the Merger:

ABVC common stock issued as of September 30, 2018	213,926,475
ABVC common stock held by BioLite pursuant to the BioLite Collaborative Agreement (see Note {g})	(3,487,500)
ABVC common stock held by BioLite for cash issuance (see Note {h})	(1,468,750)
ABVC common stock to be issued to BioLite as a result of the Merger	74,997,548
ABVC common stock to be issued to BioKey as a result of the Merger	29,551,231
Total common stock of the combined company outstanding following the Merger	313,519,004

{e}	Unless otherwise noted, adjustments to reflect the elimination of BioKey’s total equity, the estimated value of consideration to be paid in the Merger and to adjust, where required, the historical book values of BioKey’s assets and liabilities as of Sept 30, 2018 to the preliminary estimated fair value, in accordance with the acquisition method of accounting. The preliminary valuations were determined as of and, where applicable, are based on the bid-and-ask share price of ABVC common stock on the final day of trading, July 6, 2018 The fair value of the consideration given and assets and liabilities acquired will be determined based on the underlying fair values as of the July 6, 2018.

Purchase consideration:
Common stock (1)	$56,147,339
Estimated Fair Value of Assets Acquired:
Cash and cash equivalents	$733,843
Accounts receivable	83,479
Accounts receivable - related parties	142,225
Property and equipment	64,375
Security deposits	10,440
Total assets acquired	$1,034,362
Estimated Fair Value of Liabilities Assumed:
Accrued expenses and other current liabilities	$84,980
Tenant security deposit	2,880
Total liabilities assumed	$87,860
Total net assets acquired	$946,502
Goodwill as a result of the Merger	$55,200,837

(1)	29,551,231 shares of ABVC common stock to be issued to BioKey in connection with the Merger. Those shares were valued at $1.90 per share, the closing share price of ABVC on July 6, 2018.

{f}	As of September 30, 2018, BioLite had $22,009 due from ABVC; and ABVC had $21,603 due to BioLite. The difference was mainly due to the translation adjustment, which would be reflected in accumulated other comprehensive income in equity section.

{g}	Collaborative agreement with BioLite Inc., a related party

On December 29, 2015, American BriVision Corporation (“BriVision”) entered into a collaborative agreement (the “BioLite Collaborative Agreement”) with BioLite, a related party, pursuant to which BioLite granted BriVision sole licensing rights for drug and therapeutic use of five products, including BLI-1005 CNS-Major Depressive Disorder, BLI-1008 CNS-Attention Deficit Hyperactivity Disorder, BLI-1401-1 Anti-Tumor Combination Therapy-Solid Tumor with Anti-PD-1, BLI-1401-2 Anti-Tumor Combination Therapy-Triple Negative Breast Cancer, and BLI-1501 Hematology-Chronic Lymphocytic Leukemia, in the U.S.A and Canada. Under the BioLite Collaborative Agreement, BriVision should pay a total of $100,000,000 in cash or stock of BriVision with equivalent value, according to the following schedule:

●	upfront payment shall upon the signing of this BioLite Collaborative Agreement: 3.5% of total payment. After receiving upfront payment from BriVision, BioLite has to deliver all data to BriVision in one week.

●	upon the first IND submission, BriVision shall pay, but no later than December 15, 2016: 6.5% of total payment. After receiving second payment from BriVision, BioLite has to deliver IND package to BriVision in one week.

●	at the completion of first phase II clinical trial, BriVision shall pay, but no later than September 15, 2017: 15% of total payment. After receiving third payment from BriVision, BioLite has to deliver phase II clinical study report to BriVision in three months.

●	upon the phase III IND submission, BriVision shall pay, but no later than December 15, 2018: 20% of total payment. After receiving forth payment from BriVision, BioLite has to deliver IND package to BriVision in one week.

●	at the completion of phase III, BriVision shall pay, but no later than September 15, 2019:25% of total payment. After receiving fifth payment from BriVision, BioLite has to deliver phase III clinical study report to BriVision in three months.

●	upon the NDA submission, BriVision shall pay, but no later than December 15, 2020, BriVision shall pay: 30% of total payment. After receiving sixth payment from BriVision, BioLite has to deliver NDA package to BriVision in one week.

This BioLite Collaborative Agreement shall, once signed by both Parties, remain in effect for fifteen years as of the first commercial sales of the Product in the Territory and automatically renew for five more years unless either party gives the other party six month written notice of termination prior to the expiration date of the term.

Pursuant to the BioLite Collaborative Agreement, an upfront payment of $3,500,000 (the “Milestone Payment”), which is 3.5% of total payments due under the BioLite Collaborative Agreement, was to be paid by BriVision upon signing of that agreement. On May 6, 2016, BriVision and BioLite agreed to amend the BioLite Collaborative Agreement, through entry into the Milestone Payment Agreement, whereby BriVision agreed to pay the Milestone Payment to BioLite with $2,600,000 in cash and $900,000 in the form of newly issued shares of its common stock, at the price of $1.60 per share, for an aggregate number of 562,500 shares. The cash payment and shares issuance were completed in June 2016.

Pursuant to the BioLite Collaborative Agreement, the 6.5% of total payment, $6,500,000 shall be made upon the first IND submission which was submitted in March 2016. On February 2017, BriVision agreed to pay this amount to BioLite with $650,000 in cash and $5,850,000 in the form of newly issued shares of its common stock, at the price of $2.0 per share, for an aggregate number of 2,925,000 shares. The cash payment and shares issuance were completed in February 2017.

Pursuant to the BioLite Collaborative Agreement, the 15% of total payment, $15,000,000 shall be made at the completion of first phase II clinical trial. As of September 30, 2018 and December 31, 2017, the first phase II clinical trial research has not completed yet.

The aggregate common stock shares of American BriVision Corporation issued to BioLite pursuant to the BioLite Collaborative Agreement was 3,487,500 shares, the value of which was $6,750,000. The unaudited pro forma adjustments were made as if the Merger occurred on September 30, 2018. As such, these common stock shares of ABVC held by BioLite shall not be treated as outstanding shares, and shall be reflected as treasury shares. The corresponding long-term investment of BioLite has been written off in full amount, included in the accumulated deficit as of September 30, 2018. Such amount has been eliminated in the pro forma condensed balance sheet. Investment loss recognized as a result of the write-off amounted to $4,313,725 for the twelve months ended December 31, 2017. Such amount has been eliminated in the pro forma condensed statement of operations.

American BriVision Corporation determined to fully expense the entire amount of $10,000,000 according to ASC 730-10-25-1. The entire amount is fully expensed as research and development expense during the twelve months ended December 31, 2016, included in the accumulated deficit of ABVC as of September 30, 2018. The aggregate amount of $10,000,000 was recorded and remained as additional paid-in capital on BioLite as of September 30, 2018. Such amount has been eliminated in the pro forma condensed balance sheet.

{h}	On August 26, 2016, ABVC issued 1,468,750 shares of common stock, par value $0.001 to BioLite pursuant to a certain Stock Purchase Agreement dated August 26, 2016. The purchase price per share of the Offering is $1.60. The net proceeds to the Company from the Offering are approximately $2,350,000. The unaudited pro forma adjustments were made as if the Merger occurred on September 30, 2018. As such, these common stock shares of ABVC held by BioLite shall be treated be treated as outstanding shares, and shall be reflected as treasury shares. The corresponding long-term investment of BioLite has been written off in full amount, included in the accumulated deficit as of September 30, 2018. Such amount has been eliminated in the pro forma condensed balance sheet.

RELATED PARTY TRANSACTIONS OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMBINED COMPANY

ABVC AND BRIVISION TRANSACTIONS

Collaboration Agreement with BioLite Taiwan

On December 29, 2015, BriVision entered into the Collaborative Agreement with BioLite Taiwan, a related party, pursuant to which BioLite granted the Company sole licensing rights for drug and therapeutic use of five products: BLI-1005 CNS-Major Depressive Disorder; BLI-1008 CNS-Attention Deficit Hyperactivity Disorder; BLI-1401-1 Anti-Tumor Combination Therapy-Solid Tumor with Anti-PD-1; BLI-1401-2 Anti-Tumor Combination Therapy-Triple Negative Breast Cancer; and BLI-1501 Hematology-Chronic Lymphocytic Leukemia, in USA and Canada. Under the Collaborative Agreement, BriVision would be required to pay a total of $100,000,000 in cash or stock of BriVision with equivalent value, according to the following schedule:

Pursuant to the BioLite Collaborative Agreement, an upfront payment of $3,500,000 (the “Milestone Payment”), which is 3.5% of total payments due under the BioLite Collaborative Agreement, was to be paid by the Company upon signing of that agreement. On May 6, 2016, the Company and BioLite agreed to amend the BioLite Collaborative Agreement, through entry into the Milestone Payment Agreement, whereby the Company agreed to pay the Milestone Payment to BioLite with $2,600,000 in cash and $900,000 in the form of newly issued shares of its Common Stock, at the price of $1.60 per share, for an aggregate number of 562,500 shares. The cash payment and shares issuance were completed in June 2016.

Pursuant to the BioLite Collaborative Agreement, the 6.5% of total payment, $6,500,000 shall be made upon the first IND submission which was submitted in March 2016. On February 2017, the Company agreed to pay this amount to BioLite with $650,000 in cash and $5,850,000 in the form of newly issued shares of its Common Stock, at the price of $2.0 per share, for an aggregate number of 2,925,000 shares. The cash payment and shares issuance were completed in February 2017.

Pursuant to the BioLite Collaborative Agreement, the 15% of total payment, $15,000,000 shall be made at the completion of first phase II clinical trial. As of the date of the prospectus, the first phase II clinical trial research was not completed yet.

On January 12, 2017, the Company entered into an Addendum (the “Addendum”) to the BioLite Collaborative Agreement which was previously entered into with BioLite. Pursuant to the Addendum, the Company and BioLite agreed to include one more product, namely, “Maitake Combination Therapy” as one of the Products defined in the BioLite Collaborative Agreement (the “Sixth Product’) and defined the Territory of the Sixth Product to be worldwide and restate the Territory of the Five Products to be the U.S.A and Canada.

As of the date of this prospectus, the amount due to BioLite was $0.

Collaboration Agreement with BioFirst

On July 24, 2017, BriVision entered into the BioFirst Collaborative Agreement with BioFirst, pursuant to which BioFirst granted the Company the global licensing right for medical use of BFC-1401 Vitreous Substitute for Vitrectomy. BioFirst is a related party to the Company because a controlling beneficiary shareholder of YuanGene and the Company is one of the directors and Common Stock shareholders of BioFirst.

Pursuant to the BioFirst Collaborative Agreement, the Company will co-develop and commercialize the Product with BioFirst and pay BioFirst in a total amount of $3,000,000 in cash or stock of the Company before September 30, 2018. As of September 30, 2017, BioFirst has delivered all research, technical, data and development data to BriVision. No payment has been made by the Company as of the date of this report. As of September 30, 2017, BioFirst has delivered all research, technical, data and development data to BriVision, and the Company has recorded full amount of $3,000,000 due to BioFirst.

Loan from BioFirst

On January 26, 2017, the Company and BioFirst entered into a loan agreement for a total commitment (non-secured indebtedness) of $950,000 from BioFirst to meet its working capital needs. Under the terms of the loan agreement, the loan bears interest at 1% per month (or equivalent to 12% per annum) and the Company is required to pay interest monthly to the lender. The loan became matured on February 1, 2018. On February 2, 2018, the Company and BioFirst agreed to extend the maturity date of loan to February 1, 2019 with the same terms of the original loan agreement. As of September 30, 2018 and December 31, 2017, the outstanding loan balance was $793,000 and $950,000 and accrued interest was $25,297 and $17,460, respectively. Interest expenses in connection with this loan were $82,336 and $74,960 for the nine months ended September 30, 2018 and 2017, respectively.

Co-Development Agreement with Rgene

On May 26, 2017, BriVision entered into the Co-Dev Agreement with Rgene, a related party under common control by controlling beneficiary shareholder of YuanGene and the Company. Pursuant to Co-Dev Agreement, BriVison and Rgene agreed to co-develop and commercialize certain products that are included in the Sixth Product as defined in the Addendum. Under the terms of the Co-Dev Agreement, Rgene should pay the Company $3,000,000 in cash or stock of Rgene with equivalent value by August 15, 2017.

On June 1, 2017, the Company has delivered all research, technical, data and development data to Rgene. Since both Rgene and the Company are related parties and under common control by a controlling beneficiary shareholder of YuanGene Corporation and the Company, the Company has recorded the full amount of $3,000,000 in connection with the Co-Dev Agreement as additional paid-in capital during the year ended September 30, 2017. As of the date of this prospectus, Rgene issued certain number of shares of its common stock at the per share price of 50 NTD (equivalent to $1.62 USD) to pay the outstanding balance of $2,550,000 due under the Co-Dev Agreement.

Euro-Asia Agreement

On January 1, 2017, Euro-Asia Investment & Finance Corp Ltd. and the Company entered into a service agreement (the “Euro-Asia Agreement”) for the maintenance of the listing in the U.S. stock exchange market. During the year ended September 30, 2017, the Company recognized non-employee stock based compensation expenses of $55,000 in connection with the terms in the Euro-Asia Agreement. On March 28, 2018, the Company issued 50,000 Common Stock shares of the Company at $1.60 per share in a total of $80,000 to Euro-Asia in connection with the Euro-Asia Agreement. Euro-Asia Investment & Finance Corp Ltd. is a shareholder of the Company.

Kimho Agreement

On January 1, 2017, Kimho Consultants Co., Ltd. and the Company entered into a service agreement (the “Kimho Agreement”) for the maintenance of the listing in the U.S. stock exchange market. During the year ended September 30, 2017, the Company recognized non-employee stock based compensation expenses of $80,000 in connection with the terms in the Kimho Agreement. On March 28, 2018, the Company issued 75,000 Common Stock shares of the Company at $1.60 per share in a total of $120,000 to Kimho in connection with the Kimho Agreement. Kimho Consultants Co., Ltd. is a shareholder of the Company.

Consulting Service to LionGene

During the year ended September 30, 2017 (prior to the Company’s change of its year end), the Company provided a one-time consulting service to LionGene Corporation for $70,000. Since both LionGene and the Company are related parties and under common control by a controlling beneficiary shareholder of YuanGene Corporation, the Company has recorded the full amount of $70,000 as additional paid-in capital during the year ended September 30, 2017.

AsianGene Related Transactions

During the year ended September 30, 2017 (prior to the Company’s change of its year end), the Company entered into an operating lease agreement with AsianGene for an office space in Taiwan for the period from October 1, 2016 to July 31, 2017. The monthly base rent is approximately $5,000. Rent expenses under this lease agreement amounted to $52,205 and $0 for the years ended September 30, 2017 and 2016, respectively. The Company did not incur any rental expenses under this lease agreement during the nine months ended September 30, 2018.

In September 2017, AsianGene entered into an investment and equity transfer agreement (the “Investment and Equity Transfer Agreement”) with Everfront Biotech Inc. (the “Everfront”), a third party. Pursuant to the Investment and Equity Transfer Agreement, Everfront agreed to purchase 2,000,000 common shares of the Company owned by AsianGene at $1.60 per share in a total amount of $3,200,000, of which $160,000 is due before September 15, 2017 and the remaining amount of $3,040,000 is due before December 15, 2017. As of June 30, 2018 and December 31, 2017, Everfront purchased 100,000 shares of ABVC’s common stock from AsianGene for an aggregate amount of $160,000 which was paid to AsianGene and AsianGene in return loaned such amount to ABVC for working capital purposes. On January 16, 2018, AsianGene and the Company entered into a loan agreement. Pursuant to the loan agreement, the loan bears interest at 1% per month (or equivalent to 12% per annum) and the Company is required to pay interest monthly to AsianGene. The loan will mature on January 15, 2019. As of September 30, 2018 and December 31, 2017, the outstanding loan balance was $160,000 and accrued interest was $9,626 and $0, respectively. Interest expenses in connection with this loan were $13,571 and $0 for the nine months ended September 30, 2018 and 2017, respectively.

Loan to BioFirst (Australia) Pty Ltd. (“BioFirst(Australia)”)

As of September 30, 2018, the Company had advanced an aggregate amount of $40,000 to BioFirst (Australia) for BioFirst (Australia)’s working capital. The advances bear no interest rate and are due on demand. BioFirst (Australia) and ABVC are under common control of YuanGene.

Loan from YuanGene

On January 18, 2018, the Company and YuanGene entered into a loan agreement for a total of $50,000 to meet its working capital needs, pursuant to which the Company shall payt YuanGene interests of 1% per month (or equivalent to 12% per annum) monthly. The loan will be matured on January 19, 2019. As of September 30, 2018 and December 31, 2017, the outstanding loan balance was $50,000 and $0, and accrued interest was $4,208 and $0, respectively. Interest expenses in connection with this loan were $4,208 and $0 for the nine months ended September 30, 2018 and 2017, respectively.

Convertible Note to Keypoint Technology Ltd., (“Keypoint”)

On June 27, 2018, the Company issued an eighteen-month term unsecured convertible promissory note (the “Keypoint Note”) in the aggregate principal amount of $250,000 to Keypoint Technology Ltd. (the “Keypoint”), a related party. The Company received $250,000 which bears interest at 8% per annum. The Company shall pay to the Keypoint an amount in cash representing all outstanding principal and accrued and unpaid interest on the eighteenth (18) month anniversary of the issuance date of the Keypoint Note, which is on December 26, 2019. In the event that the Company raises gross proceeds from the sale of its common stock of at least $5,000,000 (an “Equity Offering”) then within five days of the closing for such offering, the Company must repay the outstanding amount of this Keypoint Note. At any time from the date hereof until this Keypoint Note has been satisfied, the Keypoint may convert the unpaid and outstanding principal plus any accrued and unpaid interest and or default interest, if any, into shares of the Company’s common stock at a conversion price (the “Conversion Price”) equal to the lower of (i) $2.00 per share (the “Fixed Conversion Price”), subject to adjustment or (ii) 80% of the per share offering price (the “Alternative Conversion Price”) of any completed equity offering of the Company in an amount exceeding $500,000 that occurs when any part of the Keypoint Note is outstanding, subject to adjustments set forth in the Keypoint Note.

BIOLITE SUBSIDIARY TRANSACTIONS

Except the related transactions as listed above, BioLite Taiwan and BioHopeKing have three outstanding licensing agreements.

On February 24, 2015, BioLite Taiwan and BioHopeKing entered into the BioHopeKing Collaboration Agreement for BLI-1401-2 pursuant to which BioLite Taiwan granted BioHopeKing the rights to use proprietary technology, data and intellectual property of our project BLI-1401-2 to develop and commercialize the combination therapy to treat triple negative breast cancer in Asian countries excluding Japan. Later on July 27, 2016, BioLite Taiwan and BioHopeKing agreed to an addendum (the “BioHopeKing Addendum”) to revise the milestone payment schedule. In accordance with the terms of the BioHopeKing Collaboration Agreement for BLI-1401-2 and the Addendum thereto, BioLite Taiwan may expect to receive payments of a total of $10 million in cash and equity of BioHopeKing or equity securities owned by it at various stages on a schedule dictated by BioLite Taiwan’s achievements of certain milestones and twelve per cent (12%) of net sales of the drug products when BLI-1401-2 is approved for sale in the licensed territories. BioHopeKing and BioLite Taiwan shall share the development costs of BLI-1401-2 equally. BioLite Taiwan received $1 million from BioHopeKing upon execution of the said agreement in 2015 and the first development milestone payment of $983,008 in 2016. The BioHopeKing Collaboration Agreement for BLI-1401-2 shall expire fifteen (15) years from the first commercial sale of the BLI-1401-2 if approved by the local regulatory authorities and may be renewed for another five years without notice.

On December 8, 2015, BioLite Taiwan and BioHopeKing entered into the BioHopeKing Collaboration Agreement for BLI-1005 pursuant to which BioLite Taiwan granted BioHopeKing the rights to use proprietary technology, data and intellectual property of BioLite Taiwan’s project BLI-1005 to develop and commercialize the medicinal therapy to treat major depressive disorder in Asian countries, excluding Japan. In accordance with the terms of the BioHopeKing Collaboration Agreement for BLI-1005, BioLite Taiwan received a payment of a total of NTD thirty (30) million (equal to approximately $995,107) in cash upon signing the said agreement and expect to receive fifty per cent (50%) of net sublicensing income or net sales of the drug products in the licensed territories. BioHopeKing and BioLite Taiwan shall share the development cost of BLI-1005 equally. The BioHopeKing Collaboration Agreement for BLI-1005 shall expire fifteen (15) years from the first commercial sale of the BLI-1005 if approved by the local regulatory agencies and may be renewed for another five years without notice.

On December 8, 2015, BioLite Taiwan and BioHopeKing entered into the BioHopeKing Collaboration Agreement for BLI-1006 pursuant to which BioLite Taiwan granted BioHopeKing the global rights to use our proprietary technology, data and intellectual property of BioLite Taiwan’s project BLI-1006 to develop and commercialize the therapeutic treatment for inflammatory bowel disease. In accordance with the terms of the BioHopeKing Collaboration Agreement for BLI-1006, wBioLite Taiwan received a payment of NTD twenty (20) million (equal to approximately $663,405) in cash upon execution of the said agreement and can expect to receive fifty per cent (50%) of net sublicensing income or net sales of the drug products globally. BioHopeKing and BioLite Taiwan shall share the development cost of BLI-1006 equally. The BioHopeKing Collaboration Agreement for BLI-1006 shall expire fifteen (15) years from the first commercial sale of the BLI-1006 if approved by the local regulatory agencies and may be renewed for another five years without notice.

On May 21, 2018, BioLite Taiwan and BioHopeKing mutually amended the BioHopeKing Collaboration Agreement for BLI-1006 by entering into the Amendment One to replace BLI-1006 with BLI-1008 for ADHD. Pursuant to Amendment One, BioLite Taiwan granted BioHopeKing the rights to use its proprietary technology, data and intellectual property of BioLite Taiwan’s project BLI-1008 to develop and commercialize the therapeutic treatment for ADHD in Asia, excluding Japan. The rest of the terms of the BioHopeKing Collaboration Agreement remain unchanged.

Rent

During the years ended December 31, 2017 and 2016, pursuant to the lease agreement between BioLite Taiwan and LION, BioLite Taiwan paid LION rent expenses in the amounts of $37,592 and $35,463, respectively. Rent expense under the lease agreement with LION amounted to $9,553 and $18,686 for the nine months ended September 30, 2018 and 2017, respectively. LION and BioLite are controlled by the common beneficial shareholder. The lease agreement between BioLite and LION was terminated on March 31, 2018.

BIOKEY SUBSIDIARY TRANSACTIONS

Operating lease

BioKey has subleased a portion of its office space to Amkey Ventures, LLC, (the “Amkey”) since June 21, 2001. The sublease is automatically renewed on an annual basis. Amkey is incorporated in the State of California on April 23, 2001. Mr. George J Lee, the Chairman of BioKey, is one of managers of Amkey. The sublease is classified as an operating lease and the original lessee shall continue to account for the original lease as it did before commencement of the sublease. Pursuant to ASC 842-20-35-14, the nature of this sublease is such that the original lessee is not relieved of the primary obligation under the original lease, the original lessee (as sublessor) shall continue to account for the original lease. The rental income was $3,600 for the nine months ended September 30, 2018 and 2017. Accordingly, the Company recorded the rental income as a reduction of rent expenses for the nine months ended September 30, 2018 and 2017.

Related party sales transaction

Genepharm Inc., (the “Genepharm”), was incorporated on March 6, 2000 in the State of California. Mr. George J Lee is the Chairman of both Genepharm and BioKey. BioKey had net sales of $18,900 and $87,869 to Genepharm for the six months ended June 30, 2018 and 2017, respectively. As of September 30, 2018 and December 31, 2017, the Company had accounts receivable of $142,225 and $134,312 due from Genepharm, respectively.

Due to shareholders

BioKey has advanced funds from its shareholder and Chairman for working capital purposes. BioKey has not entered into any agreement on the repayment terms for these advances. The advances bear no interest rate and are due upon demand by its shareholder and Chairman. During the six months ended June 30, 2018, the debt of $5,800 was forgiven by its shareholder and Chairman and BioKey recorded the debt forgiveness as additional paid in capital. As of September 30, 2018 and December 31, 2017, the outstanding advances were $0 and 5,800, respectively.

DESCRIPTION OF SECURITIES

General

The Company’s authorized capital stock consists of:

●	360,000,000 shares of Common Stock, $0.001 par value per share; and

●	20,000,000 shares of preferred stock, $0.001 par value per share.

Our Common Stock may be issued for such consideration as may be fixed from time to time by our board of directors. Our board of directors may issue such shares of our Common Stock in one or more series, with such voting powers, shall be stated in the resolution or resolutions.

Common Stock

As of February 11, 2019, there were 318,495,154 shares of our Common Stock issued and outstanding giving the effect of the Merger. Holders of Common Stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available therefore. Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of Common Stock are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company, subject to prior distribution rights of preferred stock then outstanding. There are no conversions, redemptions or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

As of February 11, 2019, there is no preferred stock outstanding. Pursuant to the articles of incorporation of the Company, the Board of Directors is expressly granted the authority to issue preferred stock up to 20,000,000 shares and prescribe its designations.

The following description of preferred stock and the description of the terms of any particular series of preferred stock of the Company are not complete. The Company’s Board of Directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Any or all of these rights may be greater than the rights of the Company’s Common Stock. These descriptions are qualified in their entirety by reference to the Company’s Articles of Incorporation, as amended, and the certificate of designation relating to each such series.

Series A Convertible Preferred Stock

The following summary of the material terms and provisions of our Series A Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation, including the certificate of designation to be filed with the State of Nevada.

Our board of directors intends to designate 4,500,000 shares of our authorized but unissued Preferred Stock as Series A Convertible Preferred Stock. When issued in accordance with this prospectus, the Series A Convertible Preferred Stock will be validly issued, fully paid and non-assessable. Our board of directors may authorize the issuance and sale of additional shares of Series A Convertible Preferred Stock from time to time.

Ranking

The Series A Convertible Preferred Stock will rank, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:

●	senior to all classes or series of our Common Stock and to any other class or series of our capital stock expressly designated as ranking junior to the Series A Convertible Preferred Stock;

●	on parity any class or series of our capital stock expressly designated as ranking on parity with the Series A Convertible Preferred Stock, none of which exists on the date hereof; and

●	junior to any other class or series of our capital stock expressly designated as ranking senior to the Series A Convertible Preferred Stock, none of which exists on the date hereof.

The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to the Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock will also rank junior in right of payment to our other existing and future debt obligations.

Dividends

Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series A Convertible Preferred Stock with respect to dividend rights, holders of shares of the Series A Convertible Preferred Stock are entitled to receive, when declared by us out of Dividend Reserve legally available for the payment of dividends, cumulative cash dividends at the rate of 5.0% of the Public Offering Price per annum.

Dividends on the Series A Convertible Preferred Stock will accrue and be cumulative from and including the date of original issue and will be payable to holders on record annually in arrears commencing from the date of issuance of Series A Convertible Preferred Stock.

Dividends on the Series A Convertible Preferred Stock will accrue whether or not:

●	we have earnings;

●	there are funds legally available for the payment of those dividends; or

●	those dividends are authorized or declared.

Any dividend payment made on the Series A Convertible Preferred Stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the Series A Convertible Preferred Stock will accumulate as of the dividend payment date on which they first become payable. Holders of shares of Series A Convertible Preferred Stock are also entitled to any dividend declared by the board of directors of the Company to the holders of our Common Stock, whether such dividend payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Convertible Preferred Stock as described above.

No dividends on Series A Convertible Preferred Stock will be authorized by our board of directors and declared by us or paid or set apart for payment if such authorization, declaration or payment is restricted or prohibited by law.

 Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the Series A Convertible Preferred Stock, holders of shares of Series A Convertible Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders only to the extent of the accrued but unpaid dividend at that time, after payment of or provision for our debts and other liabilities. If, upon our voluntary or involuntary liquidation, dissolution or winding up, we have assets legally available for distribution after payments of the aggregate accrued but unpaid dividend on Series A Convertible Preferred Stock, the holders of Series A Convertible Preferred Stock and Common Stock shall have the same liquidation preference with respect to such residual assets. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the accrued but unpaid dividend on all outstanding shares of Series A Convertible Preferred Stock, then holders of shares of Series A Convertible Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Conversion Rights

Each share of Series A Convertible Preferred Stock is initially convertible at any time at the option of the holders into one share of Common Stock and automatically converts into one share of Common Stock (the “Conversion Ratio”) on its four-year anniversary of issuance. The conversion price set forth in the certificate of designations of the preferred stock shall also be subject to pro-rated adjustment in case of stock splits and stock dividends and other similar transactions.

No fractional shares shall be issued upon conversion of Series A Convertible Preferred Stock into Common Stock and no payment. In lieu of delivering fractional shares, we will pay to the holder, to the extent permitted by law, an amount in cash equal to the current fair market value of such fractional share as determined in good faith by our Board.

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Convertible Preferred Stock has no maturity date and we are not required to redeem the Series A Convertible Preferred Stock at any time. However, we may choose to convert all the outstanding shares of the Series A Convertible Preferred Stock into our Common Stock at the same Conversion Ratio at any time, provided that we have prepaid and distributed all the dividend accrued and to be accrued at the end of the four-year period since issuance thereof. Accordingly, the Series A Convertible Preferred Stock will remain outstanding until automatically converted to Common Stock on the four-year anniversary of issuance, unless the holders of the Series A Convertible Preferred Stock or we choose to convert the Series A Convertible Preferred Stock into the Common Stock. The Series A Convertible Preferred Stock is also not subject to any sinking fund.

Voting Rights

Holders of shares of the Series A Convertible Preferred Stock shall have the same voting rights as of the holders of our Common Stock.

Warrants and Options

As of February 11, 2019, we had no options or warrants of the Company outstanding giving the effect of the Mergers.

Transfer Agent

The transfer agent and registrar for our Common Stock is: Olde Monmouth Stock Transfer, Inc.; Address: 200 Memorial Pkwy, Atlantic Highlands, NJ 07716; Phone: (732) 872-2727; website:www.oldemonmouth.com.

Anti-Takeover Provisions

Nevada Revised Statutes

Acquisition of Controlling Interest Statutes. Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our articles of incorporation and bylaws currently contain no provisions relating to these statutes, and unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest were to provide otherwise, these laws would apply to us if we were to (i) have 200 or more stockholders of record (at least 100 of which have addresses in the State of Nevada appearing on our stock ledger) and (ii) do business in the State of Nevada directly or through an affiliated corporation. If these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

Combinations with Interested Stockholders Statutes. Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless (i) the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested shareholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between the corporation and an “interested stockholder”. Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. We have not included any such provision in our articles of incorporation.

The effect of these statutes may be to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Listing

We intend to have our Common Stock and the Series A Convertible Preferred Stock approved for listing on Nasdaq. We have applied for listing on Nasdaq of our Common Stock under the same symbol “ABVC” and will apply for listing on Nasdaq of the Series A Convertible Preferred Stock under the symbol of “___.” We will not consummate and close this offering without a listing approval letter of the Series A Convertible Preferred Stock from Nasdaq. Our receipt of a listing approval letter is not the same as an actual listing on Nasdaq.

If any of our securities, such as Common Stock and Series A Convertible Preferred Stock, are listed on Nasdaq, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been very limited public market for our capital stock. Future sales of our Common Stock or the Series A Convertible Preferred Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, only a limited number of shares will be available for sale shortly after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of a substantial number of shares of our Common Stock or the Series A Convertible Preferred Stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity-related capital at a time and price we deem appropriate.

Sales of Restricted Shares

Upon the closing of this offering, ____ shares at minimum and ______ shares at maximum of Common Stock and Series A Convertible Preferred Stock on an as-converted basis will be outstanding, assuming no outstanding options and warrants have been exercised. Of these shares, all of the shares of the Series A Convertible Preferred Stock sold in this offering, converted or not converted, will be freely tradable without restriction or further registration under the Securities Act, unless the shares are held by any of our “affiliates” as such term is defined in Rule 144 under the Securities Act.

The remaining shares of Common Stock not registered under any registration statement, including the Registration Statement on S-4, held by existing stockholders will be deemed “restricted securities” as such term is defined under Rule 144. The restricted securities were issued and sold by us in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which rules are summarized below.

As a result of the lock-up agreements described below and the provisions of Rule 144 and Rule 701 under the Securities Act, all of the shares of our Common Stock (excluding the shares to be sold in this offering) will be available for sale in the public market upon the expiration of the lockup agreements, beginning 180 days after the date of this prospectus (subject to extension) and when permitted under Rule 144 or Rule 701.

Rule 144

In general, under Rule 144 as currently in effect, once we have been a reporting company subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

Once we have been a reporting company subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for 90 days, a person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●	one percent of the then outstanding shares of our Common Stock and the Series A Convertible Preferred Stock as converted, which will equal approximately ___ shares at minimum or ______ shares at maximum immediately after this offering, based upon the number of shares of Common Stock outstanding as of February 11, 2019; and

●	the Nasdaq average weekly trading volume of our Common Stock and the Series A Convertible Preferred Stock as converted reported during the four calendar weeks preceding the filing of notice of the sale.

Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Rule 701

Employees, directors, officers, consultants or advisors who purchase shares from us in connection with a compensatory stock or option plan or other written compensatory agreement in accordance with Rule 701 before the effective date of the registration statement are entitled to sell such shares 90 days after the effective date of the registration statement in reliance on Rule 144 without having to comply with the holding period requirement of Rule 144 and, in the case of non-affiliates, without having to comply with the public information, volume limitation or notice filing provisions of Rule 144. The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after the date of this prospectus. However, all Rule 701 shares are subject to lock-up agreements as described below and under “Underwriting” included elsewhere in this prospectus and will become eligible for sale upon the expiration of the restrictions set forth in those agreements.

Lock-up Agreements

All of our directors and officers have agreed not to sell or otherwise transfer or dispose of any Common Stock for a period of ___days from the date of this prospectus in the case of us and our principal stockholders and ___ days from the date of this prospectus in the case of our offices and directors, subject to certain exceptions and extensions. See “Underwriting” for a description of these lock-up provisions.

UNDERWRITING

We expect to enter into a underwriting agreement with the Underwriter named therein with respect to the Series A Convertible Preferred Stock in our offering. Under the terms and subject to the conditions contained in the underwriting agreement, we have agreed to issue and sell a minimum offering amount of the Series A Convertible Preferred Stock and a maximum offering amount of the Series A Convertible Preferred Stock on a best efforts basis. The offering is being made without a firm commitment by the Underwriter, which has no obligation or commitment to purchase any securities. The Underwriter is not required to sell any specific dollar amount of Series A Convertible Preferred Stock but will use its best efforts to sell the Series A Convertible Preferred Stock offered.

We do not intend to close this offering unless we sell at least a minimum number of shares, at the price per share set forth on the cover page of this prospectus, to result in sufficient proceeds to list the Series A Convertible Preferred Stock on Nasdaq. We intend to apply to list the Series A Convertible Preferred Stock on Nasdaq under the symbol “____”. Because this is a best efforts offering, the Underwriter does not have an obligation to purchase any securities, and, as a result, we may not be able to sell the minimum number of Series A Convertible Preferred Stock. Our exclusive engagement with the underwriting respecting our offering may terminate, as the case may be, on the earlier of (i) any time after the minimum offering amount of the Series A Convertible Preferred Stock is raised, or (ii) one hundred and eighty (180) days from the date of this prospectus, or the expiration date. If we can successfully raise the minimum offering amount within the offering period, the proceeds from the offering will be released to us.

We expect that delivery of the Series A Convertible Preferred Stock will be made to investors through the book-entry facilities of ________.

The underwriting agreement provides that the obligation of the Underwriter to sell the Series A Convertible Preferred Stock, on a best efforts basis, is subject to certain conditions precedent, including but not limited to (1) obtaining listing approval on Nasdaq, (2) delivery of legal opinions and (3) delivery of auditor comfort letters. The Underwriter is under no obligation to purchase any Series A Convertible Preferred Stock for its own account. Trading in the Series A Convertible Preferred Stock will commence within five days after the date of the initial issuance of the Series A Convertible Preferred Stock pursuant to this prospectus. As an offering on a best efforts basis, there can be no assurance that the offering contemplated hereby will ultimately be consummated. The Underwriter may, but is not obligated to, retain other selected dealers that are qualified to offer and sell the shares and that are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Pursuant to an offering deposit account agent agreement to be entered by and among us, the Underwriter and the Deposit Account Agent until at least [●] shares of Series A Convertible Preferred Stock are sold, all funds received in payment for securities sold in this offering will be required to be submitted by subscribers to a non-interest bearing escrow account with the Deposit Account Agent at Pacific Mercantile Bank and will be held by the Deposit Account Agent for such account. The Deposit Account Agent is affiliated with the Underwriter, as the Deposit Account Agent is under the same indirect common ownership as the Underwriter. The Underwriter and we shall require all investor checks for payment for the securities to be made payable to “FinTech Clearing, as Deposit Account Agent for the Investors in Asia Times Holding Limited.” All subscription agreements and checks should be delivered to FinTech Clearing, LLC, Attention: Brian Park. Failure to do so will result in checks being returned to the investor who submitted the check. The investors will have sole claim to the proceeds held in trust prior to the receipt of the minimum offering proceeds. The funds are held for the benefit of the investors until the minimum is reached. Prior to reaching the minimum claims may not be reached by creditors of the Company. If the Underwriter does not sell at least [●] shares of Series A Convertible Preferred Stock by the Termination Date, all funds will be returned promptly to subscribers without interest or deduction. If this Offering completes, then on the closing date, net proceeds will be delivered to us and we will issue the shares of Series A Convertible Preferred Stock to purchasers. Unless purchasers instruct us otherwise, we will deliver the shares of Series A Convertible Preferred Stock electronically upon receipt of purchaser funds to the accounts of those purchasers who hold accounts at the Underwriter, or elsewhere, as specified by the purchaser, as soon as practical upon the closing of the Offering. Alternately, purchasers who do not carry an account at the Underwriter may request that the shares be held in book-entry at the Company’s transfer agent, or may be issued in book-entry at the Company’s transfer agent and subsequently delivered electronically to the purchasers’ respective brokerage account upon request of the purchasers.

Fees, Commissions and Expense Reimbursement

The Underwriter will receive an underwriting commission equal to 7% of the gross amount to be raised in this offering, between [●] in the case of the minimum offering amount and $[●] in the case of the maximum offering amount.

The following table shows, for each of the minimum and maximum offering amounts, the per share and maximum total public offering price, underwriting fees and commissions to be paid to the Underwriter by us, and proceeds to us, before expenses.

	Initial Public Offering Price	Underwriting Discounts and Commissions	Proceeds to Our Company Before Expenses
Minimum Offering Amount	$	$	$
Maximum Offering Amount	$	$	$

Because the actual amount to be raised in this offering is uncertain, the actual total offering commissions are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligation to issue and sell securities to the purchasers is subject to the conditions set forth in the subscription agreement, which may be waived by us at our discretion. A purchaser’s obligation to purchase securities is subject to the conditions set forth in the subscription agreement as well, which may also be waived.

Under the underwriting agreement, we have agreed to reimburse the Underwriter’s reasonable out-of-pocket expenses incurred by the Underwriter in connection with this offering, including i) legal fees up to $75,000 ($25,000 of which have already been paid), ii) due diligence expenses up to $75,000($50,000 of which have already been paid), iii) road show, travel, platform on-boarding fees and other reasonable out-of-pocket expenses up to $50,000, and iv) $6,000 for background checks on Company’s officers, directors and major shareholders. The reimbursable accountable expenses shall not exceed $250,000 and shall be refundable to us the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C). We have advanced a total of $75,000 in accountable expenses as of the date hereof.

We have also agreed to grant to the Underwriter warrants covering a number of shares of Common Stock equal to 7.0 % of the aggregate number of the shares underlying Series A Convertible Preferred Stock being sold in the offering. The Underwriter Warrants will be exercisable, in whole or in part, during a period commencing on the date of issuance and will expire on the five-year anniversary of the effective date of our offering pursuant to FINRA Rule 5110(f)(2)(G)(i). The Underwriter Warrants will be exercisable at a price equal to the lower of i) the Public Offering Price, ii) the price per share paid by investors in the equity investment transaction, iii) the closing bid price of the Common Stock during any of the ten trading days preceding the issuance date of the Underwriter Warrants, or iv) the conversion price of the securities convertible into the Common Stock sold in an equity investment transaction. We will register the shares underlying the Underwriter Warrants and will file all necessary undertakings in connection therewith. The Underwriter Warrants may not be sold, transferred, assigned, pledged, hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period beginning from SEC’s declaration of effectiveness of our registration statement on Form S-1, of which this prospectus forms a part (in accordance with FINRA Rule 5110), until 180 days after the effectiveness of the offering, except that they may be assigned, in whole or in part, to any successor, officer, manager, member, or partner of the Underwriter, and to members of the syndicate or selling group and their respective officers, managers, members or partners. The Underwriter Warrants may be exercised as to all or a lesser number of shares, will provide for cashless exercise and will contain provisions for one demand registration of the sale of underlying shares at our expense, an additional demand registration at the Underwriter Warrants’ holders’ expenses, and unlimited “piggyback” registration rights at our expense for a period of three years after the effective date of the Offering pursuant to FINRA Rule 5110(f)(2)(G)(iv). The demand for registration may be made at any time one year after the effective date of the Offering but no later than three years the effective date of the Offering pursuant to FINRA Rule 5110(f)(2)(G)(v). We have registered the Underwriter Warrants and the shares underlying the Underwriter Warrants in this offering.

We have agreed to pay our expenses related to the offering. We estimate that our total expenses related to this offering, excluding the estimated commissions to the Underwriter and payment of the Underwriter’s expenses referred to above, will be approximately US$[●], all of which are payable by us.

The Underwriter intends to offer our to their retail customers only in states in which we are permitted to offer our Series A Convertible Preferred Stock. We have relied on an exemption to the blue sky registration requirements afforded to “covered securities.” Securities listed on the Nasdaq Capital Market are “covered securities.” If we were unable to meet the Nasdaq Capital Market’s listing standards, then we would be unable to rely on the covered securities exemption to blue sky registration requirements and we would need to register the offering in each state in which we planned to sell shares. Consequently, we will not complete this offering unless we meet the Nasdaq Capital Market’s listing requirements.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement. The underwriting agreement and a form of subscription agreement are included as exhibits to the registration statement of which this prospectus forms a part.

Deposit Account Agent and Deposit of Offering Proceeds

The Underwriter and the Company have agreed in accordance with the provisions of SEC Rule 15c2-4 to cause all funds received by the Underwriter for the sale of the Series A Convertible Preferred Stock to be promptly deposited in a non-interest bearing escrow account (“Offering Deposit Account”) at Pacific Mercantile Bank maintained by FinTech Clearing, LLC (the “Deposit Account Agent”) as deposit account agent for the investors in the offering. The purpose of the Offering Deposit Account is for (i) the deposit of all subscription monies (checks or wire transfers) which are received by the Underwriter from prospective purchasers of our offered Series A Convertible Preferred Stock and are delivered by the Underwriter to the Deposit Account Agent, (ii) the holding of amounts of subscription monies which are collected through the banking system, and (iii) the disbursement of collected funds. The Deposit Account Agent will exercise signature control on the escrow account and will act based on joint instructions from our Company and the Underwriter. On the closing date for the offering, and presuming that all conditions to closing have been attained (i.e. Nasdaq approval and other conditions described herein) proceeds in the escrow account maintained by the Deposit Account Agent will be delivered to our company.

The Underwriter shall promptly deliver to the Deposit Account Agent all funds in the form of checks or wire transfers which it receives from prospective purchasers of our Series A Convertible Preferred Stock by noon of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and funds are received. Simultaneously with each deposit to the Offering Deposit Account, the Underwriter shall inform the Deposit Account Agent about the subscription information for each prospective purchaser. Upon the Deposit Account Agent’s receipt of such monies, they shall be credited to the Deposit Account. All checks delivered to the Deposit Account Agent shall be made payable to “FinTech Clearing, LLC, as Deposit Account Agent for American Brivision (Holding) Corporation.” The Deposit Account Agent shall not be required to accept for credit to the Offering Deposit Account or for deposit into the Offering Deposit Account checks which are not accompanied by the appropriate subscription information. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Offering Deposit Account until the Deposit Account Agent has received in writing the subscription information required with respect to such payments.

No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest bearing account). All subscription funds will be held in trust pending the raising of the minimum offering amount and no funds will be released to us until the completion of the offering. Release of the funds to us is based upon the Deposit Account Agent reviewing the records of the depository institution holding the escrow to verify that the funds received have cleared the banking system prior to releasing the funds to us. All subscription information and subscription funds through checks or wire transfers should be delivered to the Deposit Account Agent. Failure to do so will result in subscription funds being returned to the investor. In event that the offering is terminated, all subscription funds from the escrow account will be returned to investors.

If we do not terminate this offering before the offering is terminated, all amounts will be promptly returned to the investors as described below. In the event of any dispute between us and the Underwriter, including whether and how funds are to be reimbursed, the Deposit Account Agent is entitled to petition a court of competent jurisdiction to resolve any such dispute.

Investors must pay in full for Series A Convertible Preferred Stock at the time of investment. Payment for the shares may be made by wire made payable to “FinTech Clearing, LLC, as Deposit Account Agent for American Brivision (Holding) Corporation.” The Underwriter will inform prospective purchasers of the anticipated date of closing.

Proceeds deposited in the Offering Deposit Account held by Deposit Account Agent may not be withdrawn by investors prior to the earlier of the closing of the offering or the date the offering is terminated. If the offering is withdrawn or canceled or terminated and proceeds therefrom are not received by us on or prior to the date the offering is terminated, all proceeds will be promptly returned by the Deposit Account Agent without interest or deduction to the persons from which they are received (within one business day) in accordance with applicable securities laws. All such proceeds will be placed in a non-interest bearing account pending such time.

Right of First Refusal

Until twelve (12) months from the closing of this public offering, the Underwriter shall have an irrevocable right of first refusal to act as lead or managing Underwriter, exclusive financial advisor or in any other similar capacity, on the representative’s customary terms and conditions, in the event we pursue a registered, underwritten public offering of securities (in addition to this offering), a public or private offering of securities (debt or equity), a merger, acquisition of another company or business, change of control, sale of substantially all assets, business combination, recapitalization or other similar transaction (regardless of whether we would be considered an acquiring party, a selling party or neither in such transaction). The Underwriter shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Lock-Up Agreements

Each of our directors, executive officers and existing beneficial owners of 5% or more of our outstanding Common Stock has agreed that, subject to certain exceptions, such director, executive officer or beneficial owner of 5% or more of our outstanding Common Stock will not, without the prior written consent of the Underwriter, during the [* ] period from the effectiveness of the registration statement on Form S-1:

●	offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock, Series A Convertible Preferred Stock or securities convertible into or exercisable or exchangeable for Common Stock;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, Series A Convertible Preferred Stock or securities convertible into or exercisable or exchangeable for Common Stock; or

●	make any demand for or exercise any right with respect to, the registration of any Common Stock, Series A Convertible Preferred Stock or securities convertible into or exercisable or exchangeable for Common Stock;

whether any such transaction described above is to be settled by delivery of Common Stock, Series A Convertible Preferred Stock or securities convertible into or exercisable or exchangeable for Common Stock, in cash or otherwise.

Prior to this Offering, there has been no established public market for our Common Stock and Series A Convertible Preferred Stock. The public offering price of the Series A Convertible Preferred Stock will be determined by negotiations between us and the Underwriter. In determining the public offering price of the Series A Convertible Preferred Stock, we and the Underwriter expect to consider a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the representatives;

●	our prospects and the history and prospects for the industry in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the Underwriter and us.

The estimated public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Underwriter can assure investors that an active trading market will develop for our Series A Convertible Preferred Stock, or that the shares will trade in the public market at or above the public offering price.

Indemnification of Underwriters

We have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the Underwriter may be required to make for these liabilities.

Terms of the Offering

We are offering, on a best efforts basis, a minimum of approximately [●] shares and a maximum of approximately [●] shares of the Series A Convertible Preferred Stock. The Offering is being made without a firm commitment by the Underwriter, which has no obligation or commitment to purchase any securities. The Underwriter is not required to sell any specific number of dollar amount of Series A Convertible Preferred Stock but will use its best efforts to sell the Series A Convertible Preferred Stock. The shares of Series A Convertible Preferred Stock are being offered for a period not to exceed one hundred and eighty (180) days. If the minimum offering amount is not raised within one hundred and eighty (180) days from the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees. The Company’s offering shall terminate on the earlier of (i) the time when the maximum offering amount of the Series A Convertible Preferred Stock is raised, or (ii) one hundred and eighty (180) days from the date of this prospectus. If we can successfully raise at least the minimum offering amount within the offering period, the proceeds from the Offering will be released to us. The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our Underwriter after which the minimum offering is sold or (ii) one hundred and eighty (180) days from the effective date of this registration statement, unless extended by the Company or the Underwriter (the “Termination Date”). On the closing date, the following will occur:

●	we will receive funds in the amount of the aggregate purchase price of the shares being sold by us on such closing date;

●	we will cause to be delivered the Series A Convertible Preferred Stock being sold on such closing date in book-entry form; and

●	we will pay the Underwriter its commissions.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Offer, Sale and Distribution of Securities.

A prospectus in electronic format may be delivered to potential investors by the Underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this Offering of our shares and the distribution of this prospectus outside the United States.

LEGAL MATTERS

The validity of the securities being offered by this prospectus been passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the Underwriter by Hunter Taubman Fischer & LI LLC.

EXPERTS

The consolidated financial statements of American BriVision (Holding) Corporation as of December 31, 2017 and September 30, 2017 and for the three months ended December 31, 2017 and for the year ended September 30, 2017 included elsewhere in this prospectus have been audited by KCCW Accountancy Corp., independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of American BriVision (Holding) Corporation as of and for the year ended September 30, 2016 included elsewhere in this prospectus have been audited by Centurion ZD CPA Limited, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the SEC. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

●	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or

●	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. After the closing of this offering, you may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus.

INDEX TO FINANCIAL INFORMATION

Page

American BriVision (Holding) Corporation and Subsidiaries

Report of Independent Registered Public Accounting Firms	F-2 - F-3
Consolidated Balance Sheets at December 31, 2017 and September 30, 2017	F-4
Consolidated Statements of Operations for the three months ended December 31, 2017 and for the years ended September 30, 2017 and 2016	F-5
Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the three months ended December 31, 2017 and for the years ended September 30, 2017 and 2016	F-6
Consolidated Statements of Cash Flows for the three months ended December 31, 2017 and for the years ended September 30, 2017 and 2016	F-7
Notes to Consolidated Financial Statements	F-8 - F-20

Consolidated Unaudited Balance Sheets at September 30, 2018 and December 31, 2017	F-22
Consolidated Unaudited Statements of Operations for the three and nine months ended September 30, 2018 and 2017	F-23
Consolidated Unaudited Statements of Cash Flows for the three and nine months ended September 30, 2018 and 2017	F-24
Notes to Consolidated Unaudited Financial Statements	F-25 - F-38

BioLite Holding, Inc.

Financial Statements for the Years Ended December 31, 2017 and 2016	F-39

Report of Independent Registered Public Accounting Firm	F-40
Financial Statements:
Consolidated Balance Sheets as of December 31, 2017 and 2016	F-41
Consolidated Statements of Operations and Comprehensive Income (Loss) for the years ended December 31, 2017 and 2016	F-42
Consolidated Statements of Equity for the years ended December 31, 2017 and 2016	F-43
Consolidated Statements of Cash Flows for the years ended December 31, 2017 and 2016	F-44
Notes to Consolidated Financial Statements	F-45 - F-69

Consolidated Unaudited Balance Sheets at September 30, 2018 and December 31, 2017	F-71
Consolidated Unaudited Statements of Operations for the three and nine months ended September 30, 2018 and 2017	F-72
Consolidated Unaudited Statements of Cash Flows for the three and nine months ended September 30, 2018 and 2017	F-73
Notes to Consolidated Unaudited Financial Statements	F-74 - F-100

BioKey, Inc.

Financial Statements for the Years Ended December 31, 2017 and 2016	F-101

Report of Independent Registered Public Accounting Firm	F-102
Balance Sheets	F-103
Statements of Operations and Comprehensive Income (Loss)	F-104
Statements of Stockholders’ Equity	F-105
Statements of Cash Flows	F-106
Notes to the Financial Statements	F-107 - F-117

Unaudited Balance Sheets at September 30, 2018 and December 31, 2017	F-119
Unaudited Statements of Operations for the three and nine months ended September 30, 2018 and 2017	F-120
Unaudited Statements of Cash Flows for the three and nine months ended September 30, 2018 and 2017	F-121
Notes to Unaudited Financial Statements	F-122 - F131

Audit ● Tax ● Consulting ● Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

American BriVision (Holding) Corporation and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of American BriVision (Holding) Corporation and subsidiaries (collectively “the Company”) as of December 31, 2017 and September 30, 2017, the related statement of operations, stockholders’ equity, and cash flows for the three months ended December 31, 2017 and for the year ended September 30, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2017 and September 31, 2017, and the consolidated results of its operations and its cash flows for the three months ended December 31, 2017 and for the year ended September 30, 2017, in conformity with the U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that American BriVision (Holding) Corporation and subsidiaries will continue as a going concern. As described in Note 4 to the consolidated financial statements, the Company has incurred losses from operations, has a working capital deficit, and is in need of additional capital to grow its operations so that it can become profitable. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 4. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KCCW Accountancy Corp.

We have served as the Company’s auditor since 2017.

Diamond Bar, California

March 1, 2018

KCCW Accountancy Corp.

3333 S Brea Canyon Rd. #206, Diamond Bar, CA 91765, USA

Tel: +1 909 348 7228 ● Fax: +1 909 895 4155 ● info@kccwcpa.com

中正達會計師事務所有限公司 Centurion ZD CPA Limited Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of American BriVision Corporation and subsidiaries

We have audited the accompanying consolidated balance sheets of American BriVision Corporation and subsidiaries (“the Company”) as of September 30, 2016 the related statements of operations, stockholders’ equity and cash flows for the year in the period ended September 30, 2016.

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2016 and the results of its operations and its cash flows for the year in the period ended September 30, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 to the financial statements, the financial statements for the year ended September 30, 2016 have been restated to correct misstatements in the research and development expenses and the typographical errors.

/s/ Centurion ZD CPA Limited

Certified Public Accountants

(Practising) Hong Kong

Dated: January 12, 2017

Except for Note 2 which was dated at May 22, 2017

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

(formerly METU BRANDS, INC.)

CONSOLIDATED BALANCE SHEETS

	December 31, 2017	September 30, 2017

Assets
Current assets
Cash	$93,332	$204,851
Receivable from collaboration partners – related parties	2,550,000	2,550,000
Total Current Assets	2,643,332	2,754,851

Total Assets	$2,643,332	$2,754,851

Liabilities and Equity
Accrued expense	$170,927	$34,914
Due to related parties	4,229,320	4,113,000
Total Liabilities	$4,400,247	$4,147,914

Commitments and Contingencies

Stockholders’ deficit
Common Stock 360,000,000 authorized at $0.001 par value; shares issued and outstanding 213,746,647 at December 31, 2017 and September 30, 2017	213,747	213,747
Additional paid-in capital	13,805,936	13,788,574
Accumulated deficit	(15,776,598)	(15,395,384)
Total stockholders’ deficit	(1,756,915)	(1,393,063)
Total Liabilities and Equity	$2,643,332	$2,754,851

*	All shares outstanding for all periods have been retroactively restated to reflect Company’s 1 to 3:141 forward stock split, which was effective on April 8, 2016.

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

(formerly METU BRANDS, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended	Years ended
	December 31, 2017	September 30, 2017	September 30, 2016
			(Restated)
Revenues	$-	$-	$-

Cost of revenues	-	-	32

Gross profit	-	-	(32)

Operating expenses
Selling, general and administrative expenses	289,731	707,142	599,303
Research and development expenses	45,701	3,151,162	10,000,000
Stock based compensation	17,362	138,038	397,960

Loss from operations	(352,794)	(3,996,342)	(10,997,295)

Other income (expense)
Interest income	80	149	361
Interest expense	(28,500)	(74,960)	(10,170)
Gain on exchange differences	-	-	141
Total other expenses	(28,420)	(74,811)	(9,668)

Loss before provision income tax	(381,214)	(4,071,153)	(11,006,963)

Provision for income tax	-	830	836

Net loss	(381,214)	(4,071,983)	(11,007,799)

Net loss per share:
Basic and diluted	$(0.00)	$(0.02)	$(0.06)

Weighted average number of common shares outstanding:
Basic and diluted	213,746,647	212,648,770	193,981,153

*	All shares outstanding for all periods have been retroactively restated to reflect Company’s 1 to 3:141 forward stock split, which was effective on April 8, 2016.

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

(formerly METU BRANDS, INC.)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock		Additional			Stockholders’
	Number of		paid-in	Subscription	Accumulated	equity
	shares	Amount	capital	receivable	deficit	(deficit)
Balance at July 21, 2015 (inception)	159,622,964	$159,623	$1,087,378	$(350,000)	$-	$897,001
Issuance of common shares	6,650,957	6,651	45,307	-	-	51,958
Net loss for the period	-	-	-	-	(315,602)	(315,602)
Balance at September 30, 2015	166,273,921	166,274	1,132,685	(350,000)	(315,602)	633,357
Reverse merger recapitalization	42,359,253	42,359	(44,995)	-	-	(2,636)
Issuance of common shares	2,031,423	2,032	3,247,968	-	-	3,250,000
Stock based compensation	157,050	157	397,803	-	-	397,960
Receipt of subscription receivable	-	-	-	350,000	-	350,000
Net loss for the year	-	-	-	-	(11,007,799)	(11,007,799)
Balance at September 30, 2016	210,821,647	210,822	4,733,461	-	(11,323,401)	(6,379,118)
Issuance of common shares	2,925,000	2,925	5,847,075	-	-	5,850,000
Stock based compensation	-	-	138,038	-	-	138,038
Capital contribution from related parties under common control	-	-	3,070,000	-	-	3,070,000
Net loss for the year	-	-	-	-	(4,071,983)	(4,071,983)
Balance at September 30, 2017	213,746,647	$213,747	$13,788,574	$-	$(15,395,384)	$(1,393,063)
Stock based compensation	-	-	17,362	-	-	17,362
Net loss for the three months	-	-	-	-	(381,214)	(381,214)
Balance at December 31, 2017	213,746,647	$213,747	$13,805,936	$-	$(15,776,598)	$(1,756,915)

*	All shares outstanding for all periods have been retroactively restated to reflect Company’s 1 to 3:141 forward stock split, which was effective on April 8, 2016.

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

(formerly METU BRANDS, INC.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months ended December 31,	Years ended September 30,
	2017	2017	2016
			(Restated)
Cash flows from operating activities
Net loss from continuing operations	$(381,214)	$(4,071,983)	$(11,007,799)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of Common Stock for compensation and recapitalization	-	-	1,295,324
Stock based compensation for nonemployees	17,362	138,038
Changes in operating assets and liabilities:
Decrease in prepaid expenses and deposits	-	3,815	3,815
Increase (decrease) in accounts payable	-	(18,370)	18,370
Increase (decrease) in accrued expenses and other current liabilities	136,013	(3,186)	(261,900)
Increase in due to related parties	116,320	2,353,000	6,477,483
Net cash used in operating activities	(111,519)	(1,598,686)	(3,474,707)
Cash flows from financing activities
Capital contribution from related parties under common control	-	520,000	-
Borrowings from related parties	-	1,110,000	-
Decrease in due to shareholder	-	-	(46,586)
Proceeds from subscription receivable	-	-	350,000
Proceeds from issuance of common shares	-	-	2,350,000
Net cash provided by financing activities	-	1,630,000	2,653,414

Effect of exchange rate changes on cash and cash equivalents	-	-	-

Net increase (decrease) in cash and cash equivalents	(111,519)	31,314	(821,293)

Cash and cash equivalents
Beginning	204,851	173,537	994,830
Ending	$93,332	$204,851	$173,537

Supplemental disclosure of cash flows
Cash paid during the year for:
Interest expense paid	$19,500	$66,500	$-
Income taxes paid	$-	$830	$836

Non-cash financing and investing activities
Common shares issued for due to related parties	$-	$5,850,000	$-
Capital contribution from related parties under common control	$-	$2,550,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

(formerly METU BRANDS, INC.)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

American BriVision (Holding) Corporation (the “Company” or “Holding entity”), a Nevada corporation, through the Company’s operating entity, American BriVision Corporation (the “BriVision”), which was incorporated in July 2015 in the State of Delaware, engages in biotechnology and focuses on the development of new drugs and innovative medical devices to fulfill unmet medical needs.  The business model of the Company is to integrate research achievements from world-famous institutions (such as Memorial Sloan Kettering Cancer Center (“MSKCC”) and MD Anderson Cancer Center), conduct clinical trials of translational medicine for Proof of Concept (“POC”), out-license to international pharmaceutical companies, and exploit global markets. BriVision had to predecessor operations prior to its formation on July 21, 2015.

Reverse Merger

On February 8, 2016, a Share Exchange Agreement (the “Share Exchange Agreement”) was entered into by and among American BriVision (Holding) Corporation, American BriVision Corporation (“BriVision”), and Euro-Asia Investment & Finance Corp. Limited, a company incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China (“Euro-Asia”), being the owners of record of 164,387,376 (52,336,000 pre-stock split) shares of Common Stock of the Company, and the owners of record of all of the issued share capital of BriVision (the “BriVision Stock”).

Pursuant to the Share Exchange Agreement, upon surrender by the BriVision Shareholders and the cancellation by BriVision of the certificates evidencing the BriVision Stock as registered in the name of each BriVision Shareholder, and pursuant to the registration of the Company in the register of members maintained by BriVision as the new holder of the BriVision Stock and the issuance of the certificates evidencing the aforementioned registration of the BriVision Stock in the name of the Company, the Company should issue 166,273,921(52,936,583 pre-stock split) shares (the “Acquisition Stock”) (subject to adjustment for fractionalized shares as set forth below) of the Company’s Common Stock to the BriVision Shareholders (or their designees), and 163,159,952 (51,945,225 pre-stock split) shares of the Company’s Common Stock owned by Euro-Asia should be cancelled and retired to treasury. The Acquisition Stock collectively should represent 79.70% of the issued and outstanding Common Stock of the Company immediately after the Closing, in exchange for the BriVision Stock, representing 100% of the issued share capital of BriVision in a reverse merger (the “Merger”).

Pursuant to the Merger, all of the issued and outstanding common shares of BriVision were converted, at an exchange ratio of 0.2536-for-1, into an aggregate of 166,273,921(52,936,583pre-stock split) common shares of the Company and BriVision has become a wholly owned subsidiary of the Company. The holders of Company’s Common Stock as of immediately prior to the Merger held an aggregate of 205,519,223(65,431,144 pre-stock split) shares of Company’s Common Stock. Because of the exchange of the BriVision Stock for the Acquisition Stock (the “Share Exchange”), BriVision has become a wholly owned subsidiary (the “Subsidiary”) of the Company and there was a change of control of the Company following the closing. There were no warrants, options or other equity instruments issued in connection with the share exchange agreement.

Because of the consummation of the Share Exchange, BriVision is now our wholly owned subsidiary and its shareholders own approximately 79.70% of our issued and outstanding Common Stock.

Following the Share Exchange, we have abandoned our prior business plan and we are now pursuing BriVision’s historically proposed businesses, which focus on the development of new drugs and innovative medical devices to fulfill unmet medical needs.  The business model of the Company is to integrate research achievements from world-famous institutions, conduct clinical trials of translational medicine for Proof of Concept (“POC”), out-license to international pharmaceutical companies, and exploit global markets.

Accounting Treatment of the Reverse Merger

For financial reporting purposes, the Share Exchange represents a “reverse merger” rather than a business combination and BriVision is deemed the accounting acquirer in the transaction. The Share Exchange is being accounted for as a reverse-merger and recapitalization. BriVision is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations reflected in the historical financial statements prior to the Share Exchange will be those of BriVision and recorded at the historical cost basis of BriVision. In addition, the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of the Company and BriVision, and the historical operations of BriVision and operations of the Combined Company from the closing date of the Share Exchange.

2. CORRECTIONS TO PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS

The Company discovered that it had erroneously stated that the research and development expenses were understated during the year ended September 30, 2016. Instead, our research and development expenses were $10,000,000 for the year ended September 30, 2016 and were restated in the Adjustments No. 1 column. Moreover, there were typographical errors on Selling, General and Administration expenses which were corrected in the Adjustments No. 2 column.

The following tables present the effect of the corrections discussed above and other adjustments on selected line items of our previously reported consolidated financial statements as of and for the year ended September 30, 2016,

ITEMS	Previously Reported on Form 10K	Adjustments No.1	Adjustments No.2	Restated

Consolidated Balance Sheets
As of September 30, 2016
Due to related party	-	6,500,000	-	6,500,000
Total Liabilities	56,470	6,500,000	-	6,556,470
Additional paid-in capital	4,733,401	-	60	4,733,461
Accumulated deficit	(4,823,401)	(6,500,000)	-	(11,323,401)
Total equity (deficit)	120,882	(6,500,000)	-	(6,379,118)

Consolidated Statements of Operations and Comprehensive Loss
For the year ended September 30, 2016
Selling, general and administrative expenses	4,497,263	(3,500,060)	60	997,263
Research and development expenses	-	10,000,000	-	10,000,000
Net loss from operations	(4,497,295)	(6,499,940)	(60)	(10,997,295)
Loss from continuing operations before income taxes	(4,506,963)	(6,499,940)	(60)	(11,006,963)
Net Loss	(4,507,799)	(6,499,940)	(60)	(11,007,799)
Basic and diluted loss per share	(0.00)	(0.06)	(0.00)	(0.06)

Consolidated Statements of Cash Flow
For the year ended September 30, 2016
Net loss from continuing operations	(4,507,799)	(6,499,940)	(60)	(11,007,799)
Issuance of Common Stock for compensation	1,295,324	(60)	60	1,295,324
(Decrease) increase in due to related party	(22,517)	6,500,000		6,477,483

As a result of the restatement of the consolidated balance sheet as of September 30, 2016, Due to related party and Total liabilities were increased by $6,500,000; changed from $0 to $6,500,000 and from $56,470 to $6,556,470. Additional paid in capital was increased by $60 and changed from $4,733,401 to $4,733,461. Accumulated deficit was increased by $6,500,000 and changed from $(4,823,401) to $(11,323,401). Total equity (deficit) was decreased by $6,500,000 and changed from $120,882 to $(6,379,118).

As a result of the restatement of the consolidated statement of operations and comprehensive loss for the year ended September 30, 2016, Selling, general and administrative expenses were decreased by $3,500,000 and changed from $4,497,263 to $997,263. Research and development expenses were increased by $10,000,000 and changed from $0 to $10,000,000. Net loss from operations was increased by $6,500,000 and changed from $(4,497,295) to $(10,997,295). Loss from continuing operations before taxes was increased by $6,500,000 and changed from $(4,506,963) to $(11,006,963). Net loss was increased by $6,500,000 and changed from $(4,507,799) to $(11,007,799). Basic and diluted loss per share were also increased by 0.06 and changed from $0 to $(0.06).

As a result of the restatement of the consolidated statement of cash flow for the year ended September 30, 2016, Net loss from continuing operations was increased by $6,500,000; changed from $(4,507,799) to $(11,007,799). Issuance of Common Stock for compensation did not have changes and stated as $1,295,324. (Decrease) increase in due to related party was increased by $6,500,000 and changed from $(22,517) to $6,477,483. There were no changes in Net cash used in operating activities.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with the generally accepted accounting principles in the United States of America (the “U.S. GAAP”). All significant intercompany transactions and account balances have been eliminated.

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Fiscal Year

The Company changed its fiscal year from the period beginning on October 1st and ending on September 30th to the period beginning on January 1st and ending on December 31st, beginning January 1, 2018. As a result, the current fiscal period is a three-month transition period ended on December 31, 2017. In these consolidated statements, including the notes thereto, the current period financial results ended December 31, 2017 are for a three-month period. Audited results for the twelve months ended September 30, 2017 and 2016 are both for twelve-month periods. In addition, the Company’s consolidated statements of operations and consolidated statements of cash flows include unaudited comparative amounts for the three-month period ended December 31, 2016. All references herein to a fiscal year prior to December 31, 2017 refer to the twelve months ended September 30th of such year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

Reclassifications

Certain classifications have been made to the prior year financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net loss or accumulated deficit.

Forward Stock split

On March 21, 2016, the Board of Directors of the Company approved an amendment to Articles of Incorporation to effect a forward split at a ratio of 1 to 3.141 and increase the number of our authorized shares of Common Stock, par value $0.001 per share, to 360,000,000, which was effective on April 8, 2016. The majority of the shareholders of the Company approved the amendment to Articles of Incorporation.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements. ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

-	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

-	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

There were no assets or liabilities measured at fair value on a recurring basis subject to the disclosure requirements of ASC 820 as of September 30, 2017 and 2016.

Cash and Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As of December 31, 2017 and September 30, 2017, the Company’s cash and cash equivalents amounted $93,332 and $204,851, respectively. Some of the Company’s cash deposits are held in financial institutions located in Taiwan where there is currently regulation mandated on obligatory insurance of bank accounts. The Company believes this financial institution is of high credit quality.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments in high quality credit institutions, but these investments may be in excess of Taiwan Central Deposit Insurance Corporation’s insurance limits. The Company does not enter into financial instruments for hedging, trading or speculative purposes. Concentration of credit risk with respect to trade and notes receivables is limited due to the wide variety of customers and markets in which the Company transacts business, as well as their dispersion across many geographical areas. The Company performs ongoing credit evaluations of its customers and generally does not require collateral, but does require advance deposits on certain transactions.

Receivable from Collaboration Partners

Receivable from collaboration partners is stated at carrying value less estimates made for doubtful receivables. An allowance for impairment of receivable from collaboration partners is established if the collection of a receivable becomes doubtful. Such receivable becomes doubtful when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter into bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the receivable is impaired. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate. An impairment loss is recognized in the statement of operations, as are subsequent recoveries of previous impairments.

Research and Development Expenses

The Company accounts for the cost of using licensing rights in research and development cost according to ASC Topic 730-10-25-1. This guidance provides that absent alternative future uses the acquisition of product rights to be used in research and development activities must be charged to research and development expenses when incurred.

Stock-based Compensation

The Company measures expense associated with all employee stock-based compensation awards using a fair value method and recognizes such expense in the consolidated financial statements on a straight-line basis over the requisite service period in accordance with ASC Topic 718 “Compensation-Stock Compensation”. Total employee stock-based compensation expenses were $0 for the three months ended December 31, 2017, and $0 and $397,960 for the years ended September 30, 2017 and 2016, respectively.

The Company accounted for stock-based compensation to non-employees in accordance with ASC Topic 505-50 “Equity-Based Payments to Non-Employees” which requires that the cost of services received from non-employees is measured at fair value at the earlier of the performance commitment date or the date service is completed and recognized over the period the service is provided. Total non-employee stock-based compensation expenses were $17,362 for the three months ended December 31, 2017, and $138,038 and $0 for the years ended September 30, 2017 and 2016, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability approach which allows the recognition and measurement of deferred tax assets to be based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will expire before the Company is able to realize their benefits, or future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefits recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer satisfied. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. No significant penalty or interest relating to income taxes has been incurred for the three months ended December 31, 2017 and for the years ended September 30, 2017 and September, 30, 2016. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

For the three months ended December 31, 2017, the Company’s income tax expense amounted $0. For the years ended September 30, 2017 and 2016, the Company’s income tax expense amounted $830 and $836, respectively.

On December 22, 2017, the SEC issued Staff Accounting Bulletin (“SAB 118”), which provides guidance on accounting for tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate to be included in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provision of the tax laws that were in effect immediately before the enactment of the Tax Act. While the Company is able to make reasonable estimates of the impact of the reduction in corporate rate and the deemed repatriation transition tax, the final impact of the Tax Act may differ from these estimates, due to, among other things, changes in our interpretations and assumptions, additional guidance that may be issued by the I.R.S., and actions we may take. The Company is continuing to gather additional information to determine the final impact.

Loss Per Share of Common Stock

The Company reports loss per share in accordance with ASC Topic 260-10 “Earnings per Share.” Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available.

Commitments and Contingencies

The Company has adopted ASC Topic 450 “Contingencies” subtopic 20, in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available before financial statements are issued or are available to be issued indicates that it is probable that an assets had been impaired or a liability had been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Recent Accounting Pronouncements

Revenue Recognition: In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 is effective for us in our first quarter of fiscal 2018 using either of two methods: (i) retrospective to each prior reporting period presented with the option to elect certain practical expedients as defined within ASU 2014-09 (full retrospective method); or (ii) retrospective with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application and providing certain additional disclosures as defined per ASU 2014-09 (modified retrospective method). We are currently assessing the materiality of the impact to our consolidated financial statements, and have not yet selected a transition approach.

Disclosure of Going Concern Uncertainties: In August 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (ASU 2014-15), to provide guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. ASU 2014-15 is effective for us in our fourth quarter of fiscal 2017 with early adoption permitted. We do not believe the impact of our pending adoption of ASU 2014-15 on the Company’s financial statements will be material.

Leases: In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-2”), which provides guidance on lease amendments to the FASB Accounting should Standard Codification. This ASU will be effective for us beginning in May 1, 2019. We are currently in the process of evaluating the impact of the adoption of ASU 2016-2on our consolidated financial statements.

Stock-based Compensation: In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Stock-Based Payment Accounting (ASU 2016-09). ASU 2016-09 changes how companies account for certain aspects of stock-based awards to employees, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. ASU 2016-09 is effective for us in the first quarter of 2018, and earlier adoption is permitted. We are still evaluating the effect that this guidance will have on our consolidated financial statements and related disclosures.

Financial Instruments - Credit Losses: In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. ASU 2016-13 is effective for the Company for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is allowed as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is still evaluating the effect that this guidance will have on the Company’s consolidated financial statements and related disclosures.

Statement of Cash Flows: In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): The amendments in this Update apply to all entities, including both business entities and not-for-profit entities that are required to present a statement of cash flows under Topic 230. The amendments in this Update provide guidance on the following eight specific cash flow issues. The amendments are an improvement to GAAP because they provide guidance for each of the eight issues, thereby reducing the current and potential future diversity in practice described above. ASU 2016-15 is effective for the Company for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is still evaluating the effect that this guidance will have on the Company’s consolidated financial statements and related disclosures.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): “Restricted Cash”(“ASU 2016-18”). ASU 2016-18 requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. ASU 2016-18 will become effective for us beginning April 1, 2018, or fiscal 2019. ASU 2016-18 is required to be applied retrospectively. Upon the adoption, amounts described as restricted cash will be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period amounts shown on the statements of cash flows.

Business Combination: In January 2017, the FASB issued ASU No. 2017-1 “Topic 805, Business Combinations: Clarifying the Definition of a Business”. The amendments in this update provide a screen to determine when a set is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. The amendments in this update affect all reporting entities that must determine whether they have acquired or sold a business. Public business entities should apply the amendments in this update to annual periods beginning after December 15, 2017, including interim periods within those periods. All other entities should apply the amendments to annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. We do not expect the adoption of ASU 2017-1 to have a material impact on our consolidated financial statements.

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption. Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements

4. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses since its inception resulting in an accumulated deficit of $15,776,598 and $15,395,384 as of December 31, 2017 and September 30, 2017, respectively, and incurred net loss of $381,214 for the three months ended December 31, 2017, and $4,071,983 during the year ended September 30, 2017. The Company also had working capital deficiency of $1,756,915 and $1,393,063 at December 31, 2017 and September 30, 2017, respectively.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company upon signing of that agreement. On May 6, 2016, the Company and BioLite agreed to amend the BioLite Collaborative Agreement, through enter into the Milestone Payment Agreement, whereby the Company has agreed to pay the Milestone Payment to BioLite $2,600,000 in cash and $900,000 in newly issued shares of its Common Stock, at the price of $1.60 per share, for an aggregate number of 562,500 shares. The cash payment and shares issuance were completed in June 2016. Pursuant to the BioLite Collaborative Agreement, the 6.5% of total payment, $6,500,000 shall be made upon the first IND submission which was submitted in March 2016. On February 2017, the Company agreed to pay this amount to BioLite with $650,000 in cash and $5,850,000 in the form of newly issued shares of its Common Stock, at the price of $2.0 per share, for an aggregate number of 2,925,000 shares. The cash payment and shares issuance were completed in February 2017. This BioLite Collaborative Agreement shall, once signed by both Parties, remain in effect for fifteen years as of the first commercial sales of the Product in the Territory and automatically renew for five more years unless either party gives the other party six month written notice of termination prior to the expiration date of the term.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its equity securities (2) short-term and long-term borrowings from banks and third-parties, and (3) short-term borrowings from stockholders or other related party(ies) when needed. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually to secure other sources of financing and attain profitable operations.

5. COLLABORATIVE AGREEMENTS

Collaborative agreement with BioLite Inc., a related party

On December 29, 2015, American BriVision Corporation entered into a collaborative agreement (the “BioLite Collaborative Agreement”) with BioLite Inc. (the “BioLite”), a related party (See Note 7), pursuant to which BioLite granted BriVision sole licensing rights for drug and therapeutic use of five products, including BLI-1005 CNS-Major Depressive Disorder, BLI-1008 CNS-Attention Deficit Hyperactivity Disorder, BLI-1401-1 Anti-Tumor Combination Therapy-Solid Tumor with Anti-PD-1, BLI-1401-2 Anti-Tumor Combination Therapy-Triple Negative Breast Cancer, and BLI-1501 Hematology-Chronic Lymphocytic Leukemia, in the U.S.A and Canada. Under the BioLite Collaborative Agreement, BriVision should pay a total of $100,000,000 in cash or stock of BriVision with equivalent value, according to the following schedule:

●	upfront payment shall upon the signing of this BioLite Collaborative Agreement: 3.5% of total payment. After receiving upfront payment from BriVision, BioLite has to deliver all data to BriVision in one week.

●	upon the first IND submission, BriVision shall pay, but no later than December 15, 2016: 6.5% of total payment. After receiving second payment from BriVision, BioLite has to deliver IND package to BriVision in one week.

●	at the completion of first phase II clinical trial, BriVision shall pay, but no later than September 15, 2017: 15% of total payment. After receiving third payment from BriVision, BioLite has to deliver phase II clinical study report to BriVision in three months.

●	upon the phase III IND submission, BriVision shall pay, but no later than December 15, 2018: 20% of total payment. After receiving forth payment from BriVision, BioLite has to deliver IND package to BriVision in one week.

●	at the completion of phase III, BriVision shall pay, but no later than September 15, 2019:25% of total payment. After receiving fifth payment from BriVision, BioLite has to deliver phase III clinical study report to BriVision in three months.

●	upon the NDA submission, BriVision shall pay, but no later than December 15, 2020, BriVision shall pay: 30% of total payment. After receiving sixth payment from BriVision, BioLite has to deliver NDA package to BriVision in one week.

This BioLite Collaborative Agreement shall, once signed by both Parties, remain in effect for fifteen years as of the first commercial sales of the Product in the Territory and automatically renew for five more years unless either party gives the other party six month written notice of termination prior to the expiration date of the term.

Pursuant to the BioLite Collaborative Agreement, an upfront payment of $3,500,000 (the “Milestone Payment”), which is 3.5% of total payments due under the BioLite Collaborative Agreement, was to be paid by the Company upon signing of that agreement. On May 6, 2016, the Company and BioLite agreed to amend the BioLite Collaborative Agreement, through entry into the Milestone Payment Agreement, whereby the Company agreed to pay the Milestone Payment to BioLite with $2,600,000 in cash and $900,000 in the form of newly issued shares of its Common Stock, at the price of $1.60 per share, for an aggregate number of 562,500 shares. The cash payment and shares issuance were completed in June 2016.

Pursuant to the BioLite Collaborative Agreement, the 6.5% of total payment, $6,500,000 shall be made upon the first IND submission which was submitted in March 2016. On February 2017, the Company agreed to pay this amount to BioLite with $650,000 in cash and $5,850,000 in the form of newly issued shares of its Common Stock, at the price of $2.0 per share, for an aggregate number of 2,925,000 shares. The cash payment and shares issuance were completed in February 2017.

Pursuant to the BioLite Collaborative Agreement, the 15% of total payment, $15,000,000 shall be made at the completion of first phase II clinical trial. As of December 31, 2017, the first phase II clinical trial research has not completed yet.

The Company determined to fully expense the entire amount of $10,000,000 since currently the related licensing rights do not have alternative future uses. According to ASC 730-10-25-1, absent alternative future uses the acquisition of product rights to be used in research and development activities must be charged to research and development expenses immediately. Hence the entire amount is fully expensed as research and development expense.

On January 12, 2017, the Company entered into an Addendum (the “Addendum”) to the BioLite Collaborative Agreement which was previously entered into with BioLite. Pursuant to the Addendum, the Company and BioLite agreed to include one more product, namely, “Maitake Combination Therapy” as one of the Products defined in the BioLite Collaborative Agreement (the “Sixth Product’) and defined the Territory of the Sixth Product to be worldwide and restate the Territory of the Five Products to be the U.S.A and Canada.

Co-Development agreement with Rgene Corporation, a related party

On May 26, 2017, American BriVision Corporation entered into a co-development agreement (the “Co-Dev Agreement”) with Rgene Corporation (the “Rgene”), a related party under common control by controlling beneficiary shareholder of YuanGene Corporation and the Company (See Note 7). Pursuant to Co-Dev Agreement, BriVision and Rgene agreed to co-develop and commercialize certain products that are included in the Sixth Product as defined in the Addendum. Under the terms of the Co-Dev Agreement, Rgene should pay the Company $3,000,000 in cash or stock of Rgene with equivalent value by August 15, 2017. The payment is for the compensation of BriVision’s past research efforts and contributions made by BriVision before the Co-Dev Agreement was signed and it does not relate to any future commitments made by BriVision and Rgene in this Co-Dev Agreement. Besides of $3,000,000, the Company is entitled to receive 50% of the future net licensing income or net sales profit earned by Rgene, if any, and any development cost shall be equally shared by both BriVision and Rgene.

On June 1, 2017, the Company has delivered all research, technical, data and development data to Rgene. Since both Rgene and the Company are related parties and under common control by a controlling beneficiary shareholder of Yuangene Corporation and the Company, the Company has recorded the full amount of $3,000,000 in connection with the Co-Dev Agreement as additional paid-in capital during the year ended September 30, 2017. As of the date of this report, the Company has received $450,000 in cash. The Company is still in discussion with Rgene with respect to the schedule of the outstanding balance.

Collaborative agreement with BioFirst Corporation, a related party

On July 24, 2017, American BriVision Corporation entered into a collaborative agreement (the “BioFirst Collaborative Agreement”) with BioFirst Corporation (“BioFirst”), pursuant to which BioFirst granted the Company the global licensing right for medical use of the product (the “Product”): BFC-1401 Vitreous Substitute for Vitrectomy. BioFirst is a related party to the Company because a controlling beneficiary shareholder of Yuangene Corporation and the Company is one of the directors and Common Stock shareholders of BioFirst (See Note 7).

Pursuant to the BioFirst Collaborative Agreement, the Company will co-develop and commercialize the Product with BioFirst and pay BioFirst in a total amount of $3,000,000 in cash or stock of the Company before September 30, 2018. The amount of $3,000,000 is in connection with the compensation for BioFirst’s past research efforts and contributions made by BioFirst before the BioFirst Collaborative Agreement was signed and it does not relate to any future commitments made by BioFirst and BriVision in this BioFirst Collaborative Agreement. In addition, the Company is entitled to receive 50% of the future net licensing income or net sales profit, if any, and any development cost shall be equally shared by both BriVision and BioFirst.

On September 25, 2017, BioFirst has delivered all research, technical, data and development data to BriVision. No payment has been made by the Company as of the date of this report. The Company determined to fully expense the entire amount of $3,000,000 since currently the related licensing rights do not have alternative future uses. According to ASC 730-10-25-1, absent alternative future uses the acquisition of product rights to be used in research and development activities must be charged to research and development expenses immediately. Hence the entire amount of $3,000,000 is fully expensed as research and development expense during the year ended September 30, 2017.

6. ACCRUED EXPENSES

Accrued expenses as of December 31, 2017 and September 30, 2017 consisted of:

	December 31, 2017	September 30, 2017
Accrued consulting fee	$29,075	$2,609
Accrued professional service fees	13,592	-
Accrued interest expense – related party(Note 7)	17,460	8,460
Accrued payroll	110,800	23,845
Total	$170,927	$34,914

7. RELATED PARTIES TRANSACTIONS

The related parties of the company with whom transactions are reported in these financial statements are as follows:

Name of entity or Individual	Relationship with the Company and its subsidiaries
BioLite Inc. (the “BioLite”)	Shareholder of the Company; entity controlled by controlling beneficiary shareholder of Yuangene
BioFirst Corporation (the “BioFirst”)	Entity controlled by controlling beneficiary shareholder of Yuangene
Rgene Corporation (the “Rgene”)	Shareholder of the Company; entity controlled by controlling beneficiary shareholder of Yuangene
Liongene Corporation (the “Liongene”)	Shareholder of the Company; entity controlled by controlling beneficiary shareholder of Yuangene
Yuangene Corporation (the “Yuangene”)	Controlling beneficiary shareholder of the Company
AsianGene Corporation (the “AsianGene”)	Shareholder; entity controlled by controlling beneficiary shareholder of Yuangene
Euro-Asia Investment & Finance Corp Ltd. (the “Euro-Asia”)	Shareholder of the Company
Kimho Consultants Co., Ltd. (the “Kimho”)	Shareholder of the Company
Eugene Jiang	Former President and Chairman

Due to related parties

Amount due to related parties consisted of the following as of the periods indicated:

	December 31,	September 30,
	2017	2017
BioLite Inc.	$109,220	$-
BioFirst Corporation	3,957,000	3,950,000
AsianGene Corporation	160,000	160,000
Yuangene Corporation	3,000	3,000
Eugene Jiang	100	-
Total	$4,229,320	$4,113,000

Related party transactions

(1)	During the three months ended December 31, 2017, BioLite advanced in an aggregate amount of $109,220 to the Company for working capital purpose. The advances bear 0% interest rate and are due on demand. As of December 31, 2017 and September 30, 2017, the outstanding advance balance is $109,220 and $0, respectively.

(2)	On January 26, 2017, the Company and BioFirst entered into a loan agreement for a total commitment (non-secured indebtedness) of $950,000 to meet its working capital needs. Under the terms of the loan agreement, the loan bears interest at 1% per month (or equivalent to 12% per annum) and the Company is required to pay interest monthly to the lender. The loan will be matured on February 1, 2018. As of December 31, 2017 and September 30, 2017, the outstanding loan balance is $950,000 and $950,000, and accrued interest is $17,460 and $8,460, respectively (See Note 6). Interest expenses in connection with this loan is $28,500 for the three months ended December 31, 2017, and $74,960 and $0 for the years ended September 30, 2017 and 2016, respectively.

(3)	On July 24, 2017, BriVision entered into a collaborative agreement (the “BioFirst Collaborative Agreement”) with BioFirst (See Note 5). In September 2017, BioFirst has delivered all research, technical, data and development data to BriVision, and the Company has recorded full amount of $3,000,000 due to BioFirst. As of December 31, 2017 and September 30, 2017, the outstanding balance is $3,000,000 and $3,000,000, respectively.

(4)	During the three months ended December 31, 2017, BioFirst also advanced in an aggregate amount of $7,000 to the Company for working capital purpose. The advances bear 0% interest rate and are due on demand. As of December 31, 2017 and September 30, 2017, the outstanding advance balance is $7,000 and $0, respectively.

(5)	In September 2017, AsianGene entered an investment and equity transfer agreement (the “Investment and Equity Transfer Agreement”) with Everfront Biotech Inc. (the “Everfront”), a third party. Pursuant to the Investment and Equity Transfer Agreement, Everfront agreed to purchase 2,000,000 common shares of the Company owned by AsianGene at $1.60 per share in a total amount of $3,200,000, of which $160,000 is due before September 15, 2017 and the remaining amount of $3,040,000 is due before December 15, 2017. AsianGene also agreed to loan the proceeds to the Company for working capital purpose. The non-secured loan bears 0% interest rate and is due on demand. As of December 31, 2017 and September 30, 2017, the outstanding loan balance is $160,000 and $160,000, respectively.

(6)	During the year ended September 30, 2017, Yuangene Corporation advanced in an aggregate amount of $3,000 to the Company for working capital purpose. The advances bear 0% interest rate and are due on demand. As of December 31, 2017 and September 30, 2017, the outstanding advance balance is $3,000 and $3,000, respectively.

(7)	During the three months ended December 31, 2017, Eugene Jiang, the former President and Chairman of the Company, has advanced in an aggregate amount of $100 to the Company for working capital purpose. The advances bear 0% interest rate and are due on demand. As of December 31, 2017 and September 30, 2017, the outstanding advance balance is $100 and $0, respectively.

(8)	On May 26, 2017, BriVision entered into a co-development agreement (the “Co-Dev Agreement”) with Rgene (See Note 5). As of December 31, 2017, the Company has received an aggregate amount of $450,000 in cash and has recorded $2,550,000 as receivable from collaboration partners. Since both Rgene and the Company are related parties and under common control by a controlling beneficiary shareholder of Yuangene Corporation, the Company has recorded the full amount of $3,000,000 in connection with the Co-Dev Agreement as additional paid-in capital during the year ended September 30, 2017.

(9)	On January 1, 2017, Euro-Asia Investment & Finance Corp Ltd. and the Company entered into a service agreement (the “Euro-Asia Agreement”) for the maintenance of the listing in the U.S. stock exchange market. During the three months ended December 31, 2017 and during the year ended September 30, 2017, the Company recognized non-employee stock based compensation expenses of $5,000 and $55,000 in connection with the terms in the Euro-Asia Agreement, respectively.

(10)	On January 1, 2017, Kimho Consultants Co., Ltd. and the Company entered into a service agreement (the “Kimho Agreement”) for the maintenance of the listing in the U.S. stock exchange market. During the three months ended December 31, 2017 and during the year ended September 30, 2017, the Company recognized non-employee stock based compensation expenses of $10,000 and $80,000 in connection with the terms in the Kimho Agreement, respectively.

(11)	During the year ended September 30, 2017, the Company provided a one-time consulting service to Liongene Corporation for $70,000. Since both Liongene and the Company are related parties and under common control by a controlling beneficiary shareholder of Yuangene Corporation, the Company has recorded the full amount of $70,000 as additional paid-in capital during the year ended September 30, 2017.

(12)	During the year ended September 30, 2017, the Company entered an operating lease agreement with AsianGene for an office space in Taiwan for the period from October 1, 2016 to July 31, 2017. The monthly base rent is approximately $5,000. Rent expenses under this lease agreement amounted to $52,205 and $0 for the years ended September 30, 2017 and 2016, respectively.

8. EQUITY

During October 2015, $350,000 of subscription receivable was fully collected from the shareholders.

On February 8, 2016, a Share Exchange Agreement (“Share Exchange Agreement”) was entered into by and among American BriVision (Holding) Corporation (the “Company”), American BriVision Corporation (“BriVision”), Euro-Asia Investment & Finance Corp. Limited, a company incorporated under the laws of Hong Kong Special Administrative Region of People’s Republic of China (“Euro-Asia”), being the owners of record of 164,387,376 (52,336,000 pre-stock split) shares of Common Stock of the Company, and the owners of record of all of the issued share capital of BriVision (the “BriVision Stock”). Pursuant to the Share Exchange Agreement, upon surrender by the BriVision Shareholders and the cancellation by BriVision of the certificates evidencing the BriVision Stock as registered in the name of each BriVision Shareholder, and pursuant to the registration of the Company in the register of members maintained by BriVision as the new holder of the BriVision Stock and the issuance of the certificates evidencing the aforementioned registration of the BriVision Stock in the name of the Company, the Company should issue 166,273,921(52,936,583 pre-stock split) shares (the “Acquisition Stock”) (subject to adjustment for fractionalized shares as set forth below) of the Company’s Common Stock to the BriVision Shareholders (or their designees), and 163,159,952 (51,945,225 pre-stock split) shares of the Company’s Common Stock owned by Euro-Asia should be cancelled and retired to treasury. The Acquisition Stock collectively should represent 79.70% of the issued and outstanding Common Stock of the Company immediately after the Closing, in exchange for the BriVision Stock, representing 100% of the issued share capital of BriVision in a reverse merger, or the Merger. Pursuant to the Merger, all of the issued and outstanding shares of BriVision’s Common Stock were converted, at an exchange ratio of 0.2536-for-1, into an aggregate of 166,273,921(52,936,583 pre-stock split) shares of Company’s Common Stock and BriVision became a wholly owned subsidiary, of the Company. The holders of Company’s Common Stock as of immediately prior to the Merger held an aggregate of 205,519,223 (65,431,144 pre-stock split) shares of Company’s Common Stock, Because of the exchange of the BriVision Stock for the Acquisition Stock (the “Share Exchange”), BriVision became a wholly owned subsidiary (the “Subsidiary”) of the Company and there was a change of control of the Company following the closing.  There were no warrants, options or other equity instruments issued in connection with the share exchange agreement.

On February 17, 2016, pursuant to the 2016 Equity Incentive Plan (the “2016 Plan”), 157,050 (50,000 pre-stock split) shares were granted to the employees.

On March 21, 2016, the Board of Directors of the Company approved an amendment to Articles of Incorporation to effect a forward split at a ratio of 1 to 3:141 (the “Forward Stock Split”) and increase the number of our authorized shares of Common Stock, par value $0.001 per share, to 360,000,000, which was effective on April 8, 2016.

The majority of the shareholders of the Company approved the amendment to Articles of Incorporation.

On May 6, 2016, the Company and BioLite agreed to amend the BioLite Collaborative Agreement, through entry into the Milestone Payment Agreement, whereby the Company has agreed to issue shares of our Common Stock, at the price of $1.60 per share, for an aggregate number of 562,500 shares, as part of our first installation of payment pursuant to the Milestone Payment. The shares issuance was completed in June 2016.

On August 26, 2016, the Company issued 1,468,750 shares (“Shares”) of the Company’s Common Stock, par value $0.001 (the “Offering”) to BioLite, Inc., a non-U.S. accredited investor (the “Purchaser”) pursuant to a certain Stock Purchase Agreement dated August 26, 2016 (the “SPA”). The Shares are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S of the Securities Act promulgated thereunder. The purchase price per share of the Offering is $1.60. The net proceeds to the Company from the Offering are approximately $2,350,000. The proceeds may be used for general corporate purposes.

Pursuant to the BioLite Collaborative Agreement (See Note 5), BriVision should pay a total of $100,000,000 in cash or stock of the Company with equivalent value according to the milestone achieved. The agreement requires that 6.5% of total payment, $6,500,000 shall be made upon the first IND submission which was submitted in March 2016. In February 2017, the Company remitted this amount to BioLite with $650,000 in cash and $5,850,000 in the form of newly issued shares of our Common Stock, at the price of $2.0 per share, for an aggregate number of 2,925,000 shares.

On October 1, 2016, the Company entered into a consulting agreement with Kazunori Kameyama (“Kameyama”) for the provision of services related to the clinical trials and other administrative work, public relation work, capital raising, trip coordination, In consideration for providing such services, the Company agreed to indemnify the consultant in an amount of $150 per hour in cash up to $3,000 per month, and issue to Kameyama the Company’s Common Stock at $1.00 per share for any amount exceeding $3,000. The Company’s stocks shall be calculated and issued in December every year. On October 1, 2017, the Company and Kameyama agreed to extend the service period for one more year expiring on September 30, 2018. As a result, the non-employee stock-based compensation related to this consulting agreement was $2,362 during the three months ended December 31, 2017 and $3,038 for the year ended September 30, 2017.

On January 1, 2017, Euro-Asia Investment & Finance Corp Ltd. and the Company entered into a service agreement (the “Euro-Asia Agreement”) for the maintenance of the listing in the U.S. stock exchange market. During the three months ended December 31, 2017 and during the year ended September 30, 2017, the Company recognized professional fees of $18,000 and $69,000, and non-employee stock based compensation expenses of $5,000 and $55,000 in connection with the terms in the Euro-Asia Agreement, respectively.

On January 1, 2017, Kimho Consultants Co., Ltd. and the Company entered into a service agreement (the “Kimho Agreement”) for the maintenance of the listing in the U.S. stock exchange market. During the three months ended December 31, 2017 and during the year ended September 30, 2017, the Company recognized professional fees of $21,000 and $113,000, and non-employee stock based compensation expenses of $10,000 and $80,000 in connection with the terms in the Kimho Agreement, respectively.

Pursuant to ASC 505-50-30, the transactions with the non-employees were measured based on the fair value of the equity instruments issued as the Company determined that the fair value of the equity instruments issued in a stock-based payment transaction with nonemployees was more reliably measurable than the fair value of the consideration received. The Company measured the fair value of the equity instruments in these transactions using the stock price on the date at which the commitments Kameyama, Euro-Asia, and Kimho for performance were rendered.

9. INCOME TAX

The Company files income tax returns in the U.S. federal jurisdiction, and various state and local jurisdictions. The Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2013.

On December 22, 2017 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The 21% Federal Tax Rate will apply to earnings reported for the full 2018 fiscal year. In addition, the Company must re-measure its net deferred tax assets and liabilities using the Federal Tax Rate that will apply when these amounts are expected to reverse. As of December 31, 2017, the Company can determine a reasonable estimate for certain effects of tax reform and is recording that estimate as a provisional amount. The provisional remeasurement of the deferred tax assets and allowance valuation of deferred tax assets at December 31, 2017 resulted in a net effect of $0 discrete tax expenses (benefit) which lowered the effective tax rate by 13% for the year ended December 31, 2017. The provisional remeasurement amount is anticipated to change as data becomes available allowing more accurate scheduling of the deferred tax assets and liabilities primarily related to net operating loss carryover.

Components of income tax (benefits) for the three months ended December 31, 2017, and for the years ended September 30, 2017 and 2016 are as follows:

	Three Months ended December 31, 2017			Year ended September 30, 2017			Year ended September 30, 2016
	Federal	State	Total	Federal	State	Total	Federal	State	Total
Current	$-	$-	$-	$-	$830	$830	$-	$836	$836
Deferred	-	-	-	-	-	-	-	-	-
	$-	$-	$-	$-	$830	$830	$-	$836	$836

Significant components of the Company’s deferred tax accounts at December 31, 2017 and September 30, 2017:

Deferred Tax Account - noncurrent:	December 31, 2017	September 30, 2017
Tax losses carryforwards	$594,501	$832,913
Less: Valuation allowance	(594,501)	(832,913)
Total deferred tax account - noncurrent	$-	$-

The difference between the effective rate reflected in the provision for income taxes on loss before taxes and the amounts determined by applying the applicable statutory U.S. tax rate are analyzed below:

	Three Months ended December 31,	Years ended September 30,
	2017	2017	2016
Statutory federal tax benefit, net of state tax effects	31%	31%	31%
State income taxes	8.84%	8.84%	8.84%
Provisional remeasurement of deferred taxes	(13)%	-%	-%
Nondeductible/nontaxable items	-%	(29)%	(36)%
Change in valuation allowance	(26.84)%	(10.84)%	(3.84)%
Effective income tax rate	-%	-%	-%

10. LOSS PER SHARE

Basic loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the year. Diluted loss per share is computed by dividing net loss by the weighted-average number of common shares and dilutive potential common shares outstanding during the year.

	Three Months Ended December 31,	Years Ended September 30,
	2017	2017	2016
Numerator:
Net loss	$(381,214)	$(4,071,983)	$(11,007,799)

Denominator:
Weighted-average shares outstanding:
Weighted-average shares outstanding - Basic	213,746,647	212,648,770	193,981,153
Stock options	-	-	-
Weighted-average shares outstanding - Diluted	213,746,647	212,648,770	193,981,153

Loss per share
-Basic	$(0.00)	$(0.02)	$(0.06)
-Diluted	$(0.00)	$(0.02)	$(0.06)

Diluted loss per share takes into account the potential dilution that could occur if securities or other contracts to issue Common Stock were exercised and converted into Common Stock.

11. COMMITMENTS AND CONTINGENCIES

Operating Commitment

The total future minimum lease payments under the non-cancellable operating lease with respect to the office as of December 31, 2017 are payable as follows:

As of December 31,	Amount
2018	$4,950
Total minimum payments	$4,950

Rental expense was $2,482 for the three months ended December 31, 2017. Rental expense was $61,093 and 29,129 for the year ended September 30, 2017 and 2016, respectively.

12. TRANSITION PERIOD COMPARATIVE DATA

The following table presents certain financial information for the three months ended December 31, 2017 and 2016, respectively:

	Three Months Ended
	December 31, 2017	December 31, 2016
		(Unaudited)
		(Restated)

Revenues	$-	$-

Cost of revenues	-	-

Gross profit	-	-

Operating expenses
Selling, general and administrative expenses	289,731	185,188
Research and development expenses	45,701	25,198
Stock based compensation	17,362	-

Loss from operations	(352,794)	(210,386)

Other income (expense)
Interest income	80	49
Interest expense	(28,500)	-
Total other income (expenses)	(28,420)	49

Loss from continuing operations before provision income tax	(381,214)	(210,337)

Provision for income tax	-	-

Net loss	(381,214)	(210,337)

Net loss per share attributable to Common Stockholders
Basic and diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding
Basic and diluted	213,746,647	210,821,647

13. SUBSEQUENT EVENT

The Company has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2017 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

******

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

Financial Statements for the Nine Months Ended

September 30, 2018 and 2017

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets
Cash	$4,389	$93,332
Receivable from collaboration partners – related parties	2,550,000	2,550,000
Other receivable – related parties	40,000	-
Total Current Assets	2,594,389	2,643,332

Total Assets	$2,594,389	$2,643,332

Liabilities and Equity
Current liabilities
Accrued expense	$436,828	$170,927
Due to related parties	4,041,703	4,229,320
Total current liabilities	4,478,531	4,400,247
Noncurrent liabilities
Convertible notes payable	300,000	-
Convertible notes payable – related parties	250,000	-
Accrued interest – noncurrent	14,567	-
Total Liabilities	5,043,098	4,400,247

Commitments and Contingencies

Stockholders’ deficit
Common Stock 360,000,000 authorized at $0.001 par value; shares issued and outstanding 213,926,475 and 213,746,647 at September 30, 2018 and December 31, 2017, respectively	213,927	213,747
Additional paid-in capital	13,909,157	13,805,936
Accumulated deficit	(16,571,793)	(15,776,598)
Total stockholders’ deficit	(2,448,709)	(1,756,915)
Total Liabilities and Equity	$2,594,389	$2,643,332

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$-	$-	$-	$-

Cost of revenues	-	-	-	-

Gross profit	-	-	-	-

Operating expenses
Selling, general and administrative expenses	123,846	144,212	520,256	521,954
Research and development expenses	44,301	3,083,314	135,006	3,125,964
Stock-based compensation	7,575	132,110	23,401	138,038
Total operating expenses	175,722	3,359,636	678,663	3,785,956

Loss from operations	(175,722)	(3,359,636)	(678,663)	(3,785,956)

Other income (expense)
Interest income	-	-	-	100
Interest expense	(42,851)	(27,460)	(114,682)	(74,960)
Total other income (expenses)	(42,851)	(27,460)	(114,682)	(74,860)

Loss from operations before income taxes	(218,573)	(3,387,096)	(793,345)	(3,860,816)

Provision for income taxes	-	-	1,850	830

Net Loss and Comprehensive Loss	$(218,573)	$(3,387,096)	$(795,195)	$(3,861,646)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.00)	$(0.02)	$(0.00)	$(0.02)

Weighted average number of common shares outstanding
Basic and diluted	213,926,475	213,746,647	213,869,826	213,178,790

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities
Net loss from continuing operations	$(795,195)	$(3,861,646)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	23,401	138,038
Change in operating assets and liabilities:
Increase in other receivable - related parties	(40,000)	-
Increase in accrued expenses and other current liabilities	360,468	(3,186)
Decrease in due to related parties	(80,617)	2,350,000
Net cash used in operating activities	(531,943)	(1,376,794)

Cash flows from financing activities
Capital contribution from related parties under common control	-	450,000
Proceeds from convertible notes	550,000	-
Borrowings from related parties	50,000	1,113,000
Repayment of loan from related parties	(157,000)	-
Net cash provided by financing activities	443,000	1,563,000

Net increase (decrease) in cash and cash equivalents	(88,943)	186,206

Cash, beginning of period	93,332	18,645

Cash, end of period	$4,389	$204,851

Supplemental disclosure of cash flow information

Interest expense paid	$78,444	$66,500
Income taxes paid	$1,850	$830

Non-cash financing and investing activities

Common shares issued for due to related parties	$-	$5,850,000
Capital contribution from related parties under common control	$-	$2,550,000
Common shares issued to employees	$80,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

AMERICAN BRIVISION (HOLDING) CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

American BriVision (Holding) Corporation (the “Company” or “Holding entity”), a Nevada corporation, through the Company’s operating entity, American BriVision Corporation (the “BriVision”), which was incorporated in July 2015 in the State of Delaware, engages in biotechnology and focuses on the development of new drugs and innovative medical devices to fulfill unmet medical needs.  The business model of the Company is to integrate research achievements from world-famous institutions (such as Memorial Sloan Kettering Cancer Center (“MSKCC”) and MD Anderson Cancer Center), conduct clinical trials of translational medicine for Proof of Concept (“POC”), out-license to international pharmaceutical companies, and exploit global markets. BriVision had to predecessor operations prior to its formation on July 21, 2015.

Reverse Merger

On February 8, 2016, a Share Exchange Agreement (the “Share Exchange Agreement”) was entered into by and among American BriVision (Holding) Corporation, American BriVision Corporation (“BriVision”), and Euro-Asia Investment & Finance Corp. Limited, a company incorporated under the laws of Hong Kong Special Administrative Region of the People’s Republic of China (“Euro-Asia”), being the owners of record of 164,387,376 (52,336,000 pre-stock split) shares of common stock of the Company, and the owners of record of all of the issued share capital of BriVision (the “BriVision Stock”).

Pursuant to the Share Exchange Agreement, upon surrender by the BriVision Shareholders and the cancellation by BriVision of the certificates evidencing the BriVision Stock as registered in the name of each BriVision Shareholder, and pursuant to the registration of the Company in the register of members maintained by BriVision as the new holder of the BriVision Stock and the issuance of the certificates evidencing the aforementioned registration of the BriVision Stock in the name of the Company, the Company should issue 166,273,921(52,936,583 pre-stock split) shares (the “Acquisition Stock”) (subject to adjustment for fractionalized shares as set forth below) of the Company’s common stock to the BriVision Shareholders (or their designees), and 163,159,952 (51,945,225 pre-stock split) shares of the Company’s common stock owned by Euro-Asia should be cancelled and retired to treasury. The Acquisition Stock collectively should represent 79.70% of the issued and outstanding common stock of the Company immediately after the Closing, in exchange for the BriVision Stock, representing 100% of the issued share capital of BriVision in a reverse merger (the “Merger”).

Pursuant to the Merger, all of the issued and outstanding common shares of BriVision were converted, at an exchange ratio of 0.2536-for-1, into an aggregate of 166,273,921(52,936,583pre-stock split) common shares of the Company and BriVision has become a wholly owned subsidiary of the Company. The holders of Company’s common stock as of immediately prior to the Merger held an aggregate of 205,519,223(65,431,144 pre-stock split) shares of Company’s common stock. Because of the exchange of the BriVision Stock for the Acquisition Stock (the “Share Exchange”), BriVision has become a wholly owned subsidiary (the “Subsidiary”) of the Company and there was a change of control of the Company following the closing.  There were no warrants, options or other equity instruments issued in connection with the share exchange agreement.

Because of the consummation of the Share Exchange, BriVision is now the Company’s wholly owned subsidiary and its shareholders own approximately 79.70% of issued and outstanding common stock of the Company.

Following the Share Exchange, the Company has abandoned its prior business plan and the Company is now pursuing BriVision’s historically proposed businesses, which focus on the development of new drugs and innovative medical devices to fulfill unmet medical needs.  The business model of the Company is to integrate research achievements from world-famous institutions, conduct clinical trials of translational medicine for Proof of Concept (“POC”), out-license to international pharmaceutical companies, and exploit global markets.

Accounting Treatment of the Reverse Merger

For financial reporting purposes, the Share Exchange represents a “reverse merger” rather than a business combination and BriVision is deemed the accounting acquirer in the transaction. The Share Exchange is being accounted for as a reverse-merger and recapitalization. BriVision is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations reflected in the historical financial statements prior to the Share Exchange will be those of BriVision and recorded at the historical cost basis of BriVision. In addition, the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of the Company and BriVision, and the historical operations of BriVision and operations of the Combined Company from the closing date of the Share Exchange.

Mergers Subject to Completion

On January 31, 2018, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with BioLite Holding, Inc. (“BioLite Holding”), a Nevada corporation, BioKey, Inc. (“BioKey”), a California corporation, BioLite Acquisition Corp. (“Merger Sub 1”), a Nevada corporation and wholly-owned subsidiary of the Company, and BioKey Acquisition Corp. (“Merger Sub 2”), a California corporation and wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, on or before the Closing of the Merger, each issued and outstanding share of BioLite Holding shall be converted into the right to receive one point eighty-two (1.82) validly issued, fully-paid and non-assessable shares of the Company and all shares of BioLite Holding shall be cancelled and cease to exist. Also on or before the Closing of the Merger, each issued and outstanding share of BioKey shall be converted into the right to receive one (1) validly issued, fully-paid and non-assessable share of the Company and all shares of BioKey shall be cancelled and cease to exist. Simultaneously upon Closing, BioLite Holding and Merger Sub 1 shall merge together with Merger Sub 1’s articles of incorporation and bylaws as the surviving corporation’s (the “BioLite Surviving Corporation”) articles of incorporation and bylaws and all shares of Merger Sub 1 shall be converted into one share of common stock of the BioLite Surviving Corporation, which shall remain a wholly-owned subsidiary of the Company. In addition, upon Closing, BioKey and Merger Sub 2 shall merge together with Merger Sub 2’s articles of incorporation and bylaws as the surviving corporation’s (the “BioKey Surviving Corporation’s”) articles of incorporation and bylaws and all shares of Merger Sub 2 shall be converted into one share of common stock of the BioKey Surviving Corporation, which shall remain a wholly-owned subsidiary of the Company. BioLite Holding, through its majority-owned subsidiaries, is a biopharmaceutical company focusing on Phase I and Phase II clinical trials of new drugs in the areas of oncology, central nervous system and immune system. BioKey is a California-based pharmaceutical company with FDA-approved therapeutic products and a GMP facility. BioLite Holding and the Company are related parties because the two companies are under common control.

The Merger Agreement requires the parties to consummate the Mergers after all of the conditions to the consummation of the Mergers contained therein are satisfied or waived, including approval by the shareholders of BioLite Holding and BioKey, respectively. The BioLite Merger will become effective upon the filing of Articles of Merger with the Secretary of State of the State of Nevada or at such later time as is agreed by the Company and BioLite Holding and specified in the Articles of Merger. The BioKey Merger will become effective upon the filing of an agreement of merger with the Secretary of State of the State of California and the Secretary of State of the State of Nevada or at such later time as is agreed by the Company and BioKey and specified in the Certificate of Merger.

None of the Company, BioLite Holding or BioKey can predict the exact timing of the consummation of the Mergers. Immediately after the effective time of the BioLite Merger, Merger Sub 1 will merge with and into BioLite Holding, with BioLite Holding surviving as a wholly-owned subsidiary of the Company. Immediately after the effective time of the BioKey Merger, Merger Sub 2 will merge with and into BioKey, with BioKey surviving as a wholly-owned subsidiary of the Company.

On July 23, 2018, the Company filed a prospectus on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”). The Closing of the Mergers will be subject to the “Conditions to Completion of the Merger” pursuant to the Merger Agreement.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated unaudited financial statements have been prepared in accordance with the generally accepted accounting principles in the United States of America (the “U.S. GAAP”). All significant intercompany transactions and account balances have been eliminated.

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Fiscal Year

The Company changed its fiscal year from the period beginning on October 1st and ending on September 30th to the period beginning on January 1st and ending on December 31st, beginning January 1, 2018. All references herein to a fiscal year prior to December 31, 2017 refer to the twelve months ended September 30th of such year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Actual results could differ materially from those results.

Reclassifications

Certain classifications have been made to the prior year financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net loss or accumulated deficit.

Forward Stock split

On March 21, 2016, the Board of Directors and the majority of the shareholders of the Company approved an amendment to Articles of Incorporation to effect a forward split at a ratio of 1 to 3.141 and increase the number of its authorized shares of common stock, par value $0.001 per share, to 360,000,000, which was effective on April 8, 2016. As a result, all shares outstanding for all periods have been retroactively restated to reflect Company’s 1 to 3:141 forward stock split.

Fair Value Measurements

The Company applies the provisions of FASB ASC Topic 820, “Fair Value Measurements and Disclosures” (the “ASC 820”), for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

-	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

-	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The carrying values of certain assets and liabilities of the Company, such as cash and cash equivalents, accounts receivable, due from related parties, accrued expenses, and due to related parties approximate fair value due to their relatively short maturities. The carrying value of the Company’s convertible notes payable and accrued interest approximates their fair value as the terms of the borrowing are consistent with current market rates.

Cash and Cash Equivalents

The Company considers highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents. As of September 30, 2018 and December 31, 2017, the Company’s cash and cash equivalents amounted to $4,389 and $93,332, respectively. The Company’s cash deposits are held in financial institutions located in both Taiwan and the United States of America where there are currently regulations mandated on obligatory insurance of bank accounts. The Company believes these financial institutions are of high credit quality.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments in high quality credit institutions, but these investments may be in excess of Taiwan Central Deposit Insurance Corporation and the U.S. Federal Deposit Insurance Corporation’s insurance limits. The Company does not enter into financial instruments for hedging, trading or speculative purposes.

Receivable from Collaboration Partners

Receivable from collaboration partners is stated at carrying value less estimates made for doubtful receivables. An allowance for impairment of receivable from collaboration partners is established if the collection of a receivable becomes doubtful. Such receivable becomes doubtful when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter into bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the receivable is impaired. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate. An impairment loss is recognized in the statement of operations, as are subsequent recoveries of previous impairments.

Research and Development Expenses

The Company accounts for R&D costs in accordance with FASB ASC 730, “Research and Development” (the “ASC 730”). Research and development expenses are charged to expense as incurred unless there is an alternative future use in other research and development projects or otherwise. Research and development expenses are comprised of costs incurred in performing research and development activities, including personnel-related costs, share-based compensation, and facilities-related overhead, outside contracted services including clinical trial costs, manufacturing and process development costs for both clinical and preclinical materials, research costs, upfront and development milestone payments under collaborative agreements and other consulting services. Non-refundable advance payment for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made. In instances where the Company enters into agreements with third parties to provide research and development services, costs are expensed as services are performed. Amounts due under such arrangements may be either fixed fee or fee for service, and may include upfront payments, monthly payments, and payments upon the completion of milestones or receipt of deliverables.

Stock-based Compensation

The Company measures expense associated with all employee stock-based compensation awards using a fair value method and recognizes such expense in the consolidated financial statements on a straight-line basis over the requisite service period in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation”. Total employee stock-based compensation expenses were $0 for the three and nine months ended September 30, 2018 and 2017.

The Company accounted for stock-based compensation to non-employees in accordance with FASB ASC Topic 718 “Compensation-Stock Compensation” and FASB ASC Topic 505-50 “Equity-Based Payments to Non-Employees” which requires that the cost of services received from non-employees is measured at fair value at the earlier of the performance commitment date or the date service is completed and recognized over the period the service is provided. Total non-employee stock-based compensation expenses were $7,575 and $132,110 for the three months ended September 30, 2018 and 2017, respectively. Total non-employee stock-based compensation expenses were $23,401 and $138,038 for the nine months ended September 30, 2018 and 2017, respectively.

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that may contain an imbedded beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of the warrants, if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Income Taxes

The Company accounts for income taxes using the asset and liability approach which allows the recognition and measurement of deferred tax assets to be based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will expire before the Company is able to realize their benefits, or future deductibility is uncertain.

Under FASB ASC Topic 740 “Income Taxes”, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefits recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer satisfied. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. No significant penalty or interest relating to income taxes has been incurred for the nine months ended September 30, 2018 and 2017. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

On December 22, 2017, the SEC issued Staff Accounting Bulletin (“SAB 118”), which provides guidance on accounting for tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. In March 2018, the FASB issued ASU 2018-05, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (SEC Update), Income Taxes (Topic 740). ASU 2018-05 provides guidance regarding the recording of tax impacts where uncertainty exists, in the period of adoption of the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”). In accordance with this guidance, the Company’s financial results reflect provisional amounts for those specific income tax effects of the 2017 Tax Act for which the accounting under ASC Topic 740 is incomplete but a reasonable estimate could be determined. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provision of the tax laws that were in effect immediately before the enactment of the Tax Act. While the Company is able to make reasonable estimates of the impact of the reduction in corporate rate and the deemed repatriation transition tax, the final impact of the Tax Act may differ from these estimates, due to, among other things, changes in its interpretations and assumptions, additional guidance that may be issued by the I.R.S., and actions that the Company may take. The Company is continuing to gather additional information to determine the final impact.

For the nine months ended September 30, 2018 and 2017, the Company’s income tax expense amounted $1,850 and $830, respectively.

Loss Per Share of Common Stock

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share”. Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive. Diluted earnings per share excludes all dilutive potential shares if their effect is anti-dilutive.

Commitments and Contingencies

The Company has adopted ASC Topic 450 “Contingencies” subtopic 20, in determining its accruals and disclosures with respect to loss contingencies. Accordingly, estimated losses from loss contingencies are accrued by a charge to income when information available before financial statements are issued or are available to be issued indicates that it is probable that an assets had been impaired or a liability had been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), which amends the existing accounting standards for leases. The new standard requires lessees to record a right-of-use asset and a corresponding lease liability on the balance sheet (with the exception of short-term leases). For lessees, leases will continue to be classified as either operating or financing in the income statement. This ASU becomes effective in the first quarter of fiscal year 2019 and early adoption is permitted. This ASU is required to be applied with a modified retrospective approach and requires application of the new standard at the beginning of the earliest comparative period presented. In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842): Targeted Improvements. In issuing ASU No. 2018-11, the FASB decided to provide another transition method in addition to the existing transition method by allowing entities to initially apply the new leases standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is currently evaluating the impact that ASU 2016-02 and ASU 2018-11 will have on its condensed consolidated financial statements.

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients and ASU 2016-11, Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting. In December 2016, the FASB issued ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842). These amendments provide additional clarification and implementation guidance on the previously issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2016-08 clarify how an entity should identify the specified good or service for the principal versus agent evaluation and how it should apply the control principle to certain types of arrangements. ASU 2016-10 clarifies the following two aspects of ASU 2014-09: identifying performance obligations and licensing implementation guidance. ASU 2016-11 rescinds several SEC Staff Announcements that are codified in Topic 605, including, among other items, guidance relating to accounting for consideration given by a vendor to a customer, as well as accounting for shipping and handling fees and freight services. ASU 2016-12 provides clarification to Topic 606 on how to assess collectability, present sales tax, treat noncash consideration, and account for completed and modified contracts at the time of transition. ASU 2016-12 clarifies that an entity retrospectively applying the guidance in Topic 606 is not required to disclose the effect of the accounting change in the period of adoption. Additionally, ASU 2016-20 clarifies certain narrow aspects within Topic 606 including its scope, contract cost accounting, and disclosures. The new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgments in measurement and recognition. The effective date and transition requirements for these amendments are the same as the effective date and transition requirements of ASU 2014-09, which is effective for fiscal years, and for interim periods within those years, beginning after December 15, 2017. The Company is currently evaluating the overall impact that ASU 2014-09 and its related amendments will have on the Company’s condensed consolidated financial statements.

On December 22, 2017, the SEC issued Staff Accounting Bulletin (“SAB 118”), which provides guidance on accounting for tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. In March 2018, the FASB issued ASU 2018-05, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (SEC Update), Income Taxes (Topic 740). ASU 2018-05 provides guidance regarding the recording of tax impacts where uncertainty exists, in the period of adoption of the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”).To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate to be included in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provision of the tax laws that were in effect immediately before the enactment of the Tax Act. While the Company is able to make reasonable estimates of the impact of the reduction in corporate rate and the deemed repatriation transition tax, the final impact of the Tax Act may differ from these estimates, due to, among other things, changes in its interpretations and assumptions, additional guidance that may be issued by the I.R.S., and actions that the Company may take. The Company has accounted for the tax effects of the Tax Cuts and Jobs Act under the guidance of SAB 118, on a provisional basis. The Company’s accounting for certain income tax effects is incomplete, but the Company has determined reasonable estimates for those effects The Company is continuing to gather additional information to determine the final impact on its condensed consolidated financial statements.

In February 2018, the FASB issued Accounting Standards Update No. 2018-02 (“ASU 2018-02”), Income Statement - Reporting Comprehensive Income (Topic 220). The guidance in ASU 2018-02 allows an entity to elect to reclassify the stranded tax effects related to the Tax Cuts and Jobs Act (the Tax Act) of 2017 from accumulated other comprehensive income into retained earnings. ASU 2018-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect this standard will have on its condensed consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718), Improvements to Nonemployee Share-based Payments (“ASU 2018-07”). This ASU expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The effective date for the standard is for interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted, but no earlier than the Company’s adoption date of Topic 606. Under the new guidance, the measurement of nonemployee equity awards is fixed on the grant date. The new guidance is required to be applied retrospectively with the cumulative effect recognized at the date of initial application. The Company is currently evaluating the effect ASU 2018-07 will have on the condensed consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (“Topic 820”): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The ASU modifies the disclosure requirements in Topic 820, Fair Value Measurement, by removing certain disclosure requirements related to the fair value hierarchy, modifying existing disclosure requirements related to measurement uncertainty and adding new disclosure requirements, such as disclosing the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and disclosing the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. This ASU is effective for public companies for annual reporting periods and interim periods within those annual periods beginning after December 15, 2019. The Company is currently evaluating the effect, if any, that the ASU 2018-13 will have on its financial statements.

3. GOING CONCERN

The accompanying consolidated unaudited financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses since its inception resulting in an accumulated deficit of $16,571,793 as of September 30, 2018 and has incurred net losses of $795,195 during the nine months ended September 30, 2018. The Company also had a working capital deficiency of $1,884,142 at September 30, 2018.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These unaudited consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company deem so.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its equity securities (2) short-term and long-term borrowings from banks and third-parties, and (3) short-term borrowings from stockholders or other related party(ies) when needed. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually to secure other sources of financing and attain profitable operations.

4. COLLABORATIVE AGREEMENTS

Collaborative agreement with BioLite Inc., a related party

On December 29, 2015, American BriVision Corporation entered into a collaborative agreement (the “BioLite Collaborative Agreement”) with BioLite Inc. (the “BioLite”), a related party (See Note 7), pursuant to which BioLite granted BriVision sole licensing rights for drug and therapeutic use of five products, including BLI-1005 CNS-Major Depressive Disorder, BLI-1008 CNS-Attention Deficit Hyperactivity Disorder, BLI-1401-1 Anti-Tumor Combination Therapy-Solid Tumor with Anti-PD-1, BLI-1401-2 Anti-Tumor Combination Therapy-Triple Negative Breast Cancer, and BLI-1501 Hematology-Chronic Lymphocytic Leukemia (collectively, the “Five Products”), in the U.S.A and Canada. Under the BioLite Collaborative Agreement, BriVision should pay a total of $100,000,000 in cash or stock of BriVision with equivalent value, according to the following schedule:

●	upfront payment shall upon the signing of this BioLite Collaborative Agreement: 3.5% of total payment. After receiving upfront payment from BriVision, BioLite has to deliver all data to BriVision in one week.

●	upon the first IND submission, BriVision shall pay, but no later than December 15, 2016: 6.5% of total payment. After receiving second payment from BriVision, BioLite has to deliver IND package to BriVision in one week.

●	at the completion of first phase II clinical trial, BriVision shall pay, but no later than September 15, 2017: 15% of total payment. After receiving third payment from BriVision, BioLite has to deliver phase II clinical study report to BriVision in three months.

●	upon the phase III IND submission, BriVision shall pay, but no later than December 15, 2018: 20% of total payment. After receiving fourth payment from BriVision, BioLite has to deliver IND package to BriVision in one week.

●	at the completion of phase III, BriVision shall pay, but no later than September 15, 2019:25% of total payment. After receiving fifth payment from BriVision, BioLite has to deliver phase III clinical study report to BriVision in three months.

●	upon the NDA submission, BriVision shall pay, but no later than December 15, 2020, BriVision shall pay: 30% of total payment. After receiving sixth payment from BriVision, BioLite has to deliver NDA package to BriVision in one week.

This BioLite Collaborative Agreement shall, once signed by both Parties, remain in effect for fifteen years as of the first commercial sales of any of the five drug candidates in the Territory and automatically renew for five more years unless either party gives the other party six month written notice of termination prior to the expiration date of the term.

Pursuant to the BioLite Collaborative Agreement, an upfront payment of $3,500,000 (the “Milestone Payment”), which is 3.5% of total payments due under the BioLite Collaborative Agreement, was to be paid by the Company upon signing of that agreement. On May 6, 2016, the Company and BioLite agreed to amend the BioLite Collaborative Agreement, through entry into the Milestone Payment Agreement, whereby the Company agreed to pay the Milestone Payment to BioLite with $2,600,000 in cash and $900,000 in the form of newly issued shares of its common stock, at the price of $1.60 per share, for an aggregate number of 562,500 shares. The cash payment and shares issuance were completed in June 2016.

Pursuant to the BioLite Collaborative Agreement, the 6.5% of total payment, $6,500,000 shall be made upon the first IND submission which was submitted in March 2016. On February 2017, the Company agreed to pay this amount to BioLite with $650,000 in cash and $5,850,000 in the form of newly issued shares of its common stock, at the price of $2.00 per share, for an aggregate number of 2,925,000 shares. The cash payment and shares issuance were completed in February 2017.

Pursuant to the BioLite Collaborative Agreement, the 15% of total payment, $15,000,000 shall be made at the completion of first phase II clinical trial. As of September 30, 2018, the first phase II clinical trial research has not completed yet.

The Company determined to fully expense the entire amount of $10,000,000 since currently the related licensing rights do not have alternative future uses. According to ASC 730-10-25-1, absent alternative future uses the acquisition of product rights to be used in research and development activities must be charged to research and development expenses immediately. Hence the entire amount is fully expensed as research and development expense when incurred.

On January 12, 2017, the Company entered into an Addendum (the “Addendum”) to the BioLite Collaborative Agreement. Pursuant to the Addendum, BioLite has agreed to license one more product “Maitake Combination Therapy” (the “Sixth Product’) to the Company’s wholly-owned subsidiary and defined the Territory of the Sixth Product to be worldwide and restate the Territory of the Five Products to be the U.S.A and Canada.

Co-Development agreement with Rgene Corporation, a related party

On May 26, 2017, American BriVision Corporation entered into a co-development agreement (the “Rgene ABVC-Rgene Co-development Agreement”) with Rgene Corporation (the “Rgene”), a related party under common control by the controlling beneficiary shareholder of YuanGene Corporation and the Company (See Note 7). Pursuant to the Rgene ABVC-Rgene Co-development Agreement, BriVison and Rgene agreed to co-develop and commercialize certain products that are included in the Sixth Product as defined in the Addendum. Under the terms of the Rgene ABVC-Rgene Co-development Agreement, Rgene should pay the Company $3,000,000 in cash or stock of Rgene with equivalent value by August 15, 2017. The payment is for the compensation of BriVision’s past research efforts and contributions made by BriVision before the Rgene ABVC-Rgene Co-development Agreement was signed and it does not relate to any future commitments made by BriVision and Rgene in this Rgene ABVC-Rgene Co-development Agreement. Besides the $3,000,000, the Company is entitled to receive 50% of the future net licensing income or net sales profit earned by Rgene, if any, and any development cost shall be equally shared by both BriVision and Rgene.

On June 1, 2017, the Company has delivered all research, technical, data and development data to Rgene. Since both Rgene and the Company are related parties and under common control by a controlling beneficiary shareholder of YuanGene Corporation and the Company, the Company has recorded the full amount of $3,000,000 in connection with the Rgene ABVC-Rgene Co-development Agreement as additional paid-in capital during the year ended December 31, 2017. During the nine months ended September 30, 2017, the Company has received $450,000 in cash. As of the date of this report, the Company is still in discussion with Rgene with respect to the schedule of the outstanding balance of $2,550,000.

Collaborative agreement with BioFirst Corporation, a related party

On July 24, 2017, American BriVision Corporation entered into a collaborative agreement (the “BioFirst Collaborative Agreement”) with BioFirst Corporation (“BioFirst”), pursuant to which BioFirst granted the Company the global licensing right for medical use of the product (the “Product”): BFC-1401 Vitreous Substitute for Vitrectomy. BioFirst is a related party to the Company because a controlling beneficiary shareholder of YuanGene Corporation and the Company is one of the directors and common stock shareholders of BioFirst (See Note 7).

Pursuant to the BioFirst Collaborative Agreement, the Company shall co-develop and commercialize ABV-1701 with BioFirst and pay BioFirst in a total amount of $3,000,000 in cash or stock of the Company before September 30, 2018. The amount of $3,000,000 is in connection with the compensation for BioFirst’s past research efforts and contributions made by BioFirst before the BioFirst Collaborative Agreement was signed and it does not relate to any future commitments made by BioFirst and BriVision in this BioFirst Collaborative Agreement. In addition, the Company is entitled to receive 50% of the future net licensing income or net sales profit, if any, and any development cost shall be equally shared by both BriVision and BioFirst.

On September 25, 2017, BioFirst has delivered all research, technical, data and development data to BriVision. No payment has been made by the Company as of the date of this report. The Company determined to fully expense the entire amount of $3,000,000 since currently the related licensing rights do not have alternative future uses. According to ASC 730-10-25-1, absent alternative future uses the acquisition of product rights to be used in research and development activities must be charged to research and development expenses immediately. Hence the entire amount of $3,000,000 has been fully expensed as research and development expense during the year ended September 30, 2017.

5. ACCRUED EXPENSES

Accrued expenses as of September 30, 2018 and December 31, 2017 consisted of:

	September 30, 2018	December 31, 2017
Accrued consulting fee	$38,411	$29,075
Accrued professional service fees	8,560	13,592
Accrued interest expense – related party (Note 7)	39,131	17,460
Accrued payroll	346,500	110,800
Accrued operating expenses	4,226	-
Total	$436,828	$170,927

6. CONVERTIBLE NOTES PAYABLE

On May 9, 2018, the Company issued an eighteen-month term unsecured convertible promissory note (the “Yu and Wei Note”) in an aggregate principal amount of $300,000 to Guoliang Yu and Yingfei Wei Family Trust (the “Yu and Wei”), pursuant to which the Company received $300,000. The Yu and Wei Note bears interest at 8% per annum. The Company shall pay to the Yu and Wei an amount in cash representing all outstanding principal and accrued and unpaid interest on the Eighteenth (18) month anniversary of the issuance date of the Yu and Wei Note, which is on November 8, 2019. In the event that the Company raises gross proceeds from the sale of its common stock of at least $5,000,000 (an “Equity Offering”) then within five days of the closing for such offering, the Company must repay the outstanding amount of this Yu and Wei Note. At any time from the date hereof until this Yu and Wei Note has been satisfied, the Yu and Wei may convert the unpaid and outstanding principal plus any accrued and unpaid interest and or default interest, if any, into shares of the Company’s common stock at a conversion price (the “Conversion Price”) equal to the lower of (i) $2.00 per share (the “Fixed Conversion Price”), subject to adjustment or (ii) 80% of the per share offering price (the “Alternative Conversion Price”) of any completed equity offering of the Company in an amount exceeding $500,000 that occurs when any part of the Yu and Wei Note is outstanding, subject to adjustments set forth in the Yu and Wei Note. In accordance with FASB ASC 470-20, the Company recognized none of the intrinsic value of embedded beneficial conversion feature present in the Yu and Wei Note as of September 30, 2018.

On June 27, 2018, the Company issued an eighteen-month term unsecured convertible promissory note (the “Keypoint Note”) in the aggregate principal amount of $250,000 to Keypoint Technology Ltd. (“Keypoint”), a related party (See Note 7), pursuant to which the Company received $250,000. The Keypoint Note bears interest at 8% per annum. The Company shall pay to the Keypoint an amount in cash representing all outstanding principal and accrued and unpaid interest on the Eighteenth (18) month anniversary of the issuance date of the Keypoint Note, which is on December 26, 2019. In the event that the Company raises gross proceeds from the sale of its common stock of at least $5,000,000 (an “Equity Offering”) then within five days of the closing for such offering, the Company must repay the outstanding amount of this Keypoint Note. At any time from the date hereof until this Keypoint Note has been satisfied, Keypoint may convert the unpaid and outstanding principal plus any accrued and unpaid interest and or default interest, if any, into shares of the Company’s common stock at a conversion price (the “Conversion Price”) equal to the lower of (i) $2.00 per share (the “Fixed Conversion Price”), subject to adjustment or (ii) 80% of the per share offering price (the “Alternative Conversion Price”) of any completed equity offering of the Company in an amount exceeding $500,000 that occurs when any part of the Keypoint Note is outstanding, subject to adjustments set forth in the Keypoint Note. In accordance with FASB ASC 470-20, the Company recognized none of the intrinsic value of embedded beneficial conversion feature present in the Keypoint Note as of September 30, 2018.

As of September 30, 2018, the aggregate carrying values of the convertible debentures and accrued convertible interest were $550,000 and $14,567, respectively. Interest expense was $14,567 and $0 for the nine months ended September 30, 2018 and 2017, respectively.

7. RELATED PARTIES TRANSACTIONS

The related parties of the company with whom transactions are reported in these financial statements are as follows:

Name of entity or Individual	Relationship with the Company and its subsidiaries
BioLite Inc. (the “BioLite”)	Shareholder of the Company; entity controlled by controlling beneficiary shareholder of YuanGene
BioFirst Corporation (the “BioFirst”)	Entity controlled by controlling beneficiary shareholder of YuanGene
BioFirst (Australia) Pty Ltd. (the BioFirst (Australia)”)	100% owned by BioFirst; Entity controlled by controlling beneficiary shareholder of YuanGene
Rgene Corporation (the “Rgene”)	Shareholder of the Company; entity controlled by controlling beneficiary shareholder of YuanGene
YuanGene Corporation (the “YuanGene”)	Controlling beneficiary shareholder of the Company
AsianGene Corporation (the “AsianGene”)	Shareholder of the Company; entity controlled by controlling beneficiary shareholder of YuanGene
Eugene Jiang	Chairman, Interim Chief Financial Officer, and former President
Keypoint Technology Ltd. (the “Keypoint’)	The Chairman of Keypoint is Eugene Jiang’s mother.

Other receivable - related parties

Amount due from related parties consisted of the following as of the periods indicated:

	September 30,	December 31,
	2018	2017
BioFirst (Australia)	$40,000	$-
Total	$40,000	$-

Due to related parties

Amount due to related parties consisted of the following as of the periods indicated:

	September 30,	December 31,
	2018	2017
BioLite, Inc.	$21,603	$109,220
BioFirst Corporation	3,807,000	3,957,000
AsianGene Corporation	160,000	160,000
YuanGene Corporation	53,000	3,000
Eugene Jiang	100	100
Total	$4,041,703	$4,229,320

Related party transactions

(1)	As of September 30, 2018 and December 31, 2017, BioLite had an outstanding balance of $21,603 and $109,220 due from the Company for working capital purpose, respectively. The advances bear 0% interest rate and are due on demand.

(2)	As of September 30, 2018, the Company has advanced an aggregate amount of $40,000 to BioFirst (Australia) for working capital purpose. The advances bear 0% interest rate and are due on demand.

(3)	On January 26, 2017, the Company and BioFirst entered into a loan agreement for a total commitment (non-secured indebtedness) of $950,000 to meet its working capital needs. Under the terms of the loan agreement, the loan bears interest at 1% per month (or equivalent to 12% per annum) and the Company is required to pay interest monthly to the lender. The loan matured on February 1, 2018. On February 2, 2018, the Company and BioFirst agreed to extend the maturity date of loan to February 1, 2019 with the same terms of the original loan agreement. As of September 30, 2018 and December 31, 2017, the outstanding loan balance was $793,000 and $950,000 and accrued interest was $25,297 and $17,460 (See Note 5), respectively. Interest expenses in connection with this loan were $82,336 and $74,960 for the nine months ended September 30, 2018 and 2017, respectively.

(4)	On July 24, 2017, BriVision entered into a collaborative agreement (the “BioFirst Collaborative Agreement”) with BioFirst (See Note 4). On September 25, 2017, BioFirst has delivered all research, technical, data and development data to BriVision, and the Company has recorded the full amount of $3,000,000 due to BioFirst. No payment has been made by the Company as of the date of this report.

(5)	As of September 30, 2018 and December 31, 2017, BioFirst has advanced an aggregate amount of $14,000 and $7,000 to the Company for working capital purpose, respectively. The advances bear 0% interest rate and are due on demand.

(6)	In September 2017, AsianGene entered an investment and equity transfer agreement (the “Investment and Equity Transfer Agreement”) with Everfront Biotech Inc. (the “Everfront”), a third party. Pursuant to the Investment and Equity Transfer Agreement, Everfront agreed to purchase 2,000,000 common shares of the Company owned by AsianGene at $1.60 per share in a total amount of $3,200,000, of which $160,000 is due before September 15, 2017 and the remaining amount of $3,040,000 is due before December 15, 2017. As of September 30, 2018 and December 31, 2017, Everfront only paid $160,000 to AsianGene. AsianGene also agreed to loan the proceeds to the Company for working capital purpose. On January 16, 2018, AsianGene and the Company entered into a loan agreement. Pursuant to the loan agreement, the loan bears interest at 1% per month (or equivalent to 12% per annum) and the Company is required to pay interest monthly to the lender. The maturity date of this loan is January 15, 2019. As of September 30, 2018 and December 31, 2017, the outstanding loan balance was $160,000 and accrued interest was $9,626 and $0 (See Note 5), respectively. Interest expenses in connection with this loan were $13,571 and $0 for the nine months ended September 30, 2018 and 2017, respectively.

(7)	As of September 30, 2018 and December 31, 2017, YuanGene Corporation has advanced an aggregate amount of $3,000 to the Company for working capital purpose. The advances bear 0% interest rate and are due on demand.

(8)	On January 18, 2018, the Company and YuanGene entered into a loan agreement for a total of $50,000 to meet its working capital needs. Under the terms of the loan agreement, the loan bears interest at 1% per month (or equivalent to 12% per annum) and the Company is required to pay interest monthly to the lender. The maturity date of this loan is January 19, 2019. As of September 30, 2018 and December 31, 2017, the outstanding loan balance was $50,000 and $0, and accrued interest was $4,208 and $0 (See Note 5), respectively. Interest expenses in connection with this loan were $4,208 and $0 for the nine months ended September 30, 2018 and 2017, respectively.

(9)	As of September 30, 2018 and December 31, 2017, the Chairman of the Company has advanced an aggregate amount of $100 to the Company for working capital purpose. The advances bear 0% interest rate and are due on demand.

(10)	On May 26, 2017, BriVision entered into a co-development agreement (the “ABVC-Rgene Co-development Agreement”) with Rgene (See Note 4). As of September 30, 2018 and December 31, 2017, the Company has received an aggregate amount of $450,000 in cash and has recorded $2,550,000 as receivable from collaboration partners. Since both Rgene and the Company are related parties and under common control by a controlling beneficiary shareholder of YuanGene Corporation, the Company has recorded the full amount of $3,000,000 in connection with the Rgene ABVC-Rgene Co-development Agreement as additional paid-in capital during the year ended September 30, 2017.

(11)	On June 27, 2018, the Company issued an eighteen-month term unsecured convertible promissory note (the “Keypoint Note”) in the aggregate principal amount of $250,000 to Keypoint Technology Ltd. (“Keypoint”) (See Note 6). The Company received $250,000 which bears interest at 8% per annum. Interest expense in connection with this Keypoint Note was $5,167 and $0 for the nine months ended September 30, 2018 and 2017, respectively.

(12)	The Company entered into an operating lease agreement with AsianGene for an office space in Taiwan for the period from October 1, 2016 to July 31, 2017. The monthly base rent is approximately $5,000. Rent expenses under this lease agreement amounted to $0 and $35,000 for the nine months ended September 30, 2018 and 2017, respectively.

8. EQUITY

During October 2015, $350,000 of subscription receivable was fully collected from the shareholders.

On February 8, 2016, a Share Exchange Agreement (“Share Exchange Agreement”) was entered into by and among American BriVision (Holding) Corporation (the “Company”), American BriVision Corporation (“BriVision”), Euro-Asia Investment & Finance Corp. Limited, a company incorporated under the laws of Hong Kong Special Administrative Region of People’s Republic of China (“Euro-Asia”), being the owners of record of 164,387,376 (52,336,000 pre-stock split) shares of common stock of the Company, and the owners of record of all of the issued share capital of BriVision (the “BriVision Stock”). Pursuant to the Share Exchange Agreement, upon surrender by the BriVision Shareholders and the cancellation by BriVision of the certificates evidencing the BriVision Stock as registered in the name of each BriVision Shareholder, and pursuant to the registration of the Company in the register of members maintained by BriVision as the new holder of the BriVision Stock and the issuance of the certificates evidencing the aforementioned registration of the BriVision Stock in the name of the Company, the Company should issue 166,273,921(52,936,583 pre-stock split) shares (the “Acquisition Stock”) (subject to adjustment for fractionalized shares as set forth below) of the Company’s common stock to the BriVision Shareholders (or their designees), and 163,159,952 (51,945,225 pre-stock split) shares of the Company’s common stock owned by Euro-Asia should be cancelled and retired to treasury. The Acquisition Stock collectively should represent 79.70% of the issued and outstanding common stock of the Company immediately after the Closing, in exchange for the BriVision Stock, representing 100% of the issued share capital of BriVision in a reverse merger, or the Merger. Pursuant to the Merger, all of the issued and outstanding shares of BriVision’s common stock were converted, at an exchange ratio of 0.2536-for-1, into an aggregate of 166,273,921(52,936,583 pre-stock split) shares of Company’s common stock and BriVision became a wholly owned subsidiary, of the Company. The holders of Company’s common stock as of immediately prior to the Merger held an aggregate of 205,519,223 (65,431,144 pre-stock split) shares of Company’s common stock, Because of the exchange of the BriVision Stock for the Acquisition Stock (the “Share Exchange”), BriVision became a wholly owned subsidiary (the “Subsidiary”) of the Company and there was a change of control of the Company following the closing.  There were no warrants, options or other equity instruments issued in connection with the share exchange agreement.

On February17, 2016, pursuant to the 2016 Equity Incentive Plan (the “2016 Plan”), 157,050 (50,000 pre-stock split) shares were granted to the employees.

On March 21, 2016, the Board of Directors and the majority of the shareholders of the Company approved an amendment to Articles of Incorporation to effect a forward split at a ratio of 1 to 3.141 (the “Forward Stock Split”) and increase the number of its authorized shares of common stock, par value $0.001 per share, to 360,000,000, which was effective on April 8, 2016. As a result, all shares outstanding for all periods have been retroactively restated to reflect Company’s 1 to 3.141 forward stock split.

On May 6, 2016, the Company and BioLite agreed to amend the BioLite Collaborative Agreement, through entry into the Milestone Payment Agreement, whereby the Company has agreed to issue shares of its common stock, at the price of $1.60 per share, for an aggregate number of 562,500 shares of the Company’s common stock, as part of the first installation of payment pursuant to the Milestone Payment. The issuance of shares was completed in June 2016.

On August 26, 2016, the Company issued 1,468,750 shares of the Company’s common stock, par value $0.001 (the “Offering”) to BioLite, Inc., a non-U.S. accredited investor (the “Purchaser”) pursuant to a certain Stock Purchase Agreement dated August 26, 2016 (the “SPA”). The sale of the Shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S of the Securities Act promulgated thereunder. The purchase price per share of the Offering was $1.60. The net proceeds to the Company from the Offering were approximately $2,350,000. The proceeds were used for working capital purposes.

Pursuant to the BioLite Collaborative Agreement (See Note 4), BriVision is obliged to pay up to a total of $100,000,000 in cash or stock of the Company with equivalent value according to the milestone achieved. The agreement requires that 6.5% of total payment, $6,500,000 shall be made upon the first IND submission which was submitted in March 2016. In February 2017, the Company remitted this amount to BioLite with $650,000 in cash and $5,850,000 in the form of newly issued shares of its common stock, at the price of $2.00 per share, for an aggregate number of 2,925,000 shares.

On October 1, 2016, the Company entered into a consulting agreement with Kazunori Kameyama (“Kameyama”) for the provision of services related to the clinical trials and other administrative work, public relation work, capital raising, trip coordination, In consideration for providing such services, the Company agreed to indemnify the consultant in an amount of $150 per hour in cash up to $3,000 per month, and issue the Company’s common stock to Kameyama at $1.00 per share for any amount exceeding $3,000. The Company’s stocks shall be calculated and issued in December every year. On October 1, 2017, the contract was extended for one year ending at September 30, 2018. During the nine months ended September 30, 2018, the Company recognized stock-based compensation expenses of $23,401. On March 28, 2018, the Company issued 4,828 shares of the Company’s common stock at $1.60 per share in a total of $7,725 to Kameyama in connection with this consulting agreement.

On January 1, 2017, Euro-Asia Investment & Finance Corp Ltd. (the “Euro-Asia”) and the Company entered into a one-year service agreement (the “Euro-Asia Agreement”) for the maintenance of the listing in the U.S. stock exchange market. On March 28, 2018, the Company issued 50,000 shares of the Company’s common stock at $1.60 per share in a total of $80,000 to Euro-Asia in connection with the Euro-Asia Agreement.

On January 1, 2017, Kimho Consultants Co., Ltd. (the “Kimho”) and the Company entered into a one-year service agreement (the “Kimho Agreement”) for the maintenance of the listing in the U.S. stock exchange market. On March 28, 2018, the Company issued 75,000 shares of the Company’s common stock at $1.60 per share in a total of $120,000 to Kimho in connection with the Kimho Agreement.

Pursuant to ASC 505-50-30, the transactions with the non-employees were measured based on the fair value of the equity instruments issued as the Company determined that the fair value of the equity instruments issued in a stock-based payment transaction with nonemployees was more reliably measurable than the fair value of the consideration received. The Company measured the fair value of the equity instruments in these transactions using the stock price on the date at which the commitments Kameyama, Euro-Asia, and Kimho for performance were rendered.

On March 28, 2018, the Company also issued an aggregate of 50,000 shares of the Company’s common stock at $1.60 per share for salaries in a total of $80,000 to three officers.

9. INCOME TAX

The Company files income tax returns in the U.S. federal jurisdiction, and various state and local jurisdictions. The Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2013.

On December 22, 2017 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The 21% Federal Tax Rate will apply to earnings reported for the full 2018 fiscal year. In addition, the Company must re-measure its net deferred tax assets and liabilities using the Federal Tax Rate that will apply when these amounts are expected to reverse. As of September 30, 2018 and December 31, 2017, the Company can determine a reasonable estimate for certain effects of tax reform and recorded that estimate as a provisional amount. The provisional remeasurement of the deferred tax assets and allowance valuation of deferred tax assets at September 30, 2018 and December 31, 2017 resulted in a net effect of $0 discrete tax expenses (benefit) which lowered the effective tax rate by 14% for the nine months ended September 30, 2018 and for the year ended December 31, 2017. The provisional remeasurement amount is anticipated to change as data becomes available allowing more accurate scheduling of the deferred tax assets and liabilities primarily related to net operating loss carryover.

Components of income tax (benefits) for the nine months ended September 30, 2018 and 2017 are as follows:

	For the Nine Months Ended September 30,
	2018			2017
	Federal	State	Total	Federal	State	Total
Current	$-	$1,850	$1,850	$-	$830	$830
Deferred	-	-	-	-	-	-
	$-	$1,850	$1,850	$-	$830	$830

Significant components of the Company’s deferred tax accounts at September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2017
Deferred Tax Account - noncurrent:
Tax losses carryforwards	$756,189	$594,501
Less: Valuation allowance	(756,189)	(594,501)
Total deferred tax account - noncurrent	$-	$-

The difference between the effective rate reflected in the provision for income taxes on loss before taxes and the amounts determined by applying the applicable statutory U.S. tax rate are analyzed below:

	For the Nine Months Ended September 30,
	2018	2017
Statutory federal tax benefit, net of state tax effects	19%	31%
State income taxes	8.84%	8.84%
Nondeductible/nontaxable items	(2)%	(4)%
Change in valuation allowance	(25.84)%	(35.84)%
Effective income tax rate	0.00%	0.00%

10. LOSS PER SHARE

Basic loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the year. Diluted loss per share is computed by dividing net loss by the weighted-average number of common shares and dilutive potential common shares outstanding during the three and nine months ended September 30, 2018 and 2017.

	For the Three Months Ended September 30,
	2018	2017

Numerator:
Net loss	$(218,573)	(3,387,096)

Denominator:
Weighted-average shares outstanding:
Weighted-average shares outstanding - Basic	213,926,475	213,746,647
Stock options	-	-
Weighted-average shares outstanding - Diluted	213,926,475	213,746,647

Loss per share
-Basic	(0.00)	(0.02)
-Diluted	(0.00)	(0.02)

	For the Nine Months Ended September 30,
	2018	2017

Numerator:
Net loss	$(795,195)	(3,861,646)

Denominator:
Weighted-average shares outstanding:
Weighted-average shares outstanding - Basic	213,869,826	213,178,790
Stock options	-	-
Weighted-average shares outstanding - Diluted	213,869,826	213,178,790

Loss per share
-Basic	(0.00)	(0.02)
-Diluted	(0.00)	(0.02)

Diluted loss per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. As the Company has incurred net losses for the three and nine months ended September 30, 2018 and 2017, the Company did not include dilutive common equivalent shares in the computation of diluted net loss per share because the effect would have been anti-dilutive.

11. COMMITMENTS AND CONTINGENCIES

Operating Commitment

The Company leased an office space in Taiwan under non-cancelable operating leases expired on June 30, 2018. As of September 30, 2018, there was no future minimum lease payments under non-cancelable operating and capital leases.

Rental expense was $0 and $8,793 for the three months ended September 30, 2018 and 2017, respectively. Rental expense was $5,097 and $46,763 for the nine months ended September 30, 2018 and 2017, respectively.

12. SUBSEQUENT EVENT

The Company has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of September 30, 2018 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

******

BIOLITE HOLDING, INC.

Financial Statements for the Years Ended

December 31, 2017 and 2016

Audit ● Tax ● Consulting ● Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of BioLite Holding, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of BioLite Holding, Inc. and its subsidiaries. ( collectively referred to as “the Company”) as of December 31, 2017 and 2016, the related statements of operations and comprehensive income(loss), stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2017 and 2016, and the results of its operations and its cash flows for the years ended December 31, 2017 and 2016, in conformity with the U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that BioLite Holding, Inc. and its subsidiaries will continue as a going concern. As described in Note 2 to the consolidated financial statements, the Company has incurred losses from operations, has a working capital deficit, and is in need of additional capital to grow its operations so that it can become profitable. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KCCW Accountancy Corp.

We have served as the Company’s auditor since 2017.
Diamond Bar, California
April 30, 2018

KCCW Accountancy Corp.
3333 S Brea Canyon Rd. #206, Diamond Bar, CA 91765, USA
Tel: +1 909 348 7228 ● Fax: +1 909 895 4155 ● info@kccwcpa.com

BIOLITE HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2017	2016
ASSETS
Current Assets
Cash and cash equivalents	$256,925	$100,464
Restricted cash	56,579	66,944
Accounts Receivable - related parties	3,475	1,265
Receivable from collaboration partners – related parties	-	5,037,500
Due from related parties	153,953	258
Inventory, net	199,708	185,951
Prepaid expenses and other current assets	90,333	43,376
Total Current Assets	760,973	5,435,758
Restricted cash - noncurrent	-	185,436
Property and equipment, net	570,576	563,253
Long-term investments	4,185,969	3,594,241
Deferred tax assets	1,017,897	593,021
Security Deposits	68,876	48,811
Total Assets	$6,604,291	$10,420,520
LIABILITIES AND EQUITY
Current Liabilities
Short-term bank loan	927,800	231,481
Long-term bank loan - current portion	40,203	119,773
Notes payable	202,429	-
Accrued expenses	511,212	724,327
Other payable	16,288	168,551
Due to related parties	2,390,498	319,910
Total Current Liabilities	4,088,430	1,564,042

Noncurrent Liabilities
Long-term bank loan	55,690	-
Total Noncurrent Liabilities	55,690	-
Total Liabilities	4,144,120	1,564,042

Equity
Common Stock, $0.0001 par value, 500,000,000 shares authorized, 20,000,000 and 41,207,444 shares issued and outstanding	4,121	2,000
Additional paid-in capital	10,862,995	11,303,457
Accumulated deficit	(9,971,033)	(4,922,762)
Other comprehensive income	757,327	61,754
Total Stockholders’ Equity	1,653,410	6,444,449
Noncontrolling Interest	806,761	2,412,029
Total Equity	2,460,171	8,856,478

Total Liabilities and Equity	$6,604,291	$10,420,520

The accompanying notes are an integral part of these financial statements.

BIOLITE HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
Net revenue
Merchandise sales	$940	$2,812
Merchandise sales-related parties	2,256	3,253
Collaborative revenue	-	982,083
Total net revenue	3,196	988,148

Cost of revenue	2,249	24,318

Gross profit	947	963,830

Operating expenses
Research and development expenses	256,682	823,046
Selling, general and administrative expenses	1,735,931	1,752,168
Total operating expenses	1,992,613	2,575,214

Loss from operations	(1,991,666)	(1,611,384)

Other income (expense)
Interest income	7,207	3,429
Interest expense	(222,060)	(7,602)
Rental income	11,814	11,884
Impairment loss	-	(1,470,378)
Investment loss	(34,139)	-
Loss on foreign exchange changes	(409,170)	(85,398)
Loss on investment in equity securities	(4,443,876)	(3,560,325)
Other income (expenses)	51,574	67,328
Total other income (expenses)	(5,038,650)	(5,041,062)
Loss before income taxes	(7,030,316)	(6,652,446)
Provision for income taxes expense (benefit)	(360,395)	(60,660)
Net loss	(6,669,921)	(6,591,786)
Net loss attributable to noncontrolling interests, net of tax	1,621,650	1,669,024
Net loss attributable to BioLite Holding, Inc.	(5,048,271)	(4,922,762)
Foreign currency translation adjustment	695,573	61,754
Comprehensive Loss	$(4,352,698)	$(4,861,008)

Net loss per share attributable to Common Stockholders
Basic and Diluted	$(0.16)	$(0.25)

Weighted average number of common shares outstanding:
Basic and Diluted	30,720,246	20,000,000

The accompanying notes are an integral part of these financial statements.

BIOLITE HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

			Additional		Other
	Common Stocks		Paid-in	Accumulated	Comprehensive	Non-controlling
	Shares	Amounts	Capital	Deficit	Income	Interest	Total
Balance at July 27, 2016 (inception)	-	$-	$-	$-	$-	$-	$-
Capital Contribution	20,000,000	2,000	-	-	-	-	2,000
Effects from restructuring	-	-	11,303,457	-	-	4,081,053	15,384,510
Net income	-	-	-	(4,922,762)	61,754	(1,669,024)	(6,530,032)
Balance at December 31, 2016	20,000,000	2,000	11,303,457	(4,922,762)	61,754	2,412,029	8,856,478
Capital Contribution	21,207,444	2,121	7,679,786	-	-	-	7,681,907
Effects from restructuring	-	-	(8,120,248)	-	-	16,382	(8,103,866)
Net income	-	-	-	(5,048,271)	-	(1,621,650)	(6,669,921)
Cumulative translation adjustments	-	-	-	-	695,573	-	695,573
Balance at December 31, 2017	41,207,444	$4,121	$10,862,995	$(9,971,033)	$757,327	$806,671	$2,460,171

The accompanying notes are an integral part of these financial statements.

BIOLITE HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
Cash flows from operating activities
Net loss	$(6,669,921)	$(6,591,786)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation & amortization	43,996	43,777
Investment loss	34,139	-
Impairment losses for doubtful account	-	1,470,378
Loss on investment in equity securities	4,443,876	3,560,325
Deferred tax	(360,395)	(60,660)
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	(724)	(533)
Decrease (increase) in receivable from collaboration revenue	1,054,913	-
Decrease (increase) in due from related parties	(167,197)	11,580
Decrease (increase) in inventory	3,469	19,166
Decrease (increase) in prepaid expenses and other deposits	(56,973)	72,408
Increase (decrease) in accrued expenses and other current liabilities	(338,236)	151,147
Increase (decrease) in due to related parties	329,556	295,298
Net Cash Used In Operating Activities	(1,683,497)	(1,028,900)

Cash flows from investing activities
Restricted cash	213,808	(181,997)
Net proceeds from sale of investment in equity securities	128,480	-
Loan to related parties	(32,893)	-
Long-term equity investment	(7,803,713)	(3,070,940)
Net Cash Used In Investing Activities	(7,494,318)	(3,252,937)

Cash flows from financing activities
Net proceeds from the issuance of Common Stock	7,681,907	2,000
Proceeds from loan from related parties	914,427	-
Capital contribution from related parties under common control	6,579	2,642,823
Net proceeds from short-term bank loans	657,861	232,728
Net proceeds from short-term borrowing from third-parties	98,679	93,091
Repayment of long-term bank loans	(34,156)	(36,138)
Net Cash Provided By Financing Activities	9,325,297	2,934,504

Effect of exchange rate changes on cash and cash equivalents	8,979	22,730

Net increase (decrease) in cash and cash equivalents	156,461	(1,324,603)

Cash and cash equivalents
Beginning	100,464	1,425,067
Ending	$256,925	$100,464

Supplemental disclosure of cash flows
Cash paid during the year for:
Income tax	$-	$-
Interest expense	$92,238	$7,602

Non-cash financing and investing activities
Capital contribution from related parties under common control	$1,316	$6,750,000

The accompanying notes are an integral part of these financial statements

BIOLITE HOLDING, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 1. ORGANIZATION AND BUSINESS

BioLite Holding, Inc. (the “BioLite Holding”) was incorporated under the laws of the State of Nevada on July 27, 2016. BioLite BVI, Inc. (the “BioLite BVI”), a wholly owned subsidiary of BioLite Holding, was incorporated in the British Virgin Islands on September 13, 2016. BioLite Holding and BioLite BVI are holding companies and have not carried out substantive business operations of their own.

BioLite, Inc., (the “BioLite Taiwan”) was incorporated on February 13, 2006 under the laws of Taiwan. BioLite is in the business of developing and commercialization of new botanical drugs with application in central nervous system, autoimmunity, inflammation, hematology, and oncology. In addition, BioLite Taiwan distributes dietary supplements made from extracts of Chinese herbs and Maitake mushroom.

In January 2017, BioLite Holding, BioLite BVI, BioLite Taiwan, and certain shareholders of BioLite Taiwan entered into a share purchase / exchange agreement (the “BioLite Share Purchase / Exchange Agreement”). Pursuant to the BioLite Share Purchase / Exchange Agreement, the shareholder participants to the BioLite Share Purchase / Exchange Agreement have sold their equity in BioLite Taiwan and were using the proceeds from such sales to purchase shares of Common Stock of BioLite Holding at the same price per share, resulting in their owning the same number of shares of Common Stock as they owned in the BioLite Taiwan. Upon closing of the Share Purchase/ Exchange Agreement in August 2017, BioLite Holding ultimately owns via BioLite BVI approximately 73% of BioLite Taiwan. The other shareholders who did not enter this Share Purchase/ Exchange Agreement retain their equity ownership in BioLite Taiwan.

The fiscal year of BioLite Holding, BioLite BVI, and BioLite Taiwan (collectively referred to as “the Company”) ends on December 31st.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation — The accompanying consolidated financial statements, including the accounts of BioLite Holding, BioLite BVI, and BioLite Taiwan, have been prepared in conformity with accounting principles generally accepted in the United States of America. Since BioLite Holding, BioLite BVI, and BioLite Taiwan are the entities under Dr. Tsung-Shann Jiang’s common control prior to the Share Purchase / Exchange Agreement, the transaction is accounted for as a restructuring transaction. All the assets and liabilities of BioLite Taiwan were transferred to BioLite Holding at their respective carrying amounts on the closing date of Share Purchase / Exchange transaction. The Company has recast prior period financial statements to reflect the conveyance of BioLite Taiwan’s common shares as if the restructuring transaction had occurred as of the earliest date of the financial statements. All material intercompany accounts, transactions, and profits have been eliminated in consolidation. The nature of and effects on earnings per share (EPS) of nonrecurring intra-entity transactions involving long-term assets and liabilities is not required to be eliminated and EPS amounts have been recast to include the earnings (or losses) of the transferred net assets.

The functional currency of BioLite Taiwan is the New Taiwan dollars, however the accompanying consolidated financial statements have been translated and presented in United States Dollars ($). In the accompanying financial statements and notes, “$”, “US$” and “U.S. dollars” mean United States dollars, and “NT$” and “NT dollars” mean New Taiwan dollars.

Going Concern — The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses since its inception resulting in an accumulated deficit of $9,971,033 and $4,922,762 as of December 31, 2017 and 2016, respectively, and incurred net loss attributable to BioLite Holding, Inc. of $5,048,271 and $4,922,762 for the years ended December 31, 2017, and 2016, respectively. The Company also had working capital deficiency of $3,327,457 at December 31, 2017. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company upon signing of that agreement.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its equity securities (2) short-term and long-term borrowings from banks and third-parties, and (3) short-term borrowings from stockholders or other related party(ies) when needed. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually to secure other sources of financing and attain profitable operations.

Segment Reporting — The Company follows the provisions of ASC Topic 280, “Segment Reporting”, which establishes standards for reporting information about operating segments, which uses a “management” approach for determining segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company’s reportable segments. ASC Topic 280, “Segment Reporting,” also requires disclosures about products or services, geographic areas, and major customers. The Company’s management reporting structure provided for only one segment in 2017 and 2016. Accordingly, no separate segment information is presented.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk — The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and restricted cash. The Company places its cash and temporary cash investments in high quality credit institutions in Taiwan, but these investments may be in excess of Taiwan Central Deposit Insurance Corporation’s insurance limits. The Company does not enter into financial instruments for hedging, trading, or speculative purposes. Concentration of credit risk with respect to accounts receivables is limited due to the wide variety of customers and markets in which the Company transacts business, as well as their dispersion across many geographical areas. The Company performs ongoing credit evaluations of its customers and generally does not require collateral, but does require advance deposits on certain transactions.

Cash and Cash Equivalents — The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Restricted Cash Equivalents — Restricted cash equivalents primarily consist of cash held in a reserve bank account associated with short-term bank loans.

Accounts Receivable, Receivable from Collaboration Partners, and Other Receivable — Accounts receivable, receivable from collaboration partners, and other receivables are stated at carrying value less estimates made for doubtful receivables. An allowance for impairment of trade receivable, receivable from collaboration partners, and other receivables is established if the collection of a receivable becomes doubtful. Such receivable becomes doubtful when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter into bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the receivable is impaired. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate.

Inventory — Inventory consists of raw materials, work-in-process, finished goods, and merchandise. Inventories are stated at the lower of cost or market and valued on a moving weighted average cost basis. Market is determined based on net realizable value. The Company periodically reviews the age and turnover of its inventory to determine whether any inventory has become obsolete or has declined in value, and incurs a charge to operations for known and anticipated inventory obsolescence.

Property and Equipment — Property and equipment is carried at cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Expenditures that improve the functionality of the related asset or extend the useful life are capitalized. When property and equipment is retired or otherwise disposed of, the related gain or loss is included in operating income. Leasehold improvements are depreciated on the straight-line method over the shorter of the remaining lease term or estimated useful life of the asset. Depreciation is calculated on the straight-line method, including property and equipment under capital leases, generally based on the following useful lives:

Estimated Life in Years
Buildings and leasehold improvements	5 ~ 50
Machinery and equipment	5 ~ 6
Office equipment	3 ~ 6

Impairment of Long-Lived Assets —The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates its long lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell. Management has determined that no impairments of long-lived assets currently exist.

Fair Value Measurements — FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

●	Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

●	Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the Company, such as cash and cash equivalents, restricted cash, accounts receivable, due from related parties, inventory, prepaid expenses and other current assets, accounts payable, accrued liabilities, and due to related parties approximate fair value due to their relatively short maturities. The carrying value of the Company’s short-term bank loan approximates their fair value as the terms of the borrowing are consistent with current market rates and the duration to maturity is short. The carrying value of the Company’s long-term bank loan approximates fair value because the interest rates approximate market rates that the Company could obtain for debt with similar terms and maturities.

Long-term Equity Investment — The Company acquires these equity investments to promote business and strategic objectives. The Company accounts for non-marketable equity and other equity investments for which the Company does not have control over the investees as:

●	Equity method investments when the Company has the ability to exercise significant influence, but not control, over the investee. Its proportionate share of the income or loss is recognized monthly and is recorded in gains (losses) on equity investments.

●	Non-marketable cost method investments when the equity method does not apply.

Significant judgment is required to identify whether an impairment exists in the valuation of the Company’s non-marketable equity investments, and therefore the Company considers this a critical accounting estimate. Its yearly analysis considers both qualitative and quantitative factors that may have a significant impact on the investee’s fair value. Qualitative analysis of its investments involves understanding the financial performance and near-term prospects of the investee, changes in general market conditions in the investee’s industry or geographic area, and the management and governance structure of the investee. Quantitative assessments of the fair value of its investments are developed using the market and income approaches. The market approach includes the use of comparable financial metrics of private and public companies and recent financing rounds. The income approach includes the use of a discounted cash flow model, which requires significant estimates regarding the investees’ revenue, costs, and discount rates. The Company’s assessment of these factors in determining whether an impairment exists could change in the future due to new developments or changes in applied assumptions.

Other-Than-Temporary Impairment — The Company’s long-term equity investments are subject to a periodic impairment review. Impairments affect earnings as follows:

●	Marketable equity securities include the consideration of general market conditions, the duration and extent to which the fair value is below cost, and our ability and intent to hold the investment for a sufficient period of time to allow for recovery of value in the foreseeable future. We also consider specific adverse conditions related to the financial health of, and the business outlook for, the investee, which may include industry and sector performance, changes in technology, operational and financing cash flow factors, and changes in the investee’s credit rating. We record other-than-temporary impairments on marketable equity securities and marketable equity method investments in gains (losses) on equity investments.

●	Non-marketable equity investments based on our assessment of the severity and duration of the impairment, and qualitative and quantitative analysis of the operating performance of the investee; adverse changes in market conditions and the regulatory or economic environment; changes in operating structure or management of the investee; additional funding requirements; and the investee’s ability to remain in business. A series of operating losses of an investee or other factors may indicate that a decrease in value of the investment has occurred that is other than temporary and that shall be recognized even though the decrease in value is in excess of what would otherwise be recognized by application of the equity method. A loss in value of an investment that is other than a temporary decline shall be recognized. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment. The Company records other-than-temporary impairments for non-marketable cost method investments and equity method investments in gains (losses) on equity investments. Other-than-temporary impairments of non-marketable equity investments were $4,277,708 and $3,122,123 for the years ended December 31, 2017 and 2016, respectively.

Post-retirement and post-employment benefits — The Company adopted the government mandated defined contribution plan pursuant to the Labor Pension Act (the “Act”) in Taiwan. Such labor regulations require that the rate of contribution made by an employer to the Labor Pension Fund per month shall not be less than 6% of the worker’s monthly salaries. Pursuant to the Act, the Company makes monthly contribution equal to 6% of employees’ salaries to the employees’ pension fund. The Company has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were $26,263 and $32,561 for the years ended December 31, 2017 and 2016, respectively. Other than the above, the Company does not provide any other post-retirement or post-employment benefits.

Revenue Recognition —Revenues consist of merchandise sales and collaboration revenue.

Merchandise sales — Revenue from distribution of dietary supplements are recognized when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is determinable, and collectability of the sales price is reasonably assured.

Collaboration Revenue — The Company recognizes collaboration revenue accounting for the various payment flows under its collaborative agreements with BioHopeKing Corporation (the “BHK”) and American BriVision Corporation (the “BriVision”) (See NOTE 3).

(i)	Estimated Performance Periods

The collaborative agreements contain multiple elements and deliverables, and required evaluation pursuant to ASC 605-25, “Revenue Recognition — Multiple-Element Arrangements.” The Company had multiple deliverables under the collaborative agreements, including deliverables relating to grants of technology licenses, regulatory and clinical development, and marketing activities. Estimation of the performance periods of the Company’s deliverables requires the use of management’s judgment. Significant factors considered in management’s evaluation of the estimated performance periods include, but are not limited to, the Company’s experience in conducting clinical development, regulatory and manufacturing activities. The Company reviews the estimated duration of its performance periods under its collaborative agreements on an annually basis, and makes any appropriate adjustments on a prospective basis. Future changes in estimates of the performance period under its collaborative agreements could impact the timing of future revenue recognition.

(ii)	Milestone Payments

The Company is eligible to receive milestone payments under the collaborative agreement with collaboration partners based on achievement of specified development, regulatory and commercial events. Management evaluated the nature of the events triggering these contingent payments, and concluded that these events fall into two categories: (a) events which involve the performance of the Company’s obligations under the collaborative agreement with collaboration partners, and (b) events which do not involve the performance of the Company’s obligations under the collaborative agreement with collaboration partners.

The former category of milestone payments consists of those triggered by development and regulatory activities in the territories specified in the collaborative agreements. Management concluded that each of these payments constitute substantive milestone payments. This conclusion was based primarily on the facts that (i) each triggering event represents a specific outcome that can be achieved only through successful performance by the Company of one or more of its deliverables, (ii) achievement of each triggering event was subject to inherent risk and uncertainty and would result in additional payments becoming due to the Company, (iii) each of the milestone payments is nonrefundable, (iv) substantial effort is required to complete each milestone, (v) the amount of each milestone payment is reasonable in relation to the value created in achieving the milestone, (vi) a substantial amount of time is expected to pass between the upfront payment and the potential milestone payments, and (vii) the milestone payments relate solely to past performance. Based on the foregoing, the Company recognizes any revenue from these milestone payments in the period in which the underlying triggering event occurs.

(iii)	Multiple Element Arrangements

The Company analyzes multiple element arrangements based on the guidance in ASC Topic 605-25, Revenue Recognition—Multiple Element Arrangements, or ASC 605-25. Pursuant to the guidance in ASC 605-25, the Company evaluates multiple element arrangements to determine (1) the deliverables included in the arrangement and (2) whether the individual deliverables represent separate units of accounting or whether they must be accounted for as a combined unit of accounting. This evaluation involves subjective determinations and requires management to make judgments about the individual deliverables and whether such deliverables are separate from other aspects of the contractual relationship. Deliverables are considered separate units of accounting provided that: (i) the delivered item(s) has value to the customer on a standalone basis and (ii) if the arrangement includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially within its control. In assessing whether an item under a collaboration has standalone value, the Company considers factors such as the research, manufacturing, and commercialization capabilities of the collaboration partner and the availability of the associated expertise in the general marketplace. The Company also considers whether its collaboration partners can use the other deliverable(s) for their intended purpose without the receipt of the remaining element(s), whether the value of the deliverable is dependent on the undelivered item(s), and whether there are other vendors that can provide the undelivered element(s).

The Company recognizes arrangement consideration allocated to each unit of accounting when all of the revenue recognition criteria in ASC 605 are satisfied for that particular unit of accounting. In the event that a deliverable does not represent a separate unit of accounting, the Company recognizes revenue from the combined unit of accounting over the Company’s contractual or estimated performance period for the undelivered elements, which is typically the term of the Company’s research and development obligations. If there is no discernible pattern of performance or objectively measurable performance measures do not exist, then the Company recognizes revenue under the arrangement on a straight-line basis over the period the Company is expected to complete its performance obligations. Conversely, if the pattern of performance in which the service is provided to the customer can be determined and objectively measurable performance measures exist, then the Company recognizes revenue under the arrangement using the proportional performance method. Revenue recognized is limited to the lesser of the cumulative amount of payments received or the cumulative amount of revenue earned, as determined using the straight-line method or proportional performance method, as applicable, as of the period ending date.

At the inception of an arrangement that includes milestone payments, the Company evaluates whether each milestone is substantive and at risk to both parties on the basis of the contingent nature of the milestone. This evaluation includes an assessment of whether: (1) the consideration is commensurate with either the Company’s performance to achieve the milestone or the enhancement of the value of the delivered item(s) as a result of a specific outcome resulting from its performance to achieve the milestone, (2) the consideration relates solely to past performance and (3) the consideration is reasonable relative to all of the deliverables and payment terms within the arrangement. The Company evaluates factors such as the scientific, clinical, regulatory, commercial, and other risks that must be overcome to achieve the particular milestone and the level of effort and investment required to achieve the particular milestone in making this assessment. There is considerable judgment involved in determining whether a milestone satisfies all of the criteria required to conclude that a milestone is substantive. Milestones that are not considered substantive are recognized as earned if there are no remaining performance obligations or over the remaining period of performance, assuming all other revenue recognition criteria are met.

(iv)	Royalties and Profit Sharing Payments

Under the collaborative agreement with the collaboration partners, the Company is entitled to receive royalties on sales of products, which is at certain percentage of the net sales. The Company recognizes revenue from these events based on the revenue recognition criteria set forth in ASC 605-10-25-1, “Revenue Recognition”. Based on those criteria, the Company considers these payments to be contingent revenues, and recognizes them as revenue in the period in which the applicable contingency is resolved.

Income Taxes — Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Valuation of Deferred Tax Assets — A valuation allowance is recorded to reduce our deferred tax assets to the amount that is more likely than not to be realized. In assessing the need for the valuation allowance, management considers, among other things, projections of future taxable income and ongoing prudent and feasible tax planning strategies. If the Company determines that sufficient negative evidence exists, then it will consider recording a valuation allowance against a portion or all of the deferred tax assets in that jurisdiction. If, after recording a valuation allowance, the Company’s projections of future taxable income and other positive evidence considered in evaluating the need for a valuation allowance prove, with the benefit of hindsight, to be inaccurate, it could prove to be more difficult to support the realization of our deferred tax assets. As a result, an additional valuation allowance could be required, which would have an adverse impact on its effective income tax rate and results. Conversely, if, after recording a valuation allowance, the Company determines that sufficient positive evidence exists in the jurisdiction in which the valuation allowance was recorded, it may reverse a portion or all of the valuation allowance in that jurisdiction. In such situations, the adjustment made to the deferred tax asset would have a favorable impact on its effective income tax rate and results in the period such determination was made. See Note 13 for information related to income taxes, including the recorded balances of its valuation allowance related to deferred tax assets.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in our financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of December 31, 2017 and 2016, management considered that the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

Share-Based Compensation — The Company recognizes share-based compensation expense for share-based compensation awards granted to its employees and officers. Compensation expense for share-based compensation awards granted is based on the grant date fair value estimate for each award as determined by its board of directors. The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally one to two years. As share-based compensation expense recognized is based on awards ultimately expected to vest, such expense is reduced for estimated forfeitures.

The Company estimates the fair value of stock-based compensation awards at the date of grant using the Black-Scholes option pricing model, which requires the input of highly subjective assumptions, including the fair value of the underlying Common Stock, expected term of the option, expected volatility of the price of its Common Stock, risk-free interest rates, and the expected dividend yield of our Common Stock. The assumptions used in the Company’s option-pricing model represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment. If factors change and different assumptions are used, the Company’s stock-based compensation expense could be materially different in the future.

These assumptions and estimates are as follows:

●	Fair value of the underlying Common Stock. Because the Company’s stocks are not publicly traded, the assumptions used in the valuation model are based on future expectations combined with management judgment. In the absence of a public trading market, the board of directors, with input from management, exercised significant judgment and considered numerous objective and subjective factors to determine the fair value of our Common Stock as of the date of each option grant, including the following factors:

a) contemporaneous valuations performed by unrelated third-party specialists;

b) the lack of marketability of its Common Stock;

c) the Company’s actual operating and financial performance, and current business conditions and projections;

d) the Company’s hiring of key personnel and the experience of our management;

e) the Company’s history and the timing of the introduction of new products and services;

In valuing the Common Stock, the fair value of the underlying Common Stock was determined by using the value indications under a combination of valuation approaches, including a discounted cash flow analysis under the income approach, market approaches, and the latest round of equity financing at grant date

●	Expected term. The expected term represents the period that the stock-based compensation awards are expected to be outstanding. Since the Company did not have sufficient historical information to develop reasonable expectations about future exercise behavior, it used the simplified method to compute expected term, which represents the average of the time-to-vesting and the contractual life.

●	Expected volatility. As the Company does not have a trading history for its Common Stock, the expected stock price volatility for its Common Stock was estimated by taking the mean standard deviation of stock prices for selected companies in biotechnogy industry listed in Taiwan’s stock markets.

●	Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero coupon U.S. Treasury notes with maturities approximately equal to the expected term of the options.

●	Expected dividend yield. The Company has never declared or paid any cash dividends and do not presently plan to declare or pay cash dividends in the foreseeable future. Consequently, we used an expected dividend yield of zero.

The valuations are highly complex and subjective. Following the completion of this offering, Common Stock valuations will no longer be necessary as the Company will rely on market prices to determine the fair value of its Common Stock.

Foreign-currency Transactions — For the Company’s subsidiaries in Taiwan, the foreign-currency transactions are recorded in New Taiwan dollars (“NTD”) at the rates of exchange in effect when the transactions occur. Gains or losses resulting from the application of different foreign exchange rates when cash in foreign currency is converted into New Taiwan dollars, or when foreign-currency receivables or payables are settled, are credited or charged to income in the year of conversion or settlement. On the balance sheet dates, the balances of foreign-currency assets and liabilities are restated at the prevailing exchange rates and the resulting differences are charged to current income except for those foreign currencies denominated investments in shares of stock where such differences are accounted for as translation adjustments under Equity.

Translation Adjustment — The accounts of BioLite Taiwan was maintained, and its financial statements were expressed, in New Taiwan Dollar (“NT$”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance ASC 830, “Foreign Currency Matters”, with the NT$ as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, stockholder’s deficit are translated at the historical rates and income statement items are translated at an average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income as a component of stockholders’ deficit.

Research and Development — The Company accounts for R&D costs in accordance with Accounting Standards Codification (“ASC”) 730, Research and Development (“ASC 730”). Research and development expenses are charged to expense as incurred unless there is an alternative future use in other research and development projects or otherwise. Research and development expenses are comprised of costs incurred in performing research and development activities, including personnel-related costs, share-based compensation, and facilities-related overhead, outside contracted services including clinical trial costs, manufacturing and process development costs for both clinical and preclinical materials, research costs, upfront and development milestone payments under collaborative agreements and other consulting services. Non-refundable advance payment for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made. In instances where the Company enters into agreements with third parties to provide research and development services, costs are expensed as services are performed. Amounts due under such arrangements may be either fixed fee or fee for service, and may include upfront payments, monthly payments, and payments upon the completion of milestones or receipt of deliverables. Research and development expense was $256,682 and $823,046 for the years ended December 31, 2017 and 2016, respectively.

Promotional and Advertising Costs — Promotional and advertising costs are classified as selling and general and administrative expenses, and are expensed as incurred. Promotional and advertising expenses consist primarily of the costs of designing, producing, and distributing materials promoting the Company and its products, including its corporate website. Promotional and advertising costs were $842 and $38,792 for the years ended December 31, 2017 and 2016, respectively.

Statement of Cash Flows — Cash flows from the Company’s operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Comprehensive Income — Comprehensive income includes accumulated foreign currency translation gains and losses. The Company has reported the components of comprehensive income in its statements of operations and comprehensive income (loss).

Recently Issued Accounting Pronouncements — In February 2016, the FASB issued ASU No. 2016-02, “Leases.” The core principle of the ASU is that a lessee should recognize the assets and liabilities that arise from its leases other than those that meet the definition of a short-term lease. The ASU requires extensive qualitative and quantitative disclosures, including with respect to significant judgments made by management. Subsequently, the FASB issued ASU No. 2017-13, in September 2017 and ASU No. 2018-01, in January 2018, which amends and clarifies ASU 2016-02. The ASU will be effective for the Company beginning January 1, 2019, including interim periods in the fiscal year 2019. Early adoption is permitted. The Company is in the process of determining the method of adoption and assessing the impact of this ASU on its consolidated results of operations, cash flows, financial position and disclosures.

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients and ASU 2016-11, Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting. In December 2016, the FASB issued ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842). These amendments provide additional clarification and implementation guidance on the previously issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2016-08 clarify how an entity should identify the specified good or service for the principal versus agent evaluation and how it should apply the control principle to certain types of arrangements. ASU 2016-10 clarifies the following two aspects of ASU 2014-09: identifying performance obligations and licensing implementation guidance. ASU 2016-11 rescinds several SEC Staff Announcements that are codified in Topic 605, including, among other items, guidance relating to accounting for consideration given by a vendor to a customer, as well as accounting for shipping and handling fees and freight services. ASU 2016-12 provides clarification to Topic 606 on how to assess collectability, present sales tax, treat noncash consideration, and account for completed and modified contracts at the time of transition. ASU 2016-12 clarifies that an entity retrospectively applying the guidance in Topic 606 is not required to disclose the effect of the accounting change in the period of adoption. Additionally, ASU 2016-20 clarifies certain narrow aspects within Topic 606 including its scope, contract cost accounting, and disclosures. The new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgments in measurement and recognition. The effective date and transition requirements for these amendments are the same as the effective date and transition requirements of ASU 2014-09, which is effective for fiscal years, and for interim periods within those years, beginning after December 15, 2017. The Company is currently evaluating the overall impact that ASU 2014-09 and its related amendments will have on the Company’s financial statements.

On December 22, 2017, the SEC issued Staff Accounting Bulletin (“SAB 118”), which provides guidance on accounting for tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. In March 2018, the FASB issued ASU 2018-05, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (SEC Update), Income Taxes (Topic 740). ASU 2018-05 provides guidance regarding the recording of tax impacts where uncertainty exists, in the period of adoption of the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”).To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate to be included in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provision of the tax laws that were in effect immediately before the enactment of the Tax Act. While the Company is able to make reasonable estimates of the impact of the reduction in corporate rate and the deemed repatriation transition tax, the final impact of the Tax Act may differ from these estimates, due to, among other things, changes in our interpretations and assumptions, additional guidance that may be issued by the I.R.S., and actions we may take. The Company is continuing to gather additional information to determine the final impact.

In February 2018, the FASB issued Accounting Standards Update No. 2018-02 (ASU 2018-02), Income Statement - Reporting Comprehensive Income (Topic 220). The guidance in ASU 2018-02 allows an entity to elect to reclassify the stranded tax effects related to the Tax Cuts and Jobs Act (the Tax Act) of 2017 from accumulated other comprehensive income into retained earnings. ASU 2018-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect this standard will have on its Consolidated Financial Statements.

NOTE 3. COLLABORATIVE AGREEMENTS

(a)	Collaborative agreements with BHK

(i)     On February 24, 2015, BioLite Taiwan and BioHopeKing Corporation (the “BHK”) entered into a co-development agreement, (the “BHK Co-Development Agreement”), pursuant to which it is collaborative with BHK to develop and commercialize BLI-1401-2 (Botanical Drug) Triple Negative Breast Cancer (TNBC) Combination Therapy (BLI-1401-2 Products) in Asian countries excluding Japan for all related intellectual property rights, and has developed it for medicinal use in collaboration with outside researchers. The development costs shall be shared 50/50 between BHK and the Company. The BHK Co-Development Agreement will remain in effect for fifteen years from the date of first commercial sale of the Product in in Asia excluding Japan.

On July 27, 2016, BioLite Taiwan and BHK agreed to amend the payment terms of the milestone payment in an aggregate amount of $10 million based on the following schedule:

●	Upon the signing of the BHK Co-Development Agreement: $1 million, or 10% of total payment

●	Upon the first Investigational New Drug (IND) submission and BioLite Taiwan will deliver all data to BHK according to FDA Reviewing requirement: $1 million, or 10% of total payment

●	At the completion of first phase II clinical trial: $1 million, or 10% of total payment

●	At the initiation of phase III of clinical trial research: $3 million, or 30% of total payment

●	Upon the New Drug Application (NDA) submission: $4 million, or 40% of total payment

In December 2015, BHK has paid a non-refundable upfront cash payment of $1 million, or 10% of $10,000,000, upon the signing of BHK Co-Development Agreement. The Company concluded that the deliverables are considered separate units of accounting as the delivered items have value to the customer on a standalone basis and recognized this cash receipt as collaboration revenue when all research, technical, and development data was delivered to BHK in 2015. The receipt is for the compensation of past research efforts and contributions made by BioLite Taiwan before this collaborative agreement was signed and it does not relate to any future commitments made by BioLite Taiwan and BHK in this collaborative agreement. In August 2016, the Company has received the second milestone payment of NT$31,649,000, approximately equivalent to $1 million, and recognized collaboration revenue for the year ended December 31, 2016. As of the date of this report, the Company has not completed the first phase II clinical trial.

In addition to the milestone payments, BioLite Taiwan is entitled to receive royalty on 12% of BHK’s net sales related to BLI-1401-2 Products. As of December 31, 2017 and 2016, the Company has not earned the royalty under the BHK Co-Development Agreement.

(ii)   On December 9, 2015, BioLite Taiwan entered into another two collaborative agreements (the “BHK Collaborative Agreements”), pursuant to which it is collaborative with BHK to co-develop and commercialize BLI-1005 for “Targeting Major Depressive Disorder” (BLI-1005 Products) and BLI-1006 for “Targeting Inflammatory Bowel Disease” (BLI-1006 Products) in Asia excluding Japan for all related intellectual property rights, and has developed it for medicinal use in collaboration with outside researchers. The development costs shall be shared 50/50 between BHK and the Company. The BHK Co-Development Agreement will remain in effect for fifteen years from the date of first commercial sale of the Product in in Asia excluding Japan.

In 2015, the Company recognized the cash receipt in a total of NT$50 million, approximately equivalent to $1.6 million, as collaboration revenue when all research, technical, and development data was delivered to BHK. The Company concluded that the deliverables are considered separate units of accounting as the delivered items have value to the customer on a standalone basis and recognized this payment as collaboration revenue when all research, technical, data and development data was delivered to BHK. The cash receipt is for the compensation of past research efforts and contributions made by BioLite Taiwan before this BHK Collaborative Agreements was signed and it does not relate to any future commitments made by BioLite Taiwan and BHK in this BHK Collaborative Agreements.

In addition to the total of NT$50 million, approximately equivalent to $1.60 million, BioLite Taiwan is entitled to receive 50% of the future net licensing income or net sales profit. As of December 31, 2017 and 2016, the Company has not earned the royalty under the BHK Collaborative Agreements.

(b)	Collaborative Agreement with BriVision

On December 29, 2015, BioLite Taiwan and BriVision entered into a collaborative agreement (the “BriVision Collaborative Agreement”), pursuant to which it is collaborative with BriVision to develop and commercialize five products, including BLI-1005 CNS-Major Depressive Disorder, BLI-1008 CNS-Attention Deficit Hyperactivity Disorder, BLI-1401-1 Anti-Tumor Combination Therapy – Solid Tumor with Anti-PD-1, BLI-1401-2 Anti-Tumor Combination Therapy – Triple Negative Breast Cancer, and BLI-1501 Hematology-Chronic Lymphocytic Leukemia ( collectively “Five Products”) in the United States of America and Canada for all related intellectual property rights, and has developed it for medicinal use in collaboration with outside researchers. On January 12, 2017, BioLite Taiwan entered into an Addendum (the “Addendum”) to the BriVision Collaborative Agreement, pursuant to which BioLite Taiwan and BriVision agreed to include one more product, namely, “Maitake Combination Therapy” as one of the Products defined in the BioLite Collaborative Agreement (the “Sixth Product”) and defined the Territory of the Sixth Product to be worldwide and restate the Territory of the Five Products to be the U.S.A and Canada. The BriVision Collaborative Agreement will remain in effect for fifteen years from the date of first commercial sale of the Five Products in the North America Region. Either party may terminate upon thirty days’ prior written notice for breach or insolvency.

Under the BioLite Collaborative Agreement, BriVision should pay a total of $100,000,000 in cash or stock of BriVision with equivalent value, according to the following schedule:

●	Upfront payment shall be made upon the signing of this BioLite Collaborative Agreement: 3.5% of total payment. After receiving upfront payment from BriVision, BioLite Taiwan has to deliver all data to BriVision in one week

●	Upon the first IND submission, BriVision shall pay, but no later than December 15, 2016: 6.5% of total payment. After receiving second payment from BriVision, BioLite has to deliver IND package to BriVision in one week.

●	At the completion of first phase II clinical trial, BriVision shall pay, but no later than September 15, 2017: 15% of total payment. After receiving third payment from BriVision, BioLite has to deliver phase II clinical study report to BriVision in three months.

●	Upon the phase III IND submission, BriVision shall pay, but no later than December 15, 2018: 20% of total payment. After receiving forth payment from BriVision, BioLite has to deliver IND package to BriVision in one week.

●	At the completion of phase III, BriVision shall pay, but no later than September 15, 2019:25% of total payment. After receiving fifth payment from BriVision, BioLite has to deliver phase III clinical study report to BriVision in three months.

●	Upon the NDA submission, BriVision shall pay, but no later than December 15, 2020, BriVision shall pay: 30% of total payment. After receiving sixth payment from BriVision, BioLite has to deliver NDA package to BriVision in one week.

An upfront payment of $3,500,000 (the “Milestone Payment”), or 3.5% of $100,000,000, was due in December 2015 under the BriVision Collaborative Agreement. On May 6, 2016, BioLite Taiwan and BriVision amended the payment terms under the BriVision Collaborative Agreement, whereby BriVision has agreed to pay the upfront payment to the Company $2,600,000 in cash and $900,000 in newly issued shares of Common Stock of BriVision’s holding company, American BriVision (Holding) Corporation (“ABVC”), a Nevada company, at the price of $1.60 per share, for an aggregate number of 562,500 shares. The cash payment and shares issuance were completed in June 2016. The Company concluded that the deliverables are considered separate units of accounting as the delivered items have value to the customer on a standalone basis. The receipt is for the compensation of past research efforts and contributions made by BioLite Taiwan before this collaborative agreement was signed and it does not relate to any future commitments made by BioLite Taiwan and BriVision in this collaborative agreement.

In March 2016, BioLite Taiwan has submitted the first IND and delivered the IND package to BriVision. In February 2017, BriVision agreed to pay the 6.5% of total payment, $6,500,000 to BioLite Taiwan with $650,000 in cash and $5,850,000 in the form of newly issued shares of Common Stock of ABVC, at the price of $2.0 per share based on the quoted price (for the shares) provided by OTC Markets Group Inc., for an aggregate number of 2,925,000 shares. Since the Common Stock shares of ABVC are lightly traded in the over-the-counter market, the Company considered to utilize other fair value inputs, such as the bid-ask spread, in determining the fair value of the shares as of December 31, 2017 and 2016. As of December 31, 2017, the first phase II clinical trial research has not completed yet.

Since both BioLite Taiwan, BriVision, and ABVC are related parties and under common control by Dr. Tsung-Shann Jiang, the Company has recorded the full amount of $6,500,000 and $3,500,000 in connection with the BriVision Collaborative Agreement as additional paid-in capital during the years ended December 31, 2016 and 2015, respectively.

Under the Collaborative Agreement, BioLite Taiwan is also entitled to 5% of net sales of the Products. There have not been any commercial sales since the Collaborative Agreement became effective.

The Company evaluated the Collaboration Agreement in accordance with the provisions of ASC, Topic 605-25, Revenue Recognition—Multiple Element Arrangements. The Company’s arrangement with BHK contains the following deliverables: (i) the license right to develop and use proprietary technology and confidential information for BLI-1401-2 Products, and its related intellectual property rights (the “BLI-1401-2 Deliverable”), (ii) ) the license right to develop and use proprietary technology and confidential information for BLI-1005 Products, and its related intellectual property rights (the “BLI-1005 Deliverable”), and (iii) ) the license right to develop and use proprietary technology and confidential information for BLI-1006 Products, and its related intellectual property rights (the “BLI-1006 Deliverable”). The Company’s arrangement with BriVision contains the license right to develop and use proprietary technology and confidential information for the Five Products and the Sixth Product, and their related intellectual property rights (the “Five Products and the Sixth Product Deliverable).

The Company has concluded that each of herein deliverables identified at the inception of the arrangement has standalone value from each of the elements based on their nature. Factors considered in this determination included, among other things, the capabilities of the collaboration partner, whether any other vendor sells the item separately, whether the value of the deliverable is dependent on the other elements in the arrangement, whether there are other vendors that can provide the items and if the customer could use the item for its intended purpose without the other deliverables in the arrangement. Additionally, the Collaboration Agreement does not include a general right of return. Accordingly, each of herein deliverables included in the BHK and BriVision arrangements qualifies as a separate unit of accounting. Therefore, the Company has identified seven units of accounting in connection with its obligations under the collaboration arrangement with BHK and BriVision as follows: (i) BLI-1005 Products, (ii) BLI-1006 Products, (iii) BLI-1008 Products, (iv) BLI-1401-1 Products, (v) BLI-1401-2 Products, (vi) BLI-1401-2 Products, and (vii) Maitake Product (the Sixth Product).

NOTE 4. INVENTORY

Inventory consists of the following:

	December 31, 2017	December 31, 2016
Merchandise	$4,951	$7,784
Finished goods	104,454	95,556
Work-in-process	20,885	19,106
Raw materials	69,418	63,505
Inventory, net	$199,708	$185,951

NOTE 5. LONG-TERM INVESTMENTS

(1)	The ownership percentages of each investee are listed as follows:

	Ownership percentage
	As of December 31,
Name of related party	2017	2016	Accounting treatment
Braingenesis Biotechnology Co., Ltd.	0.23%	0.23%	Cost Method
Genepharm Biotech Corporation	0.98%	0.98%	Cost Method
BioHopeKing Corporation	9.60%	9.87%	Cost Method
BioFirst Corporation	21.51%	22.11%	Equity Method
American BriVision (Holding) Corp.	2.32%	0.96%	Equity Method
Rgene Corporation	13.04%	-	Equity Method

(2)	The extent the investee relies on the company for its business are summarized as follows:

Name of related party	The extent the investee relies on the company for its business
Braingenesis Biotechnology Co., Ltd.	No specific business relationship
Genepharm Biotech Corporation	No specific business relationship
BioHopeKing Corporation	Collaborating with the Company to develop and commercialize drugs
American BriVision (Holding) Corp.	Collaborating with the Company to develop and commercialize drugs
Rgene Corporation	Loan to the investee
BioFirst Corporation	Loan from the investee and provide research and development support service

(3)	Long-term investment mainly consists of the following:

	As of December 31,
	2017	2016
Non-marketable Cost Method Investments
Braingenesis Biotechnology Co., Ltd.	$7,442	$6,808
Genepharm Biotech Corporation	22,720	20,785
BioHopeKing Corporation (See NOTE 3 & 12)	2,261,524	2,068,875
Sub total	2,291,686	2,096,468
Equity Method Investments
BioFirst Corporation (NOTE 12)	1,894,283	1,497,773
American BriVision (Holding) Corp. (See NOTE 3 & 12)	-	-
Rgene Corporation (NOTE 12)	-	-
Total	$4,185,969	$3,594,241

(a)	BioFirst Corporation (the “BioFirst):

The Company holds an equity interest in BioFirst Corporation, (the “BioFirst”), accounting for its equity interest using the equity method to accounts for its equity investment as prescribed in ASC 323, Investments—Equity Method and Joint Ventures (“ASC 323”). Equity method adjustments include the Company’s proportionate share of investee’s income or loss and other adjustments required by the equity method. As of December 31, 2017 and 2016, the Company owns 21.51% and 22.11% Common Stock shares of BioFirst, respectively.

Summarized financial information for the Company’s equity method investee, BioFirst, is as follows:

Balance Sheet

	As of December 31,
	2017	2016
Current Assets	$6,903,042	$5,160,082
Noncurrent Assets	2,730,701	1,993,818
Current Liabilities	318,074	460,290
Shareholders’ Equity	9,315,669	6,693,610

Statement of operation

	Year Ended December 31,
	2017	2016
Net sales	$3,030,034	$39,015
Gross Profit	3,003,885	11,476
Net income (loss)	1,665,472	(1,646,859)
Share of loss from investments accounted for using the equity method	358,243	(364,121)

(b)	American BriVision (Holding) Corp. (the “ABVC”):

Both ABVC and the Company are under common control by Dr. Tsung-Shann Jiang, the CEO and chairman of the Company. Since Dr. Tsung-Shann Jiang is able to exercise significant influence, but not control, over the American BriVision (Holding) Corp., (the “ABVC”), the Company determined to use the equity method to accounts for its equity investment as prescribed in ASC 323, Investments—Equity Method and Joint Ventures (“ASC 323”). Equity method adjustments include the Company’s proportionate share of investee’s income or loss and other adjustments required by the equity method. As of December 31, 2017 and 2016, the Company owns 2.32% and 0.96% Common Stock shares of ABVC, respectively.

Summarized financial information for the Company’s equity method investee, ABVC, is as follows:

Balance Sheet

	As of December 31,
	2017	2016
Current Assets	$2,643,332	$18,645
Current Liabilities	4,400,247	6,538,100
Shareholders’ Equity(Deficit)	(1,756,915)	(6,519,455)

Statement of operation

	Year Ended December 31,
	2017	2016
Net sales	$-	$-
Gross Profit	-	(32)
Net loss	(4,242,860)	(7,716,723)
Share of loss from investments accounted for using the equity method	(98,434)	(74,081)

(c)	Rgene Corporation (the “Rgene”):

Both Rgene and the Company are under common control by Dr. Tsung-Shann Jiang, the CEO and chairman of the Company. Since Dr. Tsung-Shann Jiang is able to exercise significant influence, but not control, over the American BriVision (Holding) Corp., (the “ABVC”), the Company determined to use the equity method to accounts for its equity investment as prescribed in ASC 323, Investments—Equity Method and Joint Ventures (“ASC 323”). Equity method adjustments include the Company’s proportionate share of investee’s income or loss and other adjustments required by the equity method. As of December 31, 2017 and 2016, the Company owns 13.04% and 0% Common Stock shares of Rgene, respectively.

Summarized financial information for the Company’s equity method investee, Rgene, is as follows:

Balance Sheet

	As of December 31,
	2017	2016
Current Assets	$48,557	$33,073
Noncurrent Assets	81	74
Current Liabilities	3,118,897	146,697
Shareholders’ Equity(Deficit)	(3,070,259)	(113,550)

Statement of operation

	Year Ended December 31,
	2017	2016
Net sales	$-	$-
Gross Profit	-	-
Net loss	(3,266,696)	(806,020)
Share of loss from investments accounted for using the equity method	(425,977)	-

(4)	Gains (Losses) on Equity Investments

The components of gains (losses) on equity investments for each period were as follows:

	December 31,
	2017	2016
For the Years Ended
Share of equity method investee losses	$(166,168)	$(438,202)
Impairments	(4,277,708)	(3,122,123)
Total gains (losses) on equity investments	$(4,443,876)	$(3,560,325)

NOTE 6. PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2017 and 2016 are summarized as follows:

	December 31, 2017	December 31, 2016
Land	$374,953	$343,013
Buildings and leasehold improvements	299,623	274,099
Machinery and equipment	90,130	82,451
Office equipment	21,968	20,096
	786,674	719,659
Less: accumulated depreciation	(216,098)	(156,406)
Property and equipment, net	$570,576	$563,253

Depreciation expenses were $43,996 and $43,777 for the years ended December 31, 2017 and 2016, respectively.

NOTE 7. BANK LOANS

(1)	Short-term bank loan consists of the following:

	December 31,	December 31,
	2017	2016
Cathay United Bank	$253,036	$231,481
CTBC Bank	674,764	-
Total	$927,800	$231,481

Cathay United Bank

On June 28, 2016, BioLite Taiwan and Cathay United Bank entered into a one-year bank loan agreement (the “Cathay United Loan Agreement”) in an amount of NT$7,500,000, equivalent to $231,481. The term started June 28, 2016 with maturity date at June 28, 2017. The loan balance bears interest at a floating rate of prime rate plus 1.15%. The prime rate is based on term deposit saving interest rate of Cathay United Bank. On September 6, 2017, BioLite Taiwan extended the Cathay United Loan Agreement for one more year with the principal amount of NT$7,500,000, equivalent to $253,036. The new maturity date is September 6, 2018. As of December 31, 2017 and 2016, the effective interest rates per annum were 2.22%. The loan is collateralized by the building and improvement of BioLite Taiwan, and is also personal guaranteed by the Company’s chairman.

Interest expenses were $4,096 and $2,211 for the years ended December 31, 2017 and 2016, respectively.

CTBC Bank

On June 12, 2017 and July 19, 2017, BioLite Taiwan and CTBC Bank entered into short-term saving secured bank loan agreements (the “CTBC Loan Agreements”) in an amount of NT$10,000,000, equivalent to $337,382, and NT$10,000,000, equivalent to $337,382, respectively. Both two loans with the same maturity date at January 19, 2018. The loan balances bear interest at a fixed rate of 1.63% per annum. The loan is secured by the money deposited in a savings account with the CTBC Bank.

Interest expenses were $4,849 and $0 for the years ended December 31, 2017 and 2016, respectively.

(2)	Long-term bank loan consists of the following:

	December 31,	December 31,
	2017	2016
Cathay United Bank	$95,893	$119,773
Less: current portion of long-term bank loan	(40,203)	(119,773)
Total	$55,690	$-

On April 30, 2010, BioLite Taiwan entered a seven-year bank loan of NT$8,900,000, equivalent to $300,270, with Cathay United Bank. The term started April 30, 2010 with maturity date at April 30, 2017. On April 30, 2017, BioLite Taiwan extended the original loan agreement for additional three years with the new maturity date at April 30, 2020. The loan balance bears interest at a floating rate of prime rate plus variable rates from 0.77% to 1.17%. The prime rate is based on term deposit saving interest rate of Cathay United Bank. As of December 31, 2017 and 2016, the actual interest rates per annum were 2.24%. The loan is collateralized by the building and improvement of BioLite Taiwan, and is also personal guaranteed by the Company’s chairman.

Interest expenses were $2,305 and $3,277 for the years ended December 31, 2017 and 2016, respectively.

NOTE 8. NOTES PAYABLE

On November 27, 2017, BioLite Taiwan and Cheng-Chi International Co., Ltd., a Taiwanese company, entered into a promissory note for borrowing an aggregate amount of NT$6,000,000, equivalent to $202,429, for the period from November 27, 2017 to January 11, 2018. The principal of promissory note bears interest at 12% per annum. This promissory note is secured by 700,000 Common Stock shares of ABVC and is also personal guaranteed by the Company’s chairman. As of the date of this report, the principal and accrued interest totaling NT$6,090,000, equivalent to $205,465, has been paid in full.

NOTE 9. ACCRUED EXPENSES

Accrued expenses mainly consist of the following:

	December 31, 2017	December 31, 2016
Accrued salaries and bonus	$45,862	$114,026
Accrued employee benefits and pension expenses	9,390	14,582
Accrued sales tax	-	327
Accrued professional service fees	8,300	26,342
Accrued research and development expenses	2,656	87,577
Accrued cost of collaboration revenue payable	400,600	436,681
Others	44,404	44,792
	$511,212	$724,327

NOTE 10. OTHER PAYABLE

Other payable mainly consists of the following:

	December 31, 2017	December 31, 2016
Other payable	$4,532	$65,877
Taiwan income tax withholding payable	11,756	10,081
Borrowing from third party	-	92,593
	$16,288	$168,551

On December 5, 2016, the Company entered a loan agreement bearing interest at a fixed rate at 13.6224% per annum with a third party to advance NT$3,000,000, equivalent to $92,593, for working capital purpose. The term of the loan started from December 5, 2016 with maturity date on February 4, 2017. Interest expense was $0 and $1,057 for the years ended December 31, 2017 and 2016, respectively.

NOTE 11. SHARE-BASED COMPENSATION

On November 15, 2013, the Board of Directors of BioLite Taiwan approved the adoption of the 2013 Stock Option and Incentive Plan, (the “2013 Plan”), providing for the issuance under 2013 Plan of options and rights to purchase up to two million seventy thousand (2,070,000) shares of Common Stock. Awards of incentive options may be granted under the 2013 Plan until December 31, 2017. As of December 31, 2017 and 2016, there were 487,000 shares available for issuance under the 2013 Plan, which provides for the grant of share-based awards to employees and officers.

Plan Administration ─ The 2013 Plan may be administered by the full Board of Directors of BioLite Taiwan. The Board of BioLite Taiwan has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2013 Plan.

Eligibility ─ Persons eligible to participate in 2013 Plan will be those full time employees and officers of the Company as selected from time to time by the Board of BioLite Taiwan in its discretion.

Limits ─ Under 2013 Plans, stock options granted to any individual employee cannot exceed 25% of the Plan, neither to exceed 3% of the total Common Stock shares issued by BioLite Taiwan.

Stock Options ─ The option exercise price of each option under both plans was determined by the Company’s status at the date of grant: (i) before public offering date: the option exercise price would be NT$12.5, equivalent to $0.39, per share and NT$15.0, equivalent to $0.46, per share for the 2013 Plan, respectively, (ii) after public offering date: the exercise price would be decided by the Board of BioLite Taiwan, and not less than the book value per share on the latest financial report before the date of grant, (iii) after been listed on the secondary market, the option exercise price would be the market price, but not less than the par value of the Common Stock. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure. The term of the option was determined by the Board of Directors of BioLite Taiwan, under the 2013 Plan, employees could exercise 50%, 75%, and 100% of the options at 6 months, 12 months and 24 months after the date of grant. In general, unless otherwise permitted by the Board of BioLite Taiwan, no option granted under 2013 Plan are transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Under 2013 Plan, upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check, or other instrument acceptable to the Board BioLite Taiwan. Subject to applicable law, the exercise price may also be delivered to BioLite Taiwan by a broker pursuant to irrevocable instructions to the broker from the optionee. To qualify as incentive options, options must meet additional tax requirements.

Tax Withholding ─ Participants in the 2013 Plan are responsible for the payment of any taxes that BioLite Taiwan is required by law to withhold upon the exercise of options or vesting of other awards. Subject to approval by the Board, participants may elect to have the minimum tax withholding obligations satisfied by authorizing BioLite Taiwan to withhold shares of Common Stock to be issued pursuant to the exercise or vesting.

Amendments and Termination ─ The Board of Directors of BioLite Taiwan may at any time amend or discontinue the 2013 Plan, and the Board of BioLite Taiwan may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of 2013 Plan will be subject to approval by the administrative authorities.

The following table summarizes the stock option activity under the 2013 Plan, and related information:

Options Outstanding
	Number of		Weighted-
	Shares	Weighted-	Average
	Underlying	Average	Remaining	Aggregate
	Outstanding	Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value
Outstanding – January 1, 2016	487,000	$0.4600	2.13	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited or cancelled	-	-	-	-
Outstanding – December 31, 2016	487,000	$0.4600	2.13	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited or cancelled	-	-	-	-
Outstanding – December 31, 2017	487,000	$0.4600	2.13	$-

Exercisable – December 31, 2017	487,000	$0.4600	2.13	$-

Vested and expected to vest – December 31, 2017	487,000	$0.4600	2.13	$-

Exercisable – December 31, 2016	487,000	$0.4600	2.13	$-

Vested and expected to vest – December 31, 2016	487,000	$0.4600	2.13	$-

Compensation expense related to share-based transactions is measured and recognized in general and administrative expenses in the financial statements based on the fair value of the awards granted. The share-based compensation expense, net of forfeitures, is recognized on a straight-line basis over the requisite service periods of the awards, which is generally a half year to two years. As of December 31, 2017 and 2016, all stock options under 2013 Plan were fully vested. Accordingly, the Company recognized stock based compensation expense of $0 and $0 for the years ended December 31, 2017 and 2016, respectively.

NOTE 12. RELATED-PARTY TRANSACTION

Related parties:

(1)	Lion Arts Promotion Inc. (hereinafter, “LION”) was incorporated on March 17, 1997 under the laws of Taiwan. LION is in the business of art related promotion and is a controlling shareholder of BioLite Taiwan.

(2)	BioFirst Corporation (hereinafter, “BioFirst”) was incorporated on November 7, 2006 under the laws of Taiwan. BioFirst is in the business of researching, developing, manufacturing, and marketing of innovative patented medical products. As of December 31, 2017 and 2016, the Company owns 21.51% and 22.11% Common Stock shares of BioFirst (See NOTE 5), respectively.

(3)	BioHopeKing Corporation (hereinafter, “BHK”) was incorporated on September 1, 2014 under the laws of Taiwan. BHK is in the business of research and development of various cancer drugs and the innovation of medical devices. In 2015, BHK has entered one co-development and two collaborative agreements with the Company (See NOTE 3). In December 2015, the Company acquired 900,000 shares of Common Stock of BHK for NT$54,000,000 (equivalent approximately $1,822,000) in cash. In August 2016, the Company acquired additional 407,000 shares of Common Stock of BHK for NT$28,490,000, (equivalent approximately $961,200) in cash. As of December 31, 2017 and 2016, the Company owned 9.60% and 9.87% Common Stock of BHK, respectively (See NOTE 5).

(4)	American BriVision Corporation (hereinafter, “BriVision”) was incorporated on July 21, 2015 in the State of Delaware, engaging in biotechnology and focuses on the development of new drugs and innovative medical devices to fulfill unmet medical needs. In 2015, BriVision entered a collaborative agreement with the Company (See NOTE 3). On May 6, 2016, the Company and BriVision entered into an addendum to the collaborative agreement, whereby BriVision has agreed to pay the upfront payment to the Company $2,600,000 in cash and $900,000 in newly issued shares of Common Stock of BriVision’s holding company, American BriVision (Holding) Corporation (“ABVC”), a Nevada company, at the price of $1.60 per share, for an aggregate number of 562,500 shares. In August 2016, the Company made additional equity investment of $2,350,000 in cash to acquire 1,468,750 shares of Common Stock of ABVC. In February 2017, the Company received $650,000 in cash and $5,850,000 in the form of newly issued 2,925,000 shares of Common Stock of ABVC, at the price of $2.0 per share for the first milestone payment. As of December 31, 2017 and 2016, the Company owned 2.32% and 0.96% Common Stock of ABVC, respectively (SEE NOTE 5).

(5)	Regene Corporation (hereinafter, “Rgene”) was incorporated on June 24, 2010 under the laws of Taiwan. Rgene is in the business of research and development and innovation of various drugs. On March 23, 2017, the Company acquired 600,000 shares of Common Stock of Rgene for NT$15,000,000 (equivalent approximately $506,000) in cash. As of December 31, 2017 and 2016, the Company owned 13.04% and 0% Common Stock of Rgene, respectively (See NOTE 5).

(6)	AsianGene Corporation (hereinafter, “AsianGene”) was incorporated on December 16, 2013 under the laws of Taiwan. Rgene is in the business of real estate development. AsianGene is one of the shareholders of the Company.

(7)	Mr. Tsung-Shann Jiang is the chairman and CEO of the Company and the President and a member of board of directors of BioFirst. Mr. Jiang is also the controlling beneficiary shareholder of ABVC, BriVision, and Rgene. Ms. Shu-Ling Jiang, Mr. Tsung-Shann Jiang’s wife, is the chairman of LION and BioFirst, and a member of board of directors of the Company. Mr. Eugene Jiang is Mr. and Ms. Jiang’s son. Mr. Eugene Jiang is a member of board of directors of the Company, and is also the chairman, and majority shareholder of ABVC. Mr. Tsung-Shann Jiang, Ms. Shu-Ling Jiang, and Mr. Eugene Jiang hereinafter are collectively called “JIANGS”.

Related party transactions:

For the year ended and at December 31, 2017, the related party transactions are summarized as follows:

			Merchandise Sales /			Receivable from
	Amounts	Amounts	Service	Accounts	Collaboration	collaboration	Loan to	Rent
	due from	due to	Revenue	receivable	Revenue (a)	Partners (a)	(Loan from)	Expenses (b)
LION	$-	$23,171	$2,256	$1,350	$-	$-	$-	$37,592
BioFirst	-	1,118,361	7,894	2,125	-	-	(937,922)	-
BHK	-	-	-	-	-	-	-	-
ABVC & BriVision	115,168	-	-	-	-	-	-	-
Rgene	3,316	-	-	-	-	-	33,738	-
AsianGene	1,731	-	-	-	-	-	-	-
JIANGS	-	311,044	-	-	-	-	-	-
Total	$120,215	$1,452,576	$10,150	$3,475	$-	$-	$(904,184)	$37,592

For the year ended and at December 31, 2016, the related party transactions are summarized as follows:

			Merchandise Sales /			Receivable from
	Amounts	Amounts	Service	Accounts	Collaboration	collaboration	Loan to	Rent
	due from	due to	Revenue	receivable	Revenue (a)	Partners (a)	(Loan from)	Expenses (b)
LION	$-	$-	$3,121	$617	$-	$-	$-	$35,463
BioFirst	258	-	9,536	648	-	-	-	-
BHK	-	-	-	-	982,083	-	-	-
ABVC & BriVision	-	-	-	-	-	5,037,500	-	-
Rgene	-	-	132	-	-	-	-	-
AsianGene	-	-	-	-	-	-	-	-
JIANGS	-	319,910	-	-	-	-	-	-
Total	$258	$319,910	$12,789	$1,265	$982,083	$5,037,500	$-	$35,463

(a)	See NOTE 3.

(b)	The Company leases its office from LION, which automatically renews the lease agreement annually. The monthly base rent is approximately $3,000. Rent expense under this lease agreement amounted to $37,592 and $35,463 for the years ended December 31, 2017 and 2016, respectively

NOTE 13. INCOME TAX

U.S.A

BioLite Holding, Inc. files income tax returns in the U.S. federal jurisdiction, and state and local jurisdictions.

On December 22, 2017 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The 21% Federal Tax Rate will apply to earnings reported for the full 2018 fiscal year. In addition, the Company must re-measure its net deferred tax assets and liabilities using the Federal Tax Rate that will apply when these amounts are expected to reverse. As of December 31, 2017, the Company can determine a reasonable estimate for certain effects of tax reform and is recording that estimate as a provisional amount. The provisional remeasurement of the deferred tax assets and allowance valuation of deferred tax assets at December 31, 2017 resulted in a net effect of $0 discrete tax expenses (benefit) which lowered the effective tax rate by 14% for the years ended December 31, 2017. The provisional remeasurement amount is anticipated to change as data becomes available allowing more accurate scheduling of the deferred tax assets and liabilities primarily related to net operating loss carryover.

British Virgin Islands

BioLite BVI, Inc. was incorporated in British Virgin Islands, which does not tax income.

Taiwan

BioLite Inc. was incorporated in Taiwan. According to the amendments to the “Income Tax Act” enacted by the office of the President of the R.O.C. on February 7, 2018, an increase in the statutory income tax rate from 17% to 20% and decrease in the undistributed earning tax from 10% to 5% are effective from January 1, 2018. This increase in the statutory income tax rate does not affect the amounts of the current taxes recognized as of December 31, 2017 and for the year then ended. No income tax liabilities existed as of December 31, 2017 due to the Company’s continuing operating losses. As of December 31, 2017, we had deferred tax assets related to tax loss and credit carryforwards totaling $1,017,897 that begin to expire in 2025.

Provision for income tax consists of the following:

	2017	2016
Current provision
U.S.A	$-	$-
Taiwan	-	-
Sub total	$-	$-
Deferred provision
U.S.A	$-	$-
Taiwan	(360,395)	(60,660)
Total provision for income tax(benefit)	$(360,395)	$(60,660)

The components of deferred tax assets consisted of the following

	December 31, 2017	December 31, 2016
Deferred tax assets:
U.S.A
Tax loss and credit carryforwards	$155,612	$105,000
Less: Valuation allowance	(155,612)	(105,000)
Subtotal	-	-
Taiwan
Loss on disposal of assets	$694,810	$540,279
Tax loss and credit carryforwards	1,017,897	593,021
Less: Valuation allowance	(694,810)	(540,279)
Subtotal	1,017,897	593,021
Total deferred tax assets	$1,017,897	$593,021

The difference between the combined effective income tax rate reflected in the provision for income tax on income (loss) before taxes and the amounts determined by applying the applicable the U.S. statutory income tax rate and Taiwan unified income tax rate for the years ended December 31, 2017 and 2016 are analyzed below:

	For the Years Ended December 31,
	2017	2016

U.S. statutory income tax rate	35%	35%
Taiwan unified income tax rate	17%	17%
Provisional remeasurement of deferred taxes (U.S. & Taiwan)	(11)%	-%
Changes in valuation allowance	(46)%	(53)%
Effective combined income tax rate	(5)%	(1)%

NOTE 14. COMMITMENTS

Operating lease commitment:

The Company’s operating leases include lease contracts of office spaces, laboratory space, and employees’ dormitory. Future minimum lease payments under the operating leases are summarized as follows:

Fiscal Year	Amount
2018	$75,511
2019	51,359
Thereafter	-
Total	$126,870

In-Licensing collaborative agreement commitment:

(1)	On January 1, 2011, the Company entered a collaborative agreement with Medical and Pharmaceutical Industry Technology and Development Center (“PITDC”), a Taiwanese Company. Pursuant to the collaborative agreement, PITDC granted the Company the sole licensing right for drug and therapeutic use of depressive disorders related patent and technology expired in November 2026. The total consideration for obtaining such grant was NT$17,000,000(equivalent approximately $573,500), of which NT$3,400,000(equivalent approximately $114,710) is due within 30 days upon signing the agreement and the remaining balance of NT$13,600,000 (equivalent approximately $458,000) is due pursuant to a milestone payment schedule. In addition, the Company is required to pay PITDC 10% of sublicensing revenues net of related research and development cost and royalties at a range from 1% to 3% of sales of drugs.

The Company paid the upfront payment of NT$3,400,000 (equivalent approximately $114,710) in 2011, the first milestone payment of NT$2,550,000 (equivalent approximately $86,000) in 2012, and the third milestone payment of NT$2,125,000 (equivalent approximately $71,700) in 2013. The Company recorded these amounts as research and development expenses when incurred.

Pursuant to the in-licensing collaboration agreement with PITDC, the Company is required to pay PITDC 10% of sublicensing revenues to PITDC. During the years ended December 31, 2017 and 2016, the Company has paid $0 and $46,773 (equivalent to NT$1,507,320) to PITDC accounting for 10% of sublicensing revenues net of related research and development cost and royalties. As of December 31, 2017 and 2016, the Company accrued milestone payments payable of $282,728 and $258,744 to PITDC.

(2)	On February 10, 2011, the Company entered a collaborative agreement with Industrial Technology Research Institute (“ITRI”), a Taiwanese Company. Pursuant to the collaborative agreement, ITRI granted the Company the sole licensing right for drug and therapeutic use of colon inflammation related patent and technology expired in February 2031. The total consideration for obtaining such grant was NT$20,000,000 (equivalent approximately to $674,700), of which NT$2,000,000 (equivalent approximately $67,400) is due sixth days upon signing the agreement and the remaining balance of NT$18,000,000(equivalent approximately $607,300) is due pursuant to a milestone payment schedule. In addition, the Company is required to pay ITRI 10% of sublicensing revenues net of related research and development cost and royalties at a range from 3% to 5% of sales of drugs.

The Company paid the upfront payment of NT$2,000,000(equivalent approximately$67,400) in 2011 and the first milestone payment of NT$2,000,000 (equivalent approximately $67,400) in 2016. The Company recorded these amounts as research and development expenses when incurred.

Pursuant to the in-licensing collaboration agreement with ITRI, the Company is required to pay ITRI 10% of sublicensing revenues to ITRI. During the years ended December 31, 2017 and 2016, the Company has paid $0 and $62,060 (equivalent to NT$2,000,000) to ITRI accounting for 10% of sublicensing revenues net of related research and development cost and royalties.

(3)	On February 10, 2011, the Company entered a collaborative agreement with Industrial Technology Research Institute (“ITRI”), a Taiwanese Company. Pursuant to the collaborative agreement, ITRI granted the Company the sole licensing right for drug and therapeutic use of rheumatoid arthritis related patent and technology expired in February 2031. The total consideration for obtaining such grant was NT$35,000,000(equivalent approximately $1,180,000), of which NT$3,500,000(equivalent approximately $118,000) is due sixth days upon signing the agreement and the remaining balance of NT$31,500,000(equivalent approximately $1,062,000) is due pursuant to a milestone payment schedule. In addition, the Company is required to pay ITRI 10% of sublicensing revenues net of related research and development cost and royalties at a range from 3% to 5% of sales of drugs.

The Company paid the upfront payment of NT$3,500,000(equivalent approximately $118,000) in 2011. The Company recorded these amounts as research and development expenses when incurred. As of December 31, 2017 and 2016, the Company has not sublicensed the licensing right for drug and therapeutic use of rheumatoid arthritis related patent and technology to any companies.

(4)	On December 27, 2016, the Company entered a collaborative agreement with Yukiguni Maitake Co., Ltd (“YUKIGUNI”), a Japan company. Pursuant to the collaborative agreement, YUKIGUNI granted the Company the right for selling Maitake dry powder and Maitake extract manufactured by YUKIGUNI, and the right for using Maitake related patent and technology expired in December 2036 or fifteen years after the date when the new product developed by the Company is first sold, whichever is earlier. The total consideration for obtaining such grant would be $305,000. As of December 31, 2016, the Company is not obligated to pay the licensing payment pursuant as YUKIGUNI has not completed any of milestones specified in the agreement.

NOTE 15. SUBSEQUENT EVENT

The Company has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2017 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

******

BIOLITE HOLDING, INC.

Financial Statements for the Nine Months Ended

September 30, 2018 and 2017

BIOLITE HOLDING, INC. AND SUBSIDAIRIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2018	2017
ASSETS	(UNAUDITED)
Current Assets
Cash and cash equivalents	$183,353	$256,925
Restricted cash	-	56,579
Accounts receivable	2,050	-
Accounts receivable - related parties	656	3,475
Due from related parties	129,567	153,953
Inventory, net	183,065	199,708
Prepaid expenses and other current assets	185,252	90,333
Total Current Assets	683,943	760,973

Property and equipment, net	522,067	570,576
Long-term investments	3,316,878	4,185,969
Deferred tax assets	1,227,334	1,017,897
Security deposits	47,280	68,876
Total Assets	$5,797,502	$6,604,291
LIABILITIES AND EQUITY
Current Liabilities
Short-term bank loan	656,000	927,800
Long-term bank loan - current portion	39,737	40,203
Notes payable	497,248	202,429
Accrued expenses	639,719	511,212
Other payable	145,338	16,288
Due to related parties	2,757,064	2,390,498
Total Current Liabilities	4,735,106	4,088,430
Noncurrent Liabilities
Long-term bank loan	25,092	55,690
Total Noncurrent Liabilities	25,092	55,690
Total Liabilities	4,760,198	4,144,120

Equity
Common Stock, $0.0001 par value, 500,000,000 shares authorized, 41,207,444 shares issued and outstanding at September 30, 2018 and December 31, 2017	4,121	4,121
Additional paid-in capital	10,862,995	10,862,995
Accumulated deficit	(10,980,204)	(9,971,033)
Other comprehensive income	676,227	757,327
Total Stockholders’ Equity	563,139	1,653,410
Noncontrolling Interest	474,165	806,761
Total Equity	1,037,304	2,460,171
Total Liabilities and Equity	$5,797,502	$6,604,291

The accompanying notes are an integral part of these financial statements.

BIOLITE HOLDING, INC. AND SUBSIDAIRIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME(LOSS)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net revenue
Merchandise sales	$747	$314	$3,976	$937
Merchandise sales-related parties	-	4	-	1,624
Total net revenue	747	318	3,976	2,561

Cost of revenue	537	5	2,856	1,589

Gross profit	210	313	1,120	972

Operating expenses
Research and development expenses	10,213	52,293	224,316	232,613
Selling, general and administrative expenses	210,560	401,429	693,057	1,531,815
Total operating expenses	220,773	453,722	917,373	1,764,428

Loss from operations	(220,563)	(453,409)	(916,253)	(1,763,456)

Other income (expense)
Interest income	1,507	1,048	3,761	6,098
Interest expense	(79,475)	(76,315)	(231,300)	(171,389)
Rental income	2,909	2,963	8,997	8,835
Investment loss	(201,590)	(104)	(287,513)	(34,043)
Gain (loss) on foreign currency changes	(67)	1,702	7,403	(406,778)
Gain (loss) on investment in equity securities	(39,166)	64,774	(164,649)	(4,379,650)
Other income (expenses)	(1,357)	370	(4,305)	48,500
Total other income (expenses)	(317,239)	(5,562)	(667,606)	(4,928,427)
Loss before income taxes	(537,802)	(458,971)	(1,583,859)	(6,691,883)
Provision for income taxes expense (benefit)	(69,075)	(64,900)	(242,092)	(224,762)
Net loss	(468,727)	(394,071)	(1,341,767)	(6,467,121)
Net loss attributable to noncontrolling interests, net of tax	116,491	93,562	332,596	1,574,038
Net loss attributable to BioLite Holding, Inc.	(352,236)	(300,509)	(1,009,171)	(4,893,083)
Foreign currency translation adjustment	(12,040)	(1,166,855)	(81,100)	(597,136)
Comprehensive Loss	$(364,276)	$(1,467,364)	$(1,090,271)	$(5,490,219)

Net loss per share attributable to common stockholders
Basic and Diluted	$(0.01)	$(0.01)	$(0.02)	$(0.18)

Weighted average number of common shares outstanding:
Basic and Diluted	41,207,444	41,207,444	41,207,444	27,224,514

The accompanying notes are an integral part of these financial statements.

BIOLITE HOLDING, INC. AND SUBSIDAIRIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

	2018	2017
Cash flows from operating activities
Net loss	$(1,341,767)	$(6,467,121)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	33,240	32,903
Loss on sale of investment	287,513	34,043
Loss on investment in equity securities	164,649	4,379,650
Deferred tax	(242,092)	(224,762)
Foreign currency exchange (gain) loss	-	364,764
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	685	-
Decrease (increase) in receivable from collaboration revenue	-	687,165
Decrease (increase) in due from related parties	70,600	(1,717)
Decrease (increase) in inventory	11,293	2,243
Decrease (increase) in prepaid expenses and other deposits	(79,172)	(37,345)
Increase (decrease) in accounts payable	-	(98)
Increase (decrease) in accrued expenses and other current liabilities	200,010	(250,703)
Increase (decrease) in due to related parties	258,684	1,063,295
Net cash used in operating activities	(636,357)	(417,683)

Cash flows from investing activities
Restricted cash	56,012	219,009
Net proceeds from sale of investment in equity securities	314,294	128,117
Loan to related parties	-	(32,800)
Long-term equity investment	-	(8,627,949)
Net cash provided by (used in) investing activities	370,306	(8,313,623)

Cash flows from financing activities
Issuance of common stock for cash	-	7,681,907
Capital contribution from related parties under common control	-	5,904
Net proceeds of loan from related parties	91,850	820,000
Net proceeds from (repayment of) short-term bank loans	(250,500)	656,000
Net proceeds from (repayment of) short-term borrowing from third-parties	382,764	(98,400)
Repayment of long-term bank loans	(28,917)	(27,815)
Net cash provided by financing activities	195,197	9,037,596

Effect of exchange rate changes on cash and cash equivalents	(2,718)	7,783

Net increase (decrease) in cash and cash equivalents	(73,572)	314,073

Cash and cash equivalents
Beginning	256,925	100,464
Ending	$183,353	$414,537

Supplemental disclosure of cash flows
Cash paid during the year for:
Income tax	$-	$-
Interest expense	$58,842	$89,359

Non-cash financing and investing activities
Equity securities received in exchange for payments of collaboration revenues	$-	$5,850,000

The accompanying notes are an integral part of these financial statements.

BIOLITE HOLDING, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

NOTE 1. ORGANIZATION AND BUSINESS

BioLite Holding, Inc. (the “BioLite Holding”) was incorporated under the laws of the State of Nevada on July 27, 2016. BioLite BVI, Inc. (the “BioLite BVI”), a wholly owned subsidiary of BioLite Holding, was incorporated in the British Virgin Islands on September 13, 2016. BioLite Holding and BioLite BVI are holding companies and have not carried out substantive business operations of their own.

BioLite, Inc., (the “BioLite Taiwan”) was incorporated on February 13, 2006 under the laws of Taiwan. BioLite is in the business of developing and commercialization of new botanical drugs with application in central nervous system, autoimmunity, inflammation, hematology, and oncology. In addition, BioLite Taiwan distributes dietary supplements made from extracts of Chinese herbs and Maitake mushroom.

In January 2017, BioLite Holding, BioLite BVI, BioLite Taiwan, and certain shareholders of BioLite Taiwan entered into a share purchase / exchange agreement (the “BioLite Share Purchase / Exchange Agreement”). Pursuant to the BioLite Share Purchase / Exchange Agreement, the shareholder participants to the BioLite Share Purchase / Exchange Agreement have sold their equity in BioLite Taiwan and were using the proceeds from such sales to purchase shares of common stock of BioLite Holding at the same price per share, resulting in their owning the same number of shares of common stock as they owned in the BioLite Taiwan. Upon closing of the Share Purchase/ Exchange Agreement in August 2017, BioLite Holding ultimately owns via BioLite BVI approximately 73% of BioLite Taiwan. The other shareholders who did not enter this Share Purchase/ Exchange Agreement retain their equity ownership in BioLite Taiwan.

The fiscal year of BioLite Holding, BioLite BVI, and BioLite Taiwan (collectively referred to as “the Company”) ends on December 31st.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation — The accompanying consolidated financial statements, including the accounts of BioLite Holding, BioLite BVI, and BioLite Taiwan, have been prepared in conformity with accounting principles generally accepted in the United States of America. Since BioLite Holding, BioLite BVI, and BioLite Taiwan are the entities under Dr. Tsung-Shann Jiang’s common control prior to the Share Purchase / Exchange Agreement, the transaction is accounted for as a restructuring transaction. All the assets and liabilities of BioLite Taiwan were transferred to BioLite Holding at their respective carrying amounts on the closing date of Share Purchase / Exchange transaction. The Company has recast prior period financial statements to reflect the conveyance of BioLite Taiwan’s common shares as if the restructuring transaction had occurred as of the earliest date of the financial statements. All material intercompany accounts, transactions, and profits have been eliminated in consolidation. The nature of and effects on earnings per share (EPS) of nonrecurring intra-entity transactions involving long-term assets and liabilities is not required to be eliminated and EPS amounts have been recast to include the earnings (or losses) of the transferred net assets.

The functional currency of BioLite Taiwan is the New Taiwan dollars, however the accompanying consolidated financial statements have been translated and presented in United States Dollars ($). In the accompanying financial statements and notes, “$”, “US$” and “U.S. dollars” mean United States dollars, and “NT$” and “NT dollars” mean New Taiwan dollars.

Going Concern — The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred losses since its inception resulting in an accumulated deficit of $10,980,204 and $9,971,033 as of September 30, 2018 and December 31, 2017, respectively. The Company also had working capital deficiency of $4,051,163 and $3,327,457 at September 30, 2018 and December 31, 2017, respectively. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company upon signing of that agreement.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plans to obtain such resources for the Company include (1) obtaining capital from the sale of its equity securities (2) short-term and long-term borrowings from banks and third-parties, and (3) short-term borrowings from stockholders or other related party(ies) when needed. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually to secure other sources of financing and attain profitable operations.

Segment Reporting — The Company follows the provisions of ASC Topic 280, “Segment Reporting”, which establishes standards for reporting information about operating segments, which uses a “management” approach for determining segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company’s reportable segments. ASC Topic 280, “Segment Reporting,” also requires disclosures about products or services, geographic areas, and major customers. The Company’s management reporting structure provided for only one segment during the nine months ended September 30, 2018 and 2017. Accordingly, no separate segment information is presented.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk — The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and restricted cash. The Company places its cash and temporary cash investments in high quality credit institutions in Taiwan, but these investments may be in excess of Taiwan Central Deposit Insurance Corporation’s insurance limits. The Company does not enter into financial instruments for hedging, trading, or speculative purposes. Concentration of credit risk with respect to accounts receivables is limited due to the wide variety of customers and markets in which the Company transacts business, as well as their dispersion across many geographical areas. The Company performs ongoing credit evaluations of its customers and generally does not require collateral, but does require advance deposits on certain transactions.

Cash and Cash Equivalents — The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Restricted Cash Equivalents — Restricted cash equivalents primarily consist of cash held in a reserve bank account associated with short-term bank loans.

Accounts Receivable and Other Receivables — Accounts receivable and other receivables are stated at carrying value less estimates made for doubtful receivables. An allowance for impairment of trade receivable and other receivables is established if the collection of a receivable becomes doubtful. Such receivable becomes doubtful when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter into bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the receivable is impaired. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate.

Inventory — Inventory consists of raw materials, work-in-process, finished goods, and merchandise. Inventories are stated at the lower of cost or market and valued on a moving weighted average cost basis. Market is determined based on net realizable value. The Company periodically reviews the age and turnover of its inventory to determine whether any inventory has become obsolete or has declined in value, and incurs a charge to operations for known and anticipated inventory obsolescence.

Property and Equipment — Property and equipment is carried at cost net of accumulated depreciation. Repairs and maintenance are expensed as incurred. Expenditures that improve the functionality of the related asset or extend the useful life are capitalized. When property and equipment is retired or otherwise disposed of, the related gain or loss is included in operating income. Leasehold improvements are depreciated on the straight-line method over the shorter of the remaining lease term or estimated useful life of the asset. Depreciation is calculated on the straight-line method, including property and equipment under capital leases, generally based on the following useful lives:

Estimated Life in Years
Buildings and leasehold improvements	5 ~ 50
Machinery and equipment	5 ~ 6
Office equipment	3 ~ 6

Impairment of Long-Lived Assets —The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates its long-lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell. Management has determined that no impairments of long-lived assets currently exist.

Fair Value Measurements — FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

●	Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

●	Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the Company, such as cash and cash equivalents, restricted cash, accounts receivable, due from related parties, inventory, prepaid expenses and other current assets, accounts payable, accrued liabilities, and due to related parties approximate fair value due to their relatively short maturities. The carrying value of the Company’s short-term bank loan approximates their fair value as the terms of the borrowing are consistent with current market rates and the duration to maturity is short. The carrying value of the Company’s long-term bank loan approximates fair value because the interest rates approximate market rates that the Company could obtain for debt with similar terms and maturities.

Long-term Equity Investment — The Company acquires these equity investments to promote business and strategic objectives. The Company accounts for non-marketable equity and other equity investments for which the Company does not have control over the investees as:

●	Equity method investments when the Company has the ability to exercise significant influence, but not control, over the investee. Its proportionate share of the income or loss is recognized monthly and is recorded in gains (losses) on equity investments.

●	Non-marketable cost method investments when the equity method does not apply.

Significant judgment is required to identify whether an impairment exists in the valuation of the Company’s non-marketable equity investments, and therefore the Company considers this a critical accounting estimate. Its yearly analysis considers both qualitative and quantitative factors that may have a significant impact on the investee’s fair value. Qualitative analysis of its investments involves understanding the financial performance and near-term prospects of the investee, changes in general market conditions in the investee’s industry or geographic area, and the management and governance structure of the investee. Quantitative assessments of the fair value of its investments are developed using the market and income approaches. The market approach includes the use of comparable financial metrics of private and public companies and recent financing rounds. The income approach includes the use of a discounted cash flow model, which requires significant estimates regarding the investees’ revenue, costs, and discount rates. The Company’s assessment of these factors in determining whether an impairment exists could change in the future due to new developments or changes in applied assumptions.

Other-Than-Temporary Impairment — The Company’s long-term equity investments are subject to a periodic impairment review. Impairments affect earnings as follows:

●	Marketable equity securities include the consideration of general market conditions, the duration and extent to which the fair value is below cost, and the Company’s ability and intent to hold the investment for a sufficient period of time to allow for recovery of value in the foreseeable future. The Company also considers specific adverse conditions related to the financial health of, and the business outlook for, the investee, which may include industry and sector performance, changes in technology, operational and financing cash flow factors, and changes in the investee’s credit rating. The Company records other-than-temporary impairments on marketable equity securities and marketable equity method investments in gains (losses) on equity investments.

●	Non-marketable equity investments based on the Company’s assessment of the severity and duration of the impairment, and qualitative and quantitative analysis of the operating performance of the investee; adverse changes in market conditions and the regulatory or economic environment; changes in operating structure or management of the investee; additional funding requirements; and the investee’s ability to remain in business. A series of operating losses of an investee or other factors may indicate that a decrease in value of the investment has occurred that is other than temporary and that shall be recognized even though the decrease in value is in excess of what would otherwise be recognized by application of the equity method. A loss in value of an investment that is other than a temporary decline shall be recognized. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the investee to sustain an earnings capacity that would justify the carrying amount of the investment. The Company records other-than-temporary impairments for non-marketable cost method investments and equity method investments in gains (losses) on equity investments. Other-than-temporary impairments of equity investments were $0 and $91,047 for the three months ended September 30, 2018 and 2017, respectively. Other-than-temporary impairments of equity investments were $0 and $4,379,456 for the nine months ended September 30, 2018 and 2017, respectively.

Post-retirement and post-employment benefits — BioLite Taiwan adopted the government mandated defined contribution plan pursuant to the Labor Pension Act (the “Labor Pension Act “) in Taiwan. Such labor regulations require that the rate of contribution made by an employer to the Labor Pension Fund per month shall not be less than 6% of the worker’s monthly salaries. Pursuant to the Labor Pension Act, the Company makes monthly contribution equal to 6% of employees’ salaries to the employees’ pension fund. The Company has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were $4,806 and $5,978 for the three months ended September 30, 2018 and 2017, respectively. The total amounts for such employee benefits, which were expensed as incurred, were $14,827 and $20,535 for the nine months ended September 30, 2018 and 2017, respectively. Other than the above, the Company does not provide any other post-retirement or post-employment benefits.

Revenue Recognition — During the fiscal year 2018, the Company adopted Accounting Standards Codification (“ASC”), Topic 606 (ASC 606), Revenue from Contracts with Customers, using the modified retrospective method to all contracts that were not completed as of January 1, 2018, and applying the new revenue standard as an adjustment to the opening balance of accumulated deficit at the beginning of 2018 for the cumulative effect. The results for the Company’s reporting periods beginning on and after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior period. Based on the Company’s review of existing collaborative agreements as of January 1, 2018, the Company concluded that the adoption of the new guidance did not have a significant change on the Company’s revenue during all periods presented.

Pursuant to ASC 606, the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines is within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration the Company is entitled to in exchange for the goods or services the Company transfers to the customers. At inception of the contract, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract, determines those that are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The following are examples of when the Company recognizes revenue based on the types of payments the Company receives.

Merchandise Sales — The Company recognizes net revenues from dietary supplements product sales when customers obtain control of the Company’s products, which typically occurs upon delivery to customer. Product revenues are recorded at the net sales price, or “transaction price,” which includes applicable reserves for variable consideration, including discounts, allowances, and returns.

Trade discount and allowances: The Company generally provides invoice discounts on product sales to its customers for prompt payment. The Company estimates that, based on its experience, its customers will earn these discounts and fees, and deducts the full amount of these discounts and fees from its gross product revenues and accounts receivable at the time such revenues are recognized.

Product returns: The Company estimates the amount of each product that will be returned and deducts these estimated amounts from its gross revenues at the time the revenues are recognized. The Company’s customers have the right to return unopened packages, subject to contractual limitations.

To date, product allowance and returns have been minimal and, based on its experience, the Company believes that returns of its products will continue to be minimal.

Collaborative Revenues — The Company recognizes collaborative revenues generated through collaborative research, development and/or commercialization agreements. The terms of these agreements typically include payment to the Company related to one or more of the following: nonrefundable upfront license fees, development and commercial milestones, partial or complete reimbursement of research and development costs, and royalties on net sales of licensed products. Each type of payments results in collaborative revenues except for revenues from royalties on net sales of licensed products, which are classified as royalty revenues. To date, we have not received any royalty revenues. Revenue is recognized upon satisfaction of a performance obligation by transferring control of a good or service to the collaboration partners.

As part of the accounting for these arrangements, the Company applies judgment to determine whether the performance obligations are distinct, and develop assumptions in determining the stand-alone selling price for each distinct performance obligation identified in the collaboration agreements. To determine the stand-alone selling price, the Company relies on assumptions which may include forecasted revenues, development timelines, reimbursement rates for R&D personnel costs, discount rates and probabilities of technical and regulatory success.

The Company had multiple deliverables under the collaborative agreements, including deliverables relating to grants of technology licenses, regulatory and clinical development, and marketing activities. Estimation of the performance periods of the Company’s deliverables requires the use of management’s judgment. Significant factors considered in management’s evaluation of the estimated performance periods include, but are not limited to, the Company’s experience in conducting clinical development, regulatory and manufacturing activities. The Company reviews the estimated duration of its performance periods under its collaborative agreements on an annually basis, and makes any appropriate adjustments on a prospective basis. Future changes in estimates of the performance period under its collaborative agreements could impact the timing of future revenue recognition.

(v)	Nonrefundable upfront payments

If a license to the Company’s intellectual property is determined to be distinct from the other performance obligations identified in an arrangement, the Company recognizes revenue from the related nonrefundable upfront payments based on the relative standalone selling price prescribed to the license compared to the total selling price of the arrangement. The revenue is recognized when the license is transferred to the collaboration partners and the collaboration partners are able to use and benefit from the license. To date, the receipt of nonrefundable upfront fees was solely for the compensation of past research efforts and contributions made by the Company before the collaborative agreements entered into and it does not relate to any future obligations and commitments made between the Company and the collaboration partners in the collaborative agreements.

(vi)	Milestone payments

The Company is eligible to receive milestone payments under the collaborative agreement with collaboration partners based on achievement of specified development, regulatory and commercial events. Management evaluated the nature of the events triggering these contingent payments, and concluded that these events fall into two categories: (a) events which involve the performance of the Company’s obligations under the collaborative agreement with collaboration partners, and (b) events which do not involve the performance of the Company’s obligations under the collaborative agreement with collaboration partners.

The former category of milestone payments consists of those triggered by development and regulatory activities in the territories specified in the collaborative agreements. Management concluded that each of these payments constitute substantive milestone payments. This conclusion was based primarily on the facts that (i) each triggering event represents a specific outcome that can be achieved only through successful performance by the Company of one or more of its deliverables, (ii) achievement of each triggering event was subject to inherent risk and uncertainty and would result in additional payments becoming due to the Company, (iii) each of the milestone payments is nonrefundable, (iv) substantial effort is required to complete each milestone, (v) the amount of each milestone payment is reasonable in relation to the value created in achieving the milestone, (vi) a substantial amount of time is expected to pass between the upfront payment and the potential milestone payments, and (vii) the milestone payments relate solely to past performance. Based on the foregoing, the Company recognizes any revenue from these milestone payments in the period in which the underlying triggering event occurs.

(vii)	Multiple Element Arrangements

The Company evaluates multiple element arrangements to determine (1) the deliverables included in the arrangement and (2) whether the individual deliverables represent separate units of accounting or whether they must be accounted for as a combined unit of accounting. This evaluation involves subjective determinations and requires management to make judgments about the individual deliverables and whether such deliverables are separate from other aspects of the contractual relationship. Deliverables are considered separate units of accounting provided that: (i) the delivered item(s) has value to the customer on a standalone basis and (ii) if the arrangement includes a general right of return relative to the delivered item(s), delivery or performance of the undelivered item(s) is considered probable and substantially within its control. In assessing whether an item under a collaboration has standalone value, the Company considers factors such as the research, manufacturing, and commercialization capabilities of the collaboration partner and the availability of the associated expertise in the general marketplace. The Company also considers whether its collaboration partners can use the other deliverable(s) for their intended purpose without the receipt of the remaining element(s), whether the value of the deliverable is dependent on the undelivered item(s), and whether there are other vendors that can provide the undelivered element(s).

The Company recognizes arrangement consideration allocated to each unit of accounting when all of the revenue recognition criteria in ASC 606 are satisfied for that particular unit of accounting. In the event that a deliverable does not represent a separate unit of accounting, the Company recognizes revenue from the combined unit of accounting over the Company’s contractual or estimated performance period for the undelivered elements, which is typically the term of the Company’s research and development obligations. If there is no discernible pattern of performance or objectively measurable performance measures do not exist, then the Company recognizes revenue under the arrangement on a straight-line basis over the period the Company is expected to complete its performance obligations. Conversely, if the pattern of performance in which the service is provided to the customer can be determined and objectively measurable performance measures exist, then the Company recognizes revenue under the arrangement using the proportional performance method. Revenue recognized is limited to the lesser of the cumulative amount of payments received or the cumulative amount of revenue earned, as determined using the straight-line method or proportional performance method, as applicable, as of the period ending date.

At the inception of an arrangement that includes milestone payments, the Company evaluates whether each milestone is substantive and at risk to both parties on the basis of the contingent nature of the milestone. This evaluation includes an assessment of whether: (1) the consideration is commensurate with either the Company’s performance to achieve the milestone or the enhancement of the value of the delivered item(s) as a result of a specific outcome resulting from its performance to achieve the milestone, (2) the consideration relates solely to past performance and (3) the consideration is reasonable relative to all of the deliverables and payment terms within the arrangement. The Company evaluates factors such as the scientific, clinical, regulatory, commercial, and other risks that must be overcome to achieve the particular milestone and the level of effort and investment required to achieve the particular milestone in making this assessment. There is considerable judgment involved in determining whether a milestone satisfies all of the criteria required to conclude that a milestone is substantive. Milestones that are not considered substantive are recognized as earned if there are no remaining performance obligations or over the remaining period of performance, assuming all other revenue recognition criteria are met.

(viii)	Royalties and Profit Sharing Payments

Under the collaborative agreement with the collaboration partners, the Company is entitled to receive royalties on sales of products, which is at certain percentage of the net sales. The Company recognizes revenue from these events based on the revenue recognition criteria set forth in ASC 606. Based on those criteria, the Company considers these payments to be contingent revenues, and recognizes them as revenue in the period in which the applicable contingency is resolved.

Income Taxes — Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Valuation of Deferred Tax Assets — A valuation allowance is recorded to reduce the Company’s deferred tax assets to the amount that is more likely than not to be realized. In assessing the need for the valuation allowance, management considers, among other things, projections of future taxable income and ongoing prudent and feasible tax planning strategies. If the Company determines that sufficient negative evidence exists, then it will consider recording a valuation allowance against a portion or all of the deferred tax assets in that jurisdiction. If, after recording a valuation allowance, the Company’s projections of future taxable income and other positive evidence considered in evaluating the need for a valuation allowance prove, with the benefit of hindsight, to be inaccurate, it could prove to be more difficult to support the realization of its deferred tax assets. As a result, an additional valuation allowance could be required, which would have an adverse impact on its effective income tax rate and results. Conversely, if, after recording a valuation allowance, the Company determines that sufficient positive evidence exists in the jurisdiction in which the valuation allowance was recorded, it may reverse a portion or all of the valuation allowance in that jurisdiction. In such situations, the adjustment made to the deferred tax asset would have a favorable impact on its effective income tax rate and results in the period such determination was made. See Note 13 for information related to income taxes, including the recorded balances of its valuation allowance related to deferred tax assets.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in its financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of September 30, 2018 and December 31, 2017, management considered that the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

Share-Based Compensation — The Company recognizes share-based compensation expense for share-based compensation awards granted to its employees and officers. Compensation expense for share-based compensation awards granted is based on the grant date fair value estimate for each award as determined by its board of directors. The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally one to two years. As share-based compensation expense recognized is based on awards ultimately expected to vest, such expense is reduced for estimated forfeitures.

The Company estimates the fair value of share-based compensation awards at the date of grant using the Black-Scholes option pricing model, which requires the input of highly subjective assumptions, including the fair value of the underlying common stock, expected term of the option, expected volatility of the price of its common stock, risk-free interest rates, and the expected dividend yield of its common stock. The assumptions used in the Company’s option-pricing model represent management’s best estimates. These estimates involve inherent uncertainties and the application of management’s judgment. If factors change and different assumptions are used, the Company’s stock-based compensation expense could be materially different in the future.

These assumptions and estimates are as follows:

●	Fair value of the underlying common stock. Because the Company’s stocks are not publicly traded, the assumptions used in the valuation model are based on future expectations combined with management judgment. In the absence of a public trading market, the board of directors, with input from management, exercised significant judgment and considered numerous objective and subjective factors to determine the fair value of its common stock as of the date of each option grant, including the following factors:

a)	contemporaneous valuations performed by unrelated third-party specialists;

b)	the lack of marketability of its common stock;

c)	the Company’s actual operating and financial performance, and current business conditions and projections;

d)	the Company’s hiring of key personnel and the experience of its management;

e)	the Company’s history and the timing of the introduction of new products and services;

In valuing the common stock, the fair value of the underlying common stock was determined by using the value indications under a combination of valuation approaches, including a discounted cash flow analysis under the income approach, market approaches, and the latest round of equity financing at grant date

●	Expected term. The expected term represents the period that the stock-based compensation awards are expected to be outstanding. Since the Company did not have sufficient historical information to develop reasonable expectations about future exercise behavior, it used the simplified method to compute expected term, which represents the average of the time-to-vesting and the contractual life.

●	Expected volatility. As the Company does not have a trading history for its common stock, the expected stock price volatility for its common stock was estimated by taking the mean standard deviation of stock prices for selected companies in biotechnogy industry listed in Taiwan’s stock markets.

●	Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero coupon U.S. Treasury notes with maturities approximately equal to the expected term of the options.

●	Expected dividend yield. The Company has never declared or paid any cash dividends and do not presently plan to declare or pay cash dividends in the foreseeable future. Consequently, the Company used an expected dividend yield of zero.

The valuations are highly complex and subjective. Following the completion of this offering, common stock valuations will no longer be necessary as the Company will rely on market prices to determine the fair value of its common stock.

Foreign-currency Transactions — For the Company’s subsidiaries in Taiwan, the foreign-currency transactions are recorded in New Taiwan dollars (“NTD”) at the rates of exchange in effect when the transactions occur. Gains or losses resulting from the application of different foreign exchange rates when cash in foreign currency is converted into New Taiwan dollars, or when foreign-currency receivables or payables are settled, are credited or charged to income in the year of conversion or settlement. On the balance sheet dates, the balances of foreign-currency assets and liabilities are restated at the prevailing exchange rates and the resulting differences are charged to current income except for those foreign currencies denominated investments in shares of stock where such differences are accounted for as translation adjustments under Equity.

Translation Adjustment — The accounts of BioLite Taiwan was maintained, and its financial statements were expressed, in New Taiwan Dollar (“NT$”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance ASC 830, “Foreign Currency Matters”, with the NT$ as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, stockholder’s deficit are translated at the historical rates and income statement items are translated at an average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income (loss) as a component of stockholders’ equity (deficit).

Research and Development — The Company accounts for research and development expenses in accordance with Accounting Standards Codification (“ASC”) 730, Research and Development (“ASC 730”). Research and development expenses are charged to expense as incurred unless there is an alternative future use in other research and development projects or otherwise. Research and development expenses are comprised of costs incurred in performing research and development activities, including personnel-related costs, share-based compensation, and facilities-related overhead, outside contracted services including clinical trial costs, manufacturing and process development costs for both clinical and preclinical materials, research costs, upfront and development milestone payments under collaborative agreements and other consulting services. Non-refundable advance payment for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made. In instances where the Company enters into agreements with third parties to provide research and development services, costs are expensed as services are performed. Amounts due under such arrangements may be either fixed fee or fee for service, and may include upfront payments, monthly payments, and payments upon the completion of milestones or receipt of deliverables. Research and development expense were $10,213 and $52,293 for the three months ended September 30, 2018 and 2017, respectively. Research and development expense were $224,316 and $232,613 for the nine months ended September 30, 2018 and 2017, respectively.

Promotional and Advertising Costs — Promotional and advertising costs are classified as selling and general and administrative expenses, and are expensed as incurred. Promotional and advertising expenses consist primarily of the costs of designing, producing, and distributing materials promoting the Company and its products, including its corporate website. Promotional and advertising costs were $173 and $2 for the three months ended September 30, 2018 and 2017, respectively. Promotional and advertising costs were $173 and $675 for the nine months ended September 30, 2018 and 2017, respectively.

Statement of Cash Flows — Cash flows from the Company’s operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Comprehensive Income (Loss) — Comprehensive income (loss) includes accumulated foreign currency translation gains and losses. The Company has reported the components of comprehensive income (loss) in its statements of operations and comprehensive income (loss).

Reclassifications — Certain classifications have been made to the prior year financial statements to conform to the current year presentation. The reclassification had no impact on previously reported net loss or accumulated deficit.

Recently Issued Accounting Pronouncements — In February 2016, the FASB issued ASU No. 2016-02, “Leases.” The core principle of the ASU is that a lessee should recognize the assets and liabilities that arise from its leases other than those that meet the definition of a short-term lease. The ASU requires extensive qualitative and quantitative disclosures, including with respect to significant judgments made by management. Subsequently, the FASB issued ASU No. 2017-13, in September 2017 and ASU No. 2018-01, in January 2018, which amends and clarifies ASU 2016-02. The ASU will be effective for the Company beginning January 1, 2019, including interim periods in the fiscal year 2019. Early adoption is permitted. The Company is in the process of determining the method of adoption and assessing the impact of this ASU on its consolidated results of operations, cash flows, financial position and disclosures.

On December 22, 2017, the SEC issued Staff Accounting Bulletin (“SAB 118”), which provides guidance on accounting for tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. In March 2018, the FASB issued ASU 2018-05, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (SEC Update), Income Taxes (Topic 740). ASU 2018-05 provides guidance regarding the recording of tax impacts where uncertainty exists, in the period of adoption of the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”).To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate to be included in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provision of the tax laws that were in effect immediately before the enactment of the Tax Act. While the Company is able to make reasonable estimates of the impact of the reduction in corporate rate and the deemed repatriation transition tax, the final impact of the Tax Act may differ from these estimates, due to, among other things, changes in its interpretations and assumptions, additional guidance that may be issued by the I.R.S., and actions the Company may take. The Company is continuing to gather additional information to determine the final impact.

In February 2018, the FASB issued Accounting Standards Update No. 2018-02 (ASU 2018-02), Income Statement - Reporting Comprehensive Income (Topic 220). The guidance in ASU 2018-02 allows an entity to elect to reclassify the stranded tax effects related to the Tax Cuts and Jobs Act (the Tax Act) of 2017 from accumulated other comprehensive income into retained earnings. ASU 2018-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. Early adoption of the amendments in this Update is permitted, including adoption in any interim period, (1) for public business entities for reporting periods for which financial statements have not yet been issued and (2) for all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this Update should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company is currently evaluating the impact of adopting this new guidance on its financial position, results of operations, statement of comprehensive income, and cash flows.

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718), Improvements to Nonemployee Share-based Payments (“ASU 2018-07”). This ASU expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The effective date for the standard is for interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted, but no earlier than the Company’s adoption date of Topic 606. Under the new guidance, the measurement of nonemployee equity awards is fixed on the grant date. The new guidance is required to be applied retrospectively with the cumulative effect recognized at the date of initial application. The Company is currently evaluating the effect ASU 2018-07 will have on the condensed consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (“Topic 820”): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement. The ASU modifies the disclosure requirements in Topic 820, Fair Value Measurement, by removing certain disclosure requirements related to the fair value hierarchy, modifying existing disclosure requirements related to measurement uncertainty and adding new disclosure requirements, such as disclosing the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and disclosing the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. This ASU is effective for public companies for annual reporting periods and interim periods within those annual periods beginning after December 15, 2019. The Company is currently evaluating the effect, if any, that the ASU will have on its financial statements.

NOTE 3. COLLABORATIVE AGREEMENTS

(a)	Collaborative agreements with BHK

(i)       On February 24, 2015, BioLite Taiwan and BioHopeKing Corporation (the “BHK”) entered into a co-development agreement, (the “BHK Co-Development Agreement”), pursuant to which it is collaborative with BHK to develop and commercialize BLI-1401-2 (Botanical Drug) Triple Negative Breast Cancer (TNBC) Combination Therapy (BLI-1401-2 Products) in Asian countries excluding Japan for all related intellectual property rights, and has developed it for medicinal use in collaboration with outside researchers. The development costs shall be shared 50/50 between BHK and the Company. The BHK Co-Development Agreement will remain in effect for fifteen years from the date of first commercial sale of the Product in in Asia excluding Japan.

On July 27, 2016, BioLite Taiwan and BHK agreed to amend the payment terms of the milestone payment in an aggregate amount of $10 million based on the following schedule:

•	Upon the signing of the BHK Co-Development Agreement: $1 million, or 10% of total payment

•	Upon the first Investigational New Drug (IND) submission and BioLite Taiwan will deliver all data to BHK according to FDA Reviewing requirement: $1 million, or 10% of total payment

•	At the completion of first phase II clinical trial: $1 million, or 10% of total payment

•	At the initiation of phase III of clinical trial research: $3 million, or 30% of total payment

•	Upon the New Drug Application (NDA) submission: $4 million, or 40% of total payment

In December 2015, BHK has paid a non-refundable upfront cash payment of $1 million, or 10% of $10,000,000, upon the signing of BHK Co-Development Agreement. The Company concluded that the deliverables are considered separate units of accounting as the delivered items have value to the customer on a standalone basis and recognized this cash receipt as collaboration revenue when all research, technical, and development data was delivered to BHK in 2015. The receipt is for the compensation of past research efforts and contributions made by BioLite Taiwan before this collaborative agreement was signed and it does not relate to any future commitments made by BioLite Taiwan and BHK in this collaborative agreement. In August 2016, the Company has received the second milestone payment of NT$31,649,000, approximately equivalent to $1 million, and recognized collaboration revenue in the same year. As of the date of this report, the Company has not completed the first phase II clinical trial.

In addition to the milestone payments, BioLite Taiwan is entitled to receive royalty on 12% of BHK’s net sales related to BLI-1401-2 Products. As of September 30, 2018 and December 31, 2017, the Company has not earned the royalty under the BHK Co-Development Agreement.

(ii)      On December 9, 2015, BioLite Taiwan entered into another two collaborative agreements (the “BHK Collaborative Agreements”), pursuant to which it is collaborative with BHK to co-develop and commercialize BLI-1005 for “Targeting Major Depressive Disorder” (BLI-1005 Products) and BLI-1006 for “Targeting Inflammatory Bowel Disease” (BLI-1006 Products) in Asia excluding Japan for all related intellectual property rights, and has developed it for medicinal use in collaboration with outside researchers. The development costs shall be shared 50/50 between BHK and the Company. The BHK Collaborative Agreements will remain in effect for fifteen years from the date of first commercial sale of the Product in Asia excluding Japan.

In 2015, the Company recognized the cash receipt in a total of NT$50 million, approximately equivalent to $1.71 million, as collaboration revenue when all research, technical, and development data was delivered to BHK. The Company concluded that the deliverables are considered separate units of accounting as the delivered items have value to the customer on a standalone basis and recognized this payment as collaboration revenue when all research, technical, data and development data was delivered to BHK. The cash receipt is for the compensation of past research efforts and contributions made by BioLite Taiwan before the BHK Collaborative Agreements were signed and it does not relate to any future commitments made by BioLite Taiwan and BHK in this BHK Collaborative Agreements.

In addition to the total of NT$50 million, approximately equivalent to $1.71 million, BioLite Taiwan is entitled to receive 50% of the future net licensing income or net sales profit. As of September 30, 2018 and December 31, 2017, the Company has not earned the royalty under the BHK Collaborative Agreements.

(b)	Collaborative Agreement with BriVision

On December 29, 2015, BioLite Taiwan and BriVision entered into a collaborative agreement (the “BriVision Collaborative Agreement”), pursuant to which it is collaborative with BriVision to develop and commercialize five products, including BLI-1005 CNS-Major Depressive Disorder, BLI-1008 CNS-Attention Deficit Hyperactivity Disorder, BLI-1401-1 Anti-Tumor Combination Therapy-Solid Tumor with Anti-PD-1, BLI-1401-2 Anti-Tumor Combination Therapy-Triple Negative Breast Cancer, and BLI-1501 Hematology-Chronic Lymphocytic Leukemia ( collectively “Five Products”) in the United States of America and Canada for all related intellectual property rights, and has developed it for medicinal use in collaboration with outside researchers. On January 12, 2017, BioLite Taiwan entered into an Addendum (the “Addendum”) to the BriVision Collaborative Agreement, pursuant to which BioLite Taiwan and BriVision agreed to include one more product, namely, “Maitake Combination Therapy” as one of the Products defined in the BriVision Collaborative Agreement (the “Sixth Product”) and defined the Territory of the Sixth Product to be worldwide and restate the Territory of the Five Products to be the U.S.A and Canada. The BriVision Collaborative Agreement will remain in effect for fifteen years from the date of first commercial sale of the Five Products in the North America Region. Either party may terminate upon thirty days’ prior written notice for breach or insolvency.

Under the BriVision Collaborative Agreement, BriVision should pay a total of $100,000,000 in cash or stock of BriVision with equivalent value, according to the following schedule:

•	Upfront payment shall be made upon the signing of this BriVision Collaborative Agreement: 3.5% of total payment. After receiving upfront payment from BriVision, BioLite Taiwan has to deliver all data to BriVision in one week.
•	Upon the first IND submission, BriVision shall pay, but no later than December 15, 2016: 6.5% of total payment. After receiving second payment from BriVision, BioLite has to deliver IND package to BriVision in one week.
•	At the completion of first phase II clinical trial, BriVision shall pay, but no later than September 15, 2017: 15% of total payment. After receiving third payment from BriVision, BioLite has to deliver phase II clinical study report to BriVision in three months.
•	Upon the phase III IND submission, BriVision shall pay, but no later than December 15, 2018: 20% of total payment. After receiving forth payment from BriVision, BioLite has to deliver IND package to BriVision in one week.
•	At the completion of phase III, BriVision shall pay, but no later than September 15, 2019:25% of total payment. After receiving fifth payment from BriVision, BioLite has to deliver phase III clinical study report to BriVision in three months.
•	Upon the NDA submission, BriVision shall pay, but no later than December 15, 2020, BriVision shall pay: 30% of total payment. After receiving sixth payment from BriVision, BioLite has to deliver NDA package to BriVision in one week.

An upfront payment of $3,500,000 (the “Milestone Payment”), or 3.5% of $100,000,000, was due in December 2015 under the BriVision Collaborative Agreement. On May 6, 2016, BioLite Taiwan and BriVision amended the payment terms under the BriVision Collaborative Agreement, whereby BriVision has agreed to pay the upfront payment to the Company $2,600,000 in cash and $900,000 in newly issued shares of common stock of BriVision’s holding company, American BriVision (Holding) Corporation (“ABVC”), a Nevada company, at the price of $1.60 per share, for an aggregate number of 562,500 shares. The cash payment and shares issuance were completed in June 2016. The Company concluded that the deliverables are considered separate units of accounting as the delivered items have value to the customer on a standalone basis. The receipt is for the compensation of past research efforts and contributions made by BioLite Taiwan before this collaborative agreement was signed and it does not relate to any future commitments made by BioLite Taiwan and BriVision in this collaborative agreement.

In March 2016, BioLite Taiwan has submitted the first IND and delivered the IND package to BriVision. In February 2017, BriVision agreed to pay the 6.5% of total payment, $6,500,000 to BioLite Taiwan with $650,000 in cash and $5,850,000 in the form of newly issued shares of common stock of ABVC, at the price of $2.0 per share based on the quoted price (for the shares) provided by OTC Markets Group Inc., for an aggregate number of 2,925,000 shares. Since the common stock shares of ABVC are lightly traded in the over-the-counter market, the Company considered to utilize other fair value inputs, such as the bid-ask spread, in determining the fair value of the shares as of September 30, 2018 and December 31, 2017.

Since both BioLite Taiwan, BriVision, and ABVC are related parties and under common control by Dr. Tsung-Shann Jiang, the Company has recorded the full amount of $6,500,000 and $3,500,000 in connection with the BriVision Collaborative Agreement as additional paid-in capital.

As of the date of this report, the first phase II clinical trial research has not completed yet. Under the BriVision Collaborative Agreement, BioLite Taiwan is also entitled to 5% of net sales of the Products. There have not been any commercial sales since the BriVision Collaborative Agreement became effective.

The Company evaluated the various collaboration agreements in accordance with the provisions of ASC Topic 606. The Company’s arrangement with BHK contains the following deliverables: (i) the license right to develop and use proprietary technology and confidential information for BLI-1401-2 Products, and its related intellectual property rights (the “BLI-1401-2 Deliverable”), (ii)  the license right to develop and use proprietary technology and confidential information for BLI-1005 Products, and its related intellectual property rights (the “BLI-1005 Deliverable”), and (iii) the license right to develop and use proprietary technology and confidential information for BLI-1006 Products, and its related intellectual property rights (the “BLI-1006 Deliverable”). The Company’s arrangement with BriVision contains the license right to develop and use proprietary technology and confidential information for the Five Products and the Sixth Product, and their related intellectual property rights (the “Five Products and the Sixth Product Deliverable).

The Company has concluded that each of herein deliverables identified at the inception of the arrangement has standalone value from each of the elements based on their nature. Factors considered in this determination included, among other things, the capabilities of the collaboration partner, whether any other vendor sells the item separately, whether the value of the deliverable is dependent on the other elements in the arrangement, whether there are other vendors that can provide the items and if the customer could use the item for its intended purpose without the other deliverables in the arrangement. Additionally, the Collaboration Agreements do not include a general right of return. Accordingly, each of herein deliverables included in the BHK and BriVision arrangements qualifies as a separate unit of accounting. Therefore, the Company has identified seven units of accounting in connection with its obligations under the collaboration arrangement with BHK and BriVision as follows: (i) BLI-1005 Products, (ii) BLI-1006 Products, (iii) BLI-1008 Products, (iv) BLI-1401-1 Products, (v) BLI-1401-2 Products, (vi) BLI-1401-2 Products, and (vii) Maitake Product (the Sixth Product).

NOTE 4. INVENTORY

Inventory consists of the following:

	September 30, 2018	December 31, 2017
	(UNAUDITED)
Merchandise	$4,851	$4,951
Finished goods	101,045	104,454
Work-in-process	20,305	20,885
Raw materials	56,864	69,418
Inventory, net	$183,065	$199,708

NOTE 5. LONG-TERM INVESTMENTS

(1)	The ownership percentages of each investee are listed as follows:

	Ownership percentage
	September 30,	December 31,	Accounting
Name of related party	2018	2017	treatment
Braingenesis Biotechnology Co., Ltd.	0.23%	0.23%	Cost Method
Genepharm Biotech Corporation	0.98%	0.98%	Cost Method
BioHopeKing Corporation	6.93%	9.60%	Cost Method
BioFirst Corporation	21.51%	21.51%	Equity Method
American BriVision (Holding) Corp.	2.32%	2.32%	Equity Method
Rgene Corporation	13.04%	13.04%	Equity Method

(2)	The extent the investee relies on the company for its business are summarized as follows:

Name of related party	The extent the investee relies on the Company for its business

Braingenesis Biotechnology Co., Ltd.	No specific business relationship
Genepharm Biotech Corporation	No specific business relationship
BioHopeKing Corporation	Collaborating with the Company to develop and commercialize drugs
American BriVision (Holding) Corp.	Collaborating with the Company to develop and commercialize drugs
Rgene Corporation	Loaned to the investee
BioFirst Corporation	Loaned from the investee and provides research and development support service

(3)	Long-term investment mainly consists of the following:

	September 30, 2018	December 31, 2017
Non-marketable Cost Method Investments	(UNAUDITED)
Braingenesis Biotechnology Co., Ltd.	$7,235	$7,442
Genepharm Biotech Corporation	22,089	22,720
BioHopeKing Corporation (See NOTE 3)	1,607,639	2,261,524
Sub total	1,636,963	2,291,686
Equity Method Investments
BioFirst Corporation (NOTE 12)	1,679,915	1,894,283
American BriVision (Holding) Corp. (See NOTE 3 & 12)	-	-
Rgene Corporation (NOTE 12)	-	-
Total	$3,316,878	$4,185,969

(a)	BioFirst Corporation (the “BioFirst):

The Company holds an equity interest in BioFirst Corporation, (the “BioFirst”), accounting for its equity interest using the equity method to accounts for its equity investment as prescribed in ASC 323, Investments—Equity Method and Joint Ventures (“ASC 323”). Equity method adjustments include the Company’s proportionate share of investee’s income or loss and other adjustments required by the equity method. As of September 30, 2018 and December 31, 2017, the Company owns 21.51% common stock shares of BioFirst.

Summarized financial information for the Company’s equity method investee, BioFirst, is as follows:

Balance Sheets

	September 30, 2018	December 31, 2017
	(UNAUDITED)
Current Assets	$7,630,555	$6,903,042
Noncurrent Assets	1,753,483	2,730,701
Current Liabilities	1,068,368	318,074
Shareholders’ Equity	8,315,670	9,315,669

Statements of operation

	Nine Months Ended September 30,
	2018	2017
	(UNAUDITED)
Net sales	$33,304	$3,010,216
Gross profit	6,590	2,991,886
Net profit (loss)	(766,425)	1,941,848
Share of profit (losses) from investments accounted for using the equity method	(164,649)	413,873

(b)	American BriVision (Holding) Corp. (the “ABVC”):

Both ABVC and the Company are under common control by Dr. Tsung-Shann Jiang, the CEO and chairman of the Company. Since Dr. Tsung-Shann Jiang is able to exercise significant influence, but not control, over the American BriVision (Holding) Corp., (the “ABVC”), the Company determined to use the equity method to accounts for its equity investment as prescribed in ASC 323, Investments—Equity Method and Joint Ventures (“ASC 323”). Equity method adjustments include the Company’s proportionate share of investee’s income or loss and other adjustments required by the equity method. As of September 30, 2018 and December 31, 2017, the Company owns 2.32% common stock shares of ABVC.

Summarized financial information for the Company’s equity method investee, ABVC, is as follows:

Balance Sheets

	September 30, 2018	December 31, 2017
	(UNAUDITED)
Current Assets	$2,594,389	$2,643,332
Current Liabilities	4,478,531	4,400,247
Noncurrent Liabilities	564,567	-
Shareholders’ Equity (Deficit)	(2,448,709)	(1,756,915)

Statements of operation

	Nine Months Ended September 30,
	2018	2017
	(UNAUDITED)
Net sales	$-	$-
Gross Profit	-	-
Net loss	(795,195)	(3,861,646)
Share of loss from investments accounted for using the equity method	-	-

(c)	Rgene Corporation (the “Rgene”):

Both Rgene and the Company are under common control by Dr. Tsung-Shann Jiang, the CEO and chairman of the Company. Since Dr. Tsung-Shann Jiang is able to exercise significant influence, but not control, over the Rgene, the Company determined to use the equity method to accounts for its equity investment as prescribed in ASC 323, Investments—Equity Method and Joint Ventures (“ASC 323”). Equity method adjustments include the Company’s proportionate share of investee’s income or loss and other adjustments required by the equity method. As of September 30, 2018 and December 31, 2017, the Company owns 13.04% common stock shares of Rgene.

Summarized financial information for the Company’s equity method investee, Rgene, is as follows:

Balance Sheets

	September 30, 2018	December 31, 2017
	(UNAUDITED)
Current Assets	$37,543	$48,557
Noncurrent Assets	14,839	81
Current Liabilities	3,205,516	3,118,897
Shareholders’ Equity (Deficit)	(3,153,134)	(3,070,259)

Statements of operation

	Nine Months Ended September 30,
	2018	2017
	(UNAUDITED)
Net sales	$-	$-
Gross Profit	-	-
Net loss	(188,933)	(3,174,653)
Share of loss from investments accounted for using the equity method	-	(414,067)

(4)	Disposition of long-term investment

During the nine months ended September 30, 2018, the Company sold 347,000 shares of common stock of BioHopeKing Corporation (the “BHK”) at prices ranging from NT$25, equivalent $0.84, to NT$30, equivalent $1.00, to two directors of BHK. As a result of the transactions, the Company recognized investment loss of $287,513 for the same period.

On November 2, 2018, the Company subsequently purchased an aggregate of 366,200 shares of common stock of BHK at NT$50, equivalent $1.67, from eleven shareholders of BHK. The percentage of ownership accordingly increased to 9.74% as of November 2, 2018.

(5)	Losses on Equity Investments

The components of losses on equity investments for each period were as follows:

	For the Nine Months Ended September 30,
	2018	2017
	(UNAUDITED)
Share of equity method investee losses	$(164,649)	$(194)
Impairments	-	(4,379,456)
Total losses on equity investments	$(164,649)	$(4,379,650)

NOTE 6. PROPERTY AND EQUIPMENT

Property and equipment as of September 30, 2018 and December 31, 2017 are summarized as follows:

	September 30, 2018	December 31, 2017
	(UNAUDITED)
Land	$364,527	$374,953
Buildings and leasehold improvements	291,291	299,623
Machinery and equipment	87,623	90,130
Office equipment	21,357	21,968
	764,798	786,674
Less: accumulated depreciation	(242,731)	(216,098)
Property and equipment, net	$522,067	$570,576

Depreciation expenses were $10,569 and $11,034 for the three months ended September 30, 2018 and 2017, respectively. Depreciation expenses were $33,240 and $32,903 for the nine months ended September 30, 2018 and 2017, respectively.

NOTE 7. BANK LOANS

(1)	Short-term bank loan consists of the following:

	September 30,	December 31,
	2018	2017
	(UNAUDITED)
Cathay United Bank	$-	$253,036
CTBC Bank	656,000	674,764
Total	$656,000	$927,800

Cathay United Bank

On June 28, 2016, BioLite Taiwan and Cathay United Bank entered into a one-year bank loan agreement (the “Cathay United Loan Agreement”) in an amount of NT$7,500,000, equivalent to $246,000. The term started June 28, 2016 with maturity date at June 28, 2017. The loan balance bore interest at a floating rate of prime rate plus 1.15%. The prime rate is based on term deposit saving interest rate of Cathay United Bank. On September 6, 2017, BioLite Taiwan extended the Cathay United Loan Agreement for one more year through September 6, 2018 with the principal amount of NT$7,500,000, equivalent to $246,000. As of September 30, 2018 and December 31, 2017, the effective interest rates per annum were 2.22%. The loan is collateralized by the building and improvement of BioLite Taiwan, and is also personal guaranteed by the Company’s chairman. The Company repaid the principal and interests of this bank loan on September 6, 2018.

Interest expenses were $1,361 and $12 for the three months ended September 30, 2018 and 2017, respectively. Interest expenses were $4,175 and $2,723 for the nine months ended September 30, 2018 and 2017, respectively.

CTBC Bank

On June 12, 2017 and July 19, 2017, BioLite Taiwan and CTBC Bank entered into short-term saving secured bank loan agreements (the “CTBC Loan Agreements”) in an amount of NT$10,000,000, equivalent to $328,000, and NT$10,000,000, equivalent to $328,000, respectively. Both two loans had the same maturity date at January 19, 2018. In February 2018, BioLite Taiwan combined two loans and extended the loan contract with CTBC for one year. The extended maturity date is January 19, 2019.The loan balances bear interest at a fixed rate of 1.63% per annum. The loan is guaranteed by the Company’s chairman and BioFirst.

Interest expenses were $2,768 and $2,214 for the three months ended September 30, 2018 and 2017, respectively. Interest expenses were $8,270 and $2,214 for the nine months ended September 30, 2018 and 2017, respectively.

(2)	Long-term bank loan consists of the following:

	September 30,	December 31,
	2018	2017
	(UNAUDITED)
Cathay United Bank	$64,829	$95,893
Less: current portion of long-term bank loan	(39,737)	(40,203)
Total	$25,092	$55,690

On April 30, 2010, BioLite Taiwan entered into a seven-year bank loan of NT$8,900,000, equivalent to $291,920, with Cathay United Bank. The term started April 30, 2010 with maturity date at April 30, 2017. On April 30, 2017, BioLite Taiwan extended the original loan agreement for additional three years with the new maturity date at April 30, 2020. The loan balance bears interest at a floating rate of prime rate plus variable rates from 0.77% to 1.17%. The prime rate is based on term deposit saving interest rate of Cathay United Bank. As of September 30, 2018 and December 31, 2017, the actual interest rates per annum were 2.24%. The loan is collateralized by the building and improvement of BioLite Taiwan, and is also personal guaranteed by the Company’s chairman.

Interest expenses were $122 and $603 for the three months ended September 30, 2018 and 2017, respectively. Interest expenses were $1,375 and $1,932 for the nine months ended September 30, 2018 and 2017, respectively.

NOTE 8. NOTES PAYABLE

On November 27, 2017, BioLite Taiwan and Cheng-Chi International Co., Ltd., a Taiwanese company, entered into a promissory note, (the “Cheng-Chi Promissory Note”), for borrowing an aggregate amount of NT$6,000,000, equivalent to $196,800, for the period from November 27, 2017 to January 11, 2018. The principal of the Cheng-Chi Promissory Note bore interest at 12% per annum. This Cheng-Chi Promissory Note was secured by 700,000 common stock shares of ABVC and was also personal guaranteed by the Company’s chairman. On January 11, 2018, the principal and accrued interest totaling NT$6,090,000, equivalent to $199,752, has been paid in full.

On March 27, 2018, BioLite Taiwan and two individuals entered into a promissory note, (the “Hsu and Chow Promissory Note”), for borrowing an aggregate amount of NT$4,660,000, equivalent to $152,848, for the period from March 27, 2018 to June 26, 2018. On September 26, 2018, the company extended the original loan agreement through December 26, 2018. The principal of the Hsu and Chow Promissory Note bore interest at 13.6224% per annum. This Hsu and Chow Promissory Note was secured by common stock shares of ABVC and was also personal guaranteed by the Company’s chairman. Interest expense was $4,581 and $11,106 for the three and nine months ended September 30, 2018, respectively.

During the nine months ended September 30, 2018, BioLite Taiwan also entered various unsecured loan agreements bearing interest at fixed rates between 12% and 13.6224% per annum with three individuals to advance in aggregate of NT$10,500,000, equivalent to $344,400, for working capital purpose. The term of the loan varies from one month to three months with various maturity dates through May 25, 2018. As of the date of this report, the Company is still in discussion with the three individuals with respect to the terms of extension for the unsecured loans. Interest expense was $14,422 and $33,500 for the three and nine months ended September 30, 2018, respectively.

NOTE 9. ACCRUED EXPENSES

Accrued expenses mainly consist of the following:

	September 30, 2018	December 31, 2017
	(UNAUDITED)
Accrued salaries and bonus	$154,073	$45,862
Accrued employee benefits and pension expenses	6,919	9,390
Accrued professional service fees	32,128	8,300
Accrued research and development expenses	38,116	2,656
Accrued collaboration revenue payable	389,460	400,600
Others	19,023	44,404
	$639,719	$511,212

NOTE 10. OTHER PAYABLE

Other payable mainly consists of the following:

	September 30, 2018	December 31, 2017
	(UNAUDITED)
Other payable	$11,801	$4,532
Taiwan income tax withholding payable	50,660	11,756
Litigation payable (a)	7,437	-
Temporary receipts	75,440	-
	$145,338	$16,288

(a)	Contingencies and legal proceedings

In January 2018, a former employee of the Company, (the “Plaintiff”), filed a class action civil complaint against the Company at Taiwan Hsin-Chu District Court. The Plaintiff alleged the following causes of action under the Labor Standards Act of Taiwan: (1) failure to pay employees for all hours worked; (2) failure to pay accrued vacation wages; (3) failure to pay severance payments; and (4) failure to distribute retirement pension to pension trust. The case went to trial on July 12, 2018, and on July 31, 2018, the court pronounced its judgment that the Company is obligated to pay the compensation amount of NT$226,738, equivalent $7,437 to the Plaintiff. An appeal was filed by the Company in August 2018. The next court session is scheduled in December 2018. As of September 30, 2018, the Company has recorded the full liability of $7,437 pursuant to ASC 450-20-25-2 under Topic 450, “Contingencies Loss Contingencies Recognition”.

NOTE 11. SHARE-BASED COMPENSATION

On November 15, 2013, the Board of Directors of BioLite Taiwan approved the adoption of the 2013 Stock Option and Incentive Plan, (the “2013 Plan”), providing for the issuance under 2013 Plan of options and rights to purchase up to two million seventy thousand (2,070,000) shares of common stock. Awards of incentive options may be granted under the 2013 Plan until December 31, 2017. As of September 30, 2018 and December 31, 2017, there were 0 and 487,000 shares available for issuance under the 2013 Plan, respectively, which provides for the grant of share-based awards to employees and officers.

Plan Administration ─ The 2013 Plan may be administered by the full Board of Directors of BioLite Taiwan. The Board of BioLite Taiwan has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2013 Plan.

Eligibility ─ Persons eligible to participate in 2013 Plan will be those full time employees and officers of the Company as selected from time to time by the Board of BioLite Taiwan in its discretion.

Limits ─ Under 2013 Plans, stock options granted to any individual employee cannot exceed 25% of the Plan, neither to exceed 3% of the total common stock shares issued by BioLite Taiwan.

Stock Options ─ The option exercise price of each option under both plans was determined by the Company’s status at the date of grant: (i) before public offering date: the option exercise price would be NT$12.5, equivalent to $0.39, per share and NT$15.0, equivalent to $0.46, per share for the 2013 Plan, respectively, (ii) after public offering date: the exercise price would be decided by the Board of BioLite Taiwan, and not less than the book value per share on the latest financial report before the date of grant, (iii) after been listed on the secondary market, the option exercise price would be the market price, but not less than the par value of the common stock. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in its capital structure. The term of the option was determined by the Board of Directors of BioLite Taiwan, under the 2013 Plan, employees could exercise 50%, 75%, and 100% of the options at 6 months, 12 months and 24 months after the date of grant. In general, unless otherwise permitted by the Board of BioLite Taiwan, no option granted under 2013 Plan are transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Under 2013 Plan, upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check, or other instrument acceptable to the Board BioLite Taiwan. Subject to applicable law, the exercise price may also be delivered to BioLite Taiwan by a broker pursuant to irrevocable instructions to the broker from the optionee. To qualify as incentive options, options must meet additional tax requirements.

Tax Withholding ─ Participants in the 2013 Plan are responsible for the payment of any taxes that BioLite Taiwan is required by law to withhold upon the exercise of options or vesting of other awards. Subject to approval by the Board, participants may elect to have the minimum tax withholding obligations satisfied by authorizing BioLite Taiwan to withhold shares of common stock to be issued pursuant to the exercise or vesting.

Amendments and Termination ─ The Board of Directors of BioLite Taiwan may at any time amend or discontinue the 2013 Plan, and the Board of BioLite Taiwan may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of 2013 Plan will be subject to approval by the administrative authorities.

The following table summarizes the stock option activity under the 2013 Plan, and related information:

Options Outstanding
	Number of		Weighted-
	Shares	Weighted	Average
	Underlying	Average	Remaining	Aggregate
	Outstanding	Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value
Outstanding – January 1, 2016	487,000	$0.4600	2.13	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited or cancelled	-	-	-	-
Outstanding – December 31, 2016	487,000	$0.4600	2.13	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited or cancelled	-	-	-	-
Outstanding – December 31, 2017	487,000	$0.4600	2.13	$-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited or cancelled	(487,000)	-	-	-
Outstanding – September 30, 2018	-	$-	-	$-

Exercisable – September 30, 2018	-	$-	-	$-

Vested and expected to vest – September 30, 2018	-	$-	-	$-

Exercisable – December 31, 2017	487,000	$0.4600	2.13	$-

Vested and expected to vest – December 31, 2017	487,000	$0.4600	2.13	$-

Compensation expense related to share-based transactions is measured and recognized in general and administrative expenses in the financial statements based on the fair value of the awards granted. The share-based compensation expense, net of forfeitures, is recognized on a straight-line basis over the requisite service periods of the awards, which is generally a half year to two years. The Company recognized stock-based compensation expense of $0 and $0 for the three and nine months ended September 30, 2018 and 2017, respectively.

NOTE 12. RELATED-PARTY TRANSACTION

Related parties:

(1)	Lion Arts Promotion Inc. (hereinafter, “LION”) was incorporated on March 17, 1997 under the laws of Taiwan. LION is in the business of art related promotion and is a controlling shareholder of BioLite Taiwan.

(2)	BioFirst Corporation (hereinafter, “BioFirst”) was incorporated on November 7, 2006 under the laws of Taiwan. BioFirst is in the business of researching, developing, manufacturing, and marketing of innovative patented medical products. As of September 30, 2018 and December 31, 2017, the Company owned 21.51% and 21.51% common stock shares of BioFirst (See NOTE 5), respectively.

(3)	American BriVision Corporation (hereinafter, “BriVision”) was incorporated on July 21, 2015 in the State of Delaware, engaging in biotechnology and focuses on the development of new drugs and innovative medical devices to fulfill unmet medical needs. In 2015, BriVision entered a collaborative agreement with the Company (See NOTE 3). On May 6, 2016, the Company and BriVision entered into an addendum to the collaborative agreement, whereby BriVision has agreed to pay the upfront payment to the Company $2,600,000 in cash and $900,000 in newly issued shares of common stock of BriVision’s holding company, American BriVision (Holding) Corporation (“ABVC”), a Nevada company, at the price of $1.60 per share, for an aggregate number of 562,500 shares. In August 2016, the Company made additional equity investment of $2,350,000 in cash to acquire 1,468,750 shares of common stock of ABVC. In February 2017, the Company received $650,000 in cash and $5,850,000 in the form of newly issued 2,925,000 shares of common stock of ABVC, at the price of $2.0 per share for the first milestone payment. As of September 30, 2018 and December 31, 2017, the Company owned 2.32% common stock of ABVC (See NOTE 5).

(4)	Rgene Corporation (hereinafter, “Rgene”) was incorporated on June 24, 2010 under the laws of Taiwan. Rgene is in the business of research and development and innovation of various drugs. On March 23, 2017, the Company acquired 600,000 shares of common stock of Rgene for NT$15,000,000, equivalent approximately $493,500, in cash. As of September 30, 2018 and December 31, 2017, the Company owned 13.04% common stock of Rgene (See NOTE 5).

(5)	AsianGene Corporation (hereinafter, “AsianGene”) was incorporated on December 16, 2013 under the laws of Taiwan. AsianGene is in the business of real estate development. AsianGene is one of the shareholders of the Company.

(6)	LionGene Corporation (hereinafter, “LionGene”) was incorporated on November 23, 2009 under the laws of Taiwan. LionGene is in the business of biotechnology services. LionGene and the Company are related parties and under common control by a controlling beneficiary shareholder of the Company.

(7)	Mr. Tsung-Shann Jiang is the chairman and CEO of the Company and the President and a member of board of directors of BioFirst. Mr. Jiang is also the controlling beneficiary shareholder of ABVC, BriVision, and Rgene. Ms. Shu-Ling Jiang, Mr. Tsung-Shann Jiang’s wife, is the chairman of LION and BioFirst, and a member of board of directors of the Company. Mr. Eugene Jiang is Mr. and Ms. Jiang’s son. Mr. Eugene Jiang is a member of board of directors of the Company, and is also the chairman, interim CFO, and majority shareholder of ABVC. Mr. Tsung-Shann Jiang, Ms. Shu-Ling Jiang, and Mr. Eugene Jiang hereinafter are collectively called “JIANGS”.

Related party transactions:

For the nine months ended and as of September 30, 2018, the related party transactions are summarized as follows:

	Amounts	Amounts	Accounts	Loan to	Rent
	due from	due to	receivable	(Loan from)	Expenses (a)
LION	$-	$65,689	$656	$-	$9,553
BioFirst	-	372,812	-	(1,899,807)	-
ABVC & BriVision	22,009	-	-	-	-
Rgene	45,320	-	-	-	-
LionGene	62,238	-	-	-	-
JIANGS	-	328,474	-	(90,282)	-
Total	$129,567	$766,975	$656	$(1,990,089)	$9,553

As of December 31, 2017, the balances due to and due from related parties are summarized as follows:

	Amounts	Amounts	Accounts	Loan to
	due from	due to	receivable	(Loan from)
LION	$-	$23,171	$1,350	$-
BioFirst	-	1,118,361	2,125	(937,922)
ABVC & BriVision	115,168	-	-	-
Rgene	3,316	-	-	33,738
AsianGene	1,731	-	-	-
JIANGS	-	311,044	-	-
Total	$120,215	$1,452,576	$3,475	$(904,184)

For the nine months ended September 30, 2017, the related party transactions are summarized as follows:

	Merchandise Sales	Rent Expenses (a)
LION	$1,624	$28,103
Total	$1,624	$28,103

(a)	The Company leased its office from LION. The monthly base rent was approximately $3,000. The lease was terminated on March 31, 2018. Rent expense under this lease agreement amounted to $9,553 and $28,103 for the nine months ended September 30, 2018 and 2017, respectively.

NOTE 13. INCOME TAX

U.S.A

BioLite Holding, Inc. files income tax returns in the U.S. federal jurisdiction, and state and local jurisdictions.

On December 22, 2017 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The 21% Federal Tax Rate will apply to earnings reported for the full 2018 fiscal year. In addition, the Company must re-measure its net deferred tax assets and liabilities using the Federal Tax Rate that will apply when these amounts are expected to reverse. As of September 30, 2018 and December 31, 2017, the Company can determine a reasonable estimate for certain effects of tax reform and is recording that estimate as a provisional amount. The provisional remeasurement of the deferred tax assets and allowance valuation of deferred tax assets at September 30, 2018 and December 31, 2017 resulted in a net effect of $0 discrete tax expenses (benefit) which lowered the effective tax rate by 14% for the year ended December 31, 2017. The provisional remeasurement amount is anticipated to change as data becomes available allowing more accurate scheduling of the deferred tax assets and liabilities primarily related to net operating loss carryover.

British Virgin Islands

BioLite BVI, Inc. was incorporated in British Virgin Islands, which does not tax income.

Taiwan

BioLite Inc. was incorporated in Taiwan. According to the amendments to the “Income Tax Act” enacted by the office of the President of the Republic of China on February 7, 2018, an increase in the statutory income tax rate from 17% to 20% and decrease in the undistributed earning tax from 10% to 5% are effective from January 1, 2018. This increase in the statutory income tax rate does not affect the amounts of the current taxes recognized as of December 31, 2017 and for the year then ended. No income tax liabilities existed as of September 30, 2018 and December 31, 2017 due to the Company’s continuing operating losses. As of September 30, 2018 and December 31, 2017, the Company had deferred tax assets related to tax loss and credit carryforwards totaling $1,227,334 and $1,017,897, respectively, which begin to expire in 2026.

Provision for income tax (benefit) consists of the following:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Current provision
U.S.A.	$-	$-	$-	$-
Taiwan	-	-	-	-
Subtotal	$-	$-	$-	$-
Deferred provision
U.S.A.	$-	$-	$-	$-
Taiwan	(69,075)	(64,900)	(242,092)	(224,762)
Total provision for income tax(benefit)	$(69,075)	$(64,900)	$(242,092)	$(224,762)

The components of deferred tax assets consisted of the following:

	September 30, 2018	December 31, 2017
	(UNAUDITED)
Deferred tax assets:
U.S.A
Tax loss and credit carryforwards	$155,612	$155,612
Less: Valuation allowance	(155,612)	(155,612)
Subtotal	-	-
Taiwan
Loss on disposal of assets	$676,105	$694,810
Tax loss and credit carryforwards	1,227,334	1,017,897
Less: Valuation allowance	(676,105)	(694,810)
Subtotal	1,227,334	1,017,897
Total deferred tax assets	$1,227,334	$1,017,897

The difference between the combined effective income tax rate reflected in the provision for income tax on income (loss) before taxes and the amounts determined by applying the applicable the U.S. statutory income tax rate and Taiwan unified income tax rate for the nine months ended September 30, 2018 and 2017 are analyzed below:

	For the Nine Months Ended September 30,
	2018	2017
	(UNAUDITED)
U.S. statutory income tax rate	21%	35%
Taiwan unified income tax rate	20%	17%
Changes in valuation allowance	(56)%	(55)%
Effective combined income tax rate	(15)%	(3)%

NOTE 14. COMMITMENTS

Operating lease commitment:

The Company’s operating leases include lease contracts of office spaces, laboratory space, and employees’ dormitory. Future minimum lease payments under the operating leases are summarized as follows:

As of September 30,	Amount
2019	$57,684
2020	12,546
Total	$70,230

In-Licensing collaborative agreement commitment:

(1)	On January 1, 2011, BioLite Taiwan entered into a collaborative agreement (the “PITDC Collaborative Agreement”) with Medical and Pharmaceutical Industry Technology and Development Center (“PITDC”), a Taiwanese Company. Pursuant to the PITDC Collaborative Agreement, PITDC granted BioLite Taiwan the sole licensing right for drug and therapeutic use of depressive disorders related patent and technology expired in November 2026. The total consideration for obtaining such grant was NT$17,000,000, equivalent approximately $557,600, of which NT$3,400,000, equivalent approximately $111,520, was due within 30 days upon signing the agreement and the remaining balance of NT$13,600,000, equivalent approximately $446,080, is due pursuant to a milestone payment schedule. In addition, BioLite Taiwan is required to pay PITDC 10% of sublicensing revenues net of related research and development cost and royalties at a range from 1% to 3% of sales of drugs.

BioLite Taiwan paid the upfront payment of NT$3,400,000, equivalent approximately $111,520, in 2011, the first milestone payment of NT$2,550,000, equivalent approximately $83,640, in 2012, and the third milestone payment of NT$2,125,000, equivalent approximately $69,700, in 2013. BioLite Taiwan recorded these amounts as research and development expenses when incurred.

Pursuant to the PITDC Collaborative Agreement, BioLite Taiwan is also required to pay PITDC 10% of sublicensing revenues to PITDC. During the nine months ended September 30, 2018 and 2017, BioLite Taiwan paid $0 to PITDC accounting for 10% of sublicensing revenues net of related research and development cost and royalties. As of September 30, 2018 and December 31, 2017, BioLite Taiwan has accrued collaboration revenue payable of $274,866 and $282,728 to PITDC, respectively.

(2)	On February 10, 2011, BioLite Taiwan entered into a collaborative agreement (the “ITRI Collaborative Agreement I”) with Industrial Technology Research Institute (“ITRI”), a Taiwanese Company. Pursuant to the ITRI Collaborative Agreement I, ITRI granted BioLite Taiwan the sole licensing right for drug and therapeutic use of colon inflammation related patent and technology expired in February 2031. The total consideration for obtaining such grant was NT$20,000,000, equivalent approximately $656,000, of which NT$2,000,000, equivalent approximately $65,600, was due sixth days upon signing the agreement and the remaining balance of NT$18,000,000, equivalent approximately $590,400, was due pursuant to a milestone payment schedule. BioLite Taiwan paid the upfront payment of NT$2,000,000, equivalent approximately$65,600, in 2011 and the first milestone payment of NT$2,000,000, equivalent approximately $65,600, in 2016. BioLite Taiwan recorded these amounts as research and development expenses when incurred.

Pursuant to the ITRI Collaborative Agreement I, BioLite Taiwan is also required to pay ITRI 10% of sublicensing revenues net of related research and development cost and royalties at a range from 3% to 5% of sales of drugs. During the nine months ended September 30, 2018 and 2017, BioLite Taiwan paid $0 to ITRI accounting for 10% of sublicensing revenues net of related research and development cost and royalties. As of September 30, 2018 and December 31, 2017, BioLite Taiwan has accrued collaboration revenue payable of $114,594 and $117,872 to ITRI, respectively.

(3)	On February 10, 2011, BioLite Taiwan entered into another collaborative agreement (the “ITRI Collaborative Agreement II”) with Industrial Technology Research Institute (“ITRI”), a Taiwanese Company. Pursuant to the ITRI Collaborative Agreement II, ITRI granted BioLite Taiwan the sole licensing right for drug and therapeutic use of rheumatoid arthritis related patent and technology expired in February 2031. The total consideration for obtaining such grant was NT$35,000,000, equivalent approximately $1,148,000, of which NT$3,500,000, equivalent approximately $114,800, was due sixth days upon signing the agreement and the remaining balance of NT$31,500,000, equivalent approximately $1,033,200, was due pursuant to a milestone payment schedule. BioLite Taiwan paid the upfront payment of NT$3,500,000, equivalent approximately $114,800, in 2011. BioLite Taiwan recorded these amounts as research and development expenses when incurred.

Pursuant to the ITRI Collaborative Agreement II, BioLite Taiwan is also required to pay ITRI 10% of sublicensing revenues net of related research and development cost and royalties at a range from 3% to 5% of sales of drugs. As of September 30, 2018 and December 31, 2017, BioLite Taiwan has not sublicensed the licensing right for drug and therapeutic use of rheumatoid arthritis related patent and technology to any companies.

(4)	On December 27, 2016, BioLite Taiwan entered into a collaborative agreement (the “Yukiguni Collaborative Agreement”) with Yukiguni Maitake Co., Ltd (“YUKIGUNI”), a Japanese company. Pursuant to the Yukiguni Collaborative Agreement, YUKIGUNI granted BioLite Taiwan the right for selling Maitake dry powder and Maitake extract manufactured by YUKIGUNI, and the right for using Maitake related patent and technology expired in December 2036 or fifteen years after the date when the new product developed by BioLite Taiwan is first sold, whichever is earlier. The total consideration for obtaining such grant would be $305,000. During the nine months ended September 30, 2018 and 2017, BioLite Taiwan has paid YUKIGUNI an aggregate of $175,000 and $0, respectively, to obtain some Maitake related patent and technology.

NOTE 15. SUBSEQUENT EVENT

The Company has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of September 30, 2018 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

******

BioKey, Inc.

FINANCIAL STATEMENTS FOR THE YEARS ENDED

DECEMBER 31, 2017 and 2016

Audit ● Tax ● Consulting ● Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of BioKey, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of BioKey, Inc. ( “the Company”) as of December 31, 2017 and 2016, the related statement of operations and comprehensive income(loss), stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2017 and 2016, and the results of its operations and its cash flows for the years ended December 31, 2017 and 2016, in conformity with the U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KCCW Accountancy Corp.

We have served as the Company’s auditor since 2018.

Diamond Bar, California

April 27, 2018

KCCW Accountancy Corp.
3333 S Brea Canyon Rd. #206, Diamond Bar, CA 91765, USA
Tel: +1 909 348 7228 ● Fax: +1 909 895 4155 ● info@kccwcpa.com

BIOKEY, INC.

BALANCE SHEETS

	December 31,	December 31,
	2017	2016
ASSETS
Current Assets
Cash and cash equivalents	$1,225,397	$1,473,262
Accounts Receivable, net	59,080	74,777
Accounts Receivable - related parties, net	134,312	175,900
Other receivable	-	6,000
Total Current Assets	1,418,789	1,729,939

Property and equipment, net	37,600	41,186
Security Deposits	10,440	10,440
Total Assets	$1,466,829	$1,781,565

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$5,396	$24,485
Due to shareholders	5,800	5,800
Accrued expenses and other current liabilities	57,576	55,612
Advance from customers	10,985	15,452
Total Current Liabilities	79,757	101,349

Non-current Liabilities
Tenant security deposit	2,880	2,880
Total Liabilities	82,637	104,229

Equity
Preferred stock, no par value, 23,562,000 shares authorized:
7,000,000 shares of Series A issued and outstanding at December 31, 2017 and 2016	3,500,000	3,500,000
1,160,000 shares of Series A issued and outstanding at December 31, 2017 and 2016	1,160,000	1,160,000
13,973,097 shares of Series C issued and outstanding at December 31, 2017 and 2016	13,973,097	13,973,097
Common Stock, no par value; 30,000,000 shares authorized, 6,498,134 shares issued and outstanding at December 31, 2017 and 2016	541,793	541,793
Additional paid-in capital - stock options	296,465	296,465
Accumulated deficit	(18,087,163)	(17,794,019)
Total Equity	1,384,192	1,677,336

Total Liabilities and Equity	$1,466,829	$1,781,565

BIOKEY, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Revenues	$983,218	$1,555,594
Cost of revenues	17,312	29,420
Gross profit	965,906	1,526,174

Operating expenses:
Research and development expenses	497,947	486,004
Selling, general and administrative expenses	767,504	918,271
Total operating expenses	1,265,451	1,404,275

Income (loss) from operations	(299,545)	121,899

Other income (expense)
Interest income	6,742	7,385
Other income (expenses)	459	1,407
Total other income (expenses)	7,201	8,792
Income (loss) before income tax	(292,344)	130,691
Provision for income tax	800	800
Net income (loss) and comprehensive income (loss)	$(293,144)	$129,891

BIOKEY, INC.

STATEMENTS OF EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	Preferred Stock		Common Stocks		Additional Paid-in	Accumulated
	Shares	Amounts	Shares	Amounts	Capital	Deficit	Total

Balance at December 31, 2015	22,133,097	$18,633,097	6,498,134	$541,793	$296,465	$(17,923,910)	$1,547,445
Net income	-	-	-	-	-	129,891	129,891
Balance at December 31, 2016	22,133,097	$18,633,097	6,498,134	$541,793	$296,465	$(17,794,019)	$1,677,336
Net loss	-	-	-	-	-	(293,144)	(293,144)
Balance at December 31, 2017	22,133,097	$18,633,097	6,498,134	$541,793	$296,465	$(18,087,163)	$1,384,192

BIOKEY, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016
Cash flows from operating activities
Net income (loss)	$(293,144)	$129,891
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	11,380	9,314
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	57,285	43,708
Decrease (increase) in other receivable	6,000	(6,000)
Decrease (increase) in prepaid expenses and other deposits	-	3,323
Increase (decrease) in accounts payable	(19,089)	(61,620)
Increase (decrease) in accrued expenses and other current liabilities	1,964	(14,087)
Increase (decrease) in advanced from others	(4,467)	3,642
Net cash provided by (used in) operating activities	(240,071)	108,171

Cash flows from investing activities
Purchase of equipment	(7,794)	(39,911)
Net cash used in investing activities	(7,794)	(39,911)

Net increase (decrease) in cash and cash equivalents	(247,865)	68,260

Cash and cash equivalents
Beginning	1,473,262	1,405,002
Ending	$1,225,397	$1,473,262

Supplemental disclosure of cash flows
Cash paid during the year for:
Income tax	$800	$800
Interest expense	$-	$-

BIOKEY, INC.

NOTES TO THE FINAICAL STATEMENTS

DECEMBER 31, 2017 AND 2016

NOTE 1. Nature of Business and Significant Accounting Policies

Nature of business: BioKey, Inc., (hereinafter, “the Company”), was incorporated on August 9, 2000 in the State of California. It is engaged primarily in research and development, manufacturing, and distribution of generic drugs and nutraceuticals with strategic partners. The Company provides a wide range of services, including, API characterization, pre-formulation studies, formulation development, analytical method development, stability studies, IND/NDA/ANDA/510K submissions, and manufacturing clinical trial materials (phase 1 through phase 3) and commercial manufacturing. The Company also licenses out its technologies and initiates joint research and development processes with other biotechnology, pharmaceutical, and nutraceutical companies.

A summary of the Company’s significant accounting policies is as follows:

Basis of presentation: The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles of United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts receivable and other receivable: Accounts receivable and other receivable are stated at carrying value less estimates made for doubtful receivables. An allowance for impairment of trade receivable and other receivable is established if the collection of a receivable becomes doubtful. Such receivable becomes doubtful when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter into bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the receivable is impaired. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate.

Property and equipment: Property and equipment are recorded at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets as follows:

Laboratory and manufacturing equipment	2 ~5 years
Office equipment	3 years
Leasehold improvement	3 ~8 years
Furniture and fixtures	8~15 years

Expenditures for major renewals and betterment that extend the useful lives of property and equipment are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in the statement of income for the period.

Impairment of long-lived assets: The Company reviews its long-lived assets whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. Impairment is evaluated by comparing the carrying value of the long-lived assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, the Company would recognize an impairment loss at that date. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value (estimated discounted future cash flows) of the long-lived assets.

Revenue recognition: The Company’s revenue recognition policy is in accordance with U.S. GAAP when the following overall fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or the service has been performed, (iii) the Company’s price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured.

Advertising costs: Advertising costs are expensed as incurred. The total advertising and marketing expenses were $0 for the years ended December 31, 2017 and 2016.

Research and development: The Company accounts for R&D costs in accordance with Accounting Standards Codification (“ASC”) 730, Research and Development (“ASC 730”). Research and development expenses are charged to expense as incurred unless there is an alternative future use in other research and development projects or otherwise. Research and development expenses are comprised of costs incurred in performing research and development activities, including personnel-related costs, facilities-related overhead, and outside contracted services including clinical trial costs, manufacturing and process development costs for both clinical and preclinical materials, research costs, and other consulting services. Non-refundable advance payment for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made. In instances where the Company enters into agreements with third parties to provide research and development services, costs are expensed as services are performed.

Income taxes: The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized. The Company provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position.

Valuation of deferred tax assets: A valuation allowance is recorded to reduce its deferred tax assets to the amount that is more likely than not to be realized. In assessing the need for the valuation allowance, management considers, among other things, projections of future taxable income and ongoing prudent and feasible tax planning strategies. If the Company determines that sufficient negative evidence exists, then it will consider recording a valuation allowance against a portion or all of the deferred tax assets in that jurisdiction. If, after recording a valuation allowance, the Company’s projections of future taxable income and other positive evidence considered in evaluating the need for a valuation allowance prove, with the benefit of hindsight, to be inaccurate, it could prove to be more difficult to support the realization of its deferred tax assets. As a result, an additional valuation allowance could be required, which would have an adverse impact on its effective income tax rate and results. Conversely, if, after recording a valuation allowance, the Company determines that sufficient positive evidence exists in the jurisdiction in which the valuation allowance was recorded, it may reverse a portion or all of the valuation allowance in that jurisdiction. In such situations, the adjustment made to the deferred tax asset would have a favorable impact on its effective income tax rate and results in the period such determination was made. See Note 8 for information related to income taxes, including the recorded balances of its valuation allowance related to deferred tax assets.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in its financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of December 31, 207 and 2016, management considered that the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

Concentration of credit risks:

Cash and cash equivalents: The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. As of December 31, 2017 and 2016, the Company had $963,763 and $1,083,790 in excess of FDIC insured limits, respectively. The Company has not experienced any losses in such accounts.

Customers: The Company performs ongoing credit evaluations of its customers’ financial condition and generally, requires no collateral.

For the year ended December 31, 2017, five customers who accounted for more than 10% of the Company’s total net sales revenues, representing approximately 28%, 15%, 14%, 10%, and 10% of total net sales revenues, and 0%, 8%, 0%, 1%, and 69% of accounts receivable in aggregate at December 31, 2017, respectively:

Customer	Net Sales for the year 2017	A/R balance as of December 31, 2017
A	$273,966	$-
B	$150,450	$15,950
C	$141,674	$-
D	$98,000	$2,300
E	$88,085	$134,312	*

For the year ended December 31, 2016, four customers who accounted for more than 10% of the Company’s total net sales revenues, representing approximately 50%, 13%, 11%, and 10% of total net sales revenues, and 70%, 1%, 0%, and 12% of accounts receivable in aggregate at December 31, 2016, respectively:

Customer	Net Sales for the year 2016	A/R balance as of December 31, 2016
A	$770,736	$175,900	*
B	$201,039	$2,259
C	$166,665	$-
D	$153,071	$30,506

*Related party transactions (See Note 3).

Suppliers: The Company currently is not entering any significant purchase agreements with suppliers for the years ended December 31, 2017 and 2016.

Fair value measurements: FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

●	Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

●	Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the Company, such as cash and cash equivalents, accrued liabilities, and due to related parties, approximate fair value due to their relatively short maturities.

Stock-based compensation: The Company measures expense associated with all employee stock-based compensation awards using a fair value method and recognizes such expense in the financial statements on a straight-line basis over the requisite service period in accordance with ASC Topic 718 “Compensation-Stock Compensation”. During the years ended December 31, 2017 and 2016, the Company did not record any employee stock-based compensation expenses.

The Company accounted for stock-based compensation to non-employees in accordance with ASC Topic 505-50 “Equity-Based Payments to Non-Employees” which requires that the cost of services received from non-employees is measured at fair value at the earlier of the performance commitment date or the date service is completed and recognized over the period the service is provided. During the years ended December 31, 2017 and 2016, the Company did not record any non-employee stock-based compensation expenses.

Profit sharing plan: The Company has a 401 (k) profit sharing plan for employees who have reached the age of twenty-one and have completed one year of eligibility service. The Company’s contribution is based on management’s discretion. In addition, the Company may make a nonelective contributions to the plan. The amount of the nonelective contribution is determined by its Board of Directors on an annual basis. Total contributions that the Company made to the plan were $0 for the years ended December 31, 2017 and 2016.

Recently issued accounting pronouncements: In February 2016, the FASB issued ASU No. 2016-02, “Leases.” The core principle of the ASU is that a lessee should recognize the assets and liabilities that arise from its leases other than those that meet the definition of a short-term lease. The ASU requires extensive qualitative and quantitative disclosures, including with respect to significant judgments made by management. Subsequently, the FASB issued ASU No. 2017-13, in September 2017 and ASU No. 2018-01, in January 2018, which amends and clarifies ASU 2016-02. The ASU will be effective for the Company beginning January 1, 2019, including interim periods in the fiscal year 2019. Early adoption is permitted. The Company is in the process of determining the method of adoption and assessing the impact of this ASU on its consolidated results of operations, cash flows, financial position and disclosures.

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients and ASU 2016-11, Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting. In December 2016, the FASB issued ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842). These amendments provide additional clarification and implementation guidance on the previously issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2016-08 clarify how an entity should identify the specified good or service for the principal versus agent evaluation and how it should apply the control principle to certain types of arrangements. ASU 2016-10 clarifies the following two aspects of ASU 2014-09: identifying performance obligations and licensing implementation guidance. ASU 2016-11 rescinds several SEC Staff Announcements that are codified in Topic 605, including, among other items, guidance relating to accounting for consideration given by a vendor to a customer, as well as accounting for shipping and handling fees and freight services. ASU 2016-12 provides clarification to Topic 606 on how to assess collectability, present sales tax, treat noncash consideration, and account for completed and modified contracts at the time of transition. ASU 2016-12 clarifies that an entity retrospectively applying the guidance in Topic 606 is not required to disclose the effect of the accounting change in the period of adoption. Additionally, ASU 2016-20 clarifies certain narrow aspects within Topic 606 including its scope, contract cost accounting, and disclosures. The new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgments in measurement and recognition. The effective date and transition requirements for these amendments are the same as the effective date and transition requirements of ASU 2014-09, which is effective for fiscal years, and for interim periods within those years, beginning after December 15, 2017. The Company is currently evaluating the overall impact that ASU 2014-09 and its related amendments will have on the Company’s financial statements.

On December 22, 2017, the SEC issued Staff Accounting Bulletin (“SAB 118”), which provides guidance on accounting for tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. In March 2018, the FASB issued ASU 2018-05, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (SEC Update), Income Taxes (Topic 740). ASU 2018-05 provides guidance regarding the recording of tax impacts where uncertainty exists, in the period of adoption of the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”). To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate to be included in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provision of the tax laws that were in effect immediately before the enactment of the Tax Act. While the Company is able to make reasonable estimates of the impact of the reduction in corporate rate and the deemed repatriation transition tax, the final impact of the Tax Act may differ from these estimates, due to, among other things, changes in our interpretations and assumptions, additional guidance that may be issued by the I.R.S., and actions we may take. The Company is continuing to gather additional information to determine the final impact.

NOTE 2. Property and Equipment

The following is a summary of the Company’s property and equipment as of December 31, 2017 and 2016:

	2017	2016
Laboratory and manufacturing equipment	$829,999	$822,205
Office equipment	6,081	6,081
Leasehold improvements	1,994,585	1,994,585
Furniture and fixtures	106,510	106,510
Subtotal	2,937,175	2,929,381
Less: accumulated depreciation	(2,899,575)	(2,888,195)
Property and equipment, net	$37,600	$41,186

Total depreciation expense was $11,380 and $9,314 for the years ended December 31, 2017 and 2016, respectively.

NOTE 3. Related Party Transactions

Operating lease

The Company has subleased a portion of its office space to Amkey Ventures, LLC, (the “Amkey”) since June 21, 2001. The sublease is automatically renewed on an annual basis. Amkey is incorporated in the State of California on April 23, 2001. Mr. George J Lee, the Chairman of the Company, is one of managers of Amkey. The sublease is classified as an operating lease and the original lessee shall continue to account for the original lease as it did before commencement of the sublease. Pursuant to ASC 842-20-35-14, the nature of this sublease is such that the original lessee is not relieved of the primary obligation under the original lease, the original lessee (as sublessor) shall continue to account for the original lease. The rental income was $4,800 and $5,600 for the years ended December 31, 2017 and 2016, respectively. Accordingly, the Company recorded the rental income as a reduction of rent expenses for the years ended December 31, 2017 and 2016.

Related party sales transaction

Genepharm Inc., (the “Genepharm”), was incorporated on March 6, 2000 in the State of California. Mr. George J Lee is the Chairman of both Genepharm and the Company. The Company had net sales of $88,085 and $770,736 to Genepharm for the years ended December 31, 2017 and 2016, respectively. As of December 31, 2017 and 2016, the Company also had accounts receivable of $134,312 and $175,900 due from Genepharm.

Due to shareholders

The Company has advanced funds from its shareholder and Chairman for working capital purposes. The Company has not entered into any agreement on the repayment terms for these advances. The advances bear no interest rate and are due upon demand by its shareholder and Chairman. As of December 31, 2017 and 2016, the outstanding advances were $5,800.

NOTE 4. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities as of December 31, 2017 and 2016 consisted of:

	2017	2016
Accrued professional fees	$35,756	$37,792
Accrued vacation	19,541	16,136
Others	2,279	1,684
	$57,576	$55,612

NOTE 5. Stock-Based Compensation

2000 Stock Plan

The Company’s board of directors adopted, and its stockholders approved its 2000 Stock Plan (the “2000 Plan”) in August 2000, providing for the issuance under 2000 Plan of options and rights to purchase up to one million (1,000,000) shares of Common Stock. As of December 31, 2017 and 2016, there were nil shares available for issuance under the Company’s 2000 Plan, which provides for the grant of incentive stock options and nonstatutory stock options to employees, directors, and consultants.

The exercise price of incentive stock options under the 2000 Plan may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. Notwithstanding the above, if an incentive stock option is granted to an employee who owns more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary, the exercise price shall be not less than 110% of the fair market value per share of the Common Stock on the date of grant. The exercise price of nonstatutory stock options under the 2000 Plan may not be less than 85% of the fair market value per share of the Common Stock on the date of grant. Notwithstanding the above, if a nonstatutory stock option is granted to a person who owns more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary, the exercise price shall be not less than 110% of the fair market value per share of the Common Stock on the date of grant.

All stock options under the 2000 Plan have a term of no greater than 10 years from the date of grant. However, in the case of an option granted to an optionee who, at the time the optionee is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company or subsidiary, the term of the option shall be 5 years from the date of grant or such shorter term as may be provided in the option agreement.

Vesting of stock options is determined by the board of directors of the Company. No stock option may be exercised subsequent to its termination date. The purchase price of a right to purchase Common Stock and the termination date of the offer under the 2000 Plan is determined by the board of directors of the Company. The Company shall have the right to repurchase all or a portion of the shares acquired pursuant to the exercise of this option in the event that the participant’s continuous service should terminate for any reason whatsoever.

2015 Stock Plan

The Company’s board of directors adopted, and its stockholders approved its 2015 Stock Plan (the “2015 Plan”) in March 2015, providing for the issuance under 2015 Plan of options and rights to purchase up to Four million two hundred and fifty thousand (4,250,000) shares of Common Stock. As of December 31, 2017 and 2016, there were 918,843 shares available for issuance under the Company’s 2015 Plan, which provides for the grant of incentive stock options and nonstatutory stock options to employees, directors, and consultants.

The exercise price of incentive stock options under the 2015 Plan shall be no less than 100% of the fair market value per share of the Common Stock on the date of grant. Notwithstanding the above, if an incentive stock option is granted to an employee who owns more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary, the exercise price shall be no less than 110% of the fair market value per share of the Common Stock on the date of grant. The exercise price of nonstatutory stock options under the 2015 Plan shall be no less than 100% of the fair market value per share of the Common Stock on the date of grant.

All stock options under the 2015 Plan have a term of no greater than 10 years from the date of grant. However, in the case of an option granted to an optionee who, at the time the optionee is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company or subsidiary, the term of the option shall be 5 years from the date of grant or such shorter term as may be provided in the option agreement.

Vesting of stock options is determined by the board of directors of the Company. No stock option may be exercised subsequent to its termination date. The purchase price of a right to purchase Common Stock and the termination date of the offer under the 2015 Plan is determined by the board of directors of the Company. The Company shall have the right to repurchase all or a portion of the shares acquired pursuant to the exercise of this option in the event that the participant’s continuous service should terminate for any reason whatsoever.

The fair value of each stock option granted under both 2015 and 2000 Plan was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	Year Ended December 31,
	2017		2016
Weighted average fair value of Common Stock on date of grant		$0.30		$0.30
Weighted average exercise price of the options	$	N/A	$	N/A
Weighted average exercise price of options outstanding at end of period		$0.14		$0.14
Expected term of the options (years)		4		4
Expected volatility (%)		30%		30%
Risk-free interest rate		4.0%		4.0%
Dividend yield		N/A		N/A
Expected forfeiture per year (%)		3%		3%
Weighted average fair value of the options per unit		$0.30		$0.30

* No stock options were granted  during the years ended December 31, 2017 and 2016

Compensation expense related to stock-based transactions is measured and recognized in the financial statements based on the fair value of the awards granted. The stock-based compensation expense, net of forfeitures, is recognized on a straight-line basis over the requisite service periods of the awards, which is generally three to four years.

Use of the Black-Scholes option pricing model requires the input of subjective assumptions, including the fair value of the underlying Common Stock, expected term of the option, expected volatility of the price of the Common Stock, risk-free interest rates, and expected dividend yield of the Common Stock. The assumptions used in the option-pricing model represent management’s best estimates.

These assumptions and estimates are as follows:

Fair Value of Common Stock

The fair value of the Common Stock underlying its stock-based awards was primarily based on the latest financing rounds of issuing equity interest near the option grant date. It was determined by the Company’s board of directors, with input from management and a third-party valuation firm.

Expected Term

The expected term assumptions were determined based on the vesting terms, exercise terms, and contractual lives of the options.

Expected Volatility

The expected volatility of stock options is estimated based upon the historical volatility of a number of publicly traded companies in similar stages of development and comparable industries for a period commensurate with the expected life.

Risk-Free Interest Rate

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities approximately equal to the option’s expected term.

Dividend Yield

The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future. Consequently, an expected dividend yield of zero was utilized.

Expected Forfeitures

The Company considers many factors when estimating expected forfeitures, including economic environment, and historical experience. The Company updates its estimated forfeiture rate annually.

The following table summarizes the stock option activity under the 2000 and 2015 Plan and related information:

Options Outstanding
	Number of		Weighted-
	Shares		Average
	Underlying	Weighted-	Remaining
	Outstanding	Average	Contractual
	Options	Exercise Price	Life (Years)
Outstanding – January 1, 2016	49,767	0.23	6.46
Granted	-	N/A	-
Exercised	-	N/A	-
Forfeited or cancelled	(4,000)	N/A	-
Outstanding – December 31, 2016	45,767	0.24	5.97
Granted	-	N/A	-
Exercised	-	N/A	-
Forfeited or cancelled	(32,356)	N/A	-
Outstanding – December 31, 2017	13,411	0.25	5.72

Exercisable – December 31, 2017	13,411	$0.25	5.72

Vested and expected to vest – December 31, 2017	13,411	$0.25	5.72

Exercisable – December 31, 2016	45,767	$0.24	5.97

Vested and expected to vest – December 31, 2016	45,767	$0.24	5.97

The weighted-average grant-date fair value of options granted during the years ended December 31, 2017 and 2016 was $0.25 and $0.24 per share, respectively. The total fair value of options vested during the years ended December 31, 2017 and 2016 was $0.

NOTE 6. Operating Lease Obligation

The Company leases its main office in Fremont, California, under operating leases expiring on February 28, 2021. The monthly rent is approximately $23,600. The Company also leases an office equipment with monthly payment of approximately $220 expiring on August 31, 2019. The total rent expenses were $274,978 and $255,240 for the years ended December 31, 2017 and 2016, respectively.

Future minimum lease payments under the Company’s operating leases are as follows:

As of December 31,	Amount
2018	$298,246
2019	304,430
2020	309,942
2021	51,860
Total	$964,478

NOTE 7. Income Taxes

The Company files income tax returns in the U.S. federal jurisdiction, and various state and local jurisdictions. The Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2013.

On December 22, 2017 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The 21% Federal Tax Rate will apply to earnings reported for the full 2018 fiscal year. In addition, the Company must re-measure its net deferred tax assets and liabilities using the Federal Tax Rate that will apply when these amounts are expected to reverse. As of December 31, 2017, the Company can determine a reasonable estimate for certain effects of tax reform and is recording that estimate as a provisional amount. The provisional remeasurement of the deferred tax assets and allowance valuation of deferred tax assets at December 31, 2017 resulted in a net effect of $0 discrete tax expenses (benefit) which lowered the effective tax rate by 14% for the year ended December 31, 2017. The provisional remeasurement amount is anticipated to change as data becomes available allowing more accurate scheduling of the deferred tax assets and liabilities primarily related to net operating loss carryover.

Components of income tax (benefits) for the years ended December 31, 2017 and 2016 are as follows:

	For the year ended December 31, 2017			For the year ended December 31, 2016
	Federal	State	Total	Federal	State	Total
Current	$-	$800	$800	$-	$800	$800
Deferred	-	-	-	-	-	-
	$-	$800	$800	$-	$800	$800

Significant components of the Company’s deferred tax accounts at December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
Deferred Tax Account - noncurrent:
Allowance for Doubtful Accounts	$20,846	$20,618
Reserve for Obsolete Inventory	177	177
Accrued Vacation	5,468	4,515
Accumulated Depreciation	(2,703)	31,462
Tax Net Operating Loss Carryforwards	3,740,797	3,815,625
General Business Credit	1,316,980	1,253,229
Less: Valuation allowance	(5,081,565)	(5,125,626)
Total deferred tax account - noncurrent	$-	$-

The difference between the effective rate reflected in the provision for income taxes on loss before taxes and the amounts determined by applying the applicable statutory U.S. tax rate are analyzed below:

	2017	2016
Statutory tax benefit, net of state effects	31%	31%
State income taxes	8.84%	8.84%
Provisional remeasurement of deferred taxes	(12)%	-%
Nondeductible/nontaxable items	-%	-%
Change in valuation allowance	(27.84)%	(39.84)%
Effective income tax rate	-%	-%

NOTE 8. Subsequent Events

The Company has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of December 31, 2017 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

BioKey, Inc.

FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2018 and 2017

BIOKEY, INC.

BALANCE SHEETS

	September 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$733,843	$1,225,397
Accounts receivable, net	83,479	59,080
Accounts receivable - related parties, net	142,225	134,312
Total Current Assets	959,547	1,418,789

Property and equipment, net	64,375	37,600
Security deposits	10,440	10,440
Total Assets	$1,034,362	$1,466,829

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$12,013	$5,396
Due to shareholders	-	5,800
Accrued expenses and other current liabilities	60,691	57,576
Advance from customers	12,276	10,985
Total Current Liabilities	84,980	79,757

Non-current Liabilities
Tenant security deposit	2,880	2,880
Total Liabilities	87,860	82,637

Equity
Preferred stock, no par value, 23,562,000 shares authorized:
7,000,000 shares of Series A issued and outstanding at September 30, 2018 and December 31, 2017	3,500,000	3,500,000
1,160,000 shares of Series B issued and outstanding at September 30, 2018 and December 31, 2017	1,160,000	1,160,000
13,973,097 shares of Series C issued and outstanding at September 30, 2018 and December 31, 2017	13,973,097	13,973,097

Common stock, no par value; 30,000,000 shares authorized,7,418,134 and 6,498,134 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	771,793	541,793
Additional paid-in capital	82,265	296,465
Accumulated deficit	(18,540,653)	(18,087,163)
Total Equity	946,502	1,384,192

Total Liabilities and Equity	$1,034,362	$1,466,829

The accompanying notes are an integral part of the financial statements.

BIOKEY, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenues	$163,459	$473,359	$382,097	$808,140
Cost of revenues	744	7,456	3,215	14,092
Gross profit	162,715	465,903	378,882	794,048

Operating expenses
Research and development expenses	144,562	124,205	337,810	373,690
Selling, general and administrative expenses	118,874	206,973	498,396	596,865
Total operating expenses	263,436	331,178	836,206	970.555

Income (loss) from operations	(100,721)	134,725	(457,324)	(176,507)

Other income (expense)
Interest income	3,101	1,047	4,144	5,051
Other income	151	46	490	150
Total other income	3,252	1,093	4,634	5,201

Income (loss) before income tax	(97,469)	135,818	(452,690)	(171,306)
Provision for income tax	800	800	800	800
Net income (loss) and comprehensive income (loss)	$(98,269)	$135,018	$(453,490)	$(172,106)

The accompanying notes are an integral part of the financial statements.

BIOKEY, INC.

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

	2018	2017
Cash flows from operating activities
Net loss	$(453,490)	$(172,106)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	19,486	8,618
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	(32,312)	(199,262)
Decrease (increase) in other receivable	-	6,000
Increase (decrease) in accounts payable	6,617	154,022
Increase (decrease) in accrued expenses and other liabilities	3,115	5,574
Increase (decrease) in advanced from others	1,291	(4,280)
Net cash used in operating activities	(455,293)	(201,434)

Cash flows from investing activities
Purchase of equipment	(46,261)	(7,794)
Net cash used in investing activities	(46,261)	(7,794)

Cash flows from financing activities
Proceeds from issuance of common stock	10,000	0
Net cash provided by financing activities	10,000	0

Net decrease in cash and cash equivalents	(491,554)	(209,228)

Cash and cash equivalents
Beginning	1,225,397	1,473,262
Ending	$733,843	$1,264,034

Supplemental disclosure of cash flows
Cash paid during the year for:
Income tax	$800	$800
Interest expense	$-	$-
Non-cash financing and investing activities
Capital contribution by shareholders through debt conversion	$5,800	$-

The accompanying notes are an integral part of the financial statements.

BIOKEY, INC.

NOTES TO THE UNAUDITED FINAICAL STATEMENTS

SEPTEMBER 30, 2018

NOTE 1. Nature of Business and Significant Accounting Policies

Nature of Business: Biokey, Inc., (hereinafter, “the Company”), was incorporated on August 9, 2000 in the State of California. It is engaged primarily in research and development, manufacturing, and distribution of generic drugs and nutraceuticals with strategic partners. The Company provides a wide range of services, including, API characterization, pre-formulation studies, formulation development, analytical method development, stability studies, IND/NDA/ANDA/510K submissions, and manufacturing clinical trial materials (phase 1 through phase 3) and commercial manufacturing. The Company also licenses out its technologies and initiates joint research and development processes with other biotechnology, pharmaceutical, and nutraceutical companies.

A summary of the Company’s significant accounting policies is as follows:

Basis of presentation: The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles of United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents: For purposes of reporting cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts receivable and other receivable: Accounts receivable and other receivables are stated at carrying value less estimates made for doubtful receivables. An allowance for impairment of trade receivable and other receivables is established if the collection of a receivable becomes doubtful. Such receivable becomes doubtful when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. Significant financial difficulties of the debtor, probability that the debtor will enter into bankruptcy or financial reorganization, and default or delinquency in payments are considered indicators that the receivable is impaired. The amount of the allowance is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate.

Property and equipment: Property and equipment are recorded at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets as follows:

Laboratory and manufacturing equipment	2 ~5 years
Office equipment	3 years
Leasehold improvement	3 ~8 years
Furniture and fixtures	8~15 years

Expenditures for major renewals and betterment that extend the useful lives of property and equipment are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in the statement of operations for the period.

Impairment of long-lived assets: The Company reviews its long-lived assets whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. Impairment is evaluated by comparing the carrying value of the long-lived assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, the Company would recognize an impairment loss at that date. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value (estimated discounted future cash flows) of the long-lived assets.

Revenue recognition: During the fiscal year 2018, the Company adopted Accounting Standards Codification (“ASC”), Topic 606 (ASC 606), Revenue from Contracts with Customers, using the modified retrospective method to all contracts that were not completed as of January 1, 2018, and applying the new revenue standard as an adjustment to the opening balance of accumulated deficit at the beginning of 2018 for the cumulative effect. The results for the Company’s reporting periods beginning on and after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior period. Based on the Company’s review of existing contracts as of January 1, 2018, the Company concluded that the adoption of the new guidance did not have a significant change on the Company’s revenue during all periods presented.

Pursuant to ASC 606, the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines is within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration the Company is entitled to in exchange for the goods or services the Company transfers to the customers. At inception of the contract, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract, determines those that are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied. Generally, the Company’s performance obligations are transferred to customers at a point in time, typically upon delivery.

The Company currently only has one major revenue source, which is research and development activities services.

Revenues related to research and development and regulatory activities are recognized when the related services or activities are performed, in accordance with the contract terms. The Company typically has only one performance obligation at the inception of a contract, which is to perform research and development services. The Company may also provide its customers with an option to request that the Company provides additional goods or services in the future, such as active pharmaceutical ingredient, API, or IND/NDA/ANDA/510K submissions. The Company evaluates whether these options are material rights at the inception of the contract. If the Company determines an option is a material right, the Company will consider the option a separate performance obligation.

If the Company is entitled to reimbursement from its customers for specified research and development expenses, the Company accounts for the related services that it provides as separate performance obligations if it determines that these services represent a material right. The Company also determines whether the reimbursement of research and development expenses should be accounted for as revenues or an offset to research and development expenses in accordance with provisions of gross or net revenue presentation. The Company recognizes the corresponding revenues or records the corresponding offset to research and development expenses as it satisfies the related performance obligations.

The Company then determines the transaction price by reviewing the amount of consideration the Company is eligible to earn under the contracts, including any variable consideration. Under the outstanding contracts, consideration typically includes fixed consideration and variable consideration in the form of potential milestone payments. At the start of an agreement, the Company’s transaction price usually consists of the payments made to or by the Company based on the number of full-time equivalent researchers assigned to the project and the related research and development expenses incurred. The Company does not typically include any payments that the Company may receive in the future in its initial transaction price because the payments are not probable. The Company would reassess the total transaction price at each reporting period to determine if the Company should include additional payments in the transaction price.

The Company receives payments from its customers based on billing schedules established in each contract. Upfront payments and fees may be recorded as advance from customers upon receipt or when due, and may require deferral of revenue recognition to a future period until the Company performs its obligations under these arrangements. Amounts are recorded as accounts receivable when the right of the Company to consideration is unconditional. The Company does not assess whether a contract has a significant financing component if the expectation at contract inception is such that the period between payment by the customers and the transfer of the promised goods or services to the customers will be one year or less.

Advertising costs: Advertising costs are expensed as incurred. The total advertising and marketing expenses were $0 for the three and nine months ended September 30, 2018 and 2017.

Research and Development: The Company accounts for R&D costs in accordance with Accounting Standards Codification (“ASC”) 730, Research and Development (“ASC 730”). Research and development expenses are charged to expense as incurred unless there is an alternative future use in other research and development projects or otherwise. Research and development expenses are comprised of costs incurred in performing research and development activities, including personnel-related costs, facilities-related overhead, and outside contracted services including clinical trial costs, manufacturing and process development costs for both clinical and preclinical materials, research costs, and other consulting services. Non-refundable advance payment for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made. In instances where the Company enters into agreements with third parties to provide research and development services, costs are expensed as services are performed.

Income taxes: The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized. The Company provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position.

Valuation of Deferred Tax Assets: A valuation allowance is recorded to reduce its deferred tax assets to the amount that is more likely than not to be realized. In assessing the need for the valuation allowance, management considers, among other things, projections of future taxable income and ongoing prudent and feasible tax planning strategies. If the Company determines that sufficient negative evidence exists, then it will consider recording a valuation allowance against a portion or all of the deferred tax assets in that jurisdiction. If, after recording a valuation allowance, the Company’s projections of future taxable income and other positive evidence considered in evaluating the need for a valuation allowance prove, with the benefit of hindsight, to be inaccurate, it could prove to be more difficult to support the realization of its deferred tax assets. As a result, an additional valuation allowance could be required, which would have an adverse impact on its effective income tax rate and results. Conversely, if, after recording a valuation allowance, the Company determines that sufficient positive evidence exists in the jurisdiction in which the valuation allowance was recorded, it may reverse a portion or all of the valuation allowance in that jurisdiction. In such situations, the adjustment made to the deferred tax asset would have a favorable impact on its effective income tax rate and results in the period such determination was made. See Note 7 for information related to income taxes, including the recorded balances of its valuation allowance related to deferred tax assets.

The Company applied the provisions of ASC 740-10-50, “Accounting For Uncertainty In Income Taxes”, which provides clarification related to the process associated with accounting for uncertain tax positions recognized in its financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of September 30, 2018 and December 31, 2017, management considered that the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

Concentration of credit risks:

Cash and cash equivalents: The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. As of September 30, 2018 and December 31, 2017, the Company had $452,776 and $963,763 in excess of FDIC insured limits, respectively. The Company has not experienced any losses in such accounts.

Customers: The Company performs ongoing credit evaluations of its customers’ financial condition and generally, requires no collateral.

For the nine months ended September 30, 2018, three customers who accounted for more than 10% of the Company’s total net sales revenues, representing approximately 43.9%, 16.8%, and 12.8% of total net sales revenues, and 17.7%, 0.1%, and 16.9% of accounts receivable in aggregate at September 30, 2018, respectively:

Customer	Net sales for the nine months ended September 30, 2018	A/R balance as of September 30, 2018
A	$167,596	$39,843
B	$64,355	$200
C	$48,972	$38,187

For the nine months ended September 30, 2017, five customers who accounted for more than 10% of the Company’s total net sales revenues, representing approximately 33.9%, 16.5%, 11.8%, 11.3%, and 10.9% of total net sales revenues, and 44.2%, 21%, 0.5%, 1.0%, and 29.5% of accounts receivable in aggregate at September 30, 2017, respectively:

Customer	Net sales for the nine months ended September 30, 2017	A/R balance as of September 30, 2017
E	$274,209	$198,960
F	$133,600	$94,400
G	$95,700	$2,300
H	$91,574	$4,308
I	$87,960	$132,775	*

*	Related party transactions (See Note 3).

Suppliers: The Company currently is not entering any significant purchase agreements with suppliers for the nine months ended September 30, 2018 and 2017.

Fair Value Measurements: FASB ASC 820, “Fair Value Measurements” defines fair value for certain financial and nonfinancial assets and liabilities that are recorded at fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It requires that an entity measure its financial instruments to base fair value on exit price, maximize the use of observable units and minimize the use of unobservable inputs to determine the exit price. It establishes a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value. This hierarchy increases the consistency and comparability of fair value measurements and related disclosures by maximizing the use of observable inputs and minimizing the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the assets or liabilities based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy prioritizes the inputs into three broad levels based on the reliability of the inputs as follows:

●

Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Valuation of these instruments does not require a high degree of judgment as the valuations are based on quoted prices in active markets that are readily and regularly available.

●

Level 2 – Inputs other than quoted prices in active markets that are either directly or indirectly observable as of the measurement date, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●

Level 3 – Valuations based on inputs that are unobservable and not corroborated by market data. The fair value for such assets and liabilities is generally determined using pricing models, discounted cash flow methodologies, or similar techniques that incorporate the assumptions a market participant would use in pricing the asset or liability.

The carrying values of certain assets and liabilities of the Company, such as cash and cash equivalents, accounts receivable, accrued liabilities, and advance from customers, approximate fair value due to their relatively short maturities.

Stock-Based Compensation: The Company measures expense associated with all employees and non-employee directors and consultants’ stock-based compensation awards using a fair value method and recognizes such expense in the financial statements on a straight-line basis over the requisite service period in accordance with ASC Topic 718 “Compensation-Stock Compensation”. During the three and nine months ended September 30, 2018 and 2017, the Company did not record any stock-based compensation expenses.

Profit Sharing Plan: The Company has a 401 (k) profit sharing plan for employees who have reached the age of twenty-one and have completed one year of eligibility service. The Company’s contribution is based on management’s discretion. In addition, the Company may make a nonelective contributions to the plan. The amount of the nonelective contribution is determined by its Board of Directors on an annual basis. Total contributions that the Company made to the plan were $0 for the nine months ended September 30, 2018 and 2017.

Recently Issued Accounting Pronouncements: In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), which amends the existing accounting standards for leases. The new standard requires lessees to record a right-of-use asset and a corresponding lease liability on the balance sheet (with the exception of short-term leases). For lessees, leases will continue to be classified as either operating or financing in the income statement. This ASU becomes effective in the first quarter of fiscal year 2019 and early adoption is permitted. This ASU is required to be applied with a modified retrospective approach and requires application of the new standard at the beginning of the earliest comparative period presented. In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842): Targeted Improvements. In issuing ASU No. 2018-11, the FASB decided to provide another transition method in addition to the existing transition method by allowing entities to initially apply the new leases standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is currently evaluating the impact that ASU 2016-02 and ASU 2018-11 will have on its condensed financial statements.

In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients and ASU 2016-11, Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting. In December 2016, the FASB issued ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. In September 2017, the FASB issued ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842). These amendments provide additional clarification and implementation guidance on the previously issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in ASU 2016-08 clarify how an entity should identify the specified good or service for the principal versus agent evaluation and how it should apply the control principle to certain types of arrangements. ASU 2016-10 clarifies the following two aspects of ASU 2014-09: identifying performance obligations and licensing implementation guidance. ASU 2016-11 rescinds several SEC Staff Announcements that are codified in Topic 605, including, among other items, guidance relating to accounting for consideration given by a vendor to a customer, as well as accounting for shipping and handling fees and freight services. ASU 2016-12 provides clarification to Topic 606 on how to assess collectability, present sales tax, treat noncash consideration, and account for completed and modified contracts at the time of transition. ASU 2016-12 clarifies that an entity retrospectively applying the guidance in Topic 606 is not required to disclose the effect of the accounting change in the period of adoption. Additionally, ASU 2016-20 clarifies certain narrow aspects within Topic 606 including its scope, contract cost accounting, and disclosures. The new guidance requires enhanced disclosures, including revenue recognition policies to identify performance obligations to customers and significant judgments in measurement and recognition. The effective date and transition requirements for these amendments are the same as the effective date and transition requirements of ASU 2014-09, which is effective for fiscal years, and for interim periods within those years, beginning after December 15, 2017. The Company has adopted ASC 606 as of January 1, 2018.

On December 22, 2017, the SEC issued Staff Accounting Bulletin (“SAB 118”), which provides guidance on accounting for tax effects of the Tax Act. SAB 118 provides a measurement period that should not extend beyond one year from the Tax Act enactment date for companies to complete the accounting under ASC 740. In accordance with SAB 118, a company must reflect the income tax effects of those aspects of the Act for which the accounting under ASC 740 is complete. In March 2018, the FASB issued ASU 2018-05, Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (SEC Update), Income Taxes (Topic 740). ASU 2018-05 provides guidance regarding the recording of tax impacts where uncertainty exists, in the period of adoption of the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”).To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate to be included in the financial statements. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply ASC 740 on the basis of the provision of the tax laws that were in effect immediately before the enactment of the Tax Act. While the Company is able to make reasonable estimates of the impact of the reduction in corporate rate and the deemed repatriation transition tax, the final impact of the Tax Act may differ from these estimates, due to, among other things, changes in our interpretations and assumptions, additional guidance that may be issued by the I.R.S., and actions that the Company may take. The Company has accounted for the tax effects of the Tax Cuts and Jobs Act under the guidance of SAB 118, on a provisional basis. The Company’s accounting for certain income tax effects is incomplete, but the Company has determined reasonable estimates for those effects The Company is continuing to gather additional information to determine the final impact on its condensed financial statements.

In February 2018, the FASB issued Accounting Standards Update No. 2018-02 (“ASU 2018-02”), Income Statement - Reporting Comprehensive Income (Topic 220). The guidance in ASU 2018-02 allows an entity to elect to reclassify the stranded tax effects related to the Tax Cuts and Jobs Act (the Tax Act) of 2017 from accumulated other comprehensive income into retained earnings. ASU 2018-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect this standard will have on its condensed financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718), Improvements to Nonemployee Share-based Payments (“ASU 2018-07”). This ASU expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The effective date for the standard is for interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted, but no earlier than the Company’s adoption date of Topic 606. Under the new guidance, the measurement of nonemployee equity awards is fixed on the grant date. The new guidance is required to be applied retrospectively with the cumulative effect recognized at the date of initial application. The Company has adopted this ASU 2018-07 and determined that it does not have a material effect on its financial condition and condensed statements of operations for the three and nine months ended September 30, 2018.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement. The ASU modifies the disclosure requirements in Topic 820, Fair Value Measurement, by removing certain disclosure requirements related to the fair value hierarchy, modifying existing disclosure requirements related to measurement uncertainty and adding new disclosure requirements, such as disclosing the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and disclosing the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. This ASU is effective for public companies for annual reporting periods and interim periods within those annual periods beginning after December 15, 2019. The Company is currently evaluating the effect, if any, that the ASU will have on its financial statements.

NOTE 2. Property and Equipment

The following is a summary of the Company’s property and equipment as of September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2017
	(UNAUDITED)
Laboratory and manufacturing equipment	$876,260	$829,999
Office equipment	6,081	6,081
Leasehold improvements	1,994,585	1,994,585
Furniture and fixtures	106,510	106,510
Subtotal	2,983,436	2,937,175
Less: accumulated depreciation	(2,919,061)	(2,888,195)
Property and equipment, net	$64,375	$37,600

Total depreciation expense was $19,486 and $8,618 for the nine months ended September 30, 2018 and 2017, respectively.

NOTE3. Related Party Transactions

Operating lease

The Company has subleased a portion of its office space to Amkey Ventures, LLC, (the “Amkey”), since June 21, 2001. The sublease is automatically renewed on an annual basis. Amkey is incorporated in the State of California on April 23, 2001. Mr. George J Lee, the Chairman of the Company, is one of managers of Amkey. The sublease is classified as an operating lease and the original lessee shall continue to account for the original lease as it did before commencement of the sublease. Pursuant to ASC 842-20-35-14, the nature of this sublease is such that the original lessee is not relieved of the primary obligation under the original lease, the original lessee (as sublessor) shall continue to account for the original lease.

The rental income was $3,600 for the nine months ended September 30, 2018 and 2017. Accordingly, the Company recorded the rental income as a reduction of rent expenses for the nine months ended September 30, 2018 and 2017.

Related party sales transaction

Genepharm Inc., (the “Genepharm”), was incorporated on March 6, 2000 in the State of California. Mr. George J Lee is the Chairman of both Genepharm and the Company. The Company had net sales of $18,900 and $87,960 to Genepharm for the nine months ended September 30, 2018 and 2017, respectively. As of September 30, 2018 and December 31, 2017, the Company had accounts receivable of $142,225 and $134,312 due from Genepharm, respectively.

Due to shareholders

The Company has advanced funds from its shareholder and Chairman for working capital purposes. The Company has not entered into any agreement on the repayment terms for these advances. The advances bear no interest rate and are due upon demand by its shareholder and Chairman. During the nine months ended September 30, 2018, the debt of $5,800 was forgiven by its shareholder and Chairman and the Company recorded the debt forgiveness as additional paid in capital. As of September 30, 2018 and December 31, 2017, the outstanding advances were $0 and 5,800, respectively.

NOTE4. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities as of September 30, 2018 and December 31, 2017 consisted of:

	September 30, 2018	December 31, 2017
	(UNAUDITED)
Accrued professional fees	$37,556	$35,756
Accrued vacation	19,440	19,541
Others	3,695	2,279
	$60,691	$57,576

NOTE 5. Stock-Based Compensation

2015 Stock Plan

The Company’s board of directors adopted, and its stockholders approved its 2015 Stock Plan (the “2015 Plan”) in March 2015, providing for the issuance under 2015 Plan of options and rights to purchase up to Four million two hundred and fifty thousand (4,250,000) shares of common stock. As of September 30, 2018 and December 31, 2017, there were 308,455 and 918,843 shares available for issuance under the Company’s 2015 Plan, respectively, which provides for the grant of incentive stock options and nonstatutory stock options to employees, directors, and consultants.

The exercise price of incentive stock options under the 2015 Plan shall be no less than 100% of the fair market value per share of the common stock on the date of grant. Notwithstanding the above, if an incentive stock option is granted to an employee who owns more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary, the exercise price shall be no less than 110% of the fair market value per share of the common stock on the date of grant. The exercise price of nonstatutory stock options under the 2015 Plan shall be no less than 100% of the fair market value per share of the common stock on the date of grant.

All stock options under the 2015 Plan have a term of no greater than 10 years from the date of grant. However, in the case of an option granted to an optionee who, at the time the optionee is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company or subsidiary, the term of the option shall be 5 years from the date of grant or such shorter term as may be provided in the option agreement.

Vesting of stock options is determined by the board of directors of the Company. No stock option may be exercised subsequent to its termination date. The purchase price of a right to purchase common stock and the termination date of the offer under the 2015 Plan is determined by the board of directors of the Company. The Company shall have the right to repurchase all or a portion of the shares acquired pursuant to the exercise of this option in the event that the participant’s continuous service should terminate for any reason whatsoever.

The fair value of each stock option granted under 2015 Plan was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

Weighted average fair value of common stock on date of grant		$0.30
Weighted average exercise price of the options	$	N/A
Weighted average exercise price of options outstanding at end of period		$0.14
Expected term of the options (years)		4
Expected volatility (%)		30%
Risk-free interest rate(%)		4.0%
Dividend yield		N/A
Expected forfeiture per year (%)		3%
Weighted average fair value of the options per unit		$0.30

* No stock options were granted during the three and nine months ended September 30, 2018 and 2017

Compensation expense related to stock-based transactions is measured and recognized in the financial statements based on the fair value of the awards granted. The stock-based compensation expense, net of forfeitures, is recognized on a straight-line basis over the requisite service periods of the awards, which is generally three to four years.

Use of the Black-Scholes option pricing model requires the input of subjective assumptions, including the fair value of the underlying common stock, expected term of the option, expected volatility of the price of the common stock, risk-free interest rates, and expected dividend yield of the common stock. The assumptions used in the option-pricing model represent management’s best estimates.

These assumptions and estimates are as follows:

Fair Value of Common Stock

The fair value of the common stock underlying its stock-based awards was primarily based on the latest financing rounds of issuing equity interest near the option grant date. It was determined by the Company’s board of directors, with input from management and a third-party valuation firm.

Expected Term

The expected term assumptions were determined based on the vesting terms, exercise terms, and contractual lives of the options.

Expected Volatility

The expected volatility of stock options is estimated based upon the historical volatility of a number of publicly traded companies in similar stages of development and comparable industries for a period commensurate with the expected life.

Risk-Free Interest Rate

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities approximately equal to the option’s expected term.

Dividend Yield

The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future. Consequently, an expected dividend yield of zero was utilized.

Expected Forfeitures

The Company considers many factors when estimating expected forfeitures, including economic environment, and historical experience. The Company updates its estimated forfeiture rate annually.

The following table summarizes the stock option activity under the 2015 Plan and related information:

Options Outstanding
	Number of		Weighted-
	Shares		Average
	Underlying	Weighted-	Remaining
	Outstanding	Average	Contractual
	Options	Exercise Price	Life (Years)
Outstanding – January 1, 2016	49,767	0.23	6.46
Granted	-	N/A	-
Exercised	-	N/A	-
Forfeited or cancelled	(4,000)	N/A	-
Outstanding – December 31, 2016	45,767	0.24	5.97
Granted	-	N/A	-
Exercised	-	N/A	-
Forfeited or cancelled	(32,356)	N/A	-
Outstanding – December 31, 2017	13,411	0.25	5.72
Granted	-	N/A	-
Exercised	-	N/A	-
Forfeited or cancelled	-	N/A	-
Outstanding – September 30, 2018	13,411	0.25	5.22

Exercisable – December 31, 2017	13,411	$0.25	5.72

Vested and expected to vest – December 31, 2017	13,411	$0.25	5.72

Exercisable – September 30, 2108	13,411	$0.25	4.97

Vested and expected to vest – September 30, 2018	13,411	$0.25	4.97

The weighted-average grant-date fair value of options granted during the nine months ended September 30, 2018 and during the year ended December 31, 2017 was $0.25 per share. The total fair value of options vested during the nine months ended September 30, 2018 and 2017 was $0.

NOTE 6. Operating Lease Obligation

The Company leases its main office in Fremont, California, under operating leases expiring on February 28, 2021. The monthly rent is approximately $23,600. The Company also leases an office equipment with monthly payment of approximately $220 expiring on August 31, 2019. The total rent expenses were $205,576 and $205,278 for the nine months ended September 30, 2018 and 2017, respectively.

Future minimum lease payments under the Company’s operating leases are as follows:

As of September 30,	Amount
2019	$239,422
2020	236,951
2021	98,730
Total	$575,103

NOTE 7. Income Taxes

The Company files income tax returns in the U.S. federal jurisdiction, and various state and local jurisdictions. The Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2013.

On December 22, 2017 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The 21% Federal Tax Rate is applied to earnings reported for the full 2018 fiscal year. In addition, the Company must re-measure its net deferred tax assets and liabilities using the Federal Tax Rate that will apply when these amounts are expected to reverse. As of September 30, 2018 and December 31, 2017, the Company can determine a reasonable estimate for certain effects of tax reform and is recording that estimate as a provisional amount. The provisional remeasurement of the deferred tax assets and allowance valuation of deferred tax assets at December 31, 2017 resulted in a net effect of $0 discrete tax expenses (benefit) which lowered the effective tax rate by 14% for the year ended December 31, 2017.

The provisional remeasurement amount is anticipated to change as data becomes available allowing more accurate scheduling of the deferred tax assets and liabilities primarily related to net operating loss carryover.

Components of income tax (benefits) for the nine months ended September 30, 2018 and 2017 are as follows:

	Nine months ended September 30, 2018			Nine months September 30, 2017
	Federal	State	Total	Federal	State	Total
Current	$-	$800	$800	$-	$800	$800
Deferred	-	-	-	-	-	-
	$-	$800	$800	$-	$800	$800

Significant components of the Company’s deferred tax accounts at September 30, 2018 and December 31, 2017:

Deferred tax account - noncurrent:	September 30, 2018	December 31, 2017
	(UNAUDITED)
Allowance for doubtful accounts	$20,849	$20,846
Reserve for obsolete inventory	177	177
Accrued vacation	5,441	5,468
Accumulated depreciation	(2,263)	(2,703)
Tax net operating loss carry forwards	3,764,544	3,740,797
General business credit	1,285,104	1,316,980
Less: Valuation allowance	(5,073,852)	(5,081,565)
Total deferred tax account - noncurrent	$-	$-

The difference between the effective rate reflected in the provision for income taxes on loss before taxes and the amounts determined by applying the applicable statutory U.S. tax rate for the nine months ended September 30, 2018 and 2017 are analyzed below:

	2018	2017
Statutory tax benefit, net of state effects	19%	31%
State income taxes	8.84%	8.84%
Nondeductible/nontaxable items	-%	-%
Change in valuation allowance	(27.84)%	(39.84)%
Effective income tax rate	-%	-%

NOTE 8. Subsequent Events

The Company has evaluated subsequent events through the date which the financial statements were available to be issued. All subsequent events requiring recognition as of September 30, 2018 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

******

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant, other than estimated placement agents’ fees, in connection with our public offering. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee:

SEC registration fee		$2,593.68
FINRA filing fee	$
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Transfer agent and registrar fees	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

*	Estimated.

Item 14. Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute(“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including att’rneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and atto’rneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Articles of Incorporation and Bylaws

Our articles of incorporation, as amended, do not include specific provisions relating to the indemnification of our directors or officers.

Our bylaws provide that the Company may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Company’s Articles or Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Company’s Articles of Incorporation or Bylaws. The Company’s obligations of indemnification, if any, shall be conditioned on the Company receiving prompt notice of the claim and the opportunity to settle and defend the claim. The Company may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Company.

Item 15. Recent Sales of Unregistered Securities

Except that disclosed in ABVC’s quarterly reports and annual reports filed with the SEC on May 15, 2018, April 13, 2018, December 29, 2017, March 19, 2018, September 22, 2017, August 15, 2016, May 16, 2016, February 23, 2016, we have no sales of unregistered securities during the fiscal years of 2017 and 2016. From January 1, 2018 to the date of this prospectus, the Company issued convertible notes of an aggregate amount of $800,000 to three non-U.S. investors for the Company’s general working capital purposes in reliance on an exemption from registration set forth in section 4(2) of the Securities Act, as amended.

Item 16. Exhibits and Financial Statement Schedules

Exhibit	Description

1.1	Form of Underwriting Agreement by and among the Registrant and the Underwriters named therein*

3.1	Certificate of Incorporation of the Registrant, as amended and currently in effect(1)

3.2	Bylaws of the Registrant, as amended and currently in effect(1)

3.3	Certificate of Designations for Series A Convertible Preferred Stock*

4.1	Form of the Registrant’s Common Stock certificate*

4.2	Form of Underwriter’s Warrant*

5.1	Legal Opinion of Sichenzia Ross Ference LLP*

21.1	List of significant subsidiaries of ABVC

23.1	Consent of Sichenzia Ross Ference LLP*

23.2	Consent of KCCW Accountancy Corp

23.3	Consent of Centurion ZD CPA Limited

*	To be filed later by Amendment.
(1)	Filed on Form 10-KT with the Securities and Exchange Commission on April 13, 2018.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an Underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fremont, California on February 14, 2019.

AMERICAN BRIVISION (HOLDING) CORPORATION

By:	/s/ Howard Doong
Name:	Howard Doong
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Howard Doong and Eugene Jiang, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments, or any registration statements to be filed in connection with this registration statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Howard Doong	President and Chief Executive Officer	February 14, 2019
Howard Doong	(Principal Executive Officer)

/s/ Eugene Jiang	Interim Chief Financial Officer and Chairman of the Board of Directors	February 14, 2019
Eugene Jiang	(Principal Financial and Accounting Officer)

/s/ *	Director	February 14, 2019
Tsang Ming Jiang

/s/ *	Director	February 14, 2019
Ming-Fong Wu

/s/ *	Director	February 14, 2019
Yen-Hsin Chou

/s/ *	Director	February 14, 2019
Norimi Sakamoto

/s/ Tsung-Shann Jiang	Chief Strategy Officer and Director	February 14, 2019
Tsung-Shann Jiang

/s/ Chang-Jen Jiang	Director	February 14, 2019
Chang-Jen Jiang

/s/ Shin-Yu Miao	Director	February 14, 2019
Shin-Yu Miao

/s/ Yoshinobu Odaira	Director	February 14, 2019
Yoshinobu Odaira

/s/ Shih-Chen Tzeng	Director	February 14, 2019
Shih-Chen Tzeng

/s/ Hwalin Lee	Director	February 14, 2019
Hwalin Lee

EXHIBIT INDEX

Exhibit	Description

1.1	Form of Underwriting Agreement by and among the Registrant and the Underwriters named therein*

3.1	Certificate of Incorporation of the Registrant, as amended and currently in effect(1)

3.2	Bylaws of the Registrant, as amended and currently in effect(1)

3.3	Certificate of Designations for Series A Convertible Preferred Stock*

4.1	Form of the Registrant’s Common Stock certificate*

4.2	Form of Underwriter’s Warrant*

5.1	Legal Opinion of Sichenzia Ross Ference LLP*

21.1	List of significant subsidiaries of ABVC

23.1	Consent of Sichenzia Ross Ference LLP*

23.2	Consent of KCCW Accountancy Corp

23.3	Consent of Centurion ZD CPA Limited

*	To be filed later by Amendment.
(1)	Filed on Form 10-KT with the Securities and Exchange Commission on April 13, 2018.